AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 2007
REGISTRATION STATEMENT NO. 333-141696

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ME PORTFOLIO MANAGEMENT LIMITED
(ABN 79 005 964 134)
(Exact name of Registrant as specified in its charter)

Victoria, Australia (State or other jurisdiction of incorporation or organization)
Level 16
360 Collins Street
Melbourne, VIC 3000
Australia
Telephone: + 613 9605 6000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Not Applicable (I.R.S. Employer Identification No.)

CT Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
Telephone: 212-590-9100
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Mr. Nicholas Vamvakas ME Portfolio Management Limited Level 16 360 Collins Street Melbourne, VIC 3000 Australia	Christopher J. Kell, Esq. Skadden, Arps, Slate, Meagher & Flom Level 13 131 Macquarie Street Sydney, NSW 2000 Australia

Approximate Date of Commencement of Proposed Sale to the Public: From time to time on or after this Registration Statement becomes effective, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Mortgage Backed Floating Rate Notes (issuable in series)	$6,000,000,000.00(1)	100%	$6,000,000,000.00	$184,200.00

(1)	Of which $30.70 was previously paid on March 30, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Explanatory Note

This Registration Statement includes (i) a base prospectus relating to Mortgage Backed Floating Rate Notes and (ii) an illustrative form of prospectus supplement for use in the offering of each series of Mortgage Backed Floating Rate Notes. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of notes, the specific classes of notes to be offered thereby, and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

FORM OF PROSPECTUS SUPPLEMENT

The information in this prospectus is not complete and may be changed. We may not sell these notes until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these notes in any state where the offer or sale is prohibited.

Prospectus Supplement to Prospectus dated [                   ,       ])

US$[                 ]

SMHL Global Fund [    ]-[  ]
Issuing Entity

ME Portfolio Management Limited (ABN 79 005 964 134)
Depositor, Sponsor and Manager

Members Equity Bank Pty Limited (ABN 56 070 887 679)
Servicer, an Originator and Mortgage Manager

Perpetual Limited (ABN 86 000 431 827)
Issuer Trustee in its capacity as trustee of the Issuing Entity and
Trustee of an Originator, SMHL Origination Fund No. 3

The Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] offered by this prospectus supplement (collectively referred to as the offered notes) will be collateralized by a pool of housing loans secured by properties located in Australia. The pool will include housing loans that may have a redraw or top-up feature as described herein. SMHL Global Fund [    ]-[ ] will be governed by the laws of New South Wales, Australia.

The offered notes are not deposits and neither the offered notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The offered notes represent obligations of the issuer trustee in its capacity as trustee of the SMHL Global Fund [    ]-[ ] only and do not represent obligations of or interests in, and are not guaranteed by any other entity, including ME Portfolio Management Limited, Members Equity Bank Pty Limited, Perpetual Limited (or any affiliate of those companies) or any of the underwriters or any of their respective affiliates.

[If any of the offered notes are to be listed on an exchange, insert appropriate description].

Payments on the Class A[ ] notes, [the Class A[ ] notes] and the Class B notes will be made on quarterly payment dates, being the [ ]th day or, if the [ ]th day is not a banking day, then the next banking day, unless that banking day falls in the next calendar month, in which case the quarterly payment date will be the preceding banking day, of each of [          ], [           ], [          ] and [           ]. The first quarterly payment date will be in [         ].

[Payments on the Class A[ ] notes will be made on monthly payment dates, being the [ ]th day or, if the [ ]th day is not a banking day, then the next banking day, unless that banking day falls in the next calendar month, in which case the monthly payment date will be the preceding banking day, of each calendar month. The first monthly payment date will be in [           ].]

[Include information about frequency of payments of principal and interest on any other notes offered by this prospectus supplement or as part of the series].

Payment of interest on and principal of the offered notes will be supported by credit enhancement in the form of subordination and allocation of losses as between the Class A notes as a whole and the Class B notes [identity of any other forms of credit enhancement described in the base prospectus present in a particular offering] and liquidity enhancement in the form of a liquidity reserve and a payment funding facility. [                         ] is the fixed-floating interest rate swap provider, [                           ] is the US$ currency swap provider [and [ ] is the Euro currency swap provider]. [Identity of any entity providing credit enhancement or liquidity enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes]. See "Summary—Credit Enhancements", "—Liquidity Enhancements" and "—Hedging Arrangements".

Investing in the offered notes involves risks. See "Risk Factors" beginning on page S-[   ] of this prospectus supplement.

	Initial Principal Balance*	Initial Interest Rate (1)	Price to Investors	Underwriting Commissions and Discounts(2)	Proceeds to Issuer Trustee(3)
Class A[ ] notes	$[ ]	[ ]%	[ ]%	[ ]%	[ ]%
Class [insert the name of any other notes offered by this prospectus supplement] notes

[Include additional classes of notes offered by this prospectus, if any]

* Approximate initial principal balance.

(1)	The interest rate will be based on [three-month LIBOR plus the applicable margin], as described in this prospectus supplement.

(2)	Discounts and commissions to the underwriters will be paid by the manager and are not deducted from the proceeds of the issue of the Class A[ ] notes.

(3)	Before deducting expenses payable by the manager estimated to be approximately US$[ ].

Delivery of the offered notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [                        ,    ].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE BASE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[ ]	[ ]

[ ]	[ ]

Underwriter[s]

Subject to completion, dated [                       ,    ]

The offered notes do not represent deposits or other liabilities of either Members Equity Bank Pty Limited or any affiliate of Members Equity Bank Pty Limited, including ME Portfolio Management Limited.

The holding of the offered notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

Neither Members Equity Bank Pty Limited nor any affiliate of Members Equity Bank Pty Limited, including ME Portfolio Management Limited, in any way stands behind the capital value and/or the performance of the notes or the assets of SMHL Global Fund [   ]-[ ] (the "fund") or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.

[The offered notes do not represent deposits or other liabilities of [fixed-floating interest rate swap provider] or any affiliate of [fixed-floating interest rate swap provider].]

[The holding of the offered notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.]

[None of [fixed-floating interest rate swap provider] or any affiliate of [fixed-floating interest rate swap provider] in any way stands behind the capital value or the performance of the offered notes or the assets of the fund or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.]

[None of [fixed-floating interest rate swap provider] or any affiliate of [fixed-floating interest rate swap provider] guarantees the payment of interest or the repayment of principal due on the offered notes.]

[None of the obligations of Perpetual Limited, in its capacity as issuer trustee of the fund, or ME Portfolio Management Limited are guaranteed in any way by [fixed-floating interest rate swap provider] or any affiliate of [fixed-floating interest rate swap provider].]

[The offered notes do not represent deposits or other liabilities of [US$ currency swap provider] or any affiliate of [US$ currency swap provider.]

[The holding of the offered notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.]

[None of [US$ currency swap provider] or any affiliate of [US$ currency swap provider] in any way stands behind the capital value or the performance of the offered notes or the assets of the fund or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.]

[None of [US$ currency swap provider] or any affiliate of [US$ currency swap provider] guarantees the payment of interest or the repayment of principal due on the offered notes.]

[None of the obligations of Perpetual Limited, in its capacity as issuer trustee of the fund, or ME Portfolio Management Limited are guaranteed in any way by [US$ currency swap provider] or any affiliate of [US$ currency swap provider].]

[The offered notes do not represent deposits or other liabilities of [Euro currency swap provider] or any affiliate of [Euro currency swap provider].]

[The holding of the offered notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.]

[None of [Euro currency swap provider] or any affiliate of [Euro currency swap provider] in any way stands behind the capital value or the performance of the offered notes or the assets of the fund or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.]

[None of [Euro currency swap provider] or any affiliate of [Euro currency swap provider] guarantees the payment of interest or the repayment of principal due on the offered notes.]

[None of the obligations of Perpetual Limited, in its capacity as issuer trustee of the fund, or ME Portfolio Management Limited are guaranteed in any way by [Euro currency swap provider] or any affiliate of [Euro currency swap provider].]

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS	S-1
DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS	S-3
DISCLAIMERS	S-5
SUMMARY	S-9
Parties to the Transaction	S-9
Summary of the Notes	S-13
Ratings	S-15
Structural Overview	S-15
Credit Enhancements	S-17
Liquidity Enhancements	S-19
Application of Realized Losses	S-21
Redraws	S-21
Top-up Loans	S-22
Repurchases and Substitutions of Housing Loans for Breaches of Representations	S-25
Hedging Arrangements	S-25
Mortgage Insurance Policies	S-26
Optional Redemption	S-26
Final Redemption of the Notes	S-26
Events of Default	S-27
The Housing Loan Pool	S-27
Fees and Expenses	S-29
Australian Withholding Tax	S-30
U.S. Tax Status	S-30
Legal Investment	S-30
ERISA Considerations	S-31
Denominations	S-31
Book-Entry Registration	S-31
Collections	S-31
Interest on the Notes	S-33
Principal on the Notes	S-33
Allocation of Cash Flows	S-34
RISK FACTORS	S-39
CAPITALIZED TERMS	S-56
U.S. DOLLAR AND EURO PRESENTATION	S-56
THE ISSUING ENTITY	S-56
Capitalization of the Issuing Entity	S-58
THE ISSUER TRUSTEE	S-59
THE SERVICER AND MORTGAGE MANAGER	S-60
THE DEPOSITOR, SPONSOR AND MANAGER	S-61
Directors	S-64
THE ORIGINATORS	S-64
THE CLASS A NOTE TRUSTEE	S-65

i

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-65
SUPERANNUATION MEMBERS' HOME LOANS SECURITIZATION PROGRAM	S-67
SMHL Global Fund [ ]-[ ]	S-67
Origination Funds and Warehousing Trusts	S-67
Other Trusts	S-67
SUPERANNUATION MEMBERS' HOME LOANS RESIDENTIAL LOAN PROGRAM	S-69
Approval and Underwriting Process	S-69
Application Verification and Debt Servicing Ability	S-69
Valuation of Mortgaged Property	S-71
DESCRIPTION OF THE ASSETS OF THE FUND	S-73
DESCRIPTION OF THE POOL OF HOUSING LOANS	S-73
General	S-73
Pool Selection Criteria	S-74
Features of the Housing Loans	S-74
Details of the Housing Loan Pool	S-74
Static Pool Information	S-87
Delinquency Experience of the Housing Loans	S-88
Representations and Warranties Regarding the Housing Loans	S-95
THE MORTGAGE INSURANCE POLICIES	S-95
Description of the Mortgage Insurers	S-96
Period of Cover	S-98
Loss Coverage	S-98
Exclusions	S-101
[Timely Payment Cover]	S-101
Refusal or Reduction in Claim	S-101
DESCRIPTION OF THE OFFERED NOTES	S-102
General	S-102
Form of the Offered Notes	S-102
Payments on the Notes	S-103
Key Dates and Periods	S-104
Calculation of Collections	S-107
Collections	S-107
Interest Collections	S-109
Interest on the Notes	S-116
Principal Collections	S-118
Fees and Expenses Paid in Priority to Offered Notes	S-125
Redraws	S-128
Redraw Funding Facility	S-128
Top-up Loans	S-130
Top-Up Funding Facility	S-133
Application of Realized Losses	S-135
Payments into US$ Account	S-137
Payments out of US$ Account	S-137
[Payments into € Account]	S-137

ii

[Payments out of € Account]	S-138
Payments into A$ Account	S-138
Payments out of A$ Account	S-138
Threshold Rate	S-138
The Fixed-Floating Interest Rate Swap	S-139
The Currency Swap[s]	S-146
Payment Funding Facility	S-154
Redemption of the Notes upon an Event of Default	S-156
Optional Redemption of the Notes	S-157
Final Maturity Date	S-157
Final Redemption of the Notes	S-157
Residual Interests	S-158
Termination of the Fund	S-158
Reports to Noteholders	S-158
Periodic Reporting	S-159
DESCRIPTION OF THE TRANSACTION DOCUMENTS	S-160
The Security Trust Deed	S-160
PREPAYMENT AND YIELD CONSIDERATIONS	S-163
General	S-163
Prepayments	S-163
Weighted Average Lives	S-165
USE OF PROCEEDS	S-170
ADDITIONAL INFORMATION	S-170
[LEGAL ASPECTS OF THE HOUSING LOANS]	S-170
AUSTRALIAN TAX MATTERS	S-171
General	S-171
Taxation of Financial Arrangements	S-171
CERTAIN UNITED STATES FEDERAL INCOME TAXATION CONSIDERATIONS	S-172
Payments of Interest	S-172
Sale, Redemption, or Retirement of the Offered Notes	S-172
EXCHANGE CONTROLS AND LIMITATIONS	S-173
ERISA CONSIDERATIONS	S-173
RATINGS OF THE NOTES	S-174
BOOK ENTRY REGISTRATION	S-174
[GENERAL INFORMATION]	S-174
PLAN OF DISTRIBUTION	S-174
Underwriting	S-174
Offering Restrictions	S-177
AUTHORIZATION	S-180
LITIGATION	S-181
EUROCLEAR AND CLEARSTREAM, LUXEMBOURG	S-181
EXPERTS	S-181
LEGAL MATTERS	S-181
GLOSSARY	S-183

iii

Important Notice About Information Presented in this Prospectus Supplement and the Base Prospectus

For the purposes of this prospectus supplement and the base prospectus, the Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] are being offered by this prospectus supplement and the base prospectus while the Class [insert description of classes of notes not being offered by this prospectus supplement] notes and the liquidity notes, the payment funding facility notes (if any), the redraw funding facility notes (if any) and the top-up funding facility notes (if any) are not being offered by this prospectus supplement or the base prospectus.

We describe the offered notes in two separate documents that progressively provide more detail: (1) the accompanying base prospectus, which provides general information, some of which may not apply to the offered notes and (2) this prospectus supplement, which describes the specific terms of the offered notes.

Neither this prospectus supplement nor the base prospectus contains all of the information included in the registration statement. The registration statement also includes copies of various contracts and documents referred to in this prospectus supplement and the base prospectus. You may obtain copies of these documents for review. See "Available Information" in the base prospectus.

We include cross-references in this prospectus supplement and in the base prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the base prospectus provide the pages on which these captions are located.

The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered notes, supersedes any information contained in any prior similar materials relating to the offered notes. The information in this prospectus supplement is preliminary, and is subject to completion or change. This prospectus supplement is being delivered to you solely to provide you with information about the offering of the offered notes referred to in this prospectus supplement and to solicit an offer to purchase the offered notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered notes, until we have accepted your offer to purchase the offered notes.

The offered notes are being sold when, as and if issued. MEPM is not obligated to cause the issuer trustee to issue the offered notes or any similar security and the underwriters' obligation to deliver the offered notes is subject to the terms and conditions of its underwriting agreement with MEPM and the issuer trustee and the availability of the offered notes when, as and if issued by the issuer trustee. You are advised that the terms of the offered notes, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that the offered notes may not be issued with the characteristics described in this prospectus supplement and the base prospectus. The underwriters' obligation to sell any of the offered notes to you is conditioned on the mortgage loans and the offered notes having the characteristics described in this prospectus supplement. If for any reason the issuer trustee does not deliver the offered notes, the underwriters will notify you, and none of the issuer trustee, MEPM or any underwriter will have any obligation to you to deliver all or any portion of the offered notes which you have committed to purchase, and none of the issuer trustee, MEPM or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

In this prospectus supplement, the terms "we", "us", "our" and "MEPM" refer to ME Portfolio Management Limited. Definitions of capitalized terms used in this prospectus supplement and the base prospectus are located under the captions "Glossary" in this prospectus supplement and in the base prospectus.

Disclaimers with Respect to Sales to Non-U.S. Investors

This section applies only to the offering of the offered notes in countries other than the U.S. In this section of this prospectus supplement, references to Perpetual Limited are to that company in its capacity as issuer trustee of the SMHL Global Fund [       ]-[  ] only, and not its personal capacity.

Other than in the United States of America ("U.S."), no person has taken or will take any action that would permit a public offer of the offered notes in any country or jurisdiction. The offered notes may be offered non-publicly in other jurisdictions subject to compliance with all applicable laws. The offered notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and the base prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers offered notes or possesses or distributes this prospectus supplement and base prospectus or any other offering material. The distribution of this prospectus supplement and base prospectus and the offer or sale of the offered notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus supplement and base prospectus and the offer and sale of the offered notes in Australia, the United Kingdom, the European Economic Area, Singapore and Hong Kong. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the offered notes, see "Plan of Distribution—Underwriting" and "—Offering Restrictions" in this prospectus supplement.

This prospectus supplement and the base prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the offered notes by or on behalf of Perpetual Limited or ME Portfolio Management Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS MAY NOT BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE "FSMA") OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NEITHER THE NOTES NOR THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS IS AVAILABLE TO

OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE, OR ANY OTHER PERSON TO WHOM IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS, IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

Disclaimers
ME Portfolio Management Limited is responsible for this prospectus supplement and the base prospectus. ME Portfolio Management Limited has made all reasonable inquiries with respect to the content of this prospectus supplement and the accompanying base prospectus. However, ME Portfolio Management Limited has relied upon information provided to it by Members Equity Bank Pty Limited, Perpetual Limited, Perpetual Trustee Company Limited, Perpetual Corporate Trust Limited, [P.T. Limited,] The Bank of New York, in respect of itself [and AIB/BNY Fund Management (Ireland) Limited], [                                  ], as fixed-floating interest rate swap provider, [                                 ], as US$ currency swap provider, [[                                  ], as Euro currency swap provider,] and Genworth Financial Mortgage Insurance Pty Limited, as mortgage insurer, in respect of itself and Genworth Financial, Inc. and its subsidiaries.

Members Equity Bank Pty Limited, in its individual capacity and as servicer, an originator and mortgage manager, ME Portfolio Management Limited, in its individual capacity and as depositor¸ sponsor and manager, SMHL Origination Fund No. 3, as an originator, Perpetual Limited, in its individual capacity and as issuer trustee, trustee of SMHL Origination Fund No. 3, [liquidity facility provider,] payment funding facility provider, redraw funding facility provider, top-up funding facility provider and the transferor of housing loans to the fund, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, Perpetual Corporate Trust Limited, in its individual capacity and as back up servicer, [P.T. Limited, in its individual capacity and as liquidity noteholder,] [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1, as liquidity facility provider and liquidity noteholder,] The Bank of New York, as Class A note trustee, principal paying agent, calculation agent, Class A note registrar, [AIB/BNY Fund Management (Ireland) Limited, as Irish Paying Agent,] [                                  ], as fixed-floating interest rate swap provider, [                                  ], as US$ currency swap provider, [[                                  ], as Euro currency swap provider,] Genworth Financial Mortgage Insurance Pty Limited, as mortgage insurer, the Commonwealth of Australia, as mortgage insurer, and the underwriters do not recommend that any person should purchase any of the offered notes nor provide any advice as to the tax consequences of investing in the offered notes.

The offered notes do not represent deposits or other liabilities of Perpetual Limited in any capacity, other than in its capacity as issuer trustee of the fund, or any affiliate of Perpetual Limited including Perpetual Trustee Company Limited[,] [and] Perpetual Corporate Trust Limited [and P.T. Limited].

None of Perpetual Limited, any affiliate of Perpetual Limited, Perpetual Trustee Company Limited, Perpetual Corporate Trust Limited, [P.T. Limited,] The Bank of New York, as Class A note trustee, Class A note registrar, calculation agent, principal paying agent, [AIB/BNY Fund Management (Ireland) Limited, as Irish Paying Agent,] nor any underwriter in any way stands behind the capital value or the performance of the offered notes or the assets of the fund or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.

None of Members Equity Bank Pty Limited, in its individual capacity and as servicer, an originator and mortgage manager, ME Portfolio Management Limited, in its individual capacity and as depositor, sponsor and manager, SMHL Origination Fund No. 3, in its individual capacity and as an originator, Perpetual Limited, in its individual capacity and as issuer trustee, trustee of SMHL Origination Fund No. 3, [liquidity facility provider,] payment funding facility provider, redraw funding facility provider, top-up funding facility provider and the transferor of housing loans to the fund, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, Perpetual Corporate Trust Limited, in its individual capacity and as back up servicer, [P.T. Limited, in its individual capacity and as liquidity noteholder,] [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1, as liquidity facility provider and liquidity noteholder,] The Bank of New York, as Class A note trustee, Class A note registrar, calculation agent, principal paying agent, [AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent,] Genworth Financial Mortgage Insurance Pty Limited, as mortgage insurer, the Commonwealth of Australia, as mortgage insurer or any of the underwriters guarantees the payment of interest or the repayment of principal due on the offered notes.

None of the obligations of ME Portfolio Management Limited, in its individual capacity and as depositor, sponsor and manager, Perpetual Limited, in its individual capacity and as issuer trustee, trustee of SMHL Origination Fund No. 3, [liquidity facility provider,] payment funding facility provider, redraw funding facility provider, top-up funding facility provider and the transferor of housing loans to the fund, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, Perpetual Corporate Trust Limited, in its individual capacity and as back up servicer[,] [or] [P.T. Limited, in its individual capacity and as liquidity noteholder] [or] [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1, as liquidity facility provider and liquidity noteholder], are guaranteed in any way by Members Equity Bank Pty Limited or any affiliate of Members Equity Bank Pty Limited (including ME Portfolio Management Limited), [or] by Perpetual Limited or any affiliate of Perpetual Limited (including Perpetual Trustee Company Limited[,] [or] Perpetual Corporate Trust Limited [or] [P.T. Limited]) [or by Industry Funds Management (Nominees 2) Pty Limited or any affiliate of Industry Funds Management (Nominees 2) Pty Limited (including Super Business Loans Unit Trust No. 1)].

None of Perpetual Limited, Perpetual Trustee Company Limited, Perpetual Corporate Trust Limited[, P.T. Limited] or any of their affiliates have authorized or caused the issue of this prospectus supplement or the base prospectus.

Each person receiving this prospectus supplement and the base prospectus:

•
acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the fund or any party named in the prospectus supplement and the base prospectus during the life of the offered notes; and

•	should seek its own tax, accounting and legal advice as to the consequences of investing in any of the offered notes.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the base prospectus in connection with the issue or sale of the offered notes. If such information or representation is given or received, it must not be relied upon as having been authorized by ME Portfolio Management Limited, Perpetual Limited or any of the underwriters.

Neither the delivery of this prospectus supplement or the base prospectus nor any sale made in connection with this prospectus supplement and the base prospectus will, under any circumstances, create any implication that:

•
there has been no material change in the affairs of the fund or any party named in this prospectus supplement and the base prospectus since the date of this prospectus supplement and the base prospectus or the date upon which this prospectus supplement or the base prospectus has been most recently amended or supplemented; or

•
any other information supplied in connection with the offered notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

The issuer trustee's liability to make payments of interest and principal on the offered notes is limited to the assets of the fund available to be applied towards those payments in accordance with the transaction documents. All claims against the issuer trustee in relation to the offered notes may only be satisfied out of the assets of the fund and are limited in recourse to the assets of the fund.

None of the rating agencies have been involved in the preparation of this prospectus supplement or the base prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the base prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "believes," "estimates," "expects," "anticipates" or similar words indicating that the future outcomes are uncertain. Because forward-looking statements made in this prospectus supplement and the base prospectus involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those described in this prospectus supplement and the base prospectus under the caption "Risk Factors"; the actions of competitors in the mortgage industry; general economic conditions (especially in Australia); changes in interest rates, unemployment, the rate of inflation, consumer perceptions of the economy and home values; compliance with U.S. and Australian federal and state laws, including consumer protection laws, tort laws and, in relation to the U.S., ERISA; and changes in such laws, customer preferences and various other matters, many of which are beyond our control.

Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement and the base prospectus.

Parties to the Transaction

Issuing Entity:	SMHL Global Fund [ ]-[ ], which we refer to as the "fund"

Program:	Superannuation Members' Home Loans, which we refer to as "SMHL"

Issuer Trustee:	Perpetual Limited (ABN 86 000 431 827), in its capacity as trustee of the fund, Level 12, 123 Pitt Street, Sydney, NSW, 2000, Australia

Depositor, Sponsor
and Manager:
ME Portfolio Management Limited (formerly known as Superannuation Members' Home Loans Limited) (ABN 79 005 964 134), which we refer to as "MEPM," Level 16, 360 Collins Street, Melbourne, VIC 3000, Australia. Telephone: + 613 9605-6000

Class A Note Trustee:	The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286

Security Trustee:	Perpetual Trustee Company Limited (ABN 42 000 001 007), Level 12, 123 Pitt Street, Sydney, NSW 2000, Australia

Servicer and Mortgage Manager:	Members Equity Bank Pty Limited (formerly known as Members Equity Pty Limited) (ABN 56070 887 679), which we refer to as "ME"

[Identity of any affiliated servicers or other entities that service 10% or more of the pool assets].

Back Up Servicer:	Perpetual Corporate Trust Limited (ABN 99 000 341 533), Level 12, 123 Pitt Street, Sydney, NSW 2000, Australia

Originators:
Members Equity Bank Pty Limited (formerly known as Members Equity Pty Limited) (ABN 56070 887 679)

Superannuation Members' Home Loans Origination Fund No. 3, which we refer to as "SMHL Origination Fund No. 3". Perpetual Limited is the trustee of SMHL Origination Fund No. 3.

Housing loans are originated by Members Equity Bank Pty Limited in the name of Perpetual Limited in its capacity as trustee of SMHL Origination Fund No. 3. Funds are then advanced by SMHL Origination Fund No. 3 to the borrower.

[Identity of any other entities that originated, or are expected to originate, 10% or more of the pool assets].

Principal Paying Agent:	The Bank of New York

Class A Note Registrar:	The Bank of New York

Calculation Agent:	The Bank of New York

Residual Capital Unitholder:	[Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1]

Income Unitholder:	[Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1]

Liquidity Facility Provider:
[Perpetual Limited, in its capacity as trustee of [SMHL Origination Fund No. 3] [Superannuation Members' Home Loans Warehousing Trust 2004-1, which we refer to as "SMHL Warehousing Trust 2004-1"]]

[Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1]

Liquidity Noteholder:	[P.T. Limited, as nominee for Perpetual Limited, in its capacity as trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1]]

[Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1]

Payment Funding Facility
Provider:	Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3

[Identity of any other entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes].

Redraw Funding Facility
Provider:	Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3

Top-up Funding Facility
Provider:	Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3

Underwriters:	[ ] [ ] [ ] [ ]

Mortgage Insurers:	Commonwealth of Australia Genworth Financial Mortgage Insurance Pty Limited (ABN 60 106 974 305)

Fixed-Floating Interest Rate Swap Provider:	[ ]

US$ Currency Swap Provider:	[ ]

[Euro Currency Swap Provider:	[ ]]

Rating Agencies:	Fitch Australia Pty Ltd ("Fitch Ratings") Moody's Investors Service Pty Limited ("Moody's") Standard & Poor's (Australia) Pty. Ltd. ("Standard & Poor's")

Structural Diagaram

DEPOSITOR, SPONSOR AND MANAGER ME Portfolio Management Limited
ORIGINATION OF HOUSING LOANS Housing loans are originated by ORIGINATOR Members Equity Bank Pty Limited in the name of Perpetual Limited in its capacity as trustee of
ORIGINATOR SMHL Origination Fund No. 3
PAYMENT FUNDING FACILITY PROVIDER Perpetual Limited in its capacity as trustee of SMHL Origination Fund No. 3
Manager Fee
Payment funding facility advances and repayments
SERVICER, ORIGINATOR AND MORTGAGE MANAGER Members Equity Bank Pty Limited
SECURITY TRUSTEE Perpetual Trustee Company Limited in its capacity as trustee of
SECURITY TRUST
Payments from the housing loans
Servicing of housing loans
Perpetual Limited in its capacity as trustee of
SMHL Warehousing Trust 2004-1
REDRAW FUNDING FACILITY PROVIDER Perpetual Limited in its capacity as trustee of SMHL Origination Fund No. 3
Transfer of housing loans
Floating charge over the assets of the fund
MORTGAGE INSURERS Genworth Financial Mortgage Insurance Pty Limited and Commonwealth of Australia
ISSUER TRUSTEE Perpetual Limited in its capacity as trustee of
Redraw funding facility advances and repayments
ISSUING ENTITY SMHL Global Fund [ ]-[ ]
Payments for mortgage insurance policies
LIQUIDITY FACILITY PROVIDER [Perpetual Limited in its capacity as trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1]] [Industry Funds Management (Nominees 2) Pty Limited in its capacity as trustee of Super Business Loans Unit Trust No. 1]
Cash Collateralization Fund
Residual income payments
INCOME UNITHOLDER [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1]
Issuance of Class A[ ] notes and Class A[ ] notes by issuer trustee
A$ payments on the Class A[ ] notes and Class A[ ] notes
Sum of A$[ ]
RESIDUAL CAPITAL UNITHOLDER [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1]
TOP-UP FUNDING FACILITY PROVIDER Perpetual Limited in its capacity as trustee of SMHL Origination Fund No. 3
Top-up funding facility advances and repayments
A$ payments under the fixed-floating interest rate swap
FIXED-FLOATING RATE SWAP PROVIDER [ ]
Class A[ ] notes and Class A[ ] notes
CURRENCY SWAP PROVIDER [ ]
PRINCIPAL PAYING AGENT The Bank of New York
Payments on the Class A[ ] notes and the Class B notes
CLASS A NOTE TRUSTEE The Bank of New York in its capacity as trustee of
CLASS A NOTE TRUST
AND CLASS A NOTE REGISTRAR The Bank of New York
CLEARING SYSTEMS The Depository Trust Company/Euroclear/ Clearstream, Luxembourg/ Austraclear
Class A[ ] noteholders
Class A[ ] noteholders
Class A[ ] noteholders
Class B noteholders

Summary of the Notes

In addition to the Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes], the issuer trustee will also issue [Class A[ ] notes], [Class A[ ] notes] [and] Class B notes collateralized by the same pool of housing loans. The [Class A[ ] notes], [the Class A[ ] notes] [and] [the] Class B notes are described in this prospectus solely for the information of investors in the Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes]. The issuer trustee will issue liquidity notes on the closing date. See "Description of the Transaction Documents—Liquidity Reserve—Cash Collateral Account" in the base prospectus. The issuer trustee may in certain circumstances after the closing date also issue payment funding facility notes, redraw funding facility notes and top-up funding facility notes collateralized by the same pool of housing loans. [The Class A[ ] notes], [the Class A[ ] notes], the Class B notes and the liquidity notes, any payment funding facility notes, any redraw funding facility notes and any top-up funding facility notes have not been, and will not be, registered in the U.S., and are not being offered by this prospectus supplement or the base prospectus.

In this prospectus supplement and the base prospectus, unless otherwise specified, the term "offered notes" will mean the Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] and the term "non-offered notes" will mean the [Class A[ ] notes], [the Class A[ ] notes] [and] [the] Class B notes and any liquidity notes, payment funding facility notes, redraw funding facility notes and top-up funding facility notes issued on or after the closing date. [The term "Class A[ ] notes" will mean the [Class [list all sub-classes of notes offered by this prospectus supplement]]. The term "notes" will mean both the offered notes and the non-offered notes.

	Class A[ ]	[Class A[ ]]	[Class A[ ]]	Class B
Initial Principal Balance[1]	US$[ ]	€[ ]	A$[ ]	A$[ ]
% of Total	[ ]%[2]	[ ]%[3]	[ ]%	[ ]%
Anticipated Ratings[4]:
Fitch Ratings	"[AAA]"	"[AAA]"	"[AAA]"	"[AA]"
Moody's	"[Aaa]"	"[Aaa]"	"[Aaa]"	"[Aa2]"
Standard & Poor's	"[AAA]"	"[AAA]"	"[AAA]"	"[AA]"
Interest Rate up to but excluding the Optional Redemption Date[5]	Three-month LIBOR + [ ]%	Three-month EURIBOR + [ ]%	One-month Australian bank bill rate plus a margin	Three-month Australian bank bill rate plus a margin
Interest Rate after and including the Optional Redemption Date[5]	Three-month LIBOR + [ ]%	Three-month EURIBOR + [ ]%	One-month Australian bank bill rate plus a margin	Three-month Australian bank bill rate plus a margin
Interest Accrual Method	actual/360	actual/360	actual/365	actual/365
Payment Dates
[   ]th day or, if the [   ]th day is not a Banking Day, then the next Banking Day, unless that Banking Day falls in the next calendar month, in which case, the preceding Banking Day, of each [       ], [      ], [      ] and [      ]

[   ]th day or, if the [   ]th day is not a Banking Day, then the next Banking Day, unless that Banking Day falls in the next calendar month, in which case, the preceding Banking Day, of each calendar month

[   ]th day or, if the [   ]th day is not a Banking Day, then the next Banking Day, unless that Banking Day falls in the next calendar month, in which case, the preceding Banking Day, of each [       ], [       ], [       ] and [       ]

Final Scheduled Payment Date[6]	The relevant Quarterly Payment Date falling in [ , ]	The relevant Monthly Payment Date falling in [ , ]	The relevant Quarterly Payment Date falling in [ , ]

Clearance/Settlement[7]	DTC/Euroclear/ Clearstream, Luxembourg	Euroclear/Clearstream, Luxembourg	Austraclear/Euroclear/Clearstream, Luxembourg	Austraclear/Euroclear/Clearstream, Luxembourg
Closing Cut-Off Date	Close of business, [ , ]
Pricing Date	On or about [ , ]
Closing Date	On or about [ , ]
Final Maturity Date	The relevant Quarterly Payment Date falling in [ , ]		The relevant Monthly Payment Date falling in [ , ]	The relevant Quarterly Payment Date falling in [ , ]

[1]	All amounts are approximate.

[2]	At a rate equal to US$[ ] = A$1.00.

[3]	At a rate equal to €[ ] = A$1.00.

[4]	The issuance of a class of notes is conditioned on obtaining a rating specified above for that class of notes.

[5]	See "Description of the Notes—Interest on the Notes—Calculation of Interest Payable on the Notes" in this prospectus supplement.

[6]
Assuming that there are no prepayments on the housing loans, the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained under the caption "Prepayment and Yield Considerations" in this prospectus supplement occur.

[7]
The Class A[  ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] will be issued only in permanent book-entry form in minimum denominations of US$[            ] and integral multiples thereof.

The residual interest in the fund, which is not being offered by this prospectus supplement or the base prospectus, is held by the residual capital unitholder and the income unitholder of the fund. The residual capital unitholder of the fund is [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1] and the income unitholder of the fund is [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1]. On execution of the notice of creation of a securitization fund, the depositor on behalf of the residual capital unitholder and the income unitholder will deposit the sum of A$[     ] with the issuer trustee to comprise the initial assets of the fund and to constitute the entitlement of the residual capital unitholder to the sum of A$[     ] only and the income unitholder to all of the balance of the fund (comprising the excess income and balance of the capital of the fund).

Ratings

It is a condition to the issuance of the notes that each class receive at least the indicated rating from each of the rating agencies listed below:

	Fitch Ratings	Moody's	Standard & Poor's
Class A[ ] notes	"[AAA]"	"[Aaa]"	"[AAA]"
[Class A [ ] notes]	"[AAA]"	"[Aaa]"	"[AAA]"
[Class A [ ] notes]	"[AAA]"	"[Aaa]"	"[AAA]"
Class B notes	"[AA]"	"[Aa2]"	"[AA]"

Each rating agency rating the notes will monitor its ratings using its normal surveillance procedures. A rating agency may revise or withdraw an assigned rating at any time. No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Structural Overview

SMHL Securitization Program

MEPM established the SMHL program pursuant to a master trust deed dated July 4, 1994, as amended and restated, between MEPM and the issuer trustee. The master trust deed provides the following:

•	the authority for the creation of a number of separate funds, including origination funds and securitization funds, and

•	the general terms and structure for a securitization fund or an origination fund under the program.

Under the terms of the master trust deed and the mortgage origination and management agreement, ME, or its predecessor, has been appointed to act as the servicer, an originator and mortgage manager of the housing loans under the SMHL program and is responsible for the origination and servicing of the portfolio of housing loans. Housing loans originated under the SMHL program are originated by ME in the name of Perpetual Limited, in its capacity as trustee of originator SMHL Origination Fund No. 3. Perpetual Limited, in its capacity as trustee of the relevant fund in which the housing loan is held, is the lender of record under each housing loan. For a description of the SMHL program, see "Description of the Funds" in the base prospectus.

Under the SMHL program, approximately A$[   ] billion (or equivalent) of mortgage-backed securities have been issued into the Australian domestic market and global market through [   ] Australian domestic securitization transactions and [   ] global securitization transactions. The aggregate outstanding principal amount of housing loans under management in the SMHL program is currently approximately A$[   ] billion.

SMHL Global Fund [       ]-[  ]

SMHL Global Fund [       ]-[  ] was established on [                        ,     ] in the state of New South Wales, Australia, by the depositor executing a notice of creation of a securitization fund and depositing A$[ ] with the issuer trustee as the initial assets of the fund.

Except for the transactions described in this prospectus supplement relating to the issuance of the notes, as at the date of this prospectus supplement, SMHL Global Fund [       ]-[  ] has not engaged in any other business and no financial statements relating to SMHL Global Fund [       ]-[  ] have been prepared. SMHL Global Fund [       ]-[  ] is governed by the laws of the state of New South Wales, Australia.

A supplementary bond terms notice issued by MEPM, as manager, and signed by the issuer trustee, MEPM, as manager, Perpetual Trustee Company Limited, as security trustee, and The Bank of New York, as note trustee, sets out the specific details of the SMHL Global Fund [   ]-[ ] and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the SMHL program is a separate transaction with a separate fund. The assets of the SMHL Global Fund [   ]-[ ] will not be available to pay the obligations of any other fund, and the assets of other funds will not be available to pay the obligations of the SMHL Global Fund [    ]-[ ]. See "Description of the Funds" in the base prospectus.

The SMHL Global Fund [    ]-[ ] involves the securitization of housing loans originated and managed by ME or its predecessors, and initially financed through and owned by Perpetual Limited in its capacity as trustee of SMHL Origination Fund No. 3 and secured by mortgages over residential property located in Australia. The housing loans are fully amortizing principal and interest obligations of borrowers and are secured by mortgages over residential property located in Australia. All of the housing loans are registered in the name of Perpetual Limited. The housing loans which will form the assets of the SMHL Global Fund [    ]-[ ] are currently assets of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1]. On the issue of the notes the housing loans which are to form assets of the SMHL Global Fund [    ]-[ ] will cease to be assets of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1] and will become assets of the SMHL Global Fund [   ]-[ ], with the specified proceeds of the issue of the notes being used to fund the acquisition of the housing loans from [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1].

The issuer trustee will grant a floating charge over all of the assets of the fund under the security trust deed in favor of Perpetual Trustee Company Limited, as security trustee, to secure the fund's payment obligations to the noteholders and other creditors of the issuer trustee. The floating charge is a first ranking charge over the assets of the fund subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge may crystallize if an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may deal with the assets of the fund in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the fund in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the fund without the consent of the security trustee. For a description of floating charges and crystallization, see "Description of the Transaction Documents—The Security Trust Deed—Nature of the Charge" in the base prospectus.

Payments of interest and principal on the notes will come only from the housing loans and other authorized assets of the fund, as described below under "Description of the Assets of the Fund" in this prospectus supplement. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the fund may not have sufficient assets to repay the notes.

[This section may be modified for each series to describe the securitization transaction for that series].

Credit Enhancements

Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement.

Subordination and Allocation of Losses

The Class B notes will always be subordinated to each of the Class A[  ] notes, [the Class A[  ] notes] [and] [the Class A[  ] notes] in their right to receive interest and principal payments. The Class B notes will bear all losses on the housing loans before any of the Class A[  ] notes, [the Class A[  ] notes] [and] [the Class A[  ] notes].

Any losses allocated to any of the Class A notes will be allocated pro rata and ratably between the Class A[  ] notes, [the Class A[  ] notes] [and] [the Class A[  ] notes], the redraw funding facility and the top-up funding facility.

Interest and principal is allocated or paid, as applicable, in equal priority in respect of each of the Class A[  ] notes, [the Class A[  ] notes] [and] [the Class A[  ] notes] on each Monthly Payment Date. Interest and principal is payable on the Class A[  ] notes [and the Class A[  ] notes] quarterly in arrears on each Quarterly Payment Date (such payments including, without duplication, all amounts allocated on the first two Monthly Payment Dates of the quarterly period [(except in the case of the first quarterly period)] and all amounts payable on the Monthly Payment Date that is also the Quarterly Payment Date). [Interest and principal is payable on the Class A[  ] notes monthly in arrears on each Monthly Payment Date (including on any Monthly Payment Date that is also a Quarterly Payment Date).] See "Summary—Allocation of Cash Flows" in this prospectus supplement. The support provided by the Class B notes is intended to enhance the likelihood that the Class A[  ] notes [and the Class A[  ] notes] will receive expected quarterly payments of interest and principal [and that the Class A[  ] notes will receive expected monthly payments of interest and principal].

The following chart describes the initial support provided by the Class B notes:

Notes	Credit Support	Minimum Initial Support Percentage
Class A[ ], [A[ ]] [and] [A[ ]]	B	[1.8]%

The initial support percentage in the preceding table is the minimum required initial balance of the Class B notes, as a percentage of the housing loan pool balance as of the closing cut-off date.

[The Class B notes will also always be subordinated to any redraw funding facility notes and top-up funding facility notes in their right to receive interest and principal payments.] In addition, the liquidity notes and any payment funding facility notes will always be subordinated to the Class A notes and the Class B notes in their right to receive interest and principal payments.

[This section may be modified for each series to describe the subordination features and method of allocation of losses on the housing loans among classes of that series].

[Identity of any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes].

[Provide financial data for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flows supporting any offered notes].

[Provide financial statements for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 20% or more of the cash flows supporting any offered notes].

Overcollateralization

[Include a description of any overcollateralization features for a series, whether excess principal and/or interest Collections on the housing loans will be deposited into a reserve fund or applied as a payment of principal on the notes, and how any funds remaining in the reserve fund, if any, will be distributed after termination of the related fund or reduction of the required reserve fund balance to zero. Describe the extent, expressed as a percentage, the transaction is overcollateralized.]

[This section may be modified for each series to describe the credit enhancements for that series].

[Identity of any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes].

[Provide financial data for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flows supporting any offered notes].

[Provide financial statements for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 20% or more of the cash flows supporting any offered notes].

Letters of Credit or Surety Bonds

[Include a description of any letters of credit or surety bonds for a series, specifying the bank or financial institution issuing such letter of credit or surety bond, the maximum obligation of the issuer, the duration of coverage and the amount and frequency and circumstances of any reduction in coverage under a letter of credit or surety bond].

[This section may be modified for each series to describe the credit enhancements for that series].

[Identity of any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes].

[Provide financial data for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flows supporting any offered notes].

[Provide financial statements for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 20% or more of the cash flows supporting any offered notes].

Minimum Principal Payment Agreement

[Include a description of any minimum principal payment agreement for a series, specifying the conditions under which the counterparty under such agreement will provide payments on the notes of the series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the fund for that series are not sufficient to make payments on those notes].

[This section may be modified for each series to describe the credit enhancements for that series].

[Identity of any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes].

[Provide financial data for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flows supporting any offered notes].

[Provide financial statements for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 20% or more of the cash flows supporting any offered notes].

Guaranteed Investment Contract

[Include a description of any minimum guaranteed investment contract or investment agreement for a series, specifying the accounts from which amounts will be invested, the party with whom amounts will be invested and the conditions under which the issuer trustee would be entitled to withdraw amounts invested under the agreement].

[This section may be modified for each series to describe the credit enhancements for that series].

[Identity of any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes].

[Provide financial data for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flows supporting any offered notes].

[Provide financial statements for any entity providing credit enhancement that is liable or contingently liable to provide payments representing 20% or more of the cash flows supporting any offered notes].

Liquidity Enhancements

To cover possible liquidity shortfalls in the payment obligations of the fund, the issuer trustee will have the following forms of liquidity enhancement:

Liquidity Reserve

On the closing date, A$[                    ] representing [      ]% of the initial aggregate Outstanding Principal Balance of the housing loans, will be deposited into a cash collateral account. Thereafter, a minimum required level equal to [      ]% of the aggregate Outstanding Principal Balance of the housing loans, subject to a minimum of [      ]% of the A$ Equivalent of the aggregate initial Outstanding Principal Balance of all of the notes (or such other amount as MEPM and the designated rating agencies agree from time to time), will be maintained in the cash collateral account. The issuer trustee will issue liquidity notes to the liquidity facility provider, [P.T. Limited, as nominee for Perpetual Limited, in its capacity as trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1] [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1], having an initial face value equal to the initial cash collateral account deposit on the terms set out in a supplementary bond terms notice relating to the liquidity notes. The issuer trustee will use the money in the cash collateral account to cover taxes, expenses, the issuer trustee's fees, the manager's fees, interest due under any redraw funding facility or top-up funding facility and payments of interest on the notes if on any relevant Payment Date there is a shortfall in Interest Collections. The cash collateral account will be replenished on future Payment Dates to the required level. [After making all required payments on a relevant Payment Date, the issuer trustee must (at the direction of MEPM) apply any surplus cash collateral towards payments to the liquidity noteholders in accordance with the supplementary bond terms notice relating to the liquidity notes. See "Description of the Offered Notes—Interest Collections—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates" in this prospectus supplement and "Description of the Transaction Documents—Liquidity Reserve" in the base prospectus. The liquidity notes may be repaid from Principal Collections, but only to the extent that the aggregate Invested Amount of all of the notes is zero or will be reduced to zero following any payments made on the relevant Quarterly Payment Date.]

[Identity of any entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes].

[Provide financial data for any entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flows supporting any offered notes].

[Provide financial statements for any entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 20% or more of the cash flows supporting any offered notes].

Payment Funding Facility

Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3, will provide a payment funding facility to the issuer trustee to fund any shortfall between the amount payable by the issuer trustee to any fixed-floating interest rate swap provider or provider of any other enhancement in respect of termination of that hedge or enhancement and the amount received in respect of these costs from the relevant mortgage. The payment funding facility will provide additional liquidity enhancement to the fund to support or fund payment in respect of break costs payable under any fixed-floating interest rate swap in circumstances where mortgages are prepaid (including upon default) prior to the fixed rate maturity date. Upon any draw on the payment funding facility to cover break costs payable under the fixed-floating interest rate swap, the issuer trustee will issue a payment funding facility note of the fund to the noteholder under the payment funding facility agreement. In addition, to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed under "Description of the Notes—Threshold Rate" in this prospectus supplement, MEPM may direct the issuer trustee to make a draw on the payment funding facility to cover threshold rate shortfalls under the terms of the supplementary bond terms notice relating to the notes. Upon such a draw on the payment funding facility, the issuer trustee will issue a payment funding facility note of the fund to the noteholder under the payment funding facility agreement. The approval of holders of the offered notes is not required for the issuance of payment funding facility notes. Holders of the offered notes will not receive notice of the issuance of payment funding facility notes.

[This section may be modified for each series to describe the liquidity enhancements for that series].

[Identity of any entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 10% or more of the cash flows supporting any offered notes].

[Provide financial data for any entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flows supporting any offered notes].

[Provide financial statements for any entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 20% or more of the cash flows supporting any offered notes].

Application of Realized Losses

Realized Losses not covered by credit enhancement or other support will be allocated in the following order of priority:

•	reduce pro rata as between themselves the Outstanding Principal Balance of the Class B notes, until the Outstanding Principal Balance of the Class B notes is zero; and

•
if the Outstanding Principal Balance of the Class B notes is zero and any loss has not been applied under the preceding paragraph, reduce pro rata and ratably as between the Class A notes, any redraw funding facilities and any top-up funding facilities with respect to the balance of the deficiency:

•	ratably as between the Class A notes, the Outstanding Principal Balance of the Class A notes;

•
ratably as between each redraw funding facility, the Redraw Principal Outstanding of the redraw funding facilities, until the Redraw Principal Outstanding under each redraw funding facility is zero; and

•	ratably as between each top-up funding facility, the Top-up Principal Outstanding of the top-up funding facility, until the Top-up Principal Outstanding under each top-up funding facility is zero.

Any Realized Losses are allocated on a monthly basis. The Outstanding Principal Balance of the notes, any redraw funding facilities and any top-up funding facilities is reduced in respect of any Realized Losses on each Quarterly Payment Date. For a description of the allocation of Realized Losses on Monthly Payment Dates and Quarterly Payment Dates, see "Description of the Offered Notes—Application of Realized Losses" in this prospectus supplement.

Redraws

Under the terms of each variable rate housing loan, a borrower may, at the discretion of ME and in accordance with guidelines agreed with the mortgage insurer, redraw previously prepaid principal. A borrower may, upon the approval of ME, redraw an amount equal to the difference between the scheduled principal balance of his or her loan (i.e., the principal balance of the housing loan if no amount had been prepaid and all scheduled payments had been made) and the current principal balance of the loan. The issuer trustee may only permit a redraw on behalf of the fund where the redraw would not result in a downgrading in the rating of any notes of the fund. The issuer trustee may fund redraws approved by ME from Collections that represent prepayments of principal on the housing loans or, if not available, by drawings under the redraw funding facility, at the discretion of MEPM.

If the issuer trustee funds a redraw from Collections that represent prepayments of principal, either directly or to repay a previous draw on the redraw funding facility, the fund will have less funds available to pay principal to the noteholders on the next relevant Payment Date, but will have a correspondingly greater amount of assets with which to make future payments because the Outstanding Principal Balance on the housing loans will increase by the amount of the redraw. The amount that the issuer trustee may advance by way of redraw to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time. See "Description of the Offered Notes—Redraws" and "Superannuation Members' Home Loans Residential Loan Program" in this prospectus supplement and "Superannuation Members' Home Loans Residential Loan Program" in the base prospectus.

Additionally, the issuer trustee, at the election and direction of MEPM, will enter into a redraw funding facility, which will be available to fund requested redraws which have been approved by ME. Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3, will provide a redraw funding facility to the issuer trustee, on behalf of the fund, to fund any shortfall between the amount of redraws approved by ME and the amount of Collections that represent prepayments of principal received by the issuer trustee. Upon any draw on the redraw funding facility the issuer trustee will issue a redraw funding facility note of the fund to Perpetual Limited or any other person entitled to be registered as a noteholder in accordance with the redraw funding facility agreement evidencing such funding amount. The approval of holders of the offered notes is not required for the issuance of redraw funding facility notes. Holders of offered notes will not receive notice of the issuance of redraw funding facility notes. See "Description of the Offered Notes—Redraws" and "—Redraw Funding Facility" in this prospectus supplement. Principal Collections are expected to be applied on each relevant Payment Date to repay outstanding balances under any redraw funding facilities.

[This section may be modified for each series to describe the funding and reimbursement of redraws for that series].

Top-up Loans

The SMHL program permits borrowers to request an additional advance under their housing loans. If approved and drawn, the additional advance, referred to as a top-up loan, increases the Outstanding Principal Balance of the existing housing loan above the scheduled amortized principal amount of the housing loan. A top-up loan represents a subsequent advance of principal on a borrower's existing housing loan. A top-up loan is secured by the same mortgage that originally secured the housing loan and becomes part of the housing loan initially drawn by the borrower. A top-up loan is to be distinguished from a redraw (described above), which represents a re-drawing of principal repayments made by the borrower in excess of scheduled repayments under a housing loan, and which, if approved and drawn, increases the Outstanding Principal Balance of the housing loan to an amount up to the scheduled amortized principal amount of the housing loan.

Each top-up request is subject to ME's loan approval process and is assessed against the approval and underwriting criteria in place at the time the top-up loan is requested. Each top-up request is reviewed as if it were an application for a new loan by ME where it does not meet the "Short Form" assessment criteria described under "Superannuation Members' Home Loans Residential Loan Program—Application Verification and Debt Servicing Ability—Top-up loans / existing borrowers" in this prospectus supplement. ME will not approve a top-up request unless the value of the property securing the housing loan is sufficient to secure the existing Outstanding Principal Balance of that housing loan plus the additional advance. Borrowers may request a top-up loan at any time, but its availability is always subject to:

•
the top-up loan satisfying the requirements described under the captions "Superannuation Members' Home Loans Residential Loan Program—Approval and Underwriting Process", "—Application Verification and Debt Servicing Ability" and "—Valuation of Mortgaged Property" in this prospectus supplement and "Superannuation Members' Home Loans Residential Loan Program—Approval and Underwriting Process" in the base prospectus; and

•	the top-up loan being made in accordance with any relevant terms of the applicable mortgage insurance policy,

and, to the extent the top-up request satisfies these requirements, the additional advance remains subject to the discretion of ME.

The issuer trustee may only extend a top-up loan on behalf of the fund where the extension of the top-up loan would not result in a downgrading in the rating of any notes of the fund and the requirements with respect to the top-up loan and the pool of housing loans, after giving effect to the top-up loan, described under the caption "Description of the Offered Notes—Top-up Loans—Criteria for Extension of Top-up Loans by the Issuer Trustee on behalf of the Fund" in this prospectus supplement are satisfied. These criteria require, among other things, that the top-up loan is made within [12] [18] [24] months after the closing date for a fund. The issuer trustee may only fund top-up loans from Collections which represent repayments or prepayments of principal under housing loans or, if there is a shortfall between the amount of top-up loans approved by ME and the amount of Collections that represent repayments or prepayments of principal received by the issuer trustee, by drawings under a top-up funding facility, at the discretion of MEPM. The issuer trustee must not apply any Collections which represent repayments or prepayments of principal to making advances under a top-up loan unless the following conditions are satisfied:

•
all amounts specified in clauses first through fourth of the Monthly Principal Collections Waterfall or the Quarterly Principal Collections Waterfall, as applicable, which are due and payable have been paid; and

•
the issuer trustee holds Collections which represent repayments or prepayments of principal equal to the sum of the advance under the top-up loan and all amounts specified in clauses first through fourth of the Monthly Principal Collections Waterfall or the Quarterly Principal Collections Waterfall, as applicable, which are accrued but not due and payable.

If the issuer trustee funds a top-up loan from Collections that represent repayments or prepayments of principal, the fund will have less funds available to pay principal to the noteholders on the next relevant Payment Date, but will have a correspondingly greater amount of assets with which to make future payments because the Outstanding Principal Balance on the housing loans will increase by the amount of the top-up loan.

If the issuer trustee is unable to make a top-up loan because the requirements with respect to the top-up loan and the pool of housing loans, after giving effect to the top-up loan, described under the caption "Description of the Offered Notes—Top-up Loans—Criteria for Extension of Top-up Loans by the Issuer Trustee on behalf of the Fund" in this prospectus supplement are not satisfied or if MEPM determines in its discretion that the top-up loan should not be made by the issuer trustee on behalf of the fund, Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3, will repurchase the housing loan from the fund at its Outstanding Principal Balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower. The housing loan will then no longer be included in the fund's pool of housing loans. Amounts received by the fund from SMHL Origination Fund No. 3 will be included in the assets of the fund and applied in the order of priorities described under the caption "Description of the Offered Notes—Principal Collections" in this prospectus supplement.

If SMHL Origination Fund No. 3 repurchases such housing loans from the housing loan pool, the fund will have more funds available to pay principal to the noteholders on the next relevant Payment Date, but will have a correspondingly smaller amount of assets with which to make future payments because the Outstanding Principal Balance on the housing loans will decrease by the Outstanding Principal Balance of such repurchased housing loan.

Additionally, the issuer trustee, will enter into one or more top-up funding facilities with one or more top-up funding facility providers, which will be available to fund requested top-up loans which have been approved by ME. Each top-up funding facility must be in the form approved by the rating agencies. Under the initial top-up funding facility agreement, Perpetual Limited, in its capacity as trustee of the SMHL Origination Fund No. 3, will provide a top-up funding facility to the issuer trustee, on behalf of the fund, to fund any shortfall between the amount of top-up loans approved by ME and the amount of Collections that represent repayments or prepayments of principal received by the issuer trustee. Upon any draw on a top-up funding facility the issuer trustee will issue a top-up funding facility note of the fund to Perpetual Limited or any other person entitled to be registered as a noteholder in accordance with such top-up funding facility agreement evidencing such funding amount. The approval of holders of the offered notes is not required for the issuance of top-up funding facility notes. Moreover, holders of offered notes will not receive notice of the issuance of top-up funding facility notes. See "Description of the Offered Notes—Top-up Loans" and "—Top-up Funding Facility" in this prospectus supplement. Principal Collections are expected to be applied on each relevant Payment Date to repay outstanding balances under any top-up funding facilities.

[This section may be modified for each series to describe the funding and reimbursement of top-up loans for that series].

Repurchases and Substitutions of Housing Loans for Breaches of Representations

If MEPM determines that any representation or warranty by ME in the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, MEPM must request the trustee of another fund in the SMHL program and, upon such request, the trustee of that other fund will be obliged to either (at the election of MEPM):

•	repurchase the mortgage; or

•
repurchase the mortgage and purchase a substitute housing loan or purchase a substitute housing loan for inclusion in the assets of the fund, if available, in accordance with the provisions detailed under the caption "Description of the Assets of a Fund—Substitution of Housing Loans" in the base prospectus;

within 120 days after the execution of the bond issue confirmation certificate. See "Description of the Assets of a Fund—Breach of Representations and Warranties" in the base prospectus.

Generally, it is anticipated that MEPM would determine to source the purchase of a substitute housing loan from SMHL Origination Fund No. 3 or SMHL Warehousing Trust 2004-1.

Hedging Arrangements

To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

•
a fixed-floating interest rate swap with [                                     ] to hedge the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the fund;

•
[a] currency swap[s] with [                                     ] [and [                                     ]] to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating interest rate swap, which are denominated in Australian dollars, and, on the other hand, the obligation of the fund to pay interest and principal on the Class A[ ] notes, which are denominated in U.S. dollars, together with the basis risk between, on the one hand, amounts in respect of interest received under housing loans which have a floating rate and interest calculated under the fixed-floating interest rate swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the Class A[ ] notes by reference to LIBOR; and

•
[[a] currency swap[s] with [                                     ] [and [                                     ]] to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating interest rate swap, which are denominated in Australian dollars, and, on the other hand, the obligation of the fund to pay interest and principal on the Class A[ ] notes, which are denominated in Euros, together with the basis risk between, on the one hand, amounts in respect of interest received under housing loans which have a floating rate and interest calculated under the fixed-floating interest rate swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the Class A[ ] notes by reference to EURIBOR].

Mortgage Insurance Policies

[Three separate insurance policies will cover most principal and interest payments and liquidation proceeds on the housing loans, as is more fully described under "The Mortgage Insurance Policies" in this prospectus supplement. One policy is with the Commonwealth of Australia, and the other two policies are with Genworth Financial Mortgage Insurance Pty Limited. The mortgage insurance policies will provide the following coverage:

•	full coverage for all principal due on each of the housing loans, and

•
[with respect to [   ]% by aggregate Outstanding Principal Balance of the loans in the housing loan pool, timely payment of principal and interest on the applicable housing loans for an aggregate of 12 regular installment payments, if not received within 14 days after the due date of such payment (not including amounts which have subsequently been reimbursed to the mortgage insurer following receipt by the issuer trustee of all or part of a repayment installment in respect of a claim which has been made). See "The Mortgage Insurance Policies—Timely Payment Cover" in this prospectus supplement].]

Optional Redemption

The issuer trustee will, if MEPM directs it to do so, redeem all of the notes on any Quarterly Payment Date falling on or after the earlier of:

•	the Quarterly Payment Date falling in [ ]; and

•
the Quarterly Payment Date on which the total Outstanding Principal Balance of the notes, as reduced by principal losses allocated against the notes, and by principal payments of the notes (including all payments made on such date) calculated and expressed in the A$ Equivalent, is equal to or less than 10% of the total initial Outstanding Principal Balance of the notes;

provided that if the aggregate Outstanding Principal Balance of the Class A notes has been reduced by losses allocated against the Class A notes which have not been reinstated the Class A noteholders owning 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent must consent to such repurchase or redemption. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the Outstanding Principal Balance of the notes plus accrued interest. See "Description of the Offered Notes—Optional Redemption of the Notes" in this prospectus supplement.

[Identity of any other events that would trigger liquidation or amortization of the asset pool and any other performance triggers that would alter the transaction structure or the flow of funds].

[Identity of any other optional or mandatory redemption or termination features].

Final Redemption of the Notes

Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Outstanding Principal Balance of that note will be finally discharged, upon the first to occur of:

•	the date on which the Invested Amount of the note is reduced to zero;

•
the date on which the note is redeemed as described under "Description of the Offered Notes—Redemption of the Notes for Taxation or Other Reasons" or "—Optional Redemption of the Notes" in this prospectus supplement;

•	the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

•
the date on which all amounts received by the Class A note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent, [all amounts payable to the Class A[ ] noteholders with respect to the enforcement of the security trust deed are paid to the Class A[ ] noteholders] and all amounts payable to the Class B noteholders with respect to the enforcement of the security trust deed are paid to the Class B noteholders;

•
the relevant Payment Date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the fund in accordance with the master trust deed and the supplementary bond terms notice relating to the notes; and

•	the final maturity date.

Events of Default

If, upon an event of default under the security trust deed, the security trustee is instructed to enforce the charge over the assets of the fund, the payments will be made in accordance with the priorities set forth in the security trust deed. See "Description of the Transaction Documents—The Security Trust Deed—Priorities under the Security Trust Deed" in this prospectus supplement. For further information about the events of default under the security trust deed and the procedures for enforcement of the charge under the security trust deed, see "Description of the Transaction Documents—The Security Trust Deed" in this prospectus supplement and "Description of the Transaction Documents—The Security Trust Deed" in the base prospectus.

The Housing Loan Pool

The housing loan pool will consist of (i) fixed rate housing loans which are required to convert to a variable rate or a new fixed rate within a period of up to [five years], as specified in the loan agreement, (ii) variable rate housing loans and (iii) interest only housing loans (available on fixed rate housing loans in item (i) or variable rate housing loans in item (ii)) which are required to convert to a principal and interest housing loan within a period of up to [five years]. All of the housing loans are secured by mortgages on owner-occupied and non-owner-occupied residential properties. The housing loans will have original terms to stated maturity of no more than [30 years]. The housing loan pool will include housing loans that may have a redraw or top-up feature as described under the captions "—Redraws" and "Description of the Offered Notes—Redraws", and "—Top-Up Loans" and "Description of the Offered Notes—Top-up Loans" in this prospectus supplement. The pool of housing loans has the following characteristics:

Selected Housing Loan Pool Data as of the Close of Business on [                           ,       ]

Number of Housing Loans	[	]
Housing Loan Pool Size	A$[	]
Average Housing Loan Balance	A$[	]
Maximum Housing Loan Balance	A$[	]
Total Valuation of the Properties	A$[	]
Maximum Remaining Term to Maturity in Months	[	]
Weighted Average Remaining Term to Maturity in Months	[	]
Weighted Average Seasoning in Months	[	]
Weighted Average Original Loan-to-Value Ratio	[ ]	%
Weighted Average Current Loan-to-Value Ratio	[ ]	%
Average Current Loan-to-Value Ratio	[ ]	%
Maximum Current Loan-to-Value Ratio	[ ]	%

The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan (or, in the case of a housing loan that has experienced a top-up, the Outstanding Principal Balance of the housing loan, including the top-up amount, at the time of the top-up) to the most recent Valuation of the property that is securing the housing loan. Thus, if collateral has been released from the mortgage securing the housing loan or if the property securing a housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

Collateral may be released from the mortgage securing the housing loan only when there is more than one security property being held as collateral. Where there is more than one security property held as collateral, the request to release another property can only be approved if the remaining security property held as collateral provides sufficient collateral such that the actual loan to value ratio is less than or equal to [95]% and the housing loan complies with the mortgage insurance policies. See "Summary—Mortgage Insurance Policies" in this prospectus supplement.

Collateral may also be released from the mortgage securing the housing loan if a substitute property is made subject to a mortgage to secure the housing loan so long as the actual loan-to-value ratio is less than or equal to [95]% and the housing loan complies with the mortgage insurance policies. See "Summary—Mortgage Insurance Policies" in this prospectus supplement.

The average current loan-to-value ratio is calculated as the sum of each housing loan's current loan-to-value ratio divided by the number of housing loans. Split loans, which represent two or more loans against a single property or set of properties, may alter the result of the calculation than if it were considered a single loan. MEPM does not believe that the impact is material.

Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. This addition or removal of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. MEPM will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table above, unless a revised prospectus is delivered to prospective investors. See "Description of the Pool of Housing Loans" in this prospectus supplement. New housing loans may also be substituted for housing loans with respect to which there is a breach of a representation or warranty and that are, within 120 days after the execution of the bond issue confirmation certificate, removed from the housing loan pool.

The housing loans have been randomly selected by MEPM for inclusion in the housing loan pool from those loans held by [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1] confirmed to comply with the representations and warranties set out under the captions "Description of the Pool of Housing Loans—Representations and Warranties Regarding the Housing Loans" in this prospectus supplement and "Description of the Assets of a Fund—Representations and Warranties Regarding the Housing Loans" in the base prospectus [and rating agency criteria].

Fees and Expenses

MEPM as manager of the fund will receive a fee calculated monthly on the last day of each month comprised of a "mortgage component" based on the aggregate Outstanding Principal Balance of the pools of housing loans held by all funds in the SMHL program and a "cash component" based on the aggregate value of all other Authorized Investments held by each of the funds in the SMHL program. Both the mortgage component and cash component of the manager's fee are calculated based on sliding scales. The mortgage component and cash component are applied pro rata across each of the funds in the SMHL program, resulting in each of the mortgage component and the cash component of the manager's fee for the fund being equal to the amount that would be calculated if the respective sliding scales were applied directly to the fund. No separate fee will be paid to MEPM for selecting the housing loan pool. See "Description of the Offered Notes—Fees and Expenses Paid in Priority to Offered Notes" in this prospectus supplement. The manager's fee attributable to the fund will be payable monthly in arrears on the related Monthly Payment Date from Interest Collections, liquidity reserve advances, principal draws, and, if necessary, Principal Collections, prior to payments or allowances in relation to the notes. MEPM will pay the servicing fee out of the manager's fee.

The servicer will receive a servicing fee and such other fees as are from time to time agreed between ME and MEPM. The servicing fee and other fees payable to ME by MEPM will be payable to ME by MEPM out of the manager's fee attributable to the fund that MEPM receives on the related Monthly Payment Date from Interest Collections, liquidity reserve advances, principal draws, and, if necessary, Principal Collections, prior to payments or allowances in relation to the notes, in an amount not to exceed the mortgage component of the manager's fee. The servicing fee will be payable monthly in arrears on the related Monthly Payment Date. The servicing fee for a monthly period is calculated based on the mortgage component of the manager's fee attributable to the fund less an amount equal to the sum of MEPM's Expenses attributable to the fund plus 5% of those Expenses for the monthly period. The servicing fee is not paid directly to ME out of the cash flow on the pool assets.

For further information regarding the fees and expenses of ME and MEPM, see "Description of the Transaction Documents—The Manager—Manager's Fees, Expenses and Indemnification" and "Description of the Transaction Documents—The Mortgage Origination and Management Agreement—Servicing Compensation and Expenses" in the base prospectus.

In addition, other fund expenses, including fees payable to the issuer trustee, the security trustee, the Class A note trustee, the Class A note registrar, the paying agents, the calculation agent and the Irish listing agent, will be paid prior to payments or allowances in relation to the notes. See "Description of the Offered Notes—Fees and Expenses Paid in Priority to Offered Notes" in this prospectus supplement.

Australian Withholding Tax

Payments of principal and interest on the Class A notes will be reduced by any applicable withholding taxes assessed against the fund. The issuer trustee is not obligated to pay any additional amounts to holders of offered notes to cover any withholding taxes. Under the Australian Income Tax Assessment Act 1936, present Australian law, holders of offered notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by certain associates of the issuer trustee. The issuer trustee will seek to issue the offered notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax under section 128FA of the Income Tax Assessment Act 1936 (Cth). One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that an offered note, or an interest in an offered note, was being, or would later be, acquired directly or indirectly by certain associates of the issuer trustee. Accordingly, persons who fall within this category of associate of the issuer trustee should not acquire offered notes. See "Australian Tax Matters—Australian interest withholding tax - exemptions" in the base prospectus.

In accordance with usual practice, pursuant to an underwriting agreement and a subscription agreement, the underwriters represent and agree not to sell any offered notes to persons (i.e., certain associates of the issuer trustee) that would cause the public offer test under section 128FA of the Income Tax Assessment Act 1936 (Cth) not to be met.

If the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest in respect of any class of notes, the currency swap[s], the payment funding facility, the redraw funding facility or the top-up funding facility due to taxes, duties, assessment or governmental charges, MEPM may, at its sole option, direct the issuer trustee to redeem all of the notes. If the issuer trustee redeems the Class A notes, it must discharge all of its liabilities in respect of the notes (at their Outstanding Principal Balance) unless the noteholders, by Extraordinary Resolution, elect that they do not want the issuer trustee to redeem the notes. See "Description of the Offered Notes—Redemption of the Notes for Taxation or Other Reasons" in the base prospectus.

U.S. Tax Status

Interest payable on the notes will be taxable to a U.S. Holder as ordinary income. A U.S. Holder will generally recognize U.S. source capital gain or loss upon the sale, redemption, retirement, or other disposition of the notes. See "Certain United States Federal Income Tax Considerations" in this prospectus supplement.

Legal Investment

The offered notes will not constitute "mortgage related securities" for the purposes of the U.S. Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the offered notes as legal investments for you. See "Legal Investment Considerations" in the base prospectus.

ERISA Considerations

In general, subject to the considerations discussed below under the caption "ERISA Considerations" in this prospectus supplement and the accompanying base prospectus, the offered notes will be eligible for purchase by retirement plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Investors should consult their counsel with respect to the consequences under ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), of a plan's acquisition and ownership of the notes.

Denominations

The Class A[  ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] will be issued in minimum denominations of US$[  ] and integral multiples thereof.

Book-Entry Registration

The offered notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership interests in the offered notes will hold their offered notes through the Depository Trust Company ("DTC") in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within DTC, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers of offered notes between persons holding directly or indirectly through DTC, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in DTC through the relevant depositories of Clearstream, Luxembourg or Euroclear.

Collections

The issuer trustee will receive or apply for each relevant Calculation Period the following amounts. Collections for a Calculation Period means the aggregate of all amounts received by the issuer trustee or applied towards Collections in respect of the fund during the relevant Calculation Period. This will include:

•	payments of interest, principal, fees and other amounts under the housing loans;

•	proceeds from the enforcement of the housing loans;

•	amounts received under the relevant mortgage insurance policies;

•	amounts recovered from losses on housing loans not previously received;

•	amounts received from ME for breaches of representations or undertakings which have not been designated by MEPM as Suspended Moneys;

•
any interest income received during the relevant Calculation Period in respect of Authorized Investments not being funds credited to the cash collateral account or received under the payment funding facility;

•
any amounts applied from the payment funding facility, to the extent of (i) any shortfall between the amount payable by the issuer trustee to any fixed-floating interest rate swap provider or provider of any other enhancement in respect of termination of that hedge or enhancement and the amount received in respect of these costs from the relevant mortgage and (ii) any threshold rate shortfall under the terms of the supplementary bond terms notice relating to the notes;

•	any amounts applied from the cash collateral account under the terms of the supplementary bond terms notice relating to the notes;

•	any amounts received on termination of a fixed-floating interest rate swap or a currency swap following default by a counterparty thereunder;

•	amounts, if any, held as collateral against default under a fixed-floating interest rate swap or a currency swap following a default by the swap providers thereunder;

•
with respect to a Monthly Calculation Period in respect of which the Monthly Payment Date immediately following that Monthly Calculation Period is a Monthly Payment Date (but not a Quarterly Payment Date), any amounts retained in the bank account for the fund or invested in Authorized Investments on any preceding Monthly Payment Dates since the last Quarterly Payment Date (that are not also Quarterly Payment Dates) for application pursuant to the seventh through fifteenth bullet points of the Monthly Interest Collections Waterfall on that Monthly Payment Date to each relevant party in accordance with the Monthly Interest Collections Waterfall; and

•
with respect to a Monthly Calculation Period in respect of which the Monthly Payment Date immediately following that Monthly Calculation Period is also a Quarterly Payment Date, any amounts retained in the bank account for the fund or invested in Authorized Investments on the two immediately preceding Monthly Payment Dates for application pursuant to the sixth through fifteenth bullet points of the Monthly Interest Collections Waterfall on that Quarterly Payment Date to each relevant party in accordance with the Quarterly Interest Collections Waterfall;

but does not include:

•	any interest income or other amounts received during the relevant Calculation Period in respect of Authorized Investments comprised in the cash collateral account;

•	any amounts received during the relevant Calculation Period that the issuer trustee is obligated to pay to a mortgage insurer under a mortgage insurance policy;

•	any amounts received during the relevant Calculation Period under any redraw funding facility or top-up funding facility;

•
any amounts received during the relevant Calculation Period under or arising from any drawing under any payment funding facility (except such amounts as are applied to Collections under to the seventh sub-bullet of the first bullet point under the caption "—Collections");

•
to the extent that the fixed-floating interest rate swap provider has not defaulted under the fixed-floating interest rate swap, any amounts provided to the issuer trustee during the relevant Calculation Period as a consequence of a downgrade or withdrawal of the rating of the fixed-floating interest rate swap provider by a designated rating agency, as collateral against default by the fixed-floating interest rate swap provider under the fixed-floating interest rate swap;

•
to the extent that a currency swap provider has not defaulted under the relevant currency swap, any amounts provided to the issuer trustee during the relevant Calculation Period as a consequence of a downgrade or withdrawal of the rating of that currency swap provider by a designated rating agency, as collateral against default by that currency swap provider under the relevant currency swap; and

•	any amounts received by the issuer trustee during the relevant Calculation Period that have been designated by MEPM as Suspended Moneys.

Collections will be allocated between interest and principal. Collections attributable to interest, which generally include all collections on the housing loans other than repayments of principal, are known as Interest Collections. The Collections attributable to principal, which are limited to repayments of principal on the housing loans, are known as Principal Collections.

Interest Collections are normally used to pay fees, expenses and interest on the notes. Any excess Interest Collections will be applied to reimburse losses on the housing loans and the amounts so utilized will be used together with Principal Collections. Principal Collections are normally used to pay principal on the notes or to fund redraws or top-up loans. However, if there are not enough Interest Collections to pay fees, expenses and interest on the notes, Principal Collections will be used to pay unpaid fees, expenses and interest on the notes. Any remaining excess Interest Collections will be distributed to the income unitholder.

Interest on the Notes

Interest on the Class A[ ] notes, [the Class A[ ] notes] and the Class B notes is payable quarterly in arrears on each Quarterly Payment Date [and interest on the Class A[ ] notes is payable monthly in arrears on each Monthly Payment Date].

The issuer trustee will pay interest on the Class A[ ] notes by making payments to the US$ currency swap provider in A$, which in turn will pay interest on the Class A[ ] notes in US$. [The issuer trustee will pay interest on the Class A[ ] notes by making payments to the Euro currency swap provider in A$, which in turn will pay interest on the Class A[ ] notes in Euros]. [The issuer trustee will pay interest on the Class A[ ] notes in A$]. Interest will be paid pari passu and ratably between the Class A[ ] notes, [the Class A[ ] notes] [and] [the Class A[ ] notes]. Interest will be paid on the Class B notes only after the payments of interest on the Class A[ ] notes, [the Class A[ ] notes] [and] [the Class A[ ] notes] are made. Interest on each class of notes is calculated for each relevant Interest Period as follows:

•	on a daily basis at the note's interest rate;

•	on the Invested Amount of that note at the beginning of the relevant Interest Period and after giving effect to any payment of principal made with respect to such note on such day; and

•
on the basis of the actual number of days in the relevant Interest Period and a year of 360 days for the Class A[ ] notes [and the Class A[ ] notes], or 365 days for [the Class A[ ] notes and] the Class B notes.

[This section may be modified for each series to describe the interest on the notes for that series].

Principal on the Notes

Principal on the Class A[ ] notes, [the Class A[ ] notes] and the Class B notes is payable quarterly in arrears on each Quarterly Payment Date [and principal on the Class A[ ] notes is payable monthly in arrears on each Monthly Payment Date].

Principal will be paid sequentially on each class of notes. Thus, principal will be paid, pari passu and ratably, to the currency swap provider[s], which in turn will pay principal pari passu and ratably to the relevant paying agent, in the case of the Class A[ ] notes [and the Class A[ ] notes], between each of the Class A[ ] notes [and the Class A[ ] notes], [and to the Class A[ ] noteholders]. The Class B notes will not receive any allocations or principal payments on a relevant Payment Date until all principal payments payable to or to be allowed for on the Class A notes have been paid or allowed in full. On each relevant Payment Date, the Invested Amount and the Outstanding Principal Balance of each note will be reduced or an allocation will be made for such reduction by the amount of the principal payment made or allowed for on that date on that note. The Outstanding Principal Balance of each note will also be reduced or an allocation will be made for such reduction by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed (after the priority entitlements, see "Description of the Transaction Documents—The Security Trust Deed" in this prospectus supplement) ratably among all of the Class A notes, prior to any distributions to the Class B notes.

[This section may be modified for each series to describe the principal on the notes for that series].

Allocation of Cash Flows

The issuer trustee will pay interest and principal to each Class A[  ] noteholder, [Class A[  ] noteholder] and Class B noteholder on each Quarterly Payment Date [and to each Class A[  ] noteholder on each Monthly Payment Date]. On each Monthly Payment Date (which is not also a Quarterly Payment Date), the issuer trustee will also allocate amounts of principal and interest in relation to the Class A[  ] notes, [the Class A[  ] notes] and the Class B notes to be paid to the respective noteholders on the next Quarterly Payment Date.

All such payments or allocations will be made by the issuer trustee to the extent that they have not already been made in accordance with the order of priorities summarized on the next [  ] pages out of Collections received and available for the purposes of such payments or allocations on the Monthly Payment Date or Quarterly Payment Date, as the case may be. The charts on the next [  ] pages summarize the flow of payments.

Payment and Allocation of Interest Collections and Certain Principal Collections
on Monthly Payment Dates (other than Quarterly Payment Dates)

Payment of Interest Collections and Certain Principal Collections
on Quarterly Payment Dates

Payment and Allocation of Principal Collections and Certain Interest Collections
on Monthly Payment Dates (other than Quarterly Payment Dates)

Payment of Principal Collections and Certain Interest Collections
on Quarterly Payment Dates

Risk Factors

The notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase any of the offered notes. There may be other unforeseen reasons why you might not receive principal or interest on the offered notes. You should also read the detailed information set out elsewhere in this prospectus supplement and the base prospectus.

The notes will be paid only from the assets of the fund
● The notes are debt obligations of the issuer trustee only in its capacity as trustee of the fund and in no other capacity. The notes do not represent an interest in or obligation of any of the other parties to the transaction. The assets of the fund will be the sole source of payments on the notes. The issuer trustee's other assets will only be available to make payments on the notes to the extent that the issuer trustee is held to be negligent, fraudulent or to have acted in willful default with respect to its obligations under the transaction documents. Therefore, if the assets of the fund are insufficient to pay the interest and principal on your notes when due, except as disclosed above, there will be no other source from which to receive these payments and you may not get back the yield you expected to receive and you may suffer a loss on your investment.

The ratings on the notes should be evaluated independently
● The security ratings of the notes should be evaluated independently from similar ratings on other types of notes or securities. A security rating by a rating agency is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension, qualification or withdrawal at any time by the relevant rating agency. A revision, suspension, qualification or withdrawal of the rating of the notes may adversely affect the price of the notes. In addition, the ratings of the notes do not address the expected timing of principal repayments under the notes, only that principal will be received no later than the maturity date.

The ratings on the notes do not ensure their payment and withdrawal or downgrading of any ratings may affect the value of the notes
● It is a condition to the issuance of the offered notes that they be rated: "[AAA]" by Standard & Poor's, "[Aaa]" by Moody's and "[AAA]" by Fitch Ratings.

● A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess Interest Collections after payment of interest on the notes and the fund's expenses, the mortgage insurance policies, the availability of the liquidity reserve, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia.

Investment in the notes may not be suitable for all investors
● The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

● Mortgage backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the housing loans and produce less returns of principal when market interest rates rise above the interest rates on the housing loans. If borrowers refinance their housing loans as a result of lower interest rates, noteholders will receive an unanticipated payment of principal. As a result, noteholders are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. Holders will bear the risk that the timing and amount of payments on the notes will prevent you from attaining the desired yield.

The yield to maturity on the notes is uncertain and may be affected by many factors
● The pre-tax yield to maturity on the notes is uncertain and will depend on a number of factors. One such factor is the uncertain rate of return of principal. The amount of payments of principal on the notes and the time when those payments are received depend on the amount and the times at which borrowers make principal payments on the housing loans. The principal payments may be regular scheduled payments or unscheduled payments resulting from prepayments of the housing loans.

There is no way to predict the actual rate and timing of payments on pools of housing loans
● The rate of principal and interest payments on actual rate and timing of pools of housing loans varies among pools, and is influenced by a variety of economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United States and Europe, and thus will have different rates and timing of payments from housing loans in the United States and Europe. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus supplement. The rate and timing of principal and interest payments and the ability to redraw principal on the housing loans or to obtain top-up loans as well as the purchase of any housing loans by SMHL Origination Fund No. 3 to effect a top-up loan will affect the rate and timing of payments of principal and interest on your notes. Unexpected prepayment rates could have the following negative effects:

● if you bought your notes for more than their face amount, the yield on your notes will drop if principal payments occur at a faster rate than you expect; or

● if you bought your notes for less than their face amount, the yield on your notes will drop if principal payments occur at a slower rate than you expect.

Losses and delinquent payments on the housing loans may affect the return on your notes
● If borrowers fail to make payments of interest and principal under the housing loans when due and the credit enhancement described in the base prospectus and this prospectus supplement is not sufficient to protect your notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes. Consequently, the yield on your notes could be lower than you expect and you could suffer losses on your notes.

Enforcement of the housing loans may cause delays in payment and losses
● Substantial delays could be encountered in connection with the liquidation of a housing loan, which may lead to shortfalls in payments to you to the extent those shortfalls are not covered by a mortgage insurance policy.

● If the proceeds of the sale of a mortgaged property, net of preservation and liquidation expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy.

Principal on any redraw funding facility notes and top-up funding facility notes will be paid before principal on your notes
● If redraw funding facility notes or top-up funding facility notes are issued they will rank ahead of your notes with respect to payment of principal prior to enforcement of the charge under the security trust deed. As a result, the issuer trustee may not have enough funds to make full payments of principal due to you and you may suffer losses on your notes.

Un-reimbursed redraws and top-up loans will be paid before principal on your notes
● Un-reimbursed redraws and top-up loans will rank ahead of your notes with respect to payment of principal prior to enforcement of the charge under the security trust deed. As a result, the issuer trustee may not have enough funds to make full payments of principal due to you and you may suffer losses on your notes.

The Class B notes provide only limited protection against losses
● The amount of credit enhancement provided through the subordination of the Class B notes to the Class A notes is limited and could be depleted prior to the payment in full of the Class A notes. If the principal amount of the Class B notes is reduced to zero, you may suffer losses on your notes.

The mortgage insurance policies may not be available to cover losses on the housing loans
● The mortgage insurance policies are subject to some exclusions from coverage, limitations on coverage and rights of termination which are described under the captions "The Mortgage Insurance Policies—Loss Coverage" and "—Exclusions" in this prospectus supplement. Furthermore, Genworth Financial Mortgage Insurance Pty Limited is acting as a mortgage insurance provider with respect to [ ]% of the housing loan pool. The availability of funds under the mortgage insurance policies will ultimately be dependent on the financial strength of Genworth Financial Mortgage Insurance Pty Limited. Therefore, a borrower's payments that are expected to be covered by the mortgage insurance policies may not be covered because of these exclusions and limitations or because of financial difficulties impeding the mortgage insurer's ability to perform its obligations. If such circumstances arise the issuer trustee may not have enough money to make timely and full payments of principal and interest on your notes.

You may not be able to resell your notes
● The underwriters are not required to assist you in reselling your notes. A secondary market for your notes may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could result in significant losses to you.

The termination of any of the swaps may subject you to losses from interest rate or currency fluctuations
● The issuer trustee will exchange the interest payments from the fixed rate housing loans for variable rate payments based upon the one-month or three-month Australian bank bill rate. If the fixed-floating interest rate swap is terminated under the terms of the swap agreement, or the fixed-floating interest rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable on the notes will be greater than the discretionary fixed rate set by MEPM on the fixed rate housing loans, which may lead to losses to you.

● The issuer trustee will receive payments from the borrowers on the housing loans and the fixed-floating interest rate swap provider in Australian dollars (calculated, in the case of payments by this swap provider, by reference to the Australian bank bill rate), and make payments to Class A[ ] noteholders in U.S. dollars, [Class A[ ] noteholders in Euros] [and] [Class A[ ] noteholders in Australian dollars] (calculated, in the case of payments of interest, by reference to LIBOR in respect of the Class A[ ] notes, [by reference to EURIBOR in respect of the Class A[ ] notes] [and] [by reference to the Australian bank bill rate in respect of the Class A[ ] notes]).

● Under the US$ currency swap, the US$ currency swap provider will exchange Australian dollar obligations for U.S. dollars, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR. If the US$ currency swap provider fails to perform its obligations or if the US$ currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars, and its Australian bank bill rate obligations for LIBOR obligations, at an exchange rate that does not provide sufficient U.S. dollars to make payments to Class A[ ] noteholders in full.

● [Under the Euro currency swap, the Euro currency swap provider will exchange Australian dollar obligations for Euro, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to EURIBOR. If the Euro currency swap provider fails to perform its obligations or if the Euro currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for Euros, and its Australian bank bill rate obligations for EURIBOR obligations, at an exchange rate that may be greater than the fixed rate of exchange in the Euro currency swap. This would occur if the Euro appreciates in value against the Australian dollar or if the spread between EURIBOR and the Australian bank bill rate increases. Either occurrence may require more Australian dollars to make payments in respect of the Class A[ ] notes than would otherwise be the case if payments were being made under the Euro currency swap. Since payments on the Class A[ ] notes rank equal in priority with payments on the Class A[ ] notes, if more Australian dollars are required to make payments on the Class A[ ] notes, there may be less Australian dollars available to make payments in respect of your notes, which could result in losses to you].

Prepayments on the housing loans may result in you not receiving your full interest payments
● Under the terms of the housing loans, a borrower may make payments in excess of the regular repayments required under the housing loan agreement. If, while a borrower has made a loan prepayment that is equal to or greater than the amount due on an installment due date, the borrower fails to make the regular repayment by the installment due date, the housing loan will not be determined to be delinquent.

● If a prepayment is received on a housing loan during a Calculation Period, interest on the housing loan will cease to accrue on that portion of the housing loan that has been prepaid, starting on the date of prepayment. The amount prepaid will be invested in investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next relevant Payment Date.

● If a significant number of borrowers make payments in excess of the regular repayments required under their housing loan agreements at the same time and the liquidity reserve and any principal draws do not provide sufficient funds to cover interest payments on the housing loans that are not received, the issuer trustee may not have sufficient funds to pay you the full amount of interest on your notes.

The proceeds from the enforcement of the security trust deed may be insufficient to pay amounts due to you
● If the security trustee enforces the security interest on the assets of the fund after an event of default under the security trust deed, there is no assurance that the market value of the assets of the fund will be equal to or greater than the outstanding principal and interest due on the offered notes, or that the security trustee will be able to realize the full value of the assets of the fund. The issuer trustee, MEPM, ME, the security trustee, the Class A note trustee, the swap providers, the note trustee and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the fund, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the fund after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.

If MEPM directs the issuer trustee to redeem the notes early, you could suffer losses and the yield on your notes could be lower than expected
● If the aggregate Outstanding Principal Balance of the Class A notes has been reduced by losses allocated against the Class A notes which have not been reinstated, MEPM may direct the issuer trustee to redeem the notes early as described under the caption "Description of the Offered Notes—Optional Redemption of the Notes" in this prospectus supplement if Class A noteholders owning at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent consent to receive an amount equal to the Outstanding Principal Balance of the Class A notes, less un-reimbursed losses allocated to the Class A notes, plus accrued interest. As a result, to the extent losses are allocated to your notes, you may not fully recover your investment. In addition, the early retirement of your notes will shorten their average lives and potentially lower the yield on your notes.

Termination payments relating to the swaps may reduce payments to you
● If the issuer trustee is required to make a termination payment to a currency swap provider upon the termination of a currency swap or a termination payment to a fixed-floating interest rate swap provider upon the termination of a fixed-floating interest rate swap, the issuer trustee may, prior to enforcement of the security trust deed, make the termination payment from the assets of the fund. After enforcement of the security trust deed, termination payments will be made pari passu with payments to the holders of the Class A notes. Thus, if the issuer trustee makes a termination payment, there may not be sufficient funds remaining to pay or allocate interest on your notes on the next relevant Payment Date, and the principal on your notes may not be repaid in full.

The imposition of a withholding tax will reduce payments to you and may lead to an early redemption of the notes
● If a withholding tax is imposed on payments of interest on your notes, you will not be entitled to receive grossed-up amounts to compensate for such withholding tax. Thus, you will receive less interest than is scheduled to be paid on your notes.

● If the option to redeem the notes affected by a withholding tax is exercised, unless noteholders, by Extraordinary Resolution, elect not to require the issuer trustee to redeem the notes, the notes will be redeemed for an amount equal to the Outstanding Principal Balance of the notes, less un-reimbursed losses allocated to the notes, plus accrued interest. As a result, to the extent losses are allocable to your notes, you may not fully recover your investment. In addition, the early retirement of your notes will shorten their average lives and potentially lower the yield on your notes.

MEPM's ability to set the interest rate on variable rate housing loans may lead to increased delinquencies or prepayments
● The interest rates on the variable rate housing loans are not tied to an objective interest rate index, but are set at the sole discretion of MEPM, subject to the threshold rate established under the supplementary bond terms notice relating to the notes. If MEPM increases the interest rates on the variable rate housing loans, borrowers may be unable to make their required payments under the housing loans, and accordingly, may become delinquent or may default on their payments. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal pre-payment than you expected and affect the yield on your notes.

The features of the housing loans may change, which could affect the timing and amount of payments to you
● The features of the housing loans as described under "Description of the Pool of Housing Loans—Features of the Housing Loans" in this prospectus supplement and "Superannuation Members' Home Loans Residential Loan Program—SMHL Product Types" in the base prospectus, including their interest rates, may be changed by MEPM, either on its own initiative or, where they are offered, at a borrower's request. As a result of these changes and borrower's payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive. See "Description of the Pool of Housing Loans—Features of the Housing Loans" in this prospectus supplement and "Superannuation Members' Home Loans Residential Loan Program—Special Features of the Housing Loans" in the base prospectus.

● If MEPM changes the features of the housing loans or fails to offer desirable features offered by its competitors, borrowers may elect to refinance their loan with another lender to obtain more favorable features. In addition, the housing loans included in the fund are not permitted to have some features. At the present time MEPM does not expect to agree to add features to the housing loans that currently are not permitted. However, if MEPM agrees to add one of these features to his or her housing loan that is part of the fund, in effect the housing loan will be repaid and a new housing loan will be written which will not form part of the assets of the fund. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.

ME may waive fees or rights in respect of the housing loans, which could affect the timing and amount of payments to you
● Subject to the standards for servicing set forth under "Description of the Transaction Documents—The Mortgage Origination and Management Agreement—Management and Servicing of Mortgages" in the base prospectus, ME may, among other things, by following criteria agreed with MEPM from time to time, waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans, or waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages. Those waivers or any such rescheduling may affect the timing and amount of payments you receive.

There are limits on the amount of available liquidity to ensure payments of interest to you
● If the Interest Collections during a relevant Calculation Period are insufficient to cover fees, expenses and interest payments due on the notes on the next relevant Payment Date, Principal Collections collected during the relevant Calculation Period may be used to cover these amounts. If Principal Collections are not sufficient to cover the shortfall, the issuer trustee will draw funds from the cash collateral account. In the event that there is not enough money available under the cash collateral account, you may not receive a payment of interest on the relevant Payment Date, which will reduce the yield on your notes.

The use of Principal Collections to cover liquidity shortfalls may lead to principal losses
● On each relevant Payment Date, the amount of Principal Collections used to cover interest shortfalls will be allocated to reduce the aggregate Outstanding Principal Balance of the most subordinate class of outstanding notes. If losses attributable to interest shortfalls are allocated against the offered notes, to the extent that there are insufficient Interest Collections in succeeding Calculation Periods to reimburse these losses, you may not receive full repayment of principal on your notes.

The availability of various support facilities with respect to payment on the notes will ultimately be dependent on the financial condition of Members Equity Bank Pty Limited, [                        ], [                        ] and Genworth Financial Mortgage Insurance Pty Limited

● Members Equity Bank Pty Limited is acting as servicer, an originator and mortgage manager, [                        ] is acting as fixed-floating interest rate swap provider, [                        ] is acting as US$ currency swap provider, [[                        ] is acting as Euro currency swap provider] and Genworth Financial Mortgage Insurance Pty Limited is acting as a mortgage insurance provider with respect to [      ]% of the housing loan pool. Accordingly, the availability of these various support facilities with respect to the notes will ultimately be dependent on the financial strength of Members Equity Bank Pty Limited, [                        ], [                        ] and Genworth Financial Mortgage Insurance Pty Limited. If any of these entities encounter financial difficulties which impede or prohibit the performance of their obligations under the various support facilities, the issuer trustee may not have sufficient funds to timely pay the full amount of principal and interest due on the notes.

MEPM may elect to purchase housing loans from the fund in connection with substitutions of housing loans for breaches of representations with respect to other funds in the SMHL program
● If MEPM determines that a representation or warranty by ME in the bond issue confirmation certificate with respect to a mortgage forming part of another fund in the SMHL program is false or misleading, MEPM may request the trustee of such other fund to purchase a substitute housing loan from the fund within 120 days after the execution of the bond issue confirmation certificate in respect of the fund's pool of housing loans. Whether MEPM would substitute a housing loan from the fund will depend on the relevant circumstances at the time the representation or warranty is found to be false or misleading. Generally, it is anticipated that MEPM would determine to source the purchase of a substitute housing loan from SMHL Origination Fund No. 3 or SMHL Warehousing Trust 2004-1. If MEPM determines to source a purchase of a substitute housing loan from the fund, the purchase from the fund would operate similarly to a prepayment of the respective housing loan.

A decline in Australian economic conditions may lead to losses on your notes
● The Australian economy has been experiencing a prolonged period of expansion with relatively low [and stable] interest rates [and a strong stock market]. [Strong commodity prices have continued to support business activity]. If the Australian economy were to experience a downturn, a substantial increase in interest rates, a sharp fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes.

Consumer protection laws may affect the timing or amount of interest or principal payments to you
● Some of the borrowers may attempt to make a claim to a court requesting changes in the terms and conditions of their housing loans or compensation or penalties from the issuer trustee for breaches of any legislation relating to consumer credit. If requested, the court may, in some circumstances, order a change to the terms of the borrower's housing loan. If there is a breach of legislation in relation to consumer credit, in the circumstance that a borrower or its guarantor has made an application to the court and the court imposes a penalty which is payable by the lender in relation to a housing loan, that penalty is a debt due by the lender and may be set off by the borrower against any amount that is due or becomes due for payment under the borrower's housing loan. Any of these circumstances may result in a delay or decrease in the amount of payments to you.

● The issuer trustee may be subject to the penalties and compensation provisions of the applicable consumer protection laws. To the extent that the issuer trustee is unable to recover any such liabilities under the consumer protection laws from ME, the assets of the fund will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you.

The concentration of housing loans in specific geographic areas may increase the possibility of loss on your notes
● If the fund contains a high concentration of housing loans secured by properties located within a single state or region within Australia, any deterioration in the real estate values or the economy of any of those states or regions could result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the fund, which could cause you to suffer losses. [Concentrations material to an individual offering will be disclosed].

The continuing uncertainty over the interpretation of the new goods and services tax in Australia may decrease the funds available to the fund to pay you
● Since July 1, 2000, a goods and services tax ("GST") is payable by all entities which make taxable supplies in Australia. Some service providers to the issuer trustee may be subject to GST in respect of the services provided to the fund and may pass on that additional cost to the issuer trustee. In 2004, the Australian Taxation Office ("ATO") issued a public ruling to the effect that the issuer trustee would not be entitled to claim a reduced input tax credit for most of the GST borne by it in respect of services provided by the servicer. However, the ATO is currently reviewing its position in this regard. The issuer trustee may also be subject to GST on services provided by it. To the extent that it has a net GST liability, the issuer trustee will have less trust funds available to meet its obligations, and you may suffer losses. See "Australian Tax Matters" in the base prospectus.

Changes of law may impact the structure of the transaction and the treatment of the notes
● The structure of the transaction and, inter alia, the issue of the notes and ratings assigned to the notes are based on Australian law, tax and administrative practice in effect at the date hereof, and having due regard to the expected tax treatment of all relevant entities under such law and practice. No assurance can be given that Australian law, tax or administrative practice will not change after the closing date or that such change will not adversely impact the structure of the transaction and the treatment of the notes. See also "Australian Tax Matters—Taxation of Financial Arrangements" in this prospectus supplement.

You will not receive physical notes representing your notes, which can cause delays in receiving distributions and hamper your ability to pledge or resell your notes
● Your ownership of the notes will be registered electronically through DTC, Euroclear and/or Clearstream, Luxembourg. You will not receive physical notes, except in limited circumstances. This could:

● cause you to experience delays in receiving payments on the notes because the principal paying agent will be sending distributions on the notes to DTC, Euroclear and/or Clearstream, Luxembourg instead of directly to you;

● limit or prevent you from using your notes as collateral; and

● hinder your ability to resell the notes or reduce the price that you receive for them.

Australian tax reform proposals could affect the tax treatment of the fund
● If the Australian tax legislation is amended to tax the fund as a company then it may reduce the available cash of the fund and it is possible that the issuer trustee might be left with insufficient cash to pay interest on the notes. See "Australian Tax Matters" in [this prospectus supplement and] the base prospectus.

Because MEPM and the issuer trustee are Australian entities, there remains uncertainty as to the enforceability of judgments obtained by holders of the offered notes in U.S. courts by Australian courts

● ME Portfolio Management Limited, an Australian non-listed public company incorporated with limited liability, and the issuer trustee, Perpetual Limited, which is an Australian listed public company incorporated with limited liability, have agreed to submit to the jurisdiction of New York state courts and the federal court of the United States located in the Southern District of New York for the purposes of any suit, action or proceeding arising out of the offering of the offered notes. Generally, a final and conclusive judgment obtained by noteholders in U.S. courts would be recognized and enforceable against MEPM or the issuer trustee, or their respective directors, officers or employees, as the case may be, in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of MEPM and the issuer trustee and their directors, officers and employees (and their respective assets), it may be difficult for noteholders to effect service of process over these persons or to enforce against them judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws. See "Enforcement of Foreign Judgments in Australia" in the base prospectus.

MEPM's right to terminate the Ultimate Accounts may lead to increased principal payments
● Under the terms of each housing loan, MEPM has the right to terminate the provisions of the redraw funding facility and therefore the use of the Ultimate Accounts (as described under "Superannuation Members' Home Loans Residential Loan Program—SMHL Product Types—Ultimate Accounts" in the base prospectus). This could occur if SMHL Origination Fund No. 3 should be in default of its contractual obligations under the redraw funding facility or the fund does not have, through the application of prepayments of principal, the financial resources to meet the redraws requested via the Ultimate Accounts. Therefore, the borrower may seek to refinance their loan with another lender to obtain access to a program with features similar to that of the Ultimate Account which is no longer available to them. This could lead to higher principal prepayments than you expected and affect the yield on your notes.

Recently proposed changes to regulatory requirements may affect the financial performance of lenders mortgage insurers
● On January 1, 2006, reforms by the Australian Prudential Regulation Authority to the capital and reporting framework for lenders mortgage insurers commenced. The reforms aim to strengthen the capital framework for lenders mortgage insurers and increase risk-sensitivity, while reducing inconsistencies in prudential requirements. The Australian Prudential Regulation Authority released a range of other reforms affecting all general insurers on February 9, 2006 which took effect on October 1, 2006. These further reforms were aimed at strengthening governance, risk management, business continuity, fitness and propriety, custodian and reporting requirements.

● A further range of reforms has been scheduled to commence in 2007. Further capital adequacy reforms (Prudential Standard GPS 110), which include specific provisions relating to lenders mortgage insurers, commenced on January 1, 2007. Reforms relating to outsourcing of material business activities (Prudential Standard GPS 321) will commence on April 1, 2007 and further reforms relating to general insurers that operate as part of a wider corporate group will be released by the Australian Prudential Regulation Authority in the second quarter of 2007, to take effect from July 1, 2007. These reforms aim to strengthen group-wide corporate governance, risk management practices and reporting requirements.

● Although it is not believed that these regulatory changes will have a materially adverse affect on the operations of lenders mortgage insurers, the potentially more stringent governance, compliance, reporting, regulatory and capital adequacy requirements could increase the costs of compliance and thereby affect the financial strength of these entities. If any of these entities encounter financial difficulties which impede or prohibit the performance of their obligations as provided herein, the issuer trustee may not have sufficient funds to timely pay principal and interest on the notes

The Australian Anti-Money Laundering and Counter-Terrorism Financing Act may affect the services of a reporting entity or the funds it provides. This ultimately could result in a delay or decrease in payments to you

● On December 12, 2006 the Australian Government enacted the Anti-Money Laundering and Counter-Terrorism Financing Act (Cth) (the "AML Act") which replaced the Australian Financial Transactions Reports Act 1988 (Cth). It is proposed that the AML Act will be implemented over a two year period.

● The AML Act makes a number of significant changes to Australia's anti-money laundering regulation, generally to conform with international standards, and focuses on customer identification, on-going due diligence, reporting, record keeping and having an AML program. See "Legal Aspects of the Housing Loans—Anti Money Laundering and Counter Terrorism Financing" in the base prospectus.

● Specific details of the implementation of some of the legislation are unclear because they are dependent on AML rules which are yet to be released. The obligations imposed under the new laws could affect the services provided by an entity regulated under the new laws including the funds it provides and ultimately may result in a delay or decrease in the amounts received by a noteholder.

Capitalized Terms

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary beginning on page S-[ ] of this prospectus supplement or, if not defined in this prospectus supplement, the Glossary beginning on page [ ] of the base prospectus.

U.S. Dollar and Euro Presentation

In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Euro" and "€" are references to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty Establishing the European Community, as amended, and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[       ] = A$1.00, the exchange rate as displayed on the Bloomberg Service under AUD currency on [                       ,      ]. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

Unless otherwise stated in this prospectus, any translations of Australian dollars into Euros have been made at a rate of €[       ] = A$1.00, the exchange rate as displayed on the Bloomberg Service under EUAD currency on [                       ,      ]. Use of such rate is not a representation that Australian dollar amounts actually represent Euro amounts or could be converted into Euro at that rate.

The Issuing Entity

SMHL Global Fund [        ]-[ ] (the "fund") was established on [                       ,      ] in the state of New South Wales, Australia, by the depositor executing a notice of creation of a securitization fund and depositing A$[     ] with the issuer trustee as the initial assets of the fund. A supplementary bond terms notice issued by MEPM, as manager, and signed by the issuer trustee, MEPM, as manager, Perpetual Trustee Company Limited, as security trustee, and The Bank of New York, as note trustee sets out the specific details of the SMHL Global Fund [        ]-[ ] and the notes, which may vary from the terms set forth in the master trust deed. See "Description of the Funds—Establishing the Funds" in the base prospectus. The fund will be governed by the laws of New South Wales, Australia.

The fund is a special purpose entity established to issue the notes, the liquidity notes and any payment funding facility notes, redraw funding facility notes and top-up funding facility notes, to apply the proceeds thereof to acquire the housing loans from [SMHL Origination Fund No.3] [SMHL Warehousing Trust 2004-1], and to hold the housing loans in accordance with the transaction documents. See "Description of the Assets of a Fund—The Housing Loans" in the base prospectus. SMHL Global Fund [        ]-[ ] is a securitization fund. SMHL Global Fund [        ]-[ ] is separate and distinct from any other fund established under the master trust deed. The assets of the SMHL Global Fund [      ]-[  ] are not available to meet the liabilities of any other fund and the assets of any other fund are not available to meet the liabilities of the SMHL Global Fund [        ]-[ ].

Perpetual Limited in its capacity as trustee of all the funds established under the SMHL program holds legal title to the housing loans. The housing loans assigned to the fund on the closing date will be identified in the securitization bond issue direction, which is a written direction under the master trust deed given by MEPM as manager of the fund to Perpetual Limited in its capacity as issuer trustee to issue the notes and liquidity notes on the closing date. Provided that the issuer trustee has accepted the securitization bond issue direction and entered into the security trust deed, the issuance of the notes by the issuer trustee will result in the designated pool of housing loans and the right to receive Collections received on the housing loans being automatically transferred under the terms of the master trust deed:

•	from Perpetual Limited, as trustee for [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1], from which the portfolio of housing loans has been acquired,

•	to the issuer trustee on behalf of the fund,

without any further action by the trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1] or the issuer trustee. The master trust deed provides that upon the issuance of the notes the issuer trustee, on behalf of the fund, will automatically hold the portfolio of housing loans. As a condition to the transfer of the housing loans to the issuer trustee on behalf of the fund, the amount of the proceeds of the issue of the notes as is specified in the securitization bond issue direction, which amount represents the purchase price of the housing loans transferred to the fund, will cease to be held by the issuer trustee on behalf of the fund and will automatically be held by Perpetual Limited, as trustee for [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1].

Thus, the designated housing loans will, under the terms of the master trust deed, automatically cease to be assets of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1] and become assets of SMHL Global Fund [        ]-[ ]. The specified proceeds of the issue of the notes will become assets of Perpetual Limited, in its capacity as trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1]. See "Description of the Assets of a Fund—Transfer and Assignment of the Housing Loans" in the base prospectus. Subject to the transaction documents, the issuer trustee has all the powers in respect of the assets of the fund which it could exercise if it were the absolute and beneficial owner of the assets.

The liabilities of the fund will include obligations to holders of the notes, the liquidity notes, any payment funding facility notes, redraw funding facility notes and top-up funding facility notes issued, payments to swap providers (if any) and fees and expenses as detailed under the caption "Description of the Offered Notes—Fees and Expenses Paid in Priority to Offered Notes" in this prospectus supplement.

Under the master trust deed, the fund's powers to acquire assets is limited to borrowings for the purpose of and in connection with, the making of, investment in, acquisition of, or funding of assets underlying, the housing loans, or other receivables and receivable securities, investment in other Authorized Investments in relation to the foregoing or the continued funding of any investment in receivables, receivable securities or other Authorized Investments. Under the terms of the master trust deed, MEPM as manager of the fund will have full and complete powers of management of the fund, including the administration and servicing of any assets of the fund that are not serviced by the servicer and borrowings and other liabilities of the fund and the conduct of the day to day operation of the fund, including investment decisions with respect to the funds. See "Description of the Transaction Documents—The Manager" in the base prospectus. Consequently, unless directed to do so by MEPM, the issuer trustee will not be entitled to issue additional notes or invest in additional securities, borrow additional moneys or make loans to other persons. Other than the liquidity notes issued on the closing date and any payment funding facility notes, redraw funding facility notes and top-up funding facility notes, no further securities will be issued other than the notes.

ME has discretion with respect to the administration of the housing loans relating to the fund. See "Description of the Transaction Documents—The Mortgage Origination and Management Agreement" in the base prospectus.

The governing documents of the fund may be modified as set forth under "Description of the Transaction Documents—Amendments to the Master Trust Deed and the Supplementary Bond Terms Notices" in the base prospectus. The fiscal year end of the fund will be June 30.

On the closing date, the issuer trustee will acquire legal title to the housing loans in its capacity as trustee of the fund. The fund will not have any additional equity.

The issuer trustee will grant a first ranking floating charge over all of the fund assets in favor of the security trustee. See "Description of the Transaction Documents—The Security Trust Deed" in this prospectus supplement and "Description of the Transaction Documents—The Security Trust Deed" in the base prospectus.

The structure of the SMHL program is intended to mitigate insolvency risk. For example, the housing loans are not assets available to the liquidator or creditors of ME or MEPM in the event of an insolvency of ME or MEPM. Similarly, the assets in a fund are the assets of that fund, and are not the assets of any other fund of which the issuer trustee is trustee, nor are they assets of the issuer trustee in its personal capacity. Accordingly, the assets of a fund will be available to the creditors of that fund only and not to other creditors of the issuer trustee in its personal capacity nor to other creditors of the issuer trustee in its capacity as trustee of any other fund, in the event of an insolvency proceeding affecting the issuer trustee. See "Legal Aspects of the Housing Loans—Insolvency Considerations" in the base prospectus.

Capitalization of the Issuing Entity

The following table illustrates the debt capitalization of the issuing entity as of the closing cut-off date, as if the issuance and sale of the notes had taken place on that date:

Class A[ ] notes	$[ ]
[Class A[ ] notes]	[€[ ]]
[Class A[ ] notes]	[A$[ ]
Class B notes	A$[ ]

The Issuer Trustee

Perpetual Limited is appointed as trustee of the fund on the terms set out in the master trust deed and the supplementary bond terms notice relating to the notes. For a description of Perpetual Limited, see "The Issuer Trustee, Members Equity Bank Pty Limited and ME Portfolio Management Limited—The Issuer Trustee" in the base prospectus.

[Insert any additional information regarding Perpetual Limited (including related securitization experience) / Insert description of other entity appointed as issuer trustee (including related securitization experience)].

Subject to certain limitations set forth in the base prospectus, the issuer trustee is entitled under the master trust deed to be indemnified out of the assets of the fund for any liability properly incurred by the issuer trustee in performing or exercising any of its powers or duties in relation to the fund, see "Description of the Transaction Documents—The Issuer Trustee—Limitation of the Issuer Trustee's Liability" and "—Rights of Indemnity of the Issuer Trustee" in the base prospectus.

The issuer trustee will be entitled to a monthly fee. See "Description of the Offered Notes—Fees and Expenses Paid in Priority to Offered Notes" in this prospectus supplement.

Perpetual Limited's principal business activities are the provision of services from financial management for private individuals through to the provision of trustee, custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. They also provide management investment products through their funds management division.

Perpetual Limited is an authorized trustee corporation under the Corporations Act 2001 (Cth). Perpetual Trustee Company Limited, a related body corporate of the issuer trustee, has obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 236643). Perpetual Trustee Company Limited has appointed Perpetual Limited to act as its authorized representative under that license (Authorized Representative No. 264842). As of [                       ,      ] the group of which Perpetual Limited is the parent had over A$[                 ] billion in funds under administration across its various divisions.

The directors of Perpetual Limited are as follows:

Name	Business Address	Principal Activities
[Robert Murray Savage]	Level 12, 123 Pitt Street, Sydney, NSW, 2000	Director
[Meredith Brooks]	Level 12, 123 Pitt Street, Sydney, NSW, 2000	Director
[David Michael Deverall]	Level 12, 123 Pitt Street, Sydney, NSW, 2000	Director
[Elizabeth Mary Proust]	Level 12, 123 Pitt Street, Sydney, NSW, 2000	Director
[Philip Johnson Twyman]	Level 12, 123 Pitt Street, Sydney, NSW, 2000	Director
[Peter Brooke Scott]	Level 12, 123 Pitt Street, Sydney, NSW, 2000	Director
[Paul McClintock]	Level 12, 123 Pitt Street, Sydney, NSW, 2000	Director
[Sandra McPhee]	Level 12, 123 Pitt Street, Sydney, NSW, 2000	Director

The Servicer and Mortgage Manager

Members Equity Bank Pty Limited ("ME") was established in October 1999 as a result of a 50/50 joint venture formed to pursue a growth strategy in the provision of consumer finance and other financial services in Australia between AXA Asia Pacific Holdings Ltd and Industry Fund Services Pty Limited ("IFS"), as trustee of the IFBT Unit Trust. In January 2003, IFS purchased the 50% holding from AXA Asia Pacific Holdings Ltd to become 100% owner of ME. Effective January 2007, ME became a wholly-owned subsidiary of IFBT Company Pty Ltd, of which IFS is also a wholly-owned subsidiary. ME operates as a limited liability company under the Corporations Act 2001 (Cth).

ME provides a full service to borrowers, including loan origination and all aspects of loan administration, via the SMHL program and other programs. The general character of ME's business is that of providing banking products to its customers and investment opportunities for its investors. In addition to the SMHL program, ME provides loan origination and loan administration services for residential home loans via the Maxis Home Loans program and the ME Home Loans program and commercial, business banking and structured finance loans via the Super Loans Trust program. ME provides additional products that are held on ME's balance sheet to its customers, including the Members Equity Master Card, personal loans and deposit accounts. ME provides services to investors and to support its loan programs through ME's commercial paper conduit, Mustang, the High Yield Debt Fund and the MEPM Liquidity Fund. On December 1, 2003, ME obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 229500). This license is necessary for ME to offer 'financial services', such as bank deposit accounts, in Australia.

ME serves as the servicer and mortgage manager for all housing loans relating to the fund. For a description of the activities of ME as servicer and mortgage manager for the funds, see "Description of the Transaction Documents—The Mortgage Origination and Management Agreement" in the base prospectus. In the event of an insolvency or the removal of the servicer of a housing loan pool, a replacement servicer would need to be installed and the relevant housing loans serviced thereunder transferred to another servicer and its servicing system. Such an event may have an adverse impact on the housing loans included in a fund and may cause a delay in payments on the related notes. However, these risks are mitigated because ME is an experienced servicer of housing loans. MEPM, an affiliate of ME, is the depositor of the funds. See "The Depositor, Sponsor and Manager" in this prospectus supplement and "Description of the Transaction Documents—The Manager" in the base prospectus.

For a description of the transfer of the pool assets to each fund, see "Description of the Assets of a Fund—Transfer and Assignment of the Housing Loans" in the base prospectus.

[On [                    ,       ], Standard & Poor's affirmed its "[BBB]" long-term and "[A-2]" short-term counterparty credit ratings on ME and confirmed that the outlook on ME is stable.]

As of [                    ,       ], ME had net assets of approximately A$[    ] million and approximately A$[    ] billion of assets under management.

ME has been servicing housing loans securitized through the SMHL and Maxis programs since 1994 and 1995, respectively. The following table sets forth the Outstanding Principal Balance of home loans serviced by ME as at June 30 for the last five years [(and as at December 31, 200[ ])]. ME was the servicer of a residential mortgage loan portfolio of approximately A$[    ] billion in outstanding principal amount as at June 30, 200[ ]. ME was the servicer of a residential mortgage loan portfolio of approximately A$[    ] billion in outstanding principal amount as at June 30, 200[ ]. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year total Outstanding Principal Balances over (b) the prior year total Outstanding Principal Balance.

	June 30, 200[ ]		June 30, 200[ ]		June 30, 200[ ]		June 30, 200[ ]		June 30, 200[ ]		[December 31, 200[ ]]
Total Outstanding Balances (A$)	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]
Number of Loans		[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage Change from Prior Year		[ ]%		[ ]%		[ ]%		[ ]%		[ ]%		[ ]%

See also "The Issuer Trustee, Members Equity Bank Pty Limited and ME Portfolio Management Limited—Members Equity Bank Pty Limited—The Servicer and Mortgage Manager" and "Description of the Funds—SMHL Program" in the base prospectus.

[Identity of any other entities servicing 10% or more of the pool assets].

[Description of (i) identifying information and experience, (ii) servicing agreements and servicing procedures and (iii) back up servicing with respect to any other entities servicing 20% or more of the pool assets].

The Depositor, Sponsor and Manager

The manager, ME Portfolio Management Limited ("MEPM"), is a wholly-owned subsidiary of ME. MEPM is a limited liability company incorporated under the Corporations Act 2001 (Cth). MEPM was established in 1994 with the commercial purpose of managing the fund management and securitization programs for ME's off balance sheet lending programs. A significant portion of MEPM's business activities consists of the management of securitization funds established under the SMHL program. MEPM's other business activities include the management of ME's other residential lending programs, commercial lending activities and funds management activities.

MEPM has managed issues in the Australian, European and U.S. SEC-regulated markets since 1994. MEPM currently manages [ ] residential mortgage funds, of which [ ] are registered with the Securities and Exchange Commission.

In the current transaction, MEPM will serve as sponsor and will participate in the structuring of the transaction and the negotiation of transaction documents. MEPM will calculate all income and expenses allocated to the fund, in accordance with the allocation of cash flows described in this prospectus supplement. MEPM will also manage all ongoing reporting requirements of the fund as required by the transaction documents and regulations.

MEPM has been involved in the securitization of assets through the SMHL and Maxis programs since 1994 and 1995, respectively. MEPM has sponsored an aggregate of approximately A$[                        ] in principal amount of mortgage-backed securities through [          ] issues under these programs. The following table sets forth the aggregate principal amount of publicly offered mortgage backed securities sponsored by MEPM under the SMHL and Maxis programs for the past five years. MEPM sponsored approximately A$[          ] billion in initial aggregate principal amount of mortgage-backed securities in the financial year ending June 30, 200[ ]. [MEPM sponsored approximately A$[          ] billion in initial aggregate principal amount of mortgage-backed securities in the financial year ending June 30, 200[ ].] [The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year total Outstanding Principal Balances over (b) the prior year total Outstanding Principal Balance.]

[Description of the size, composition and growth of the sponsor's portfolio of mortgage-backed securities to be included, to the extent material]

	June 30, 200[ ]		June 30, 200[ ]		June 30, 200[ ]		June 30, 200[ ]		June 30, 200[ ]
Total initial aggregate principal amount of mortgage- backed securities sponsored (A$ million)	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]
[Percentage Change from Prior Year]		[ ]%		[ ]%		[ ]%		[ ]%		[ ]%

MEPM has full powers of management of the fund, including the administration of assets, borrowings and other liabilities of the fund and the operation of the fund. Subject to the terms of the mortgage origination and management agreement and the standby servicing agreement, MEPM's management powers include the servicing of any assets that are not serviced by the servicer or back up servicer, as the case may be. In addition, MEPM has a number of specific responsibilities, as described under the caption "Description of the Transaction Documents—The Manager—Powers" in the base prospectus.

In the event that ME was removed as servicer upon a termination of the mortgage origination and management agreement (see "Description of the Transaction Documents—The Mortgage Origination and Management Agreement—Termination of the Mortgage Origination and Management Agreement" in the base prospectus) and Perpetual Corporate Trust Limited resigned from service under the standby servicing agreement without the appointment of a replacement servicer or the appointment of a replacement back up servicer (see "Description of the Transaction Documents—The Mortgage Origination and Management Agreement—Back Up Servicer" in the base prospectus), MEPM would be required to initiate a program for the servicing of housing loans. MEPM does not currently service housing loans and does not currently have or operate a program for the servicing of housing loans. It is anticipated that MEPM would employ similar servicing procedures with respect to the servicing of mortgages as are employed by ME under the mortgage origination management agreement and as would be employed by Perpetual Corporate Trust Limited under the standby servicing agreement. See "Description of the Transaction Documents—The Mortgage Origination and Management Agreement—Management and Servicing of Mortgages", "—Enforcement of Mortgages", "—Powers under the Mortgage Origination and Management Agreement" and "—Actions to be undertaken under the Mortgage Origination and Management Agreement" in the base prospectus.

[Identify MEPM as a servicer to the extent MEPM services any pool assets].

[Include a description of (i) identifying information and experience, (ii) servicing agreements and servicing procedures and (iii) back up servicing with respect to MEPM to the extent MEPM services any pool assets].

There is a mortgage origination and management agreement and a management support deed in place between ME and MEPM as manager of each fund created under the SMHL program. See "Description of the Transaction Documents—The Mortgage Origination and Management Agreement" and "Description of the Transaction Documents—The Manager—The Management Support Deed" in the base prospectus.

On December 2, 2005, MEPM obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 292301). This license is necessary for MEPM to conduct financial services business in Australia.

MEPM's registered office is Level 16, 360 Collins Street, Melbourne, VIC 3000, Australia. For additional information with respect to the role and responsibilities of MEPM, see "Description of the Transaction Documents—The Manager" in the base prospectus. See also "The Issuer Trustee, Members Equity Bank Pty Limited and ME Portfolio Management Limited—ME Portfolio Management Limited—The Depositor, Sponsor and Manager" in the base prospectus.

MEPM is the depositor of SMHL Global Fund [      ]-[  ], which MEPM formed by executing a notice of creation of a securitization fund and depositing A$[    ] with Perpetual Limited, as trustee, as the initial assets of the fund. See "The Issuing Entity" in this prospectus supplement. MEPM is also the depositor of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1], which MEPM formed by executing a notice of creation of [an origination fund] [a securitization fund] and depositing A$[ ] with Perpetual Limited, as trustee, as the initial assets of such fund. See "Description of the Funds—Establishing the Funds" in the base prospectus.

Directors

The directors of MEPM are as follows:

Name	Business Address	Principal Activities
[Brian John Pollock]	Level 16, 360 Collins Street, Melbourne VIC 3000	Director
[Anthony Stewart Wamsteker]	Level 16, 360 Collins Street, Melbourne VIC 3000	Director
[Anna Christina Booth]	Level 16, 360 Collins Street, Melbourne VIC 3000	Director
[Garry Arthur Weaven]	Level 16, 360 Collins Street, Melbourne VIC 3000	Director

The Originators

ME serves as an originator for all housing loans relating to the fund. Under the terms of the master trust deed and the mortgage origination and management agreement, MEPM, as manager of each fund, and Perpetual Limited, as the trustee on behalf of each fund, have appointed ME to originate housing loans for each fund. Under this contractual arrangement, ME is responsible for procuring borrowers to enter into housing loans and arranging and processing each housing loan with the relevant borrower.

Each housing loan originated by ME is funded by originator SMHL Origination Fund No. 3. Funds are advanced by SMHL Origination Fund No. 3 to the borrowers under housing loan contracts entered into between the borrower and Perpetual Limited, in its capacity as trustee of originator SMHL Origination Fund No. 3.

For a description of the origination activities of ME, see "Superannuation Members' Home Loans Residential Loan Program—Origination Process" in the base prospectus. For further information with respect to the role and responsibilities of ME, see "Description of the Transaction Documents—The Mortgage Origination and Management Agreement" in the base prospectus. For a description of SMHL Origination Fund No. 3, see "Description of the Funds—SMHL Program" in the base prospectus.

For further information regarding ME and SMHL Origination Fund No. 3, see "The Servicer and Mortgage Manager" in this prospectus supplement and "The Issuer Trustee, Members Equity Bank Pty Limited and ME Portfolio Management Limited—Members Equity Bank Pty Limited - The Servicer and Mortgage Manager" in the base prospectus. For a description of SMHL Origination Fund No. 3, see "Description of the Funds—SMHL Program" in the base prospectus.

[Identity of any other entities that originated, or are expected to originate, 10% or more of the pool assets].

[Description of (i) the originator's form of organization, (ii) the originator's origination program and (iii) the originator's experience in originating assets with respect to any other entities that originated, or are expected to originate, 20% or more of the pool assets].

The Class A Note Trustee

The Bank of New York will serve as note trustee for the Class A notes [(other than any Class A[ ] notes)]. The Bank of New York is a New York banking corporation organized under the laws of the state of New York. The Bank of New York has, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The corporate trust offices of the note trustee responsible for the administration of the fund are located at 101 Barclay Street, Floor 21 West, New York, New York 10286. For additional information with respect to the role and responsibilities of the note trustee, see "Description of the Transaction Documents—The Note Trustee" in the base prospectus.

Affiliations and Certain Relationships and Related Transactions

MEPM is a wholly-owned subsidiary of ME and is the depositor, sponsor and manager of the fund. MEPM is also the manager of originator SMHL Origination Fund No. 3. MEPM is responsible for the management of the SMHL program and is the depositor of each fund established under the SMHL program. MEPM is also the depositor of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1], which transferred the pool of housing loans to the fund, originator SMHL Origination Fund No. 3, and SMHL Global Fund [      ]-[  ], the issuing entity.

ME is the servicer, an originator and mortgage manager for this transaction. Prior to January 2007, ME was a wholly-owned subsidiary of IFS, as trustee of the IFBT Unit Trust. IFS represents a large number of industry based superannuation (pension) funds. IFS established the IFBT Unit Trust, which consolidated 43 superannuation funds, to purchase initially 50% of ME and then in June 2003 became 100% owner of ME. In June 2006, the unitholders of IFBT Unit Trust and shareholders in IFS approved the establishment of a non-operating company that would hold ME and IFS. As at December 2006, the unitholders in the IFBT Unit Trust consisted of 40 superannuation funds. Following the receipt of regulatory approval from the Australian Prudential Regulation Authority, with effect from January 2007, ME and IFS became wholly-owned subsidiaries of IFBT Company Pty Limited. The shareholders in IFBT Company Pty Limited are the former shareholders of IFS and the former unitholders in the IFBT Unit Trust. As of [                 ,    ], the shareholders in IFBT Company Pty Ltd consisted of [40] superannuation funds. The [40] funds represent approximately [6.5] million members and have approximately A$[    ] in total funds under management.

ME has extensive relationships with a large range of superannuation funds and unions. Ordinarily, it is a requirement in order to apply for a SMHL mortgage that at least one of the applicants whose name appears on the application form must be a member of a participating superannuation fund or union. Participating superannuation funds include those funds which have invested in SMHL Origination Fund No. 3 and Super Business Loans Unit Trust No. 1.

Perpetual Limited is the issuer trustee of the fund and is the trustee of each of the other funds formed under the SMHL program, including originator SMHL Origination Fund No. 3. Perpetual Limited is also [the liquidity facility provider, in its capacity as trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1], and] the redraw funding facility provider, the top-up funding facility provider and the payment funding facility provider, in each case in its capacity as trustee of SMHL Origination Fund No. 3. Perpetual Trustee Company Limited is the security trustee and Perpetual Corporate Trust Limited is the back up servicer. Each of Perpetual Trustee Company Limited and Perpetual Corporate Trust Limited is a related body corporate of Perpetual Limited. [P.T. Limited, as nominee for Perpetual Limited, in its capacity as trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1], is the liquidity noteholder.] [P.T. Limited is affiliated with Perpetual Limited, Perpetual Trustee Company Limited and Perpetual Corporate Trust Limited.]

[Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1] is the income unitholder of SMHL Global Fund [      ]-[  ]. [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1] is the residual capital unitholder of SMHL Global Fund [      ]-[  ]. [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1, is also the liquidity facility provider and the liquidity noteholder]. Industry Funds Management (Nominees 2) Pty Limited is a wholly owned subsidiary of IFS.

P.T. Limited in its capacity as trustee of Superannuation Members' Home Loans Income Trust is the residual income beneficiary of SMHL Origination Fund No. 3. The beneficiaries of Superannuation Members' Home Loans Income Trust are the bondholders of SMHL Origination Fund No. 3. Superannuation Members' Home Loans Income Trust was established in accordance with the income trust deed in relation to SMHL Origination Fund No. 3 to enable bondholders of SMHL Origination Fund No. 3 to participate in the income profits of SMHL Origination Fund No. 3 in excess of their interest entitlements. Beneficiaries of Superannuation Members' Home Loans Income Trust are entitled to a distribution of a proportionate share of any net income of SMHL Origination Fund No. 3.

ME is the residual capital beneficiary of SMHL Origination Fund No. 3.

[Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3, is the residual income beneficiary and the residual capital beneficiary of SMHL Warehousing Trust 2004-1.]

[Description of the general character of any relationships of the servicer, the depositor, the issuer trustee, the issuing entity, the security trustee and/or the note trustee with any providers of credit enhancement or derivative instruments, underwriters and/or any other material parties related to the mortgage backed securities to be inserted].

[Description of any other affiliations to be inserted].

Superannuation Members' Home Loans Securitization Program

MEPM established its SMHL program pursuant to a master trust deed for the purpose of enabling Perpetual Limited, as trustee of each fund established pursuant to the master trust deed, to finance and own housing loans and to invest in pools of housing loans. The master trust deed provides for the creation of an unlimited number of separate funds, including origination funds and securitization funds. SMHL Global Fund [      ]-[  ] is a securitization fund. The master trust deed establishes the general framework under which funds may be established from time to time. The master trust deed, supplementary bond terms notice relating to the notes and the notice of creation of a securitization fund establish the SMHL Global Fund [      ]-[ ]. The SMHL Global Fund [       ]-[ ] is separate and distinct from any other fund established under the master trust deed. The assets of the SMHL Global Fund [       ]-[ ] are not available to meet the liabilities of any other fund and the assets of any other fund are not available to meet the liabilities of the SMHL Global Fund [      ]-[  ].

SMHL Global Fund [    ]-[ ]

The detailed terms of the SMHL Global Fund [      ]-[  ] will be as set out in the master trust deed and the supplementary bond terms notice relating to the notes. To establish the fund, the depositor has executed a notice of creation of a securitization fund, dated [                          ,      ].

The supplementary bond terms notice relating to the notes, which supplements the general framework under the master trust deed with respect to the fund, does the following:

•	specifies the details of the notes;

•	establishes the cash flow allocation;

•
specifies a number of ancillary matters associated with the operation of the fund and the housing pool such as the establishment of the rating agency requirements and the creation of the cash collateral account; and

•	amends the master trust deed to the extent necessary to give effect to the specific aspects of the fund and the issue of the notes.

Origination Funds and Warehousing Trusts

Origination funds and warehousing trusts, which are considered origination funds and securitization funds, respectively, under the terms of the master trust deed, are funds in which housing loans are warehoused pending the accumulation of a portfolio of loans for securitization. Certain of the housing loans initially held in SMHL Origination Fund No. 3 may subsequently be transferred to SMHL Warehousing Trust 2004-1 pending securitization of a pool of housing loans.

Other Trusts

In addition to SMHL Global Fund [      ]-[ ], two other trusts are established in relation to the issue of the notes as follows:

Class A Note Trust

The Class A note trust is created under the terms of the note trust deed for the purpose of facilitating administration of the rights of holders of Class A notes [(other than any Class A[ ] notes)]. The Class A note trustee acts as trustee of the Class A note trust for the benefit of holders of Class A notes [(other than any Class A[ ] notes)] under the terms of the note trust deed.

Under the terms of the note trust deed, the rights of holders of Class A notes [(other than any Class A[ ] notes)] are held by the Class A note trustee. The Class A note trustee has the power to enforce obligations of the issuer trustee for the benefit of holders of Class A notes [(other than any Class A[ ] notes)] and to vote on behalf of holders of Class A notes [(other than any Class A[  ] notes)], based on their directions, at meetings held under the terms of the master trust deed or the security trust deed, including upon an event of default and enforcement under the security trust deed. For a description of the principal functions, responsibilities, powers, discretions and protections of the Class A note trustee, see "Description of the Transaction Documents—The Class A Note Trustee" and "Description of the Transaction Documents—The Security Trust Deed—The Class A Note Trustee as Voting Secured Creditor" in the base prospectus. Pursuant to the terms of the note trust deed, the Class A note trustee will be entitled to a fee in an amount agreed upon by the Class A note trustee and MEPM as manager of the fund.

Upon creation of the Class A note trust, MEPM will deposit the sum of US$[      ] with the Class A note trustee to comprise the initial assets of the Class A note trust. If the charge under the security trust deed is enforced, any amounts recovered under the charge which are payable to the holders of Class A notes [(other than any Class A[  ] notes)] will become assets of the Class A note trust pending payment by the Class A note trustee to the holders of Class A notes [(other than any Class A[  ] notes)] in accordance with the note trust deed and the other transaction documents.

Security Trust

The security trust is created under the terms of the security trust deed for the purpose of facilitating administration of the rights of Secured Creditors. The security trustee acts as trustee of the security trust for the benefit of noteholders and all other Secured Creditors under the terms of the security trust deed. The security trustee holds the charge over the assets of the fund granted by the issuer trustee under the security trust deed for the benefit of the Secured Creditors. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the fund and the security trustee will be responsible for distributing the proceeds of realization to Secured Creditors in the order prescribed under the security trust deed.

The security trust will not, prior to the enforcement of the charge under the security trust deed, hold any assets. If the charge under the security trust deed is enforced, any amounts recovered under the charge which are payable to Secured Creditors will become assets of the security trust pending payment to the Secured Creditors in accordance with the security trust deed and the other transaction documents.

Superannuation Members' Home Loans Residential Loan Program

For a summary of MEPM's residential loan program, see "Superannuation Members' Home Loans Residential Loan Program" in the base prospectus.

Approval and Underwriting Process

ME's approval policies set out the underwriting criteria that are used in assessing the housing loan applications, determining the suitability of the loan applicants, and evaluating the value and adequacy of the property being used as security for the housing loan. These policies are subject to continuous review by ME and may be changed from time to time.

Under current underwriting criteria, the minimum loan amount available is [forty thousand Australian dollars (A$40,000)] (other than in Tasmania, where the minimum loan amount is [twenty thousand Australian dollars (A$20,000)]). [While there is no maximum loan amount limit], loan amounts in excess of [seven hundred and fifty thousand Australian dollars (A$750,000)] require the prior approval of the mortgage insurer. The minimum term for a housing loan is [five years] and the maximum term for a housing loan is [30 years].

An amount will be lent up to a maximum LTV of [95]%. [Lenders' mortgage insurance, providing [100]% coverage against loss on the entire housing loan, is mandatory for [all housing loans].

In order to be provided with an SMHL program home loan, all loan applications must satisfy ME's approval criteria as set out below. The approval process includes verifying the borrowers' application details, assessing their debt servicing ability and determining the value of the mortgaged property.

Application Verification and Debt Servicing Ability

When an applicant submits a request for a loan, an assessment is made of the applicant's ability to service the loan. This assessment is based on the applicant's income, savings and/or credit history and individual commitments. Verification of an applicant's information is a key part of the approval process.

New loans / new applicants

ME verifies all income and other application criteria on all loan applications by reviewing documentation, which includes but is not limited to the following:

•	[tax returns or payment summaries (formerly known as group certificates)];

•	[income confirmation, via, pay slip or letter of employment];

•	[superannuation statements / union membership];

•	[for new purchases, a signed contract of sale (or relevant state contract)];

•	[for refinance properties, a loan statement from another financial institution confirming satisfactory conduct]; and

•	[for self-employed applicants, two years of certified annual financial statements and both personal and company tax returns].

In addition, ME performs a credit check of each potential borrower with a credit reference agency.

The applicant's ability to repay a loan is assessed on the basis of net disposable income after meeting all borrower commitments. Net disposable income is calculated by ME taking into account all regular sources of income and adjusting for taxation, other credit facilities and living expenses.

Applicants must demonstrate the capacity to repay the housing loan installment using net disposable income. For the purpose of these calculations, scheduled repayments on the housing loan are presently calculated on the basis of an interest rate [1.5]% higher than the current variable interest rate (or the applicable fixed interest rate, if higher).

Top-up loans / existing borrowers

Top-up loans are assessed as additional extensions of credit on an existing borrower's loan amount. Under certain conditions a "Short Form" assessment is undertaken for top-ups, where ME verifies the borrower's ability to service the loan by confirming that:

•	the top-up amount requested does not exceed A$[100,000];

•	the total exposure to the borrower (including the top-up) is less than A$[750,000];

•	[the current loan has been outstanding for more than six months and no arrears events have occurred];

•	[an acknowledgement has been received from the borrower that the borrower's financial position and employment conditions have not changed since their last application]; and

•	[the LTV remains within the maximum LTV allowed for the security property].

[Updated proof of income is not required unless an increase in the borrower's income is required to prove the borrower's ability to service the loan].

For all top-up loan applications that do not meet all of these "Short-Form" assessment criteria, the standard criteria for new applicants is applied, as described above under the caption "—New loans / new applicants".

Valuation of Mortgaged Property

For successful applications, the maximum allowable LTV must be less than or equal to [95]% for the processing to proceed. For certain security property types this LTV must be lower than [95]%. The determining factor is the assessed risk attached to the property to be secured (for example, converted warehouses are allocated a maximum LTV of [50]%). The LTV requirements adopted from time to time by ME are approved by the mortgage insurer.

The property to be secured is required to be valued by an Approved Valuer except in the circumstances described below under the captions "—Purchases - new loans" and "—Top-up loans / existing borrowers".

The value of the property for the purposes of determining the LTV is the lower of the:

•	contract price (for purchases or property construction); and

•	the Valuation amount (if required).

The value may include fixed chattels which are defined as carpets, blinds, curtains and light fittings.

Purchases - new loans

Under certain criteria, a Valuation from an Approved Valuer of a property to be secured is not required, and the purchase price contained in the contract of sale may be relied upon. The "no Valuation policy" is based on postcode regions within Australia that have been approved by the mortgage insurer, the LTV of the loan and the amount of the loan. Under this policy a Valuation from an Approved Valuer is not required when certain criteria apply. Such criteria include:

•	purchase loans for a dwelling in Sydney metropolitan postcodes where the LTV is less than or equal to [95]% and the total loan amount is less than or equal to A$[600,000];

•	purchase loans for a dwelling in Canberra, Brisbane and Melbourne metropolitan postcodes where the LTV is less than or equal to [95]% and the total loan amount is less than or equal to A$[400,000];

•	purchase loans for a dwelling in Perth metropolitan postcodes where the LTV is less than or equal to [95]% and the total loan amount is less than or equal to A$[350,000]; and

•	purchase loans for a dwelling in Adelaide, Darwin and Hobart metropolitan postcodes where the LTV is less than or equal to [95]% and the total loan amount is less than or equal to A$[300,000].

A Valuation will be required if the loan exceeds the maximum specified LTV or loan amount for the relevant city and land use described above.

In a purchase situation, the above exemptions will not apply (and a Valuation from an Approved Valuer must be obtained) if:

•	[the purchase is not conducted through a licensed real estate agent and is not at arm's length];

•	[the contract of sale is greater than three months old]; or

•	[the security property is not located within policy specified locations in each state].

For new loans involving new applicants and / or new securities for any other purpose than purchases, a Valuation from an Approved Valuer is required in all cases.

Top-up loans / existing borrowers

For existing borrowers requiring a top-up loan, under certain criteria, a new Valuation will not be required and an existing Valuation from an Approved Valuer, the purchase price contained in the original contract of sale or a property rates notice issued by the relevant local government for that area may be relied upon.

The criteria are as follows:

An existing Valuation from an Approved Valuer or the purchase price contained in the original contract of sale may be used based on the following criteria:

•	[the property is not in an excluded postcode region];

•	the property value has been established in line with ME's Valuation policy guidelines within the following periods:

•	where the LTV is less than or equal to [80]%, the property value has been established within the past [three years]; and

•	where the LTV is greater than [80]%, the property value has been established within the past [two years].

A property rates notice less than [12] months old issued by the relevant local government may be used when certain criteria apply. Such criteria include the LTV is less than or equal to [80]% and the total loan amount is less than or equal to:

•	A$[800,000] for a dwelling in a Sydney metropolitan postcode;

•	A$[600,000] for a dwelling in a Canberra, Brisbane or Melbourne metropolitan postcode;

•	A$[500,000] for a dwelling in a Perth or Darwin metropolitan postcode;

•	A$[400,000] for a dwelling in an Adelaide metropolitan postcode;

•	A$[350,000] for a dwelling in a Hobart metropolitan postcode; and

•	the amount specified in the policy for a particular rural area for loans secured by property in rural locations.

If a request for a top-up loan is agreed to or granted by ME for one of the housing loans included in the fund, the issuer trustee may fund such top-up loan from Collections which represent repayments or prepayments of principal on the housing loans or, if not available, by drawings under a top-up funding facility in accordance with the procedures described under the caption "Description of the Offered Notes—Top-up Loans" in this prospectus supplement.

Description of the Assets of the Fund

The assets of the fund will include the following:

•	the pool of housing loans assigned to the fund, including all:

•	principal payments paid or payable on the housing loans at any time from the closing cut-off date; and

•	interest payments paid or payable on the housing loans and all other amounts received or applied by the issuer trustee from and including the closing date;

•	rights under the mortgage insurance policies issued by the mortgage insurers and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

•	rights under the mortgages in relation to the housing loans;

•
amounts on deposit in the accounts established in connection with the creation of the fund and the issuance of the notes, including the collection account and any instruments in which these amounts are invested; and

•	the issuer trustee's rights under the transaction documents to which it is a party (other than rights that it holds personally, including rights of management and delegation).

Description of the Pool of Housing Loans

General

The housing loans to be transferred to the fund were originated for the SMHL program from new loan applications and refinancings of acceptable housing loans. The housing loans were originated by ME in the name of Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3. The housing loans are currently held by [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1].

Perpetual Limited in its capacity as trustee of each of the funds established under the program holds legal title to the housing loans to be transferred to the fund. On the issue of the notes the housing loans will cease to be assets of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1] and will become assets of the fund with the specified proceeds of the issue of the notes being used to fund the acquisition of the housing loans from Perpetual Limited, in its capacity as trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1]. On the closing date, the housing loans purchased by the fund will be specified in a bond issue direction from MEPM, in its capacity as manager of SMHL Global Fund [     ]-[ ].

The portfolio of housing loans consists of [              ] housing loans that have an aggregate principal balance outstanding as of
[                       ,       ] of approximately A$[                     ]. ME originated the home loans in the ordinary course of its business.

Pool Selection Criteria

The housing loans have been randomly selected by MEPM for inclusion in the housing loan pool from those loans held by [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1] confirmed to comply with the representations and warranties set out under the captions "Description of the Pool of Housing Loans—Representations and Warranties Regarding the Housing Loans" in this prospectus supplement and "Description of the Assets of a Fund—Representations and Warranties Regarding the Housing Loans" in the base prospectus [and rating agency criteria].

Features of the Housing Loans

The housing loans to be transferred to the fund are secured by registered first ranking mortgages on properties located in Australia. Each housing loan will be one of the types of products described under the caption "Superannuation Members' Home Loans Residential Loan Program—SMHL Product Types" in the base prospectus. Each housing loan may have some or all of the features described in the "Superannuation Members' Home Loans Residential Loan Program—SMHL Product Types" in the base prospectus. The housing loans are either fixed rate for a specified period of time, then variable rate, variable rate or interest only for a specified period and then fixed or variable rate loans. The maximum LTV for any housing loan with an interest only period is currently [95]%. The interest only housing loans are subject to ME's usual housing loan servicing criteria. The mortgaged properties consist of owner-occupied and non-owner-occupied single family homes, but do not include mobile homes, commercial properties or properties under construction.

Details of the Housing Loan Pool

The information in the following tables sets forth in tabular format various details relating to the housing loans to be sold to the fund on the closing date. The information is provided as of the close of business on [                       ,       ]. The sum in any column may not equal the total indicated due to rounding.

Note that these details may not reflect the housing loan pool as of the closing date because payments may be received on the housing loans prior to the closing date or MEPM may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. MEPM may do this if, for example, the loans originally selected are repaid early.

MEPM will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described under the caption "Summary—Summary of the Notes" and "Summary—The Housing Loan Pool" in this prospectus supplement, other than a change in the Number of Housing Loans, the Housing Loan Pool Size or Total Valuation of the Properties [or          ] where the change is due to adding or removing housing loans due to a fluctuation in the A$/US$ exchange rate [or         ], unless a revised prospectus is delivered to prospective investors.

[This section may be modified for each series to describe the housing loan pool for that series].

Original Term to Maturity Distribution

Range of Original Term (Months)	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
1 - 48	[	]	[	]	[	]	[	]	[	]
49 - 60	[	]	[	]	[	]	[	]	[	]
61 - 72	[	]	[	]	[	]	[	]	[	]
73 - 84	[	]	[	]	[	]	[	]	[	]
85 - 96	[	]	[	]	[	]	[	]	[	]
97 - 108	[	]	[	]	[	]	[	]	[	]
109 - 120	[	]	[	]	[	]	[	]	[	]
121 - 132	[	]	[	]	[	]	[	]	[	]
133 - 144	[	]	[	]	[	]	[	]	[	]
145 - 156	[	]	[	]	[	]	[	]	[	]
157 - 168	[	]	[	]	[	]	[	]	[	]
169 - 180	[	]	[	]	[	]	[	]	[	]
181 - 192	[	]	[	]	[	]	[	]	[	]
193 - 204	[	]	[	]	[	]	[	]	[	]
205 - 216	[	]	[	]	[	]	[	]	[	]
217 - 228	[	]	[	]	[	]	[	]	[	]
229 - 240	[	]	[	]	[	]	[	]	[	]
241 - 252	[	]	[	]	[	]	[	]	[	]
253 - 264	[	]	[	]	[	]	[	]	[	]
265 - 276	[	]	[	]	[	]	[	]	[	]
277 - 288	[	]	[	]	[	]	[	]	[	]
289 - 300	[	]	[	]	[	]	[	]	[	]
301 - 312	[	]	[	]	[	]	[	]	[	]
313 - 324	[	]	[	]	[	]	[	]	[	]
325 - 336	[	]	[	]	[	]	[	]	[	]
337 - 348	[	]	[	]	[	]	[	]	[	]
349 - 360	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Remaining Term to Maturity Distribution

Range of Remaining Term (Months)	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Less than or equal to 24	[	]	[	]	[	]	[	]	[	]
25 - 36	[	]	[	]	[	]	[	]	[	]
37 - 48	[	]	[	]	[	]	[	]	[	]
49 - 60	[	]	[	]	[	]	[	]	[	]
61 - 72	[	]	[	]	[	]	[	]	[	]
73 - 84	[	]	[	]	[	]	[	]	[	]
85 - 96	[	]	[	]	[	]	[	]	[	]
97 - 108	[	]	[	]	[	]	[	]	[	]
109 - 120	[	]	[	]	[	]	[	]	[	]
121 - 132	[	]	[	]	[	]	[	]	[	]
133 - 144	[	]	[	]	[	]	[	]	[	]
145 - 156	[	]	[	]	[	]	[	]	[	]
157 - 168	[	]	[	]	[	]	[	]	[	]
169 - 180	[	]	[	]	[	]	[	]	[	]
181 - 192	[	]	[	]	[	]	[	]	[	]
193 - 204	[	]	[	]	[	]	[	]	[	]
205 - 216	[	]	[	]	[	]	[	]	[	]
217 - 228	[	]	[	]	[	]	[	]	[	]
229 - 240	[	]	[	]	[	]	[	]	[	]
241 - 252	[	]	[	]	[	]	[	]	[	]
253 - 264	[	]	[	]	[	]	[	]	[	]
265 - 276	[	]	[	]	[	]	[	]	[	]
277 - 288	[	]	[	]	[	]	[	]	[	]
289 - 300	[	]	[	]	[	]	[	]	[	]
301 - 312	[	]	[	]	[	]	[	]	[	]
313 - 324	[	]	[	]	[	]	[	]	[	]
325 - 336	[	]	[	]	[	]	[	]	[	]
337 - 348	[	]	[	]	[	]	[	]	[	]
349 - 360	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Seasoning

Range of Seasoning (Months)	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Less than 1	[	]	[	]	[	]	[	]	[	]
1 - 12	[	]	[	]	[	]	[	]	[	]
13 - 24	[	]	[	]	[	]	[	]	[	]
25 - 36	[	]	[	]	[	]	[	]	[	]
37 - 48	[	]	[	]	[	]	[	]	[	]
49 - 60	[	]	[	]	[	]	[	]	[	]
61 - 72	[	]	[	]	[	]	[	]	[	]
73 - 84	[	]	[	]	[	]	[	]	[	]
85 - 96	[	]	[	]	[	]	[	]	[	]
97 - 108	[	]	[	]	[	]	[	]	[	]
109 - 120	[	]	[	]	[	]	[	]	[	]
121 - 132	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Geographic Distribution

Region	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Australian Capital Territory - Metro	[	]	[	]	[	]	[	]	[	]
New South Wales - Inner City	[	]	[	]	[	]	[	]	[	]
New South Wales - Metro	[	]	[	]	[	]	[	]	[	]
New South Wales - Non Metro	[	]	[	]	[	]	[	]	[	]
Northern Territory - Metro	[	]	[	]	[	]	[	]	[	]
Northern Territory - Non Metro	[	]	[	]	[	]	[	]	[	]
Queensland - Inner City	[	]	[	]	[	]	[	]	[	]
Queensland - Metro	[	]	[	]	[	]	[	]	[	]
Queensland - Non Metro	[	]	[	]	[	]	[	]	[	]
South Australia - Inner City	[	]	[	]	[	]	[	]	[	]
South Australia - Metro	[	]	[	]	[	]	[	]	[	]
South Australia - Non Metro	[	]	[	]	[	]	[	]	[	]
Tasmania - Inner City	[	]	[	]	[	]	[	]	[	]
Tasmania - Metro	[	]	[	]	[	]	[	]	[	]
Tasmania - Non Metro	[	]	[	]	[	]	[	]	[	]
Victoria - Inner City	[	]	[	]	[	]	[	]	[	]
Victoria - Metro	[	]	[	]	[	]	[	]	[	]
Victoria - Non Metro	[	]	[	]	[	]	[	]	[	]
Western Australia - Inner City	[	]	[	]	[	]	[	]	[	]
Western Australia - Metro	[	]	[	]	[	]	[	]	[	]
Western Australia - Non Metro	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Remaining Principal Balance Distribution

Current Balance (A$)	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
0.01 - 50,000.00	[	]	[	]	[	]	[	]	[	]
50,000.01 - 100,000.00	[	]	[	]	[	]	[	]	[	]
100,000.01 - 150,000.00	[	]	[	]	[	]	[	]	[	]
150,000.01 - 200,000.00	[	]	[	]	[	]	[	]	[	]
200,000.01 - 250,000.00	[	]	[	]	[	]	[	]	[	]
250,000.01 - 300,000.00	[	]	[	]	[	]	[	]	[	]
300,000.01 - 350,000.00	[	]	[	]	[	]	[	]	[	]
350,000.01 - 400,000.00	[	]	[	]	[	]	[	]	[	]
400,000.01 - 450,000.00	[	]	[	]	[	]	[	]	[	]
450,000.01 - 500,000.00	[	]	[	]	[	]	[	]	[	]
500,000.01 - 550,000.00	[	]	[	]	[	]	[	]	[	]
550,000.01 - 600,000.00	[	]	[	]	[	]	[	]	[	]
600,000.01 - 650,000.00	[	]	[	]	[	]	[	]	[	]
650,000.01 - 700,000.00	[	]	[	]	[	]	[	]	[	]
700,000.01 - 800,000.00	[	]	[	]	[	]	[	]	[	]
Greater than or equal to 800,000.01	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Distribution of Insurers

Insuring Company Name	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Genworth Financial Mortgage Insurance Pty Limited	[	]	[	]	[	]	[	]	[	]
Commonwealth of Australia (managed by Genworth Financial Mortgage Insurance Pty Limited)	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Timely Payment Cover

Timely Payment Cover Status	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Insured for Timely Payment Cover	[	]	[	]	[	]	[	]	[	]
Not insured for Timely Payment Cover	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00%		100.00%

Current Loan to Value Distribution

Range of Current LTV (%)	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
0.00 - 25.00	[	]	[	]	[	]	[	]	[	]
25.01 - 30.00	[	]	[	]	[	]	[	]	[	]
30.01 - 35.00	[	]	[	]	[	]	[	]	[	]
35.01 - 40.00	[	]	[	]	[	]	[	]	[	]
40.01 - 45.00	[	]	[	]	[	]	[	]	[	]
45.01 - 50.00	[	]	[	]	[	]	[	]	[	]
50.01 - 55.00	[	]	[	]	[	]	[	]	[	]
55.01 - 60.00	[	]	[	]	[	]	[	]	[	]
60.01 - 65.00	[	]	[	]	[	]	[	]	[	]
65.01 - 70.00	[	]	[	]	[	]	[	]	[	]
70.01 - 75.00	[	]	[	]	[	]	[	]	[	]
75.01 - 80.00	[	]	[	]	[	]	[	]	[	]
80.01 - 85.00	[	]	[	]	[	]	[	]	[	]
85.01 - 90.00	[	]	[	]	[	]	[	]	[	]
90.01 - 95.00	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Distribution of Current Interest Rates

Range of Current Interest Rates (%)	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
5.51 - 6.00	[	]	[	]	[	]	[	]	[	]
6.01 - 6.50	[	]	[	]	[	]	[	]	[	]
6.51 - 7.00	[	]	[	]	[	]	[	]	[	]
7.01 - 7.50	[	]	[	]	[	]	[	]	[	]
7.51 - 8.00	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Occupancy Status

Occupancy Status	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Owner-Occupied	[	]	[	]	[	]	[	]	[	]
Investment	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Loan Purpose

Loan Purpose	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Construction	[	]	[	]	[	]	[	]	[	]
Other	[	]	[	]	[	]	[	]	[	]
Purchase	[	]	[	]	[	]	[	]	[	]
Refinance	[	]	[	]	[	]	[	]	[	]
Renovation	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Property Type

Property Type	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Apartment	[	]	[	]	[	]	[	]	[	]
House	[	]	[	]	[	]	[	]	[	]
Land	[	]	[	]	[	]	[	]	[	]
Townhouse	[	]	[	]	[	]	[	]	[	]
Unit	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Loan Type

Loan Type	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Fixed Rate - Amortizing	[	]	[	]	[	]	[	]	[	]
Fixed Rate - Interest Only	[	]	[	]	[	]	[	]	[	]
Variable Rate - Amortizing	[	]	[	]	[	]	[	]	[	]
Variable Rate - Interest Only	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Months Until Fixed Rate Period Expires for Loans with Initial Fixed Rate Periods

Range of Months Until Expiration	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
Less than or equal to 6	[	]	[	]	[	]	[	]	[	]
7 - 12	[	]	[	]	[	]	[	]	[	]
13 - 18	[	]	[	]	[	]	[	]	[	]
19 - 24	[	]	[	]	[	]	[	]	[	]
25 - 30	[	]	[	]	[	]	[	]	[	]
31 - 36	[	]	[	]	[	]	[	]	[	]
37 - 42	[	]	[	]	[	]	[	]	[	]
43 - 48	[	]	[	]	[	]	[	]	[	]
49 - 54	[	]	[	]	[	]	[	]	[	]
55 - 60	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Remaining Interest Only Period for Interest Only Loans (Months)

Remaining Interest Only Period for Interest Only Loans (Months)	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Interest Only Loans		(%) by Interest Only Balance Outstanding
Less than or equal to 6	[	]	[	]	[	]	[	]	[	]
7 - 12	[	]	[	]	[	]	[	]	[	]
13 - 18	[	]	[	]	[	]	[	]	[	]
19 - 24	[	]	[	]	[	]	[	]	[	]
25 - 30	[	]	[	]	[	]	[	]	[	]
31 - 36	[	]	[	]	[	]	[	]	[	]
37 - 42	[	]	[	]	[	]	[	]	[	]
43 - 48	[	]	[	]	[	]	[	]	[	]
49 - 54	[	]	[	]	[	]	[	]	[	]
55 - 60	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Pool Profile By Year Of Maturity

Year of Maturity	Number of Loans		Balance Outstanding (A$)		Weighted Average Current LTV (%)		(%) by Number of Loans		(%) by Balance Outstanding
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
20[ ]	[	]	[	]	[	]	[	]	[	]
Total	[	]	[	]	[	]	100.00		100.00

Static Pool Information

Current static pool data with respect to prior securitized pools of housing loans serviced by the servicer is available on the internet at http://www.[                                  ] (the "Static Pool Information"). Static Pool Information provided on the web site for periods before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement for the notes.

As used in the Static Pool Information, a housing loan is considered to be delinquent when a payment, or portion of a payment, due on any regular installment due date remains unpaid as of the close of business on that due date (or if the due date is not a Banking Day, on the Banking Day immediately following that due date). The determination as to whether a loan falls into this category is made pursuant to the internal policies of ME, as of the close of business on the due date (or if the due date is not a Banking Day, on the immediately following Banking Day). Grace periods and partial payments do not affect these determinations.

A borrower may make payments in excess of the regular repayments required under the housing loan agreement. The difference between the amount paid by the borrower and the minimum amount that the borrower is required to pay under the housing loan to date is referred to as the "loan prepayment". If a borrower fails to make a minimum payment by an installment due date but has a loan prepayment that is equal to or greater than the amount due, an amount equal to the payment due will be deducted from the loan prepayment and applied to the housing loan as the payment due. If the borrower continues to not make payments, the loan prepayment will be reduced and applied as a payment due against the housing loan until the loan prepayment is insufficient to cover a due payment. When the loan prepayment is insufficient to cover any amount due, the loan will be determined to be delinquent at the close of business on the due date.

From time to time, ME will modify a housing loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally, such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the housing loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to three months without the consent of Genworth Financial Mortgage Insurance Pty Limited, as mortgage insurer, and for any additional period agreed by the mortgage insurer before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally, if a borrower fails to make payments during a trial period, the housing loan goes into normal collection processes, which may lead to foreclosure.

As the final stage of ME's collections and enforcement process in respect of a delinquent housing loan, ME forecloses on the mortgaged property and arranges for the property to be sold, with any costs associated with the sale of the mortgaged property capitalized to the Outstanding Principal Balance of the relevant housing loan. If the proceeds realized upon sale of the mortgaged property are less than the Outstanding Principal Balance (including capitalized costs) of the relevant housing loan, ME claims the shortfall from the relevant mortgage insurer. Where the shortfall is fully recovered under the mortgage insurance policy, no loss is recorded with respect to the relevant housing loan.

If, however, ME's mortgage insurance claim is declined or reduced by the mortgage insurer such that the shortfall cannot be fully recovered under the relevant mortgage insurance policy, ME will evaluate the cost of applying further internal or external resources towards collection of the shortfall amount. Where ME determines that further debt collection is unlikely or will prove to not be cost effective, ME will charge-off the shortfall in the final recovery in respect of the relevant housing loan. A charge-off in respect of a housing loan will be taken only when ME has determined that it has received all payments, cash recoveries and insurance proceeds that ME reasonably and in good faith expects to be finally recoverable with respect to the housing loan, and that, accordingly, there remains an uncollectible account. A Realized Loss in the amount of the charge-off will arise in respect of the housing loan and will be applied in accordance with the priorities described under the caption "Description of the Offered Notes—Application of Realized Losses" in this prospectus supplement.

For a further discussion regarding delinquencies and losses, including the effect of prepayments or partial payments, see "Description of the Transaction Documents—The Mortgage Origination and Management Agreement—Enforcement of Mortgages—Collection and Enforcement Procedures" in the accompanying base prospectus.

There can be no assurance that the delinquency and loss experience set forth in the Static Pool Information will be representative of the results that may be experienced with respect to the housing loans comprising the housing loan pool for the fund. The Static Pool Information represents the delinquency and loss experience for each pool of housing loans securitized by MEPM during the last five years for each of the periods presented, whereas the aggregate delinquency and foreclosure experience on the housing loan pool held by the fund will depend on the results obtained over the life of the housing pool. In addition, the Static Pool Information may include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be significantly higher than those previously experienced by ME. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and foreclosures with respect to the housing loan pool. You should note that Australia experienced a period of relatively low interest rates during certain periods covered in the Static Pool Information. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase.

Delinquency Experience of the Housing Loans

For a discussion regarding the calculation of delinquencies, charge-offs and uncollectible accounts, including the effect of loan prepayments and partial payments, refer to the discussion above under "—Static Pool Information" as it applies to delinquency and loss experience on this housing loan pool.

The following tables summarize the delinquency experience of the housing loan pool.

Performance Characteristics of the Housing Loan Pool*

Month End:	January 200[ ]		February 200[ ]		March 200[ ]		April 200[ ]		May 200[ ]		June 200[ ]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Number of Loans Outstanding	[	]	[	]	[	]	[	]	[	]	[	]
Delinquent Loans:
31 to 60 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
61 to 90 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
91 to 120 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
121 days or more
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Total Delinquencies
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

Month End:	July 200[ ]		August 200[ ]		September 200[ ]		October 200[ ]		November 200[ ]		December 200[ ]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Number of Loans Outstanding	[	]	[	]	[	]	[	]	[	]	[	]
Delinquent Loans:
31 to 60 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
61 to 90 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
91 to 120 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
121 days or more
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Total Delinquencies
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

Month End:	January 200[ ]		February 200[ ]		March 200[ ]		April 200[ ]		May 200[ ]		June 200[ ]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Number of Loans Outstanding	[	]	[	]	[	]	[	]	[	]	[	]
Delinquent Loans:
31 to 60 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
61 to 90 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
91 to 120 days
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
121 days or more
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Total Delinquencies
Number of Loans	[	]	[	]	[	]	[	]	[	]	[	]
Outstanding Balance (A$000s)	[	]	[	]	[	]	[	]	[	]	[	]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

Month End:	July 200[ ]		August 200[ ]		September 200[ ]		October 200[ ]		November 200[ ]		December 200[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Number of Loans Outstanding	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Delinquent Loans:
31 to 60 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
61 to 90 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
91 to 120 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
121 days or more
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Total Delinquencies
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

Month End:	January 200[ ]		February 200[ ]		March 200[ ]		April 200[ ]		May 200[ ]		June 200[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Number of Loans Outstanding	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Delinquent Loans:
31 to 60 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
61 to 90 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
91 to 120 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
121 days or more
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Total Delinquencies
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

Month End:	July 200[ ]		August 200[ ]		September 200[ ]		October 200[ ]		November 200[ ]		December 200[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Number of Loans Outstanding	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Delinquent Loans:
31 to 60 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
61 to 90 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
91 to 120 days
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
121 days or more
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Total Delinquencies
Number of Loans	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Outstanding Balance (A$000s)	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Percentage of Period Pool Balance	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

* Totals may not sum exactly due to rounding.

Representations and Warranties Regarding the Housing Loans

Pursuant to the terms of the mortgage origination and management agreement and the bond issue confirmation certificate, ME will make various representations and warranties to the issuer trustee and MEPM as of the bond issue date by reference to the facts and circumstances then existing, and on each date that a substitute housing loan is transferred to the fund, with respect to the housing loans being transferred to the issuer trustee. For a description of these representations and warranties, see "Description of the Assets of a Fund—Representations and Warranties Regarding the Housing Loans" in the base prospectus. In addition to the representations and warranties specified in the base prospectus, ME will make additional representations and warranties below to the issuer trustee and MEPM as of the bond issue date by reference to the facts and circumstances then existing, and on each date that a substitute housing loan is transferred to the fund, with respect to the housing loans being transferred to the issuer trustee, including that:

•
the housing loan secured by the mortgage is repayable on fully amortizing terms within [30 years] of the date of the securitization fund bond issue direction and at least one year before the final maturity date of the notes;

•
subject to the terms of the applicable Approved Mortgage Insurance Policy, the mortgage is covered by an Approved Mortgage Insurance Policy for an amount not less than 100% of the amounts outstanding under the mortgage[, certain of which policies also include timely payment cover in respect of housing loan installments. See "The Mortgage Insurance Policies—Timely Payment Cover" in this prospectus supplement]; and

•
the current ratio that the principal amount of the housing loan bears to the value of the property at the time the housing loan is made was equal to or less than [95]% or such higher ratio as approved by each designated rating agency.

[Insert any additional representations and warranties].

A breach of any of these representations and warranties may result in a repurchase of the applicable housing loans, a repurchase of the applicable housing loans and a purchase of substitute housing loans or a purchase of substitute housing loans. See "Description of the Assets of a Fund—Breach of Representations and Warranties" in the base prospectus.

The issuer trustee has not investigated or made any inquiries regarding the accuracy of the representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the administration of the fund has actual notice to the contrary.

The Mortgage Insurance Policies

Each housing loan is insured under a mortgage insurance policy. Each housing loan held by the fund is insured under one of the following master mortgage insurance policies:

•	a master policy with the Commonwealth of Australia, dated March 1, 1995;

•
a master policy with Genworth Financial Mortgage Insurance Pty Limited (ABN 60 106 974 305) (formerly named GE Mortgage Insurance Company Pty Limited), dated December 12, 1997 (this master policy was formerly written with GE Mortgage Insurance Pty Ltd (ABN 61 071 466 334), which transferred this master policy pursuant to a "scheme" described under "—Description of the Mortgage Insurers—Loans Insured by the Genworth Financial Group"); or

•
a master policy with Genworth Financial Mortgage Insurance Pty Limited (ABN 60 106 974 305) (formerly named GE Mortgage Insurance Company Pty Limited), dated March 13, 2000 (effective from October 25, 1999) (this master policy was formerly written with GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (ABN 52 081 488 440) and GE Mortgage Insurance Pty Ltd (ABN 61 071 466 334), which transferred this master policy pursuant to a "scheme" described under "—Description of the Mortgage Insurers—Loans Insured by the Genworth Financial Group").

A separate insurance policy is issued in respect of each housing loan on the terms of one of these master policies. Individual mortgage insurance is effected on the date of origination of the housing loan. When the LTV is less than 80%, SMHL Origination Fund No. 3 pays a single up-front premium. If the LTV is equal to or greater than 80%, SMHL Origination Fund No. 3 pays a portion of a single up-front premium and the borrower pays the remainder. After payment of the up-front premium, no further premium is payable by either the borrower, SMHL Origination Fund No. 3 or the issuer trustee, unless additional funds are made available.

The benefit of the mortgage insurance policies will be held by the issuer trustee and will cease to be held by Perpetual Limited in its capacity as trustee of [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1] on the closing date in respect of housing loans held by the fund.

This section is a summary of the general provisions of the mortgage insurance policies.

Description of the Mortgage Insurers

Loans Insured by the Commonwealth of Australia

Housing Loans Insurance Corporation ("HLIC" or the "Statutory Authority") was a Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 (Cth). With effect from December 15, 1997, the Commonwealth Government:

•
transferred to the Commonwealth Government, pursuant to the Housing Loans Insurance Corporation (Transfer of Assets and Abolition) Act 1996 (Cth), the liabilities of the Statutory Authority in relation to contracts of insurance to which the Statutory Authority was a party immediately before that day;

•
established a new corporation, Housing Loans Insurance Corporation Limited (ABN 071 466 334), which has since changed its name to GE Mortgage Insurance Pty Ltd ("GEMI"), to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

•	sold that new corporation (including the assets and infrastructure of the Statutory Authority) to GE Capital Australia, which is a wholly owned subsidiary of General Electric Company.

References in this prospectus supplement to "HLIC" are, with respect to contracts of insurance to which the Statutory Authority was a party on or before December 12, 1997 and which are now vested in the Commonwealth of Australia and managed by Genworth Financial Mortgage Insurance Pty Limited.

Loans Insured by the Genworth Financial Group

GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd ("GEMICO") commenced operations in March 1998 and was established by GE as a sister company to GEMI. It was also a wholly owned subsidiary of GE Capital Australia.

Together GEMI and GEMICO insured all loans between December 15, 1997 and March 31, 2004.

On March 31, 2004, the lenders mortgage insurance ("LMI") businesses (including all of the LMI policies written during such period) of GEMI and GEMICO were transferred to a new entity - GE Mortgage Insurance Company Pty Limited.

The transfer of the LMI policies was made pursuant to two separate schemes under the Insurance Act 1973 (Cth) (the "Insurance Act") approved by both the Australian Prudential Regulation Authority and the Federal Court of Australia. One scheme effected the transfer of LMI policies issued by GEMI and the other scheme effected the transfer of LMI policies issued by GEMICO.

Upon the completion of the transfer, the then current claims paying ratings for both GEMI and GEMICO ("AA" by Standard & Poor's and Fitch Ratings and "Aa2" by Moody's) were withdrawn and identical ratings were issued by all three local ratings agencies in respect of GE Mortgage Insurance Company Pty Limited.

On or about May 24, 2004, GE Mortgage Insurance Company Pty Limited became a wholly owned subsidiary of a newly incorporated and U.S. domiciled entity, Genworth Financial, Inc. (NYSE: GNW). Genworth Financial, Inc. is a leading insurance holding company, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers, and has operations in 22 countries, including the U.S., Canada, Australia, the U.K. and more than a dozen other European countries. Genworth Financial, Inc.'s rated mortgage insurance companies have financial strength ratings of "AA" (Very Strong) from Standard & Poor's, "Aa2" (Excellent) from Moody's and "AA" (Very Strong) from Fitch Ratings.

On November 25, 2005, GE Mortgage Insurance Company Pty Limited changed its name to Genworth Financial Mortgage Insurance Pty Limited. Genworth Financial Mortgage Insurance Pty Limited is a limited liability company under the Corporations Act 2001 (Cth). As at [                ,      ], Genworth Financial Mortgage Insurance Pty Limited had total assets of A$[               ] and shareholder's equity of A$[               ].

The principal place of business of Genworth Financial Mortgage Insurance Pty Limited is Level 23, 259 George Street, Sydney, New South Wales, Australia.

[The identities of the mortgage insurers shown above are subject to change. The mortgage insurers for each pool will be specified in the related final prospectus supplement].

Period of Cover

The issuer trustee has the benefit of a master mortgage insurance policy in respect of each housing loan insured under it from the closing date until the earliest of:

•	if the housing loan or the mortgage securing the housing loan is beneficially assigned by the party then insured, midnight on the day immediately preceding such assignment;

•	the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a party other than Perpetual Limited;

•	the date the housing loan is repaid in full;

•
the date the housing loan ceases to be secured by the relevant mortgage other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose;

•	the date the master mortgage insurance policy is cancelled in respect of the housing loan in accordance with the terms of the master mortgage insurance policy; and

•
the maturity date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the consent of the mortgage insurer or as varied by a court under the UCCC.

Loss Coverage

If a loss date occurs in respect of a housing loan insured under a master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of a housing loan.

A loss date means:

•	if a default occurs under the insured loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

•	if a default occurs under the insured loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

•
if a default occurs under the insured loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale is completed;

•
if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan, or where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of compulsory acquisition, the later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

•	where the mortgage insurer has agreed to pay a claim under the master mortgage insurance policy, the date specified in that agreement.

A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as of the loss date.

The amount outstanding under a housing loan is the aggregate of the following:

•	the principal amount outstanding together with any interest, fees or charges outstanding as of the loss date;

•	fees and charges paid or incurred by the issuer trustee; and

•	other amounts, including fines or penalties, approved by the mortgage insurer;

which the issuer trustee is entitled to recover under the housing loan or a related guarantee. If the UCCC applies to the relevant housing loan, the amount outstanding shall not exceed the amount required to pay out the housing loan as calculated in accordance with the UCCC at the last date prior to the loss date.

The mortgage insurer may make the following deductions:

•
where the mortgaged property is sold, the sale price or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

•	where foreclosure action occurs, the value of the issuer trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

•	any amount received by the issuer trustee under any Collateral Security;

•
any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy for the mortgaged property and not applied in restoration or repair;

•	any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan, unless the UCCC applies;

•	any fees or charges other than:

•	premiums for general insurance policies, levies and other charges payable to a body corporate under the Australian strata titles system, rates, taxes and other statutory charges;

•
reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan, up to a maximum of A$[2,000], unless otherwise approved in writing by the mortgage insurer;

•	repair, maintenance and protection of the mortgaged property, up to a maximum amount of A$[1,000], unless otherwise approved in writing by the mortgage insurer; and

•	reasonable costs of the sale of the mortgaged property up to a maximum amount of A$[1,000] plus selling agent's commission, unless otherwise approved in writing by the mortgage insurer.

In addition, if any fees and charges exceed those recoverable under the UCCC less any amount that must be accounted for to the borrower or the relevant mortgagor they will be excluded;

•	losses arising out of damage to the mortgaged property other than:

•	fair wear and tear; or

•
losses recovered and applied in the restoration or repair of the mortgaged property prior to the loss date or losses recovered under a general insurance policy and applied to reduce the amount outstanding under the housing loan;

•	any amounts by which a claim may be reduced under the master mortgage insurance policy; and

•	any deductible or amount specified in the schedule to the master mortgage insurance policy.

A claim for loss in respect of a housing loan must be made within 28 days from the relevant loss date unless the mortgage insurer agrees otherwise.

Exclusions

A master mortgage insurance policy does not cover any loss arising from:

•	any war or warlike activities;

•	the use, existence or escape of nuclear weapons or nuclear contamination;

•	the existence or escape of any pollution or environmentally hazardous material;

•	the fact that the housing loan or any Collateral Security is void or unenforceable; or

•	any failure of the housing loan or Collateral Security to comply with the requirements of the UCCC.

[Timely Payment Cover]

[For loans originated on or prior to January 14, 2007, and for certain loans originated during the period between January 15, 2007 and July 15, 2007, each mortgage insurance policy also includes a timely payment cover for losses resulting from the failure of a borrower to pay all or part of a regular installment payment when due where that failure continues for 14 days after the due date. Timely payment cover applies to loans settled during the period between January 15, 2007 and July 15, 2007 in respect of which a letter of offer was extended to the relevant borrowers on or prior to January 14, 2007. [The mortgage insurance policy for each loan originated on or after July 16, 2007 [will] [does] not include timely payment cover]. Timely payment cover applies to [      ]% by aggregate Outstanding Principal Balance of the loans in the housing loan pool.

Where timely payment cover applies to a housing loan, the loss covered by timely payment cover is the amount by which the actual payment on the housing loan, if any, received by the issuer trustee is less than the payment due on a regular installment due date, calculated at the non-default interest rate for the housing loan, less any amount by which a claim may be reduced under the master mortgage insurance policy. If the UCCC applies to a housing loan, the maximum loss payable in respect of a repayment installment is the amount of the repayment installment in accordance with the UCCC. Timely payment cover on each applicable housing loan covers up to an aggregate of 12 repayment installments.]

Refusal or Reduction in Claim

The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan by the amount that fairly represents the extent by which its interests have been prejudiced by the issuer trustee's failure to comply with any condition, provision or requirement of the mortgage insurance policy, including if:

•	the mortgaged property is not insured under a general homeowner's insurance policy;

•	there is not a servicer approved by the mortgage insurer;

•	the insured mortgage or any Collateral Security has not been duly stamped and registered in the relevant Australian jurisdiction;

•	the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances; or

•	the issuer trustee does not comply with certain reporting obligations.

Description of the Offered Notes

General

The issuer trustee will issue the offered notes on the closing date pursuant to a securitization bond issue direction from MEPM as manager of the fund to the issuer trustee to issue the offered notes and the other Class A notes, the Class B notes and the liquidity notes on the terms of the master trust deed, the supplementary bond terms notice relating to the notes and the note trust deed. The notes will be governed by the laws of New South Wales. The following summary, together with the description of the offered notes in the base prospectus, describes the material terms of the Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes]. The summary does not purport to be complete and is subject to the terms and conditions of the note trust deed and the other transaction documents. The holders of offered notes are bound by, and deemed to have notice of, all the provisions of the transaction documents. The note trust deed has been duly qualified under the Trust Indenture Act of 1939, as amended.

The Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] constitute direct, unconditional and general obligations of the issuer trustee, in its capacity as trustee of the fund and in no other capacity, to be met from the assets of the fund. Subject to provisions set forth in this prospectus supplement, [each of] the Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] will rank pari passu, without any preference among themselves. The Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] will rank equally with [the Class A[ ] notes] [and] [the Class A[ ] notes] and without any preference among the Class A[ ] notes, [the Class A[ ] notes] [and] [the Class A[ ] notes]. [Insert description of ranking of any other notes offered by this prospectus supplement].

Form of the Offered Notes

Book-Entry Registration

The Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] will be issued only in permanent book-entry format in minimum denominations of US$[                             ] or integral multiples thereof. While the Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] are in book-entry form, all references to actions by the Class A[ ] noteholders [and the Class [insert the name of any other notes offered by this prospectus supplement] noteholders] will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus supplement and the base prospectus to payments, notices, reports and statements to Class A[ ] noteholders [and Class [insert the name of any other notes offered by this prospectus supplement] noteholders] will refer to payments, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A[ ] notes [and the Class [insert the name of any other notes offered by this prospectus supplement] notes] in accordance with DTC's procedures.

In addition to DTC, interests in the offered notes may be held through Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System, in Europe, which in turn hold through DTC, as described in the base prospectus.

For a description of book-entry registration, see "Description of the Offered Notes—Form of the Offered Notes—Book-Entry Registration" in the base prospectus.

Certificated Notes

Offered notes will be issued as certificated offered notes, rather than in book-entry form, only if one of the events described in the base prospectus under "Description of the Offered Notes—Form of the Offered Notes—Certificated Notes" occurs.

Class A[ ] [and Class [insert the name of any other notes offered by this prospectus supplement]] certificated notes will be transferable and exchangeable at the specified offices of the Class A note registrar.

Class A Note Registrar

The Bank of New York is the initial Class A note registrar with respect to the Class A notes [(other than any Class A[ ] notes)] and its initial specified offices are located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

Offices, Charges and Duties of Class A Note Registrar

The Class A note registrar must at all times have specified offices in New York. The Class A note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The issuer trustee will not be required to make and the Class A note registrar will not be required to register transfers or exchanges of Class A[ ] [and Class [insert the name of any other notes offered by this prospectus supplement]] certificated notes selected for redemption or of any Class A[ ] [or Class [insert the name of any other notes offered by this prospectus supplement]] certificated note for a period of 30 days preceding the due date for any payment with respect to that Class A[ ] [or Class [insert the name of any other notes offered by this prospectus supplement]] certificated note.

Payments on the Notes

The issuer trustee will make payments [on a monthly basis in relation to the Class A[ ] notes], on a quarterly basis in relation to the Class A[ ] notes, [the Class A[ ] notes] and the Class B notes and other payments and allocations either on a monthly or quarterly basis, as applicable. On each Quarterly Payment Date, each relevant paying agent, without need for the noteholders to present the relevant notes, will distribute principal and interest, if any, to the registered Class A[ ] noteholders [and Class [insert the name of any other notes offered by this prospectus supplement] noteholders] as of the Banking Day preceding that Quarterly Payment Date if the Class A[ ] notes [and Class [insert the name of any other notes offered by this prospectus supplement] notes] are held in book-entry form, or, if the Class A[ ] notes [and Class [insert the name of any other notes offered by this prospectus supplement] notes] are held in certificated form, the last day of the prior calendar month.

Any installment of interest or principal payable on any certificated Class A[ ] note [and Class [insert the name of any other notes offered by this prospectus supplement] note] which is punctually paid or duly provided for by the issuer trustee to each relevant paying agent on the applicable Quarterly Payment Date or final maturity date, shall be paid, in accordance with the procedures set forth in the note trust deed, the terms and conditions of the Class A[ ] notes [and Class [insert the name of any other notes offered by this prospectus supplement] notes] and the supplementary bond terms notice relating to the notes, to the person on whose name such Class A[ ] note [or Class [insert the name of any other notes offered by this prospectus supplement] note] is registered at the close of business on the last day of the immediately preceding calendar month, by check mailed first-class, postage prepaid, to such person's address as it appears on the note register on the close of business on the last day of the immediately preceding calendar month.

Key Dates and Periods

The following are the relevant dates and periods for the allocation of cash flows and their payments.

Calculation Period	means a Monthly Calculation Period or a Quarterly Calculation Period, as the context requires.

Cut-Off	means a Monthly Cut-Off or a Quarterly Cut-Off, as the context requires.

Interest Period	means a Monthly Interest Period or a Quarterly Interest Period, as the context requires.

Monthly Calculation Period
In relation to a Monthly Payment Date, means the period from (but excluding) the previous Monthly Cut-Off to (and including) the Monthly Cut-Off relating to such Monthly Payment Date. However, the first and last Monthly Calculation Periods are as follows:

• first:

• with respect to principal under the housing loans secured by mortgages comprised in the assets of the fund, the period from the closing cut-off date to (and including) the first Monthly Cut-Off; and

• with respect to all other amounts received or applied by the issuer trustee, the period from (and including) the closing date to (and including) the first Monthly Cut-Off.

• last: the period from (but excluding) the previous Monthly Cut-Off to (and including) the date of final redemption of all amounts due on the notes.

Monthly Cut-Off	The date which is seven Banking Days prior to a Monthly Payment Date.

Monthly Interest Period
In relation to a Monthly Payment Date, means the period from (and including) the previous Monthly Payment Date to (but excluding) that Monthly Payment Date. However, the first and last Monthly Payment Dates are as follows:

•  first: the period from (and including) the closing date to (but excluding) the first Monthly Payment Date.

•  last: the period from (and including) the prior Monthly Payment Date before all amounts due on the notes are redeemed in full to (but excluding) the date of final redemption.

Monthly Payment Date
The [    ]th day of each of calendar month (Sydney time) or, if the [    ]th day is not a Banking Day, then the next Banking Day, unless that Banking Day falls in the next calendar month, in which case, the preceding Banking Day, beginning in [    ].

Payment Date	means a Monthly Payment Date or a Quarterly Payment Date, as the context requires.

Quarterly Calculation Period
In relation to a Quarterly Payment Date, means the period from (but excluding) the previous Quarterly Cut-Off to (and including) the Quarterly Cut-Off relating to such Quarterly Payment Date. However, the first and last Quarterly Calculation Periods are as follows:

• first:

• with respect to principal under the housing loans secured by mortgages comprised in the assets of the fund, the period from the closing cut-off date to the first Quarterly Cut-Off; and

• with respect to all other amounts received or applied by the issuer trustee, the period from (and including) the closing date to (and including) the first Quarterly Cut-Off.

• last: the period from (but excluding) the previous Quarterly Cut-Off to (and including) the date of final redemption of all amounts due on the notes.

Quarterly Cut-Off	The date which is seven Banking Days prior to a Quarterly Payment Date.

Quarterly Interest Period
In relation to a Quarterly Payment Date, means the period from (and including) the previous Quarterly Payment Date to (but excluding) that Quarterly Payment Date. However, the first and last Quarterly Payment Dates are as follows:

•  first: the period from (and including) the closing date to (but excluding) the first Quarterly Payment Date.

•  last: the period from (and including) the prior Quarterly Payment Date before all amounts due on the notes are redeemed in full to (but excluding) the date of final redemption.

Quarterly Payment Date
The [    ]th day of each of [        ], [        ], [        ] and [         ] (New York time) or, if the [    ]th day is not a Banking Day, then the next Banking Day, unless that Banking Day falls in the next calendar month, in which case, the preceding Banking Day, beginning in [                  ].

Example Calendar

The following is an example calendar for the first full quarterly period:

Monthly Calculation Period	[ ] to [ ]
Monthly Payment Date	[ ]
Monthly Interest Period	[ ] to [ ]
Monthly Calculation Period	[ ] to [ ]
Monthly Payment Date	[ ]
Monthly Interest Period	[ ] to [ ]
Monthly Calculation Period	[ ] to [ ]
Quarterly Calculation Period	[ ] to [ ]
Monthly and Quarterly Payment Date	[ ]
Monthly Interest Period	[ ] to [ ]
Quarterly Interest Period	[ ] to [ ]

Calculation of Collections

No later than six Banking Days before each Payment Date, MEPM will calculate the Collections for the immediately preceding Monthly Calculation Period or Quarterly Calculation Period, as applicable.

Collections

Collections for a relevant Calculation Period means the aggregate of all amounts received by the issuer trustee or applied towards Collections in respect of the fund during the relevant Calculation Period. This will include:

•	payments of interest, principal, fees and other amounts under the housing loans;

•	proceeds from the enforcement of the housing loans;

•	amounts received under the relevant mortgage insurance policies;

•	amounts recovered from losses on housing loans not previously received;

•	amounts received from ME for breaches of representations or undertakings which have not been designated by MEPM as Suspended Moneys;

•
any interest income received during the relevant Calculation Period in respect of Authorized Investments not being funds credited to the cash collateral account or received under the payment funding facility;

•
any amounts applied from the payment funding facility, to the extent of (i) any shortfall between the amount payable by the issuer trustee to any fixed-floating interest rate swap provider or provider of any other enhancement in respect of termination of that hedge or enhancement and the amount received in respect of these costs from the relevant mortgage and (ii) any threshold rate shortfall under the terms of the supplementary bond terms notice relating to the notes;

•	any amounts applied from the cash collateral account under the terms of the supplementary bond terms notice relating to the notes;

•	any amounts received on termination of a fixed-floating interest rate swap or a currency swap following default by a counterparty thereunder;

•	amounts (if any) held as collateral against default under a fixed-floating interest rate swap or a currency swap following a default by a swap provider thereunder;

•
with respect to a Monthly Calculation Period in respect of which the Monthly Payment Date immediately following that Monthly Calculation Period is a Monthly Payment Date (but not a Quarterly Payment Date), any amounts retained in the bank account for the fund or invested in Authorized Investments on any preceding Monthly Payment Dates since the last Quarterly Payment Date (that are not also Quarterly Payment Dates) for application pursuant to the seventh through fifteenth bullet points of the Monthly Interest Collections Waterfall on that Monthly Payment Date to each relevant party in accordance with the Monthly Interest Collections Waterfall; and

•
with respect to a Monthly Calculation Period in respect of which the Monthly Payment Date immediately following that Monthly Calculation Period is also a Quarterly Payment Date, any amounts retained in the bank account for the fund or invested in Authorized Investments on the two immediately preceding Monthly Payment Dates for application pursuant to the sixth through fifteenth bullet points of the Monthly Interest Collections Waterfall on that Quarterly Payment Date to each relevant party in accordance with the Quarterly Interest Collections Waterfall;

but does not include:

•	any interest income or other amounts received during the relevant Calculation Period in respect of Authorized Investments comprised in the cash collateral account;

•	any amounts received during the relevant Calculation Period that the issuer trustee is obligated to pay to a mortgage insurer under a mortgage insurance policy;

•	any amounts received during the relevant Calculation Period under any redraw funding facility or top-up funding facility;

•
any amounts received during the relevant Calculation Period under or arising from any drawing under any payment funding facility (except such amounts as are applied to Collections under to the seventh sub-bullet of the first bullet point under the caption "—Collections");

•
to the extent that the fixed-floating interest rate swap provider has not defaulted under the fixed-floating interest rate swap, any amounts provided to the issuer trustee during the relevant Calculation Period as a consequence of a downgrade or withdrawal of the rating of the fixed-floating interest rate swap provider by a designated rating agency, as collateral against default by the fixed-floating interest rate swap provider under the fixed-floating interest rate swap;

•
to the extent that a currency swap provider has not defaulted under the relevant currency swap, any amounts provided to the issuer trustee during the relevant Calculation Period as a consequence of a downgrade or withdrawal of the rating of that currency swap provider by a designated rating agency, as collateral against default by that currency swap provider under the relevant currency swap; and

•	any amounts received by the issuer trustee during the relevant Calculation Period that have been designated by MEPM as Suspended Moneys.

Interest Collections

No later than the sixth Banking Day before each Payment Date, MEPM will calculate the Interest Collections for the immediately preceding Monthly Calculation Period or Quarterly Calculation Period, as applicable. Interest Collections for a Monthly Calculation Period or Quarterly Calculation Period means all Collections for that Monthly Calculation Period or Quarterly Calculation Period other than Principal Collections.

Payment of Interest Collections on Monthly Payment Dates

On each Monthly Payment Date which is not also a Quarterly Payment Date, based on the calculations, instructions and directions provided to it by MEPM, the issuer trustee must pay or allocate or cause to be paid or allocated, to the extent not previously or otherwise paid or allocated, in accordance with the following order of priority, out of Interest Collections in respect of the Monthly Calculation Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority, known as the Monthly Interest Collections Waterfall:

•	first, in payment of taxes in respect of the fund;

•
second, pari passu and ratably, in payment of the issuer trustee's fee, manager's fee and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating interest rate swap to the extent not otherwise paid);

•
third, without duplication, in or toward any amounts that would have been payable or applied under the next bullet point of this section on any prior Monthly Payment Date if there would have been sufficient Interest Collections to do so, which have not been paid or allocated by the issuer trustee together with accrued interest thereon which in the case of a note must be at the interest rate applicable to the related note;

•	fourth, pari passu and ratably:

•
toward payment of any interest due under any redraw funding facility or top-up funding facility for the portion of the applicable Quarterly Interest Period that also falls within the applicable Monthly Interest Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of interest to any redraw funding facility or top-up funding facility on the following Quarterly Payment Date;

•
toward payment to the currency swap provider[s] toward allowance for the A$ Class A Interest Amount under the currency swap confirmation[s] for the portion of the applicable Quarterly Interest Period that also falls within the applicable Monthly Interest Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of the A$ Class A Interest Amount to the currency swap provider[s] which is thereafter to be applied to payment of interest in respect of the Class A[ ] notes [and the Class A[ ] notes] on the following Quarterly Payment Date; [and]

•	[in payment to Class A[ ] noteholders of interest due on the Class A[ ] notes for the applicable Monthly Interest Period;]

•
fifth, without duplication, toward any amounts that would have been applied under the next bullet point of this section on any prior Monthly Payment Date if there would have been sufficient Interest Collections to do so, which have not been previously paid or allocated by the issuer trustee with accrued interest thereon at the interest rate applicable to the related note;

•
sixth, pari passu and ratably, toward payment to the Class B noteholders of interest in respect of the Class B notes for the portion of the applicable Quarterly Interest Period that also falls within the applicable Monthly Interest Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of interest in respect of the Class B notes on the following Quarterly Payment Date;

•	seventh, in crediting to the cash collateral account the amount (if any) by which the Required Cash Collateral exceeds the amount of funds on deposit in the cash collateral account;

•
eighth, to reimburse or make allowance for, in the order of priorities of the Monthly Principal Collections Waterfall, any amounts that have been paid or allocated on any previous Monthly Payment Date (to the extent not previously reimbursed under this bullet point of this section):

•	under the first and second bullet points and the third sub-bullet of the third bullet point of the Monthly Principal Collections Waterfall; and

•
under the first and second sub-bullets of the third bullet point and the fourth bullet point of the Monthly Principal Collections Waterfall, to be retained in the bank account for the fund or invested in Authorized Investments until applied to reimburse such amounts on the following Quarterly Payment Date;

•
ninth, toward payment of any break costs payable on cancellation of the fixed-floating interest rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to the payment of such break costs on the following Quarterly Payment Date;

•	tenth, pari passu and ratably:

•	toward payment to the liquidity noteholders of interest payable in respect of the liquidity notes; and

•	toward payment of interest in respect of any payment funding facility,

for the portion of the applicable Quarterly Interest Period that also falls within the applicable Monthly Interest Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of interest on the liquidity notes and payment of interest in respect of any payment funding facility on the following Quarterly Payment Date;

•	eleventh, in respect of the amount of any Class A Charge Offs, any Redraw Charge Offs and any Top-up Charge Offs, in and towards reinstatement in the books of the fund, pari passu and ratably:

•	[that portion of the Class A Charge Offs that relates to the Class A[ ] notes for the applicable Monthly Calculation Period; and]

•
Redraw Charge Offs, Top-up Charge Offs and that portion of the Class A Charge Offs that relates to the Class A[ ] notes [and the Class A[ ] notes] for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to reinstatement in the books of the fund on the following Quarterly Payment Date;

•
twelfth, in respect of the amount of any Carry Over Redraw Charge Offs, any Carry Over Top-up Charge Offs and the A$ Equivalent of any Carry Over Class A Charge Offs, in and towards reinstatement in the books of the fund, pari passu and ratably as between any Carry Over Redraw Charge Offs, any Carry Over Top-up Charge Offs and the A$ Equivalent of any Carry Over Class A Charge Offs:

•	[any Carry Over Class A Charge Offs in respect of the Class A[ ] notes; and]

•
the A$ Equivalent of any Carry Over Class A Charge Offs in respect of the Class A[ ] notes [and the Class A[ ] notes], any Carry Over Redraw Charge Offs and any Carry Over Top-up Charge Offs, to be retained in the bank account for the fund or invested in Authorized Investments until applied towards reinstatement in the books of the fund on the following Quarterly Payment Date;

•	thirteenth, in respect of the amount of any Class B Charge Offs and any Carry Over Class B Charge Offs to be applied towards reinstatement in the books of the fund and in the following order:

•	any Class B Charge Offs for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period; and

•	pari passu and ratably, the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs,

to be retained in the bank account for the fund or invested in Authorized Investments until applied to reinstatement in the books of the fund on the following Quarterly Payment Date;

•	fourteenth, to the extent not otherwise paid or allowed for under the Monthly Principal Collections Waterfall, pari passu and ratably:

•	toward repayment of any principal to be applied under any redraw funding facility;

•	toward repayment of any principal to be applied under any top-up funding facility; and

•	toward repayment of any principal to be applied under any payment funding facility,

in each case for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to the repayment of any principal due and payable under any redraw funding facility, any principal due and payable under any top-up funding facility and any principal due and payable under any payment funding facility on the following Quarterly Payment Date; and

•
fifteenth, in payment of or provision for amounts payable to the income unitholder of the fund for the portion of the applicable Quarterly Interest Period that also falls within the applicable Monthly Interest Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to the payment of or provision for amounts payable to the income unitholder of the fund on the following Quarterly Payment Date.

Payment of Interest Collections on Quarterly Payment Dates

On each Quarterly Payment Date, based on the calculations, instructions and directions provided to it by MEPM, the issuer trustee must pay or cause to be paid, to the extent not previously or otherwise paid, in accordance with the following order of priority, out of Interest Collections in respect of the Monthly Calculation Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority, known as the Quarterly Interest Collections Waterfall:

•	first, in payment of taxes in respect of the fund which have been incurred prior to that Quarterly Payment Date and which have not previously been paid on a prior Monthly Payment Date;

•
second, pari passu and ratably, in payment of the issuer trustee's fee, manager's fee and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating interest rate swap to the extent not otherwise paid) which have been incurred prior to that Quarterly Payment Date and which have not previously been paid on a prior Monthly Payment Date;

•
third, without duplication, in or toward any amounts that would have been payable or applied under the next bullet point of this section on any prior Payment Date if there would have been sufficient Interest Collections to do so, which have not been paid or allocated by the issuer trustee together with accrued interest thereon which in the case of a note must be at the interest rate applicable to the related note;

•	fourth, pari passu and ratably:

•
in payment of any interest due under any redraw funding facility or top-up funding facility for the applicable Quarterly Interest Period including, without duplication, all amounts allocated under the first sub-bullet of the fourth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
in payment to the currency swap provider[s] in payment of the A$ Class A Interest Amount under the currency swap confirmation[s] which is thereafter to be applied to payment of interest due on the Class A[ ] notes [and the Class A[ ] notes] for the applicable Quarterly Interest Period including, without duplication, all amounts allocated under the second sub-bullet of the fourth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates; [and]

•	[in payment to Class A[ ] noteholders of interest due on the Class A[ ] notes for the applicable Monthly Interest Period;]

•
fifth, without duplication, in payment of any amounts that would have been payable under the next bullet point of this section on any prior Payment Date if there would have been sufficient Interest Collections to do so, which have not been previously paid or allocated by the issuer trustee with accrued interest thereon at the interest rate applicable to the related note;

•
sixth, pari passu and ratably, in payment to the Class B noteholders of interest due on the Class B notes for the applicable Quarterly Interest Period including, without duplication, all amounts allocated under the sixth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•	seventh, in crediting to the cash collateral account the amount (if any) by which the Required Cash Collateral exceeds the amount of funds on deposit in the cash collateral account;

•
eighth, to reimburse, in the order of priorities of the Quarterly Principal Collections Waterfall, any amounts that have been paid or allocated on any previous Payment Date (to the extent not previously reimbursed under this bullet point of this section):

•	under the first and second bullet points and the third sub-bullet of the third bullet point of the Quarterly Principal Collections Waterfall; and

•
under the first and second sub-bullets of the third bullet point and the fourth bullet point of the Quarterly Principal Collections Waterfall including, without duplication, all amounts allocated under the second sub-bullet of the eighth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
ninth, in payment of any break costs payable on cancellation of the fixed-floating interest rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the ninth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•	tenth, pari passu and ratably:

•	in payment to the liquidity noteholders of interest payable in respect of the liquidity notes; and

•	in payment of interest in respect of any payment funding facility,

for the applicable Quarterly Interest Period including, without duplication, all amounts allocated under the tenth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•	eleventh, in respect of the amount of any Class A Charge Offs, any Redraw Charge Offs and any Top-up Charge Offs, in and towards reinstatement in the books of the fund, pari passu and ratably:

•	[that portion of the Class A Charge Offs that relates to the Class A[ ] notes for the applicable Monthly Calculation Period;]

•
Redraw Charge Offs, Top-up Charge Offs and that portion of the Class A Charge Offs that relates to the Class A[ ] notes [and the Class A[ ] notes] for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the second sub-bullet of the eleventh bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
twelfth, in respect of the amount of any Carry Over Redraw Charge Offs, any Carry Over Top-up Charge Offs and the A$ Equivalent of any Carry Over Class A Charge Offs, in reinstatement in the books of the fund, pari passu and ratably as between any Carry Over Redraw Charge Offs, any Carry Over Top-up Charge Offs and the A$ Equivalent of any Carry Over Class A Charge Offs:

•	[any Carry Over Class A Charge Offs in respect of the Class A[ ] notes; and]

•
the A$ Equivalent of any Carry Over Class A Charge Offs in respect of the Class A[ ] notes [and the Class A[ ] notes], any Carry Over Redraw Charge Offs and any Carry Over Top-up Charge Offs, including, without duplication, all amounts allocated under the second sub-bullet of the twelfth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•	thirteenth, in respect of the amount of any Class B Charge Offs and any Carry Over Class B Charge Offs to be applied in reinstatement in the books of the fund and in the following order:

•
any Class B Charge Offs for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the first sub-bullet of the thirteenth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates; and

•
pari passu and ratably, the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs including, without duplication, all amounts allocated under the second sub-bullet of the thirteenth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•	fourteenth, to the extent not otherwise paid or allowed for under the Quarterly Principal Collections Waterfall, pari passu and ratably:

•	in repayment of any principal to be applied under any redraw funding facility;

•	in repayment of any principal to be applied under any top-up funding facility; and

•	in repayment of any principal to be applied under any payment funding facility,

in each case for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the fourteenth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates; and

•
fifteenth, in payment of or provision for amounts payable to the income unitholder of the fund for the applicable Quarterly Interest Period including, without duplication, all amounts allocated under the fifteenth bullet point of the Monthly Interest Collections Waterfall for these purposes on the two preceding Monthly Payment Dates.

Liquidity Reserve Advance

If on any relevant Payment Date, the Collections (other than Collections with respect to amounts applied from the cash collateral account) for the relevant Calculation Period are less than the aggregate amounts payable under the first through sixth bullet points of the Monthly Interest Collections Waterfall or the Quarterly Interest Collections Waterfall, as the case may be, MEPM must direct the issuer trustee to withdraw from the cash collateral account an amount equal to the lesser of the amount of such shortfall on such Payment Date and the balance of the cash collateral account, which amount will then be applied to and become part of the Collections available for application on the relevant Payment Date in accordance with the first through sixth bullet points of the Monthly Interest Collections Waterfall or the Quarterly Interest Collections Waterfall, as the case may be. See "—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates". For a description of the liquidity reserve for the fund, see "Description of the Transaction Documents—Liquidity Reserve" in the base prospectus.

Principal Draw

If on any relevant Payment Date, the Collections (other than Collections with respect to amounts applied from the cash collateral account) for the relevant Calculation Period are less than the aggregate amounts payable under the first through sixth bullet points of the Monthly Interest Collections Waterfall or the Quarterly Interest Collections Waterfall, as the case may be, MEPM must direct the issuer trustee to apply a portion of the Principal Collections, to the extent that funds are available under the first, second, third and fourth bullet points of the Monthly Principal Collections Waterfall or the Quarterly Principal Collections Waterfall, as the case may be, as discussed under "—Payments of Principal Collections on Monthly Payment Dates" or "—Payment of Principal Collections on Quarterly Payment Dates", in an amount equal to the lesser of the amount of such shortfall on such Payment Date and the available Principal Collections, which amount will then be applied to and become part of the Interest Collections available for application on the relevant Payment Date in accordance with the first through sixth bullet points of the Monthly Interest Collections Waterfall or the Quarterly Interest Collections Waterfall, as the case may be. See "—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates".

Any application of Principal Collections to cover a shortfall in Interest Collections will be reimbursed out of any Interest Collections available for this purpose on subsequent Payment Dates as described in the eighth bullet point of the Monthly Interest Collections Waterfall or the Quarterly Interest Collections Waterfall, as the case may be. See "—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates".

Interest on the Notes

Calculation of Interest Payable on the Notes

Up to, but excluding the Optional Redemption Date, the interest rate for the Class A[  ] notes for the related Interest Period will be equal to LIBOR plus [     ]%[, the interest rate for the Class A[ ] notes for the related Interest Period will be equal to EURIBOR plus [     ]%] [and] [the interest rate for the Class A[ ] notes for the related Interest Period will be equal to the Benchmark Rate plus [     ]%]. If the issuer trustee has not redeemed all of the Class A[  ] notes by the Optional Redemption Date, then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR plus [     ]%. [If the issuer trustee has not redeemed all of the Class A[  ]notes by the Optional Redemption Date, then the interest rate for each related Interest Period commencing on or after that date will be equal to EURIBOR plus [     ]%.] [If the issuer trustee has not redeemed all of the Class A[  ] notes by the Optional Redemption Date, then the interest rate for each related Interest Period commencing on or after that date will be equal to the Benchmark Rate plus [     ]%]. The interest rate on the Class A[  ] notes for the first Interest Period will be determined on [             ,       ].

The Optional Redemption Date means the Quarterly Payment Date falling on or after the earlier of the Quarterly Payment Date falling in [                               ] and the Quarterly Payment Date on which the total Outstanding Principal Balance of all notes, as reduced by principal losses allocated against the notes, and by principal payments of the notes (including all payment made on such date) calculated and expressed in the A$ Equivalent, is equal to or less than 10% of the total initial Outstanding Principal Balance of the notes.

The interest rate for the Class B notes for a particular Interest Period will be equal to the Benchmark Rate on the first day of that Interest Period plus a margin.

With respect to any Payment Date, interest on the notes will be calculated as the product of:

•	the interest rate calculated on a daily basis for such class of notes for the relevant Interest Period;

•	the Invested Amount of such note as of the first day of the relevant Interest Period, after giving effect to any payments of principal made with respect to such note on such day; and

•
a fraction, the numerator of which is the actual number of days in the relevant Interest Period and the denominator of which is 360 days for the Class A[ ] notes [and the Class A[ ] notes], or 365 days for [the Class A[ ] notes and] the Class B notes.

A note will stop earning interest on any date on which the Outstanding Principal Balance of the note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Outstanding Principal Balance of that note becomes greater than zero) or, if the Outstanding Principal Balance of the note is not zero on the due date for redemption in full of the note, unless payment of principal is improperly withheld or refused, following which the note will continue to earn interest on the Invested Amount of the note at the rate from time to time applicable to the note until the later of the date on which the Class A note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Outstanding Principal Balance of the note has been reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Outstanding Principal Balance of that note becomes greater than zero).

If interest is not paid on a note on the date when it is due and payable (other than because the due date is not a Banking Day), that unpaid interest will itself bear interest at the interest rate applicable to that note until the unpaid interest, and the amount of interest on it, is available for payment by the issuer trustee.

Calculation of LIBOR [and EURIBOR]

In respect of the Class A[ ] notes, on the second day in London on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period.

[In respect of the Class A[ ] notes, on the second day which is a TARGET Settlement Day before the beginning of each Interest Period, the calculation agent will determine EURIBOR for the next Interest Period.]

Principal Collections

No later than six Banking Days before each Payment Date, MEPM will calculate the Principal Collections for the immediately preceding Monthly Calculation Period or Quarterly Calculation Period, as applicable. Principal Collections for a Monthly Calculation Period or Quarterly Calculation Period is an amount equal to the excess of the aggregate Unpaid Balance of the housing loans as of the first day of that Monthly Calculation Period or Quarterly Calculation Period over the aggregate Unpaid Balance of the housing loans as of the last day of the Monthly Calculation Period or Quarterly Calculation Period.

On the closing date, the sum of the A$ Equivalent of the total initial Outstanding Principal Balance of the Class A notes and the total initial Outstanding Principal Balance of the Class B notes issued by the issuer trustee may exceed the aggregate Outstanding Principal Balance of the housing loans as of the closing date. The amount of this difference, if any, will be treated as a Principal Collection and will be paid or allocated to noteholders on the first Quarterly Payment Date.

Payment of Principal Collections on Monthly Payment Dates

On each Monthly Payment Date which is not also a Quarterly Payment Date, based on the calculations, instructions and directions provided to it by MEPM, the issuer trustee must pay or allocate or cause to be paid or allocated, to the extent not previously or otherwise paid or allocated, in accordance with the following order of priority, out of Principal Collections together with any amounts applied in reimbursement under the eighth bullet point of the Monthly Interest Collections Waterfall and any amounts applied in reinstatement under the eleventh, twelfth and thirteenth bullet points of the Monthly Interest Collections Waterfall, in relation to the Monthly Calculation Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority, known as the Monthly Principal Collections Waterfall:

•	first, to the extent not otherwise paid on such Monthly Payment Date under the first bullet point of the Monthly Interest Collections Waterfall, in payment of taxes in respect of the fund;

•
second, pari passu and ratably, to the extent not otherwise paid on such Monthly Payment Date under the second bullet point of the Monthly Interest Collections Waterfall, in or toward payment of the issuer trustee's fee, the manager's fee and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating interest rate swap to the extent not otherwise paid);

•
third, to the extent not previously paid or allowed for on such Monthly Payment Date under the fourth bullet point of the Monthly Interest Collections Waterfall, pari passu and ratably and in the priority under the fourth bullet point of the Monthly Interest Collections Waterfall:

•
toward payment of any interest due under any redraw funding facility or top-up funding facility for the portion of the applicable Quarterly Interest Period that also falls within the applicable Monthly Interest Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of interest to any redraw funding facility or top-up funding facility on the following Quarterly Payment Date;

•
toward payment to the currency swap provider[s] toward allowance for the A$ Class A Interest Amount under the currency swap confirmation[s] for the portion of the applicable Quarterly Interest Period that also falls within the applicable Monthly Interest Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of the A$ Class A Interest Amount to the currency swap provider[s] which is thereafter to be applied to payment of interest on the Class A[ ] notes [and the Class A[ ] notes] on the following Quarterly Payment Date; [and]

•	[in payment to Class A[ ] noteholders of interest due on the Class A[ ] notes for the applicable Monthly Interest Period;]

•
fourth, to the extent not otherwise allowed for on such Monthly Payment Date under the sixth bullet point of the Monthly Interest Collections Waterfall, toward payment for the amounts to be applied in respect of interest on the Class B notes for the portion of the applicable Quarterly Interest Period that also falls within the applicable Monthly Interest Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of interest on the Class B notes on the following Quarterly Payment Date;

•
fifth, pari passu and ratably, toward repayment of any Redraw Principal Outstanding under any redraw funding facility and any Top-up Principal Outstanding under any top-up funding facility for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of principal to any redraw funding facility or top-up funding facility on the following Quarterly Payment Date;

•
sixth, pari passu and ratably, toward payments approved by MEPM to fund any redraws and any top-up loans for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment under any redraws and any top-up loans on the following Quarterly Payment Date;

•	seventh, pari passu and ratably (having taken into account any amounts allocated under this bullet point since the preceding Quarterly Payment Date):

•	[in payment of principal to the Class A[ ] noteholders for the applicable Monthly Calculation Period until the Outstanding Principal Balance of the Class A[ ] notes is reduced to zero; and]

•
toward payment to the currency swap provider[s] under the currency swap confirmation[s] relating to the Class A[ ] notes [and the Class A[ ] notes], for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment to the currency swap provider[s] on the following Quarterly Payment Date, until the Outstanding Principal Balance of the Class A[ ] notes [and the Class A[ ] notes] is reduced to zero, an amount equal to the lesser of:

•	the remaining amount available for distribution after all payments which have priority under the Monthly Principal Collections Waterfall above; and

•	the A$ Equivalent of the Outstanding Principal Balance of all Class A notes;

•
eighth, toward payment of principal to the Class B noteholders, pari passu and ratably, until the Outstanding Principal Balance of all Class B notes is reduced to zero, an amount equal to the lesser of:

•	the remaining amount available for distribution after all payments which have priority under the Monthly Principal Collections Waterfall above; and

•	the Outstanding Principal Balance of all Class B notes;

for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment to the Class B noteholders on the following Quarterly Payment Date;

•
ninth, pari passu and ratably as between any Carry Over Redraw Charge Offs, any Carry Over Top-up Charge Offs and the A$ Equivalent of any Carry Over Class A Charge Offs (having taken into account any amounts allocated under this bullet point since the preceding Quarterly Payment Date):

•
toward payment to the currency swap provider[s] under the currency swap confirmation[s] relating to the Class A[ ] notes [and the Class A[ ] notes], of the A$ Equivalent of any Carry Over Class A Charge Offs in respect of the Class A[ ] notes [and the Class A[ ] notes];

•	toward repayment of the Redraw Principal Outstanding of each redraw funding facility to the extent of any Carry Over Redraw Charge Offs; and

•	toward repayment of the Top-up Principal Outstanding of each top-up funding facility to the extent of any Carry Over Top-up Charge Offs;

to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment to the currency swap provider[s], repayment of the Redraw Principal Outstanding of each redraw funding facility and repayment of the Top-up Principal Outstanding of each Top-up Funding Facility on the following Quarterly Payment Date, [and]

•	[in payment to the Class A[ ] noteholders of any Carry Over Class A Charge Offs in respect of the Class A[ ] notes];

•
tenth, toward repayment of the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs, to be retained in the bank account for the fund or invested in Authorized Investments until applied to repayment of the Invested Amount of the Class B notes on the following Quarterly Payment Date;

•
eleventh, to the extent not otherwise paid on such Monthly Payment Date under the ninth bullet point of the Monthly Interest Collections Waterfall, toward payment of any break costs payable on cancellation of the fixed-floating interest rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in the assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of such break costs on the following Quarterly Payment Date; and

•
twelfth, pari passu and ratably, toward payment to the liquidity noteholders of the principal amount outstanding in respect of the liquidity notes and toward repayment of any principal in respect of any payment funding facility for the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, to be retained in the bank account for the fund or invested in Authorized Investments until applied to payment of principal on the liquidity notes and repayment of principal in respect of any payment funding facility on the following Quarterly Payment Date.

Payment of Principal Collections on Quarterly Payment Dates

On each Quarterly Payment Date, based on the calculations, instructions and directions provided to it by MEPM, the issuer trustee must pay or cause to be paid, to the extent not previously or otherwise paid, in accordance with the following order of priority, out of Principal Collections together with any amounts applied in reimbursement under the eighth bullet point of the Quarterly Interest Collections Waterfall and any amounts applied in reinstatement under the eleventh, twelfth and thirteenth bullet points of the Quarterly Interest Collections Waterfall, in relation to the Monthly Calculation Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority, known as the Quarterly Principal Collections Waterfall:

•
first, to the extent not otherwise paid on such Quarterly Payment Date under the first bullet point of the Quarterly Interest Collections Waterfall, in payment of taxes in respect of the fund which have been incurred prior to that Quarterly Payment Date and which have not previously been paid on a prior Monthly Payment Date;

•
second, pari passu and ratably, to the extent not otherwise paid on such Quarterly Payment Date under the second bullet point of the Quarterly Interest Collections Waterfall, in payment of the issuer trustee's fee, manager's fee and Expenses in respect of the fund (other than break costs payable on cancellation of the fixed-floating interest rate swap to the extent not otherwise paid) which have been incurred prior to that Quarterly Payment Date and which have not previously been paid on a prior Monthly Payment Date;

•
third, to the extent not previously paid or allowed for on a prior Payment Date, pari passu and ratably and in the priority under the fourth bullet point of the Quarterly Interest Collections Waterfall:

•
in payment of any interest due under any redraw funding facility or top-up funding facility for the applicable Quarterly Interest Period including, without duplication, all amounts allocated under the first sub-bullet of the third bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
in payment to the currency swap provider[s] in payment for the A$ Class A Interest Amount under the currency swap confirmation[s] for the applicable Quarterly Interest Period including, without duplication, all amounts allocated under the second sub-bullet of the third bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates; [and]

•	[in payment to Class A[ ] noteholders of interest due on the Class A[ ] notes for the applicable Monthly Interest Period;]

•
fourth, to the extent not previously paid or allowed for on a prior Payment Date under the sixth bullet point of the Quarterly Interest Collections Waterfall, in payment of interest due on the Class B Notes for the applicable Quarterly Interest Period including, without duplication, all amounts allocated under the fourth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
fifth, pari passu and ratably, in repayment of any Redraw Principal Outstanding under any redraw funding facility and any Top-up Principal Outstanding under any top-up funding facility for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the fifth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
sixth, pari passu and ratably, in payment of amounts approved by MEPM to fund any redraws and any top-up loans for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the sixth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•	seventh, pari passu and ratably (having taken into account any amounts allocated under this bullet point since the preceding Quarterly Payment Date):

•	[in payment of principal to the Class A[ ] noteholders for the applicable Monthly Calculation Period until the Outstanding Principal Balance of the Class A[ ] notes is reduced to zero; and]

•
in payment to the currency swap provider[s] under the currency swap confirmation[s] relating to the Class A[ ] notes [and Class A[ ] notes], for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the second sub-bullet of the seventh bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates, until the Outstanding Principal Balance of the Class A[ ] notes [and the Class A[ ] notes] is reduced to zero, an amount equal to the lesser of:

•	the remaining amount available for distribution after all payments which have priority under the Quarterly Principal Collections Waterfall above; and

•	the A$ Equivalent of the Outstanding Principal Balance of all Class A Notes;

•	eighth, in payment of principal to the Class B noteholders, pari passu and ratably, until the Outstanding Principal Balance of all Class B notes is reduced to zero, an amount equal to the lesser of:

•	the remaining amount available for distribution after all payments which have priority under the Quarterly Principal Collections Waterfall above; and

•	the Outstanding Principal Balance of all Class B notes;

for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the eighth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
ninth, pari passu and ratably as between any Carry Over Redraw Charge Offs, any Carry Over Top-up Charge Offs and the A$ Equivalent of any Carry Over Class A Charge Offs (having taken into account any amounts allocated under this bullet point since the preceding Quarterly Payment Date):

•
in payment to the currency swap provider[s] under the currency swap confirmation[s] relating to the Class A[ ] notes [and the Class A[ ] notes] of the A$ Equivalent of any Carry Over Class A Charge Offs in respect of the Class A[ ] notes [and the Class A[ ] notes] including, without duplication, all amounts allocated under the first sub-bullet of the ninth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
toward repayment of the Redraw Principal Outstanding of each redraw funding facility to the extent of any Carry Over Redraw Charge Offs including, without duplication, all amounts allocated under the second sub-bullet of the ninth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
toward repayment of the Top-up Principal Outstanding of each top-up funding facility to the extent of any Carry Over Top-up Charge Offs including, without duplication, all amounts allocated under the third sub-bullet of the ninth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates; [and]

•	[in payment to the Class A[ ] noteholders of any Carry Over Class A Charge Offs in respect of the Class A[ ] notes;]

•
tenth, toward repayment of the Invested Amount of the Class B notes to the extent of any Carry Over Class B Charge Offs including, without duplication, all amounts allocated under the tenth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates;

•
eleventh, to the extent not previously paid on such Quarterly Payment Date under the ninth bullet point of the Quarterly Interest Collections Waterfall, in payment of any break costs payable on cancellation of the fixed-floating interest rate swap to the extent that those amounts are not recovered under the relevant housing loan secured by mortgages comprised in the assets of the fund in the form of any applicable prepayment fees or a drawing has not been made under any payment funding facility for the applicable Quarterly Calculation Period including, without duplication, all amounts allocated under the eleventh bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates; and

•
twelfth, pari passu and ratably, in payment to the liquidity noteholders of the principal amount outstanding in respect of the liquidity notes and in repayment of any principal in respect of any payment funding facility for the Quarterly Calculation Period including, without duplication, all amounts allocated under the twelfth bullet point of the Monthly Principal Collections Waterfall for these purposes on the two preceding Monthly Payment Dates.

On any Payment Date, the issuer trustee shall not make an allocation or payment out of Principal Collections to the liquidity noteholders unless the Invested Amount of all of the Class A notes and Class B notes is zero, or will be zero following any payments made on that Payment Date.

Fees and Expenses Paid in Priority to Offered Notes

The following table sets forth all fees and expenses that are payable out of cash flows from the housing loans relating to the fund on a monthly basis prior to payments of interest and principal to the holders of the offered notes. The table also describes the servicing fee, which is paid out of the mortgage component of the manager's fee, and not directly out of the cash flow on the pool assets.

Description	Amount	Receiving Entity
Issuer Trustee's Fee[1]	0.04% of the aggregate Outstanding Principal Balance of all loans in the housing loan pool as at the last day of each month, payable monthly in arrears on the related Monthly Payment Date	Perpetual Limited

Manager's Fee[2]
A sliding scale fee, consisting of a mortgage component[3] and a cash component[4] calculated monthly and payable monthly in arrears on the related Monthly Payment Date.

Out of the mortgage component of the manager's fee attributable to the fund, MEPM retains an amount equal to the sum of MEPM's Expenses attributable to the fund plus 5% of those Expenses for the monthly period; the remainder of the mortgage component of the manager's fee attributable to the fund is paid by MEPM to ME5

No separate fee will be paid to MEPM for selecting the housing loan pool.
ME Portfolio Management Limited

Servicing Fee
From MEPM, not the cash flow on the pool assets: The mortgage component of the manager's fee attributable to the fund, less an amount equal to the sum of MEPM's Expenses attributable to the fund plus 5% of those Expenses for the monthly period.
Members Equity Bank Pty Limited

Security Trustee's Fee	Time costs related to enforcement of the security trust deed, payable in arrears on the related Monthly Payment Date.	Perpetual Trustee Company Limited

Class A Note Trustee, Calculation Agent, Note Registrar and Principal Paying Agent Fee	[US$6,000] acceptance fee. [US$15,000] annual administration fee.	The Bank of New York

Irish Listing Agent Fee	[€6,000] listing fee.	The Bank of New York

Irish Paying Agent Fee	[€500] annual fee.	The Bank of New York

The fee arrangements described above are not affected by an Event of Default under the security trust deed.
________________________
1 The issuer trustee's fee applies for the duration of the fund and may be amended only upon an Extraordinary Resolution of all Voting Secured Creditors of the fund and with the prior written consent of the income unitholder and residual capital unitholder of the fund, to the extent such an amendment is or is likely to be prejudicial to the interests of the Voting Secured Creditors and the income unitholder and residual capital unitholder, respectively. See "Description of the Transaction Documents—The Security Trust Deed—Voting Procedures" in the base prospectus. Unless amended upon an Extraordinary Resolution of all Voting Secured Creditors of the fund and with the prior written consent of the income unitholder and residual capital unitholder of the fund (to the extent such an amendment is or is likely to be prejudicial to the interests of the Voting Secured Creditors and the income unitholder and residual capital unitholder, respectively), the issuer trustee's fee may not be changed upon the appointment of a substitute issuer trustee.

2 The manager's fee may be amended only upon an Extraordinary Resolution of all Voting Secured Creditors of each of the funds in the SMHL program and with the prior written consent of the income unitholder and residual capital unitholder of each of the funds in the SMHL program, to the extent such an amendment is or is likely to be prejudicial to the interests of the Voting Secured Creditors and each income unitholder and residual capital unitholder, respectively. See "Description of the Transaction Documents—The Security Trust Deed—Voting Procedures" in the base prospectus. Unless amended upon an Extraordinary Resolution of all Voting Secured Creditors of the fund and with the prior written consent of the income unitholder and residual capital unitholder of the fund (to the extent such an amendment is or is likely to be prejudicial to the interests of the Voting Secured Creditors and the income unitholder and residual capital unitholder, respectively), the manager's fee may not be changed upon the appointment of a substitute manager.

3 The mortgage component of the manager's fee is calculated based on a sliding scale measure of the aggregate Outstanding Principal Balance of all mortgages in the housing loan pools held by each of the funds in the SMHL program as at the last day of each month (less any part of the Outstanding Principal Balance under any mortgage that the manager has reason to believe is unlikely to be collected in full), according to the following formula:

Value of mortgage component as at the last day of each month:	Applicable mortgage component fee rate:
A$0 - A$150,000,000	0.75% per annum
A$150,000,000 - A$300,000,000	0.70% per annum
A$300,000,000 - A$450,000,000	0.65% per annum
A$450,000,000 +	0.60% per annum

The mortgage component calculated as above is then applied pro rata across each of the funds in the SMHL program, resulting in the mortgage component of the manager's fee for the fund being equal to the amount that would be calculated if the sliding scale was applied directly to the mortgage component of the fund only.

4 The cash component of the manager's fee is calculated based on a sliding scale measure of the sum of all cash held by each of the funds in the SMHL program as at the last day of each month and the acquisition cost of all Authorized Investments (other than mortgages securing housing loans and cash) held by each of the funds in the SMHL program, as adjusted to reflect accrued but unpaid income and interest up to (and including) the last day of each month, according to the following formula:

Value of cash component as at the last day of each month:	Applicable cash component fee rate:
A$0 - A$150,000,000	0.25% per annum
A$150,000,000 - A$300,000,000	0.225% per annum
A$300,000,000 - A$450,000,000	0.20% per annum
A$450,000,000 +	0.175% per annum

The cash component calculated as above is then applied pro rata across each of the funds in the SMHL program, resulting in the cash component of the manager's fee for the fund being equal to the amount that would be calculated if the sliding scale was applied directly to the cash component of the fund.

5  See "Description of the Transaction Documents—The Mortgage Origination and Management Agreement—Servicing Compensation and Expenses" in the base prospectus.

Redraws

The issuer trustee may make redraws to borrowers under the variable rate housing loans in the fund. Borrowers may request a redraw at any time, but its availability is always subject to the redraw being made in accordance with any relevant terms of the applicable mortgage insurance policy and, to the extent the redraw satisfies these requirements, the redraw remains subject to the discretion of ME.

The issuer trustee may only permit a redraw on behalf of the fund where the redraw would not result in a downgrading in the rating of any notes of the fund. The issuer trustee may only fund advances from Collections which represent prepayments of principal under housing loans or, if not available, by drawings under redraw funding facilities, at the discretion of MEPM. The issuer trustee must not apply any prepayments of principal to making advances under a loan redraw facility unless the following conditions have been satisfied:

•
all amounts specified in clauses first through fourth of the Monthly Principal Collections Waterfall or the Quarterly Principal Collections Waterfall, as applicable, which are due and payable have been paid; and

•
the issuer trustee holds Collections which represent prepayments of principal equal to the sum of the advance under the loan redraw facility and all amounts specified in clauses first through fourth of the Monthly Principal Collections Waterfall or the Quarterly Principal Collections Waterfall, as applicable, which are accrued but not due and payable.

Moreover, MEPM may determine in its discretion that a redraw should not be made by the issuer trustee on behalf of the fund.

Redraw Funding Facility

Under the redraw funding facility agreement, Perpetual Limited as trustee for SMHL Origination Fund No. 3 will provide a redraw funding facility to the issuer trustee, on behalf of the fund, to fund any shortfall between the amount of redraws approved by ME and the amount of Collections that represent prepayments of principal received by the issuer trustee. Upon any draw on the redraw funding facility the issuer trustee will issue a redraw funding facility note of the fund to Perpetual Limited as trustee for SMHL Origination Fund No. 3 or any other person entitled to be registered as a noteholder in accordance with the redraw funding facility agreement evidencing such funding amount.

Use of Funding Amounts

The redraw funding facility may only be used to fund redraws that are not covered by the application of Collections that represent prepayments of principal. The proceeds of any funding amount under the redraw funding facility agreement must not be used to provide funds under a loan redraw to the extent that would cause the principal outstanding under the housing loan to exceed the scheduled principal amount outstanding under the housing loan on the day that the redraw is made available.

Interest and Principal

Interest on redraw funding facility notes is payable and allocable in the order of priorities as provided in the supplementary bond terms notice relating to the notes as described above under "—Interest Collections—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates" above and, to the extent not paid or allocated under the Interest Collections Waterfalls, under "—Principal Collections—Payment of Principal Collections on Monthly Payment Dates" and "—Payment of Principal Collections on Quarterly Payment Dates". Principal on redraw funding facility notes is payable and allocable in the order of priorities as provided in the supplementary bond terms notice relating to the notes as described above under "—Principal Collections—Payment of Principal Collections on Monthly Payment Dates" and "—Payment of Principal Collections on Quarterly Payment Dates" above and, to the extent not paid or allocated under the Principal Collections Waterfalls, under "—Interest Collections—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates".

Repayment of Redraw Funding Facility Notes

The principal outstanding under the redraw funding facility agreement must be repaid by the issuer trustee in full on the day which is one Banking Day prior to the final maturity date of the notes and as otherwise required under the transaction documents in respect of the fund. The issuer trustee must apply repayments such that the redraw funding facility notes issued earlier in time are repaid first.

Termination

The redraw funding facility agreement may only be terminated on or after the day which is one Banking Day prior to the final maturity date of the notes and as otherwise required under the transaction documents in respect of the fund.

Indemnity

The issuer trustee indemnifies, out of the assets of the fund, the noteholder under the redraw funding facility agreement and MEPM as manager of SMHL Origination Fund No. 3 against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the noteholder under the redraw funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3, as the case may be, or an attorney pays, suffers, incurs or is liable for (including any amount incurred by reason of the liquidation or re-employment of funds) in respect of any of the following:

•	a funding amount not being made available for any reason other than any default of the noteholder under the redraw funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3;

•	the occurrence of an event of default; or

•	the noteholder under the redraw funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3 exercising its respective powers upon the occurrence of an event of default.

The obligations of the issuer trustee in respect of the indemnity are limited to the extent that funds are available from time to time for that purpose in accordance with the supplementary bond terms notice relating to the notes.

Assignment and Changes in Lending Office

Neither Perpetual Limited as trustee for SMHL Origination Fund No. 3 or any person entitled to be registered as a noteholder in accordance with the redraw funding facility agreement nor MEPM as manager of SMHL Origination Fund No. 3 may assign any of its rights or transfer by novation any of its rights and obligations under the redraw funding facility agreement or any redraw funding facility note thereunder without the prior written consent of the other parties and prior written notice of such assignment being given to each rating agency. Further, neither the issuer trustee nor MEPM may assign any of its rights or obligations under the redraw funding facility agreement or any redraw funding facility note thereunder, the security trust deed or the supplementary bond terms notice relating to the notes without the prior written consent of MEPM as manager of SMHL Origination Fund No. 3, the noteholder or any person entitled to be registered as a noteholder in accordance with the redraw funding facility agreement, and each rating agency. The noteholder or any person entitled to be registered as a noteholder in accordance with the redraw funding facility agreement may change its lending office at any time and must promptly notify the issuer trustee and MEPM of any such change. If MEPM as manager of SMHL Origination Fund No. 3 or the noteholder or any person entitled to be registered as a noteholder in accordance with the redraw funding facility agreement assigns or transfers any of its rights or obligations under the redraw funding facility agreement or any redraw funding facility note thereunder, the security trust deed or the supplementary bond terms notice relating to the notes or changes its lending office, the issuer trustee is not required to pay any net increases in the aggregate amount of costs, taxes, fees or charges which:

•	are a direct consequence of the transfer or assignment or change of lending office; and

•
the noteholder or any person entitled to be registered as a noteholder in accordance with the redraw funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3, as the case may be, or its transferee or assignee was aware of or ought reasonably to have been aware of, at the time of the transfer or assignment or change of lending office.

Top-up Loans

The SMHL program permits borrowers to request an additional advance under their housing loans. If approved and drawn, the additional advance, referred to as a top-up loan, increases the Outstanding Principal Balance of the existing housing loan above the scheduled amortized principal amount of the housing loan. A top-up loan represents a subsequent advance of principal on a borrower's existing housing loan. A top-up loan is secured by the same mortgage that originally secured the housing loan and becomes part of the housing loan initially drawn by the borrower.

Each top-up request is subject to ME's loan approval process and is assessed against the approval and underwriting criteria in place at the time the top-up loan is requested. Each top-up request is reviewed as if it were an application for a new loan by ME where it does not meet the "Short Form" assessment criteria described under "Superannuation Members' Home Loans Residential Loan Program—Application Verification and Debt Servicing Ability—Top-up loans / existing borrowers" in this prospectus supplement. ME will not approve a top-up request unless the value of the property securing the housing loan is sufficient to secure the existing Outstanding Principal Balance of that housing loan plus the additional advance. Borrowers may request a top-up loan at any time, but its availability is always subject to:

•
the top-up loan satisfying the requirements described under the captions "Superannuation Members' Home Loans Residential Loan Program—Approval and Underwriting Process", "—Application Verification and Debt Servicing Ability" and "—Valuation of Mortgaged Property" in this prospectus supplement and "Superannuation Members' Home Loans Residential Loan Program—Approval and Underwriting Process" in the base prospectus; and

•	the top-up loan being made in accordance with any relevant terms of the applicable mortgage insurance policy,

and, to the extent the top-up request satisfies these requirements, the additional advance remains subject to the discretion of ME.

The issuer trustee may only extend a top-up loan on behalf of the fund where the extension of the top-up loan would not result in a downgrading in the rating of any notes of the fund and the requirements with respect to the top-up loan and the pool of housing loans, after giving effect to the top-up loan, described under the caption "—Criteria for Extension of Top-up Loans by the Issuer Trustee on behalf of the Fund" are satisfied. The issuer trustee may only fund top-up loans from Collections which represent repayments or prepayments of principal under housing loans or, if there is a shortfall between the amount of top-up loans approved by ME and the amount of Collections that represent repayments or prepayments of principal received by the issuer trustee, by drawings under a top-up funding facility, at the discretion of MEPM. The issuer trustee must not apply any Collections which represent repayments or prepayments of principal to making advances under a top-up loan unless the following conditions are satisfied:

•
all amounts specified in clauses first through fourth of the Monthly Principal Collections Waterfall or the Quarterly Principal Collections Waterfall, as applicable, which are due and payable have been paid; and

•
the issuer trustee holds Collections which represent repayments or prepayments of principal equal to the sum of the advance under the top-up loan and all amounts specified in clauses first through fourth of the Monthly Principal Collections Waterfall or the Quarterly Principal Collections Waterfall, as applicable, which are accrued but not due and payable.

If the issuer trustee is unable to make a top-up loan because the requirements with respect to the top-up loan and the pool of housing loans, after giving effect to the top-up loan, described under the caption "—Criteria for Extension of Top-up Loans by the Issuer Trustee on behalf of the Fund" below are not satisfied or if MEPM determines in its discretion that the top-up loan should not be made by the issuer trustee on behalf of the fund, Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3, will repurchase the housing loan from the fund at its Outstanding Principal Balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower. The housing loan will no longer be included in the fund's pool of housing loans. Amounts received by the fund from SMHL Origination Fund No. 3 will be included in the assets of the fund and applied in the order of priorities described under the caption "Description of the Offered Notes—Principal Collections" in this prospectus supplement.

Criteria for Extension of Top-up Loans by the Issuer Trustee on behalf of the Fund

Prior to approving the extension of top-up loans by the issuer trustee on behalf of the fund, MEPM must confirm that the following requirements are satisfied:

•
in any Calculation Period, a top-up loan may only be made if the current weighted average LTV of the pool of housing loans, after giving effect to such top-up loans, would have increased by no more than [2]% of the weighted average LTV of the pool of housing loans as at the applicable Cut-Off date;

•	after giving effect to such top-up loans, the weighted average LTV of the pool of housing loans may never exceed the original LTV of the housing loan pool as of the closing cut-off date;

•
after giving effect to such top-up loans, the percentage of housing loans in the housing loan pool with an original LTV over 80% may never exceed the percentage of housing loans with an original LTV over 80% as of the closing cut-off date by more than [2]%;

•	the remaining term to maturity of the top-up loan will not be greater than, and will not increase, the remaining term to maturity of the housing loan to which the top-up loan relates;

•	the top-up loan is made within [12] [18] [24] months after the closing date;

•	the aggregate amount of top-up loans to be funded after the Suspension Date does not exceed [5]% of the housing loan pool as at the Suspension Date; and

•	there are as of the closing cut-off date no unreimbursed Carry Over Class A Charge Offs, Carry Over Class B Charge Offs, Carry Over Redraw Charge Offs or Carry Over Top-up Charge Offs; and

•	such other terms (whether in substitution or in addition to the above) as may be agreed upon by the rating agencies and MEPM from time to time and notified to the trustee.

Top-Up Funding Facility

The issuer trustee, at the election and direction of MEPM, will enter into one or more top-up funding facilities with one or more top-up funding facility providers, which will be available to fund requested top-up loans which have been approved by MEPM. Top-up funding facilities must also be in the form approved by the rating agencies.

Under the top-up funding facility agreement, Perpetual Limited as trustee for SMHL Origination Fund No. 3 will provide a top-up funding facility to the issuer trustee, on behalf of the fund, to fund any shortfall between the amount of top-up loans approved by ME and the amount of Collections that represent repayments or prepayments of principal received by the issuer trustee. Upon any draw on the top-up funding facility the issuer trustee will issue a top-up funding facility note of the fund to Perpetual Limited as trustee for SMHL Origination Fund No. 3 or any other person entitled to be registered as a noteholder in accordance with the top-up funding facility agreement evidencing such funding amount.

Use of Funding Amounts

The top-up funding facility may only be used to fund approved top-up loans that are not covered by the application of Collections that represent repayments or prepayments of principal.

Interest and Principal

Interest on top-up funding facility notes is payable and allocable in the order of priorities as provided in the supplementary bond terms notice relating to the notes as described above under "—Interest Collections—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates" above and, to the extent not paid or allocated under the Interest Collections Waterfalls, under "—Principal Collections—Payment of Principal Collections on Monthly Payment Dates" and "—Payment of Principal Collections on Quarterly Payment Dates". Principal on top-up funding facility notes is payable and allocable in the order of priorities as provided in the supplementary bond terms notice relating to the notes as described above under "—Principal Collections—Payment of Principal Collections on Monthly Payment Dates" and "—Payment of Principal Collections on Quarterly Payment Dates" above and, to the extent not paid or allocated under the Principal Collections Waterfalls, under "—Interest Collections—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates".

Repayment of Top-up Funding Facility Notes

The principal outstanding under the top-up funding facility agreement must be repaid by the issuer trustee in full on the day which is one Banking Day prior to the final maturity date of the notes and as otherwise required under the transaction documents in respect of the fund. The issuer trustee must apply repayments such that the top-up funding facility notes issued earlier in time are repaid first.

Termination

The top-up funding facility agreement may only be terminated on or after the day which is one Banking Day prior to the final maturity date of the notes and as otherwise required under the transaction documents in respect of the fund.

The top-up funding facility may be suspended at any time upon MEPM's direction to Perpetual Limited as trustee for SMHL Origination Fund No. 3. However, this will not affect any obligations of Perpetual Limited as trustee for SMHL Origination Fund No. 3 to fund drawings under the top-up facility agreement approved by MEPM prior to giving such notice.

Indemnity

The issuer trustee indemnifies, out of the assets of the fund, the noteholder under the top-up funding facility agreement and MEPM as manager for SMHL Origination Fund No. 3 against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the noteholder under the top-up funding facility agreement or MEPM as manager for SMHL Origination Fund No. 3, as the case may be, or an attorney pays, suffers, incurs or is liable for (including any amount incurred by reason of the liquidation or re-employment of funds) in respect of any of the following:

•	a funding amount not being made available for any reason other than any default of the noteholder under the top-up funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3;

•	the occurrence of an event of default; or

•	the noteholder under the top-up funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3 exercising its respective powers upon the occurrence of an event of default.

The obligations of the issuer trustee in respect of the indemnity are limited to the extent that funds are available from time to time for that purpose in accordance with the supplementary bond terms notice relating to the notes.

Assignment and Changes in Lending Office

Neither Perpetual Limited as trustee for SMHL Origination Fund No. 3 or any person entitled to be registered as a noteholder in accordance with the top-up funding facility agreement nor MEPM as manager of SMHL Origination Fund No. 3 may assign any of its rights or transfer by novation any of its rights and obligations under the top-up funding facility agreement or any top-up funding facility note thereunder without the prior written consent of the other parties and prior written notice of such assignment being given to each rating agency. Further, neither the issuer trustee nor MEPM may assign any of its rights or obligations under the top-up funding facility agreement or any top-up funding facility note thereunder, the security trust deed or the supplementary bond terms notice relating to the notes without the prior written consent of MEPM as manager of SMHL Origination Fund No. 3, the noteholder or any person entitled to be registered as a noteholder in accordance with the top-up funding facility agreement, and each rating agency. The noteholder or any person entitled to be registered as a noteholder in accordance with the top-up funding facility agreement may change its lending office at any time and must promptly notify the issuer trustee and MEPM of any such change. If MEPM as manager of SMHL Origination Fund No. 3 or the noteholder or any person entitled to be registered as a noteholder in accordance with the top-up funding facility agreement assigns or transfers any of its rights or obligations under the top-up funding facility agreement or any top-up funding facility note thereunder, the security trust deed or the supplementary bond terms notice relating to the notes or changes its lending office, the issuer trustee is not required to pay any net increases in the aggregate amount of costs, taxes, fees or charges which:

•	are a direct consequence of the transfer or assignment or change of lending office; and

•
the noteholder or any person entitled to be registered as a noteholder in accordance with the top-up funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3, as the case may be, or its transferee or assignee was aware of or ought reasonably to have been aware of, at the time of the transfer or assignment or change of lending office.

Application of Realized Losses

A Realized Loss, with respect to a housing loan, will arise if:

•	the total amount recovered and recoverable under the mortgage insurance policy in respect of such housing loan; plus

•
any damages or other amounts payable under or in respect of the master trust deed, the supplementary bond terms notice relating to the notes or the mortgage origination and management agreement relating to such housing loan;

is less than the Outstanding Principal Balance of such housing loan.

Realized Losses are allocated on a monthly basis and reduced on each Quarterly Payment Date.

Application of Realized Losses on Monthly Payment Dates

On each Monthly Payment Date on which MEPM determines that the aggregate amount of Realized Losses for the related Monthly Calculation Period exceeds the funds available on such Monthly Payment Date to reimburse such Realized Losses under the Monthly Interest Collections Waterfall, MEPM must do the following, on and with effect on such Monthly Payment Date:

•
reduce pro rata as between themselves the Outstanding Principal Balance of the Class B notes by the amount of that excess, to the extent of the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, until the Outstanding Principal Balance of the Class B notes is zero, to be applied on the following Quarterly Payment Date; and

•
if the Outstanding Principal Balance of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata and ratably as between the Class A notes, any redraw funding facilities and any top-up funding facilities with respect to the balance of the deficiency:

•	ratably as between the Class A notes, the Outstanding Principal Balance of the Class A notes by the amount of the remaining deficiency;

•	[in respect of the Class A[ ] notes, until the Outstanding Principal Balance of the Class A[ ] notes is zero on that Monthly Payment Date;]

•
in respect of the Class A[ ] notes [and the Class A[ ] notes], to the extent of the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, until the Outstanding Principal Balance of the Class A[ ] notes [and the Class A[ ] notes] is zero, to be applied pro rata as between the Class A[ ] notes [and the Class A[ ] notes] on the following Quarterly Payment Date;

•
ratably as between each redraw funding facility, the Redraw Principal Outstanding of the redraw funding facilities by the amount of the remaining deficiency, to the extent of the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, until the Redraw Principal Outstanding under each redraw funding facility is zero, to be applied pro rata on the following Quarterly Payment Date; and

•
ratably as between each top-up funding facility, the Top-up Principal Outstanding of the top-up funding facilities by the amount of the remaining deficiency, to the extent of the portion of the applicable Quarterly Calculation Period that also falls within the applicable Monthly Calculation Period, until the Top-up Principal Outstanding under each top-up funding facility is zero, to be applied pro rata on the following Quarterly Payment Date.

Application of Realized Losses on Quarterly Payment Dates

On each Quarterly Payment Date on which MEPM determines that the aggregate amount of Realized Losses for the related Quarterly Calculation Period exceeds the funds available on such Quarterly Payment Date to reimburse such Realized Losses under the Quarterly Interest Collections Waterfall, MEPM must do the following, on and with effect on such Quarterly Payment Date:

•
reduce pro rata as between themselves the Outstanding Principal Balance of the Class B notes by the amount of that excess until the Outstanding Principal Balance of the Class B notes, including all amounts allocated for these purposes on the two preceding Monthly Payment Dates, is zero; and

•
if the Outstanding Principal Balance of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata and ratably as between the Class A notes, any redraw funding facilities and any top-up funding facilities, with respect to the balance of the deficiency, including all amounts allocated for these purposes on the two preceding Monthly Payment Dates:

•
ratably as between each of the Class A notes, the Outstanding Principal Balance of the Class A notes by the remaining of the deficiency until the Outstanding Principal Balance of the Class A notes is zero;

•
ratably as between each redraw funding facility, the Redraw Principal Outstanding of the redraw funding facilities by the amount of the remaining deficiency until the Redraw Principal Outstanding under each redraw funding facility is zero; and

•
ratably as between each top-up funding facility, the Top-up Principal Outstanding of the top-up funding facilities by the amount of the remaining deficiency until the Top-up Principal Outstanding under each top-up funding facility is zero.

Payments into US$ Account

In respect of the Class A[ ] notes, the principal paying agent shall open and maintain a non-interest bearing US$ trust account, into which the US$ currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the US$ currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the US$ currency swap provider under the US$ currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee or MEPM receives any amount denominated in US$ from the US$ currency swap provider under the US$ currency swap, they must also promptly pay that amount to the credit of the US$ account or to the principal paying agent.

Payments out of US$ Account

On each relevant Quarterly Payment Date, the issuer trustee acting at the direction of MEPM, or the principal paying agent on its behalf, will distribute from the US$ account the relevant amounts of principal and interest due in respect of each Class A[ ] note in accordance with the note trust deed and the order of priority described under the captions "—Interest Collections—Payment of Interest Collections on Quarterly Payment Dates" and "—Principal Collections—Payment of Principal Collections on Quarterly Payment Dates" above.

[Payments into € Account]

[In respect of the Class A[ ] notes, the principal paying agent shall open and maintain a non-interest bearing € trust account, into which the Euro currency swap provider shall deposit amounts denominated in €. The issuer trustee shall direct the Euro currency swap provider to pay all amounts denominated in € payable to the issuer trustee by the Euro currency swap provider under the Euro currency swap into the € account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee or MEPM receives any amount denominated in € from the Euro currency swap provider under the Euro currency swap, they must also promptly pay that amount to the credit of the € account or to the principal paying agent.]

[Payments out of € Account]

[On each relevant Quarterly Payment Date, the issuer trustee acting at the direction of MEPM, or the principal paying agent on its behalf, will distribute from the € account the relevant amounts of principal and interest due in respect of each Class A[ ] note in accordance with the note trust deed and the order of priority described under the captions "—Interest Collections—Payment of Interest Collections on Quarterly Payment Dates" and "—Principal Collections—Payment of Principal Collections on Quarterly Payment Dates" above.]

Payments into A$ Account

In respect of [the Class A[ ] notes and] the Class B notes, the issuer trustee shall open and maintain an A$ trust account.

Payments out of A$ Account

On each relevant Payment Date, the issuer trustee acting at the direction of MEPM, will distribute from the A$ account the relevant amounts of principal and interest due in respect of [each Class A[ ] note and] each Class B note in accordance with the order of priority described under the captions "—Interest Collections" and "—Principal Collections" above.

Threshold Rate

In exercising its powers and performing its obligations under the master trust deed, MEPM must at all times ensure that, to the extent that the issuer trustee is entitled to do so under the terms of the mortgages, the rate of interest payable on or in respect of the housing loans secured by mortgages comprised in the assets of the fund is changed from time to time so that:

•
on the assumption that all parties to all of the transaction documents and all issuers of Authorized Investments from time to time included in the assets of the fund have complied and will at all times comply in full with their respective obligations under those transaction documents and Authorized Investments; and

•	having regard to:

•	the terms of the transaction documents;

•	the terms of the housing loans included in the assets of the fund;

•	the anticipated Expenses of the fund;

•	the amount of the cash collateral in the cash collateral account;

•	all other information available to MEPM;

•	the Benchmark Rate from time to time; and

•
any mismatch between the time at which the Benchmark Rate is determined and the time at which the rate of interest payable on or in respect of housing loans included in the assets of the fund may be reset, the issuer trustee will have available to it at all times sufficient funds to enable it to comply with all of its obligations under the transaction documents relating to the fund as they fall due (other than any payments of interest on the liquidity notes).

Without limiting the preceding paragraph, the interest rate applicable to each fixed interest period of a housing loan must be equal to or greater than:

•
for so long as the Outstanding Principal Balance of all such housing loans is equal to or less than [25]% of the Outstanding Principal Balance of all housing loans comprised in the assets of the fund, the rate expressed as a percentage, determined by MEPM to be the fixed-floating interest rate swap rate in Australia for the period most closely approximating the term of the fixed interest period of the housing loan plus [0.80]%; and

•
for so long as the Outstanding Principal Balance of all such housing loans is greater than [25]% of the Outstanding Principal Balance of all housing loans comprised in the assets of the fund, such rate as agreed from time to time between MEPM and such designated rating agency.

In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed above, MEPM may direct the issuer trustee to make a draw on the payment funding facility as set forth under the caption "—Payment Funding Facility" below.

The Fixed-Floating Interest Rate Swap

Purpose of the Fixed-Floating Interest Rate Swap

To hedge the interest rate risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the fund, including the interest due on the notes, the issuer trustee will enter into a fixed-floating interest rate swap with the fixed-floating interest rate swap provider. The fixed-floating interest rate swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmation. The fixed-floating interest rate swap will cover the housing loans which bear a fixed rate of interest as of the closing cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

Fixed-Floating Interest Rate Swap Provider

The fixed-floating interest rate swap provider will be [                       ] ("[                                   ]"). [                               ] is a company registered under [the Corporations Act 2001 (Cth)] and has long-term unsecured debt ratings of "[     ]", "[     ]" and "[      ]", by Standard & Poor's, Moody's and Fitch Ratings, respectively, and short-term debt ratings of "[      ]", "[      ]" and "[      ]", by Standard & Poor's, Moody's and Fitch Ratings, respectively. [Insert description of the general character of the business of the fixed-floating interest rate swap provider].

The depositor has determined that the significance percentage of payments under the fixed-floating interest rate swap agreement, measured against the aggregate principal balance of the pool assets of the fund in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, is [less than 10%] [at least 10%, but less than 20%] [20% or more].

[Provide financial data for any entity providing an interest rate derivative instrument where the significance percentage of the derivative instrument is at least 10%, but less than 20%, of the aggregate principal balance of the pool assets or, if the derivative instrument relates only to one or more classes or sub-classes of the notes, the aggregate principal balance of such classes].

[Provide financial statements for any entity providing an interest rate derivative instrument where the significance percentage of the derivative instrument is 20% or more of the aggregate principal balance of the pool assets or, if the derivative instrument relates only to one or more classes or sub-classes of the notes, the aggregate principal balance of such classes].

[For further information concerning [                           ], see the [selected financial data] [consolidated financial statements] of [                    ] and its subsidiaries, and the notes thereto, [beginning on page [     ] of this prospectus supplement] [incorporated by reference in this prospectus supplement]].

[For so long as the depositor has a reporting obligation under the Exchange Act of 1934 with respect to a fund, the depositor will, in accordance with applicable aging requirements, file a Form 8-K or a Form 10-D, as applicable, attaching as an exhibit or, where permitted, incorporating by reference, additional financial data or financial statements, as applicable, of any entity providing an interest rate derivative instrument with respect to which, as of the closing date or as of any subsequent distribution date, the significance percentage is (i) at least 10%, but less than 20% or (ii) 20% or more].

[Incorporation of Certain Documents by Reference

[This section will be included (i) where the significance percentage of payments under the fixed-floating interest rate swap agreement, measured against the aggregate principal balance of the pool assets of the fund in accordance with Item 1115 of Regulation AB is either (A) at least 10%, but less than 20% or (B) 20% or more and (ii) financial data or financial statements of the fixed-floating interest rate swap provider may be incorporated by reference from a report filed by the fixed-floating interest rate swap provider (or the entity that consolidates such party) pursuant to the Exchange Act of 1934].

The [selected financial data] [consolidated financial statements] of [                           ] and its subsidiaries included in, or as exhibits to, the [identify Exchange Act report] filed by [                         ] with the Securities and Exchange Commission on [                   ,          ] are hereby incorporated by reference in this prospectus supplement and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

All documents filed with the Securities and Exchange Commission by [                       ] pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement.]

Payments under the Fixed-Floating Interest Rate Swap

The issuer trustee will pay the fixed-floating interest rate swap provider on each relevant Payment Date an amount equal to the sum of the Outstanding Principal Balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the relevant Calculation Period immediately preceding that Payment Date, multiplied by the weighted average of those fixed rates of interest at the beginning of such relevant Calculation Period times the actual number of days in the relevant Calculation Period divided by 365.

The issuer trustee will receive from the fixed-floating interest rate swap provider on each relevant Payment Date an amount equal to the Outstanding Principal Balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the relevant Calculation Period immediately preceding that Payment Date multiplied by the Benchmark Rate plus a margin times the actual number of days in the relevant Calculation Period divided by 365. The terms of the fixed-floating interest rate swap allow for netting of swap payments.

Break Costs under the Fixed-Floating Interest Rate Swap

If a borrower prepays a housing loan subject to a fixed rate of interest or otherwise terminates a fixed rate period under a housing loan prior to the fixed rate maturity date, the issuer trustee will normally be entitled to receive an economic break cost from the borrower. See "Superannuation Members' Home Loans Residential Loan Program—SMHL Product Types—Fixed Rate Loan" in the base prospectus. A break cost is currently payable by a borrower to the issuer trustee where the termination of the fixed rate under a housing loan results in an economic break cost to the issuer trustee under the fixed-floating interest rate swap.

Scheduled Termination of the Fixed-Floating Interest Rate Swap

The fixed-floating interest rate swap commences on the date specified in the confirmation and terminates on the earlier of [                  ,        ] and the date of redemption of all Class A notes and Class B notes in accordance with the supplementary bond terms notice.

Termination by the Fixed-Floating Interest Rate Swap Provider

After consultation with the issuer trustee as to the timing of the termination, the fixed-floating interest rate swap provider shall have the right to terminate the fixed-floating interest rate swap in the following circumstances:

•	if the issuer trustee fails to make a payment under the fixed-floating interest rate swap within 10 local business days after notice of failure is given to it;

•
if an Insolvency Event under the security trust deed occurs with respect of the issuer trustee, unless the fixed-floating interest rate swap is novated to an acceptable third party so as not to cause a reduction or withdrawal of the rating of the Class A notes or Class B notes within thirty days of that event;

•
if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the fixed-floating interest rate swap, the fixed-floating interest rate swap requires the fixed-floating interest rate swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the fixed-floating interest rate swap provider will have the right to terminate its fixed-floating interest rate swap;

•	where the security trustee enforces the security trust deed and declares the Class A notes or the Class B notes immediately due and payable following an event of default thereunder;

•	if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A notes or the Class B notes and such notes are redeemed as a result; or

•
the fixed-floating interest rate swap provider also has a limited right to terminate the fixed-floating interest rate swap where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts are required to be deducted or withheld (provided, however, that the standard form ISDA Master Agreement governing the fixed-floating interest rate swap and the supplementary schedule require the fixed-floating interest rate swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this requirement, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes), but only if all of the notes will be redeemed at their Invested Amount or, if the noteholders by extraordinary resolution have so agreed, a lesser amount, plus, in each case, accrued interest.

Termination by the Issuer Trustee

After consultation with the fixed-floating interest rate swap provider as to the timing of the termination, the issuer trustee will have the right to terminate the fixed-floating interest rate swap in the following circumstances:

•	where the fixed-floating interest rate swap provider fails to make a payment under the fixed-floating interest rate swap within 10 local business days after notice of failure is given to it;

•	if an Insolvency Event under the security trust deed occurs in respect of the fixed-floating interest rate swap provider;

•
if due to a change in law it becomes illegal for the fixed-floating interest rate swap provider to make or receive payments or comply with any other material provision of the fixed-floating interest rate swap, and the fixed-floating interest rate swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate;

•	if the fixed-floating interest rate swap provider fails to comply with provisions of the fixed-floating interest rate swap relating to a rating downgrade; or

•	if the fixed-floating interest rate swap provider fails to comply with provisions of the fixed-floating interest rate swap relating to compliance with Regulation AB financial disclosure.

The issuer trustee may only terminate the fixed-floating interest rate swap with the prior written consent of the Class A note trustee. The issuer trustee will exercise such right to terminate at the direction of MEPM. The fixed-floating interest rate swap provider acknowledges the appointment of MEPM as manager of the fund and that MEPM may exercise or satisfy any of the issuer trustee's rights or obligations under any fixed-floating interest rate swap including entering into and monitoring transactions and executing confirmations.

Fixed-Floating Interest Rate Swap Provider Downgrade

If, as a result of the withdrawal or downgrade of its credit rating by a rating agency, [                                        ] does not have any of the following:

•	a long-term credit rating of at least "[A+]" by Standard & Poor's;

•	a short-term credit rating of at least "[A-1]" by Standard & Poor's;

•	a long-term credit rating of at least "[A2]" by Moody's;

•	a short-term credit rating of at least "[P-1]" by Moody's;

•	a long-term credit rating of at least "[A]" by Fitch Ratings; or

•	a short-term credit rating of at least "[F1]" by Fitch Ratings,

(and in the case of a downgrade by Standard & Poor's, Moody's or Fitch Ratings, such a downgrade would, except for this clause adversely affect the rating of the notes), [                     ] shall:

(a)
within 30 local business days of a downgrade of its long-term credit rating by Standard & Poor's to not lower than "[BBB]" together with a downgrade of its short-term credit rating by Standard & Poor's to not lower than "[A-2]", or the downgrade of its long-term credit rating by Moody's to not lower than "[A3]", together with a downgrade of its short-term credit rating by Moody's to not lower than "[P-1]", or the downgrade of its long-term credit rating by Fitch Ratings to not lower than "[A]" together with a downgrade of its short-term credit rating by Fitch Ratings to not lower than "[F1]", comply with paragraphs (c) to (e) or (f) below; or

(b)
within ten local business days of any other such withdrawal or downgrade of [ ]'s short-term or long-term credit rating by the relevant rating agency not already covered in paragraph (a) above, comply with paragraphs (c) to (e) or (f) below, provided that paragraph (c) will not apply where the long-term credit rating falls to "[BBB+]" (or less) by Fitch Ratings and the short-term credit rating falls to "[F2]" (or less) by Fitch Ratings;

or, in either case, within such greater period as is agreed to in writing by the relevant rating agency:

(c)
lodge cash collateral with an Approved Bank to the account of the issuer trustee (to be used by the issuer trustee solely for the purpose of discharging [                  ]'s obligations under the fixed-floating interest rate swap) in an amount equivalent to the cash collateral amount. If on the last local business day in any subsequent week during the life of the fixed-floating interest rate swap the aggregate value of the cash collateral lodged pursuant to this paragraph (c) falls below the required cash collateral amount (such shortfall value hereinafter referred to as the "Shortfall"), [                   ] shall (on demand) provide such further cash collateral to the issuer trustee equal to the Shortfall. Any interest earned on the cash collateral shall accrue to [                  ] and will constitute additional cash collateral lodged by [                 ] (and must be returned to [                 ] in accordance with paragraphs (d) and (e) below). [               ] will pay any costs associated with lodgment of the cash collateral;

(d)
if on the last local business day in any week during the life of the fixed-floating interest rate swap the aggregate value of the cash collateral lodged by [        ] pursuant to paragraph (c) above (including any interest earned on the cash collateral) exceeds the required cash collateral amount (such excess value hereinafter referred to as the "Excess Collateral"), [               ] may give notice thereof to the issuer trustee requiring the return of the Excess Collateral. The issuer trustee must repay such Excess Collateral to [               ] within three local business days of receipt of such notice;

(e)	upon the occurrence of any of the following:

•	the subsequent upgrade of:

•	[ ]'s long-term credit rating by Standard & Poor's to at least "[A+]" and its short-term credit rating by Standard & Poor's to at least "[A-1+]";

•	its long-term credit rating by Moody's to at least "[A2]" and its short-term credit rating by Moody's to at least "[P-1]"; and

•	its long-term credit rating by Fitch Ratings to at least "[A]" and its short-term credit rating by Fitch Ratings to at least "[F1]"; or

•
the termination, cessation or conclusion of the fixed-floating interest rate swap, [                         ] may give notice thereof to the issuer trustee requiring the return of any cash collateral lodged by [                     ] pursuant to paragraph (c) above (including any interest earned on the cash collateral) and not previously returned to [                  ] pursuant to paragraph (d) above. The issuer trustee must, with the approval of the rating agencies (such approval not to be unreasonably withheld), repay all such cash collateral to [                    ] within three local business days of receipt of such notice from [                      ];

(f)
at the cost of [                ], enter into an agreement novating the fixed-floating interest rate swap to a replacement counterparty proposed by any of [               ], the issuer trustee or MEPM (if any) and which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating, assigned by it, to the notes or enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes. The issuer trustee shall return to [             ] all cash collateral lodged by [                 ] pursuant to paragraph (c) above and not previously returned to [                 ] pursuant to paragraph (d) above within one local business day of such novation or other arrangement (as the case may be).

In this section, Approved Bank means, in the case of single currency interest rate transactions, a bank which has a short-term credit rating of at least "[A-1]" by Standard & Poor's, "[P-1]" by Moody's and "[F1]" by Fitch Ratings and in the case of cross currency interest rate transactions, a bank which is located outside Australia which has a short-term credit rating of at least "[A-1]" by Standard & Poor's, "[P-1]" by Moody's and "[F1]" by Fitch Ratings. The Approved Bank must be an entity that each rating agency confirms will not affect the rating of the notes.

Termination Payments

On the date of termination of the fixed-floating interest rate swap, a termination payment may be due from the issuer trustee to the fixed-floating interest rate swap provider or from the fixed-floating interest rate swap provider to the issuer trustee. The termination of the fixed-floating interest rate swap is not an event of default under the security trust deed.

The termination payment in respect of the fixed-floating interest rate swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed-floating interest rate swap.

New Fixed-Floating Interest Rate Swap Providers

The issuer trustee, at the direction of MEPM, may in the future enter into fixed-floating interest rate swaps with new fixed-floating interest rate swap providers provided that each new fixed-floating interest rate swap provider has at least the minimum credit rating specified by each rating agency, if any, in order to provide such fixed-floating interest rate swaps to the fund.

[This section may be modified for each series to describe the terms of the interest rate swap[s] for that series].

The Currency Swap[s]

Collections on the housing loans and receipts under the fixed-floating interest rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A[ ] notes are denominated in United States dollars [and the payment obligations of the issuer trustee on the Class A[ ] notes are denominated in Euros]. To hedge this currency and interest rate exposure, the issuer trustee will enter into with the currency swap provider[s], a US$ currency swap with respect to the Class A[ ] notes [and a Euro currency swap with respect to the Class A[ ] notes].

[Each] [The] currency swap will be governed by a single standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmation.

Under the currency swap[s], the issuer trustee will pay to the currency swap provider[s] on each relevant Payment Date an amount in Australian dollars equal to that portion of Principal Collections to be paid to the Class A[ ] noteholders [and the Class A[ ] noteholders] as a payment of principal on the Class A[ ] notes [and the Class A[ ] notes, as applicable], as described under the caption "Description of the Offered Notes—Principal Collections—Payment of Principal Collections on Quarterly Payment Dates" in this prospectus supplement, and the currency swap provider[s] [is] [are] required to pay to, or at the direction of, the issuer trustee an amount denominated in United States dollars [or Euros (as the case may be)] which is equivalent to such Australian dollar payment. The equivalent United States dollar payment in respect of the Class A[ ] notes will be calculated using an exchange rate of US$[   ] = A$1.00, which is fixed for the term of the US$ currency swap. [The equivalent Euro payment in respect of the Class A[ ] notes will be calculated using an exchange rate of €[   ] = A$1.00, which is fixed for the term of the Euro currency swap].

In addition, under the currency swap[s], on each relevant Payment Date the issuer trustee will pay to the currency swap provider[s] the applicable A$ Class A Interest Amount which is calculated based on the Benchmark Rate and the currency swap provider[s] will pay to the principal paying agent an amount equal to the interest payable in US$ to the Class A[ ] noteholders [and in Euros to the Class A[ ] noteholders], which is calculated based on LIBOR [and EURIBOR, respectively].

If on any relevant Payment Date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ or Euro floating rate payment as applicable, to be made by the currency swap provider[s] on such Payment Date, will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

The purchase price for the Class A[ ] notes will be paid by investors in United States dollars [and the purchase price for the Class A[ ] notes will be paid by investors in Euros], but the consideration for the purchase by the issuer trustee of title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider[s] the net proceeds of the issue of the notes in United States dollars [or Euros (as applicable)]. In return the issuer trustee will be paid by the currency swap provider[s] the A$ Equivalent of that United States dollar amount [or Euro amount, as applicable].

Currency Swap Provider[s]

The currency swap provider[s] will be [                          ] ("[                          ]") and [                            ] ("[                       ]"). [ ] is a company registered under [the Corporations Act 2001 (Cth)] and has long-term unsecured debt ratings of "[     ]", "[     ]" and "[     ]", by Standard & Poor's, Moody's and Fitch Ratings, respectively, and short-term debt ratings of "[     ]", "[      ]" and "[      ]", by Standard & Poor's, Moody's and Fitch Ratings, respectively. [   ] is a company registered under [the Corporations Act 2001 (Cth)] and has long-term unsecured debt ratings of "[      ]", "[       ]" and "[      ]", by Standard & Poor's, Moody's and Fitch Ratings, respectively, and short-term debt ratings of "[        ]", "[        ]" and "[        ]", by Standard & Poor's, Moody's and Fitch Ratings, respectively]. [Insert description of the general character of the business of the currency swap provider[s]].

The depositor has determined that the significance percentage of payments under [the] [each] currency swap agreement, measured against the aggregate principal balance of the Class A[ ] [and] [or] [the Class A[ ] notes] [, as applicable] in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, is [less than 10%] [at least 10%, but less than 20%] [20% or more].

[Provide financial data for any entity providing a currency derivative instrument where the significance percentage of the derivative instrument is at least 10%, but less than 20%, of the aggregate principal balance of the pool assets or, if the derivative instrument relates only to one or more classes or sub-classes of the notes, the aggregate principal balance of such classes].

[Provide financial statements for any entity providing a currency derivative instrument where the significance percentage of the derivative instrument is 20% or more of the aggregate principal balance of the pool assets or, if the derivative instrument relates only to one or more classes or sub-classes of the notes, the aggregate principal balance of such classes].

[For further information concerning [                    ], see the [selected financial data] [consolidated financial statements] of [                  ] and its subsidiaries, and the notes thereto, [beginning on page [                       ] of this prospectus supplement] [incorporated by reference in this prospectus supplement]].

[For so long as the depositor has a reporting obligation under the Exchange Act of 1934 with respect to a fund, the depositor will, in accordance with applicable aging requirements, file a Form 8-K or a Form 10-D, as applicable, attaching as an exhibit or, where permitted, incorporating by reference, additional financial data or financial statements, as applicable, of any entity providing a currency derivative instrument with respect to which, as of the closing date or as of any subsequent distribution date, the significance percentage is (i) at least 10%, but less than 20% or (ii) 20% or more].

[Incorporation of Certain Documents by Reference

[This section will be included (i) where the significance percentage of payments under [the] [each] currency swap agreement, measured against the aggregate principal balance of the Class A[ ] [and] [or] [the Class A[ ] notes] [, as applicable] in accordance with Item 1115 of Regulation AB is either (A) at least 10%, but less than 20% or (B) 20% or more and (ii) financial data or financial statements of [the] [a] currency swap provider[s] may be incorporated by reference from a report filed by [the] [a] currency swap provider[s] (or the entity that consolidates such party) pursuant to the Exchange Act of 1934].

The [selected financial data] [consolidated financial statements] of [                                ] and its subsidiaries included in, or as exhibits to, the [identify Exchange Act report] filed by [                     ] with the Securities and Exchange Commission on [                     ,        ] are hereby incorporated by reference in this prospectus supplement and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

All documents filed with the Securities and Exchange Commission by [                             ] pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement.]

Scheduled Termination of the Currency Swap[s]

The US$ currency swap is scheduled to terminate on the date of redemption of the Class A[  ] notes in accordance with the supplementary bond terms notice. [The Euro currency swap is scheduled to terminate on the date of redemption of the Class A[  ] notes in accordance with the supplementary bond terms notice.]

Termination by the Currency Swap Provider[s]

After consultation with the issuer trustee as to the timing of the termination, [the] [each] currency swap provider shall have the right to terminate the applicable currency swap in the following circumstances:

•	if the issuer trustee fails to make a payment under the applicable currency swap within 10 local business days of its due date;

•
an Insolvency Event under the security trust deed occurs with respect to the issuer trustee, unless the applicable currency swap is novated to an acceptable third party so as not to cause a reduction or withdrawal of the rating of the notes within thirty local business days of that event;

•
if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the applicable currency swap, the currency swap requires the issuer trustee to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

•	where the security trustee enforces the security trust deed and declares the Class A[ ] notes [and Class A[ ] notes] immediately due and payable following an event of default thereunder;

•
with respect to the Class A[ ] notes only, if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A[ ] notes and the Class A[ ] notes are redeemed as a result;

•
[with respect to the Class A[ ] notes only, if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A[ ] notes and the Class A[ ] notes are redeemed as a result;]

•
the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it is required to gross-up payments or receive payments from which amounts are required to be deducted or withheld (provided, however, that the standard form ISDA Master Agreement governing the cross currency swap and the supplementary schedule require the cross currency swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this requirement), but only if all of the Class A notes will be redeemed at their Invested Amount or, if the noteholders have so agreed, at a lesser amount, plus accrued interest to (but excluding) the date of redemption.

Termination by the Issuer Trustee

After consultation with the applicable currency swap provider as to the timing of the termination, the issuer trustee will have the right to terminate a currency swap in the following circumstances:

•	where the applicable currency swap provider fails to make a payment under the currency swap within 10 local business days of its due date;

•	an Insolvency Event under the security trust deed occurs in respect of the applicable currency swap provider;

•
if due to a change in law it becomes illegal for the applicable currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

•
with respect to the Class A[ ] notes only, if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A[ ] notes and the Class A[ ] notes are redeemed as a result;

•
[with respect to the Class A[ ] notes only, if the issuer trustee becomes obligated to make a withholding or deduction in respect of the Class A[ ] notes and the Class A[ ] notes are redeemed as a result;]

•	if the applicable currency swap provider fails to comply with its obligations related to a rating downgrade; or

•	if the applicable currency swap provider fails to comply with provisions of the currency swap relating to compliance with Regulation AB financial disclosure.

The issuer trustee may only terminate the applicable currency swap with the prior written consent of the Class A note trustee. The issuer trustee will exercise its right only after consultation with the note trustee and only after consultation between the applicable currency swap provider and the Class A note trustee. [The] [Each] currency swap provider acknowledges the appointment of MEPM as manager of the fund and that MEPM may exercise or satisfy any of the issuer trustee's rights or obligations under the applicable currency swap including entering into and monitoring transactions and executing confirmations.

Currency Swap Provider Downgrade

If, as a result of the withdrawal or downgrade of its credit rating by any of the relevant designated rating agencies, a currency swap provider (or any applicable assignee or guarantor) has (a) a long-term credit rating of less than "[AA-]" by Standard & Poor's and a short-term credit rating of less than "[A-1+]" by Standard & Poor's, (b) a long-term credit rating of less than "[A2]" by Moody's and a short-term credit rating of less than "[P-1]" by Moody's or (c) a long-term credit rating of less than "[BBB+]" by Fitch Ratings and a short-term credit rating of less than "[F2]" by Fitch Ratings, the currency swap provider must immediately notify the designated rating agencies and the issuer trustee and the currency swap provider must at its cost and within five local business days (or 30 local business days if the downgrade is to no less than a long-term credit rating of "[A-]" by Standard & Poor's and a short-term credit rating of "[A-1]" by Standard & Poor's and a long-term credit rating of "[A3]" by Moody's and a long-term credit rating of "[A+]" by Fitch Ratings and a short-term credit rating of "[F1]" by Fitch Ratings) of a downgrade (unless during this period, the currency swap provider and the issuer trustee receive written confirmation from Standard & Poor's, Moody's and Fitch Ratings that such downgrade would not result in the notes either being downgraded or placed under review for possible downgrade):

•
enter into an appropriate mark-to-market collateral agreement in support of the obligations under the applicable currency swap, provided that each rating agency has confirmed that the rating assigned to the notes by it will not be adversely affected by the downgrade following such collateral arrangements, and provided further that the preceding proviso will not apply where the long-term credit rating falls to "[BBB+]" (or less) by Fitch Ratings and the short-term credit rating falls to "[F2]" (or less) by Fitch Ratings; or

•
transfer all rights and obligations in respect of the applicable currency swap to a replacement counterparty whose credit rating has (i) a long-term credit rating of at least "[AA-]" by Standard & Poor's and a short-term credit rating of at least "[A-1+]" by Standard & Poor's, (ii) a long-term credit rating of at least "[A2]" by Moody's and a short-term credit rating of at least "[P-1]" by Moody's, or (iii) a long-term credit rating of at least "[A+]" by Fitch Ratings and a short-term credit rating of at least "[F1]" by Fitch Ratings; or

•
procure that its obligations with respect to the applicable currency swap are guaranteed by a third party resident outside Australia whose unsecured and unsubordinated debt obligations have (i) a long-term credit rating of at least "[AA-]" by Standard & Poor's and a short-term credit rating of at least "[A-1+]" by Standard & Poor's, (ii) a long-term credit rating of at least "[A2]" by Moody's and a short-term credit rating of at least "[P-1]" by Moody's, or (iii) a long-term credit rating of at least "[A+]" by Fitch Ratings and a short-term credit rating of at least "[F1]" by Fitch Ratings; or

•	enter into such other arrangements which each designated rating agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the notes.

Where a currency swap provider transfers its rights and obligations under the applicable currency swap to a replacement counterparty in accordance with the above, the issuer trustee, at the direction of MEPM, and each party to the currency swap will do all things reasonably necessary, at the cost of the currency swap provider, to novate the relevant rights and obligations to the replacement counterparty.

If, at any time a currency swap provider transfers its rights and obligations under the applicable currency swap to a replacement counterparty in accordance with the above, the currency swap provider shall be immediately entitled to any collateral which it has provided, under any collateral agreement contemplated above (less any amount withdrawn in accordance with the following).

The issuer trustee may only make withdrawals from any account into which collateral is provided (the "Collateral Account") if directed to do so by MEPM and then only for the purpose of:

•	transferring obligations under a currency swap in accordance with the above (including any costs of obtaining a replacement counterparty);

•
refunding to a currency swap provider any excess in the amount of any collateral deposited to the Collateral Account over the amount the currency swap provider is required to maintain under any collateral agreement contemplated above;

•	withdrawing any amount which has been incorrectly deposited into the Collateral Account;

•	paying bank accounts debit tax or other equivalent taxes payable in respect of the collateral;

•	funding the amount of any payment due to be made by a currency swap provider under the applicable currency swap following the failure by the currency swap provider to make that payment; or

•	making interest payments to the currency swap provider in relation to any collateral in a Collateral Account.

MEPM must direct the issuer trustee to, and the issuer trustee must, refund or pay to the applicable currency swap provider the amount of any payment which may be made to the currency swap provider as described above as soon as such refund or payment is possible.

All interest on the Collateral Account will accrue and be payable monthly to the currency swap provider[s], providing the amount deposited to the Collateral Account is not less than the amount the currency swap provider is required to maintain under the collateral agreement contemplated above.

Termination Payments

On the date of termination of a currency swap, a termination payment may be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap is not an event of default under the security trust deed.

The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

Replacement of a Currency Swap

If any transaction under a currency swap is terminated, the issuer trustee must (subject to the fourth bullet point below), at the direction of MEPM, enter into one or more replacement currency swaps which replace those transactions, but only on the condition that:

•
the termination payment, if any, which is payable by the issuer trustee to a currency swap provider on termination of the transaction will be paid in full when due in accordance with the supplementary bond terms notice relating to the notes and the applicable currency swap;

•	the rating agencies confirm that such replacement currency swap will not cause a reduction or a withdrawal of the ratings of the Class A notes;

•	the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under that transaction; and

•
the terms of the replacement currency swap are acceptable to the issuer trustee acting reasonably and taking into account the interests of the holders of the Class A[ ] notes [and the Class A[ ] notes].

If the preceding conditions are satisfied, the issuer trustee must, at the direction of MEPM, enter into the replacement currency swap, and if it does so, it must:

•
direct the provider of the replacement currency swap to pay any up front premium to enter into the replacement currency swap due to the issuer trustee directly to the applicable currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider as referred to in the first bullet point above. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as an Expense of the fund; or

•
if the issuer trustee enters into a replacement currency swap in accordance with the above, the issuer trustee must direct the currency swap provider to pay any termination payments payable to the issuer trustee directly to the provider of the replacement currency swap as payment of and to the extent of any premium payable by the issuer trustee to enter into the replacement currency swap in satisfaction of and to the extent of the applicable currency swap provider's obligation to pay a termination payment to the issuer trustee.

[This section may be modified for each series to describe the terms of the currency swap[s] for that series].

Payment Funding Facility

Under the payment funding facility agreement, Perpetual Limited as trustee for SMHL Origination Fund No. 3 will provide a payment funding facility to the issuer trustee to fund any shortfall between the amount payable by the issuer trustee to any fixed-floating interest rate swap provider or provider of any other enhancement in respect of termination of that hedge or enhancement and the amount received in respect of these costs from the relevant mortgage.

In addition, in order to maintain the assigned rating by each rating agency of the Class A notes or Class B notes and to comply with the provisions relating to the threshold rate detailed under the caption "Description of the Offered Notes—Threshold Rate" in this prospectus supplement, MEPM may direct the issuer trustee to make a draw on the payment funding facility to cover threshold rate shortfalls under the terms of the supplementary bond terms notice relating to the notes.

Upon any draw on the payment funding facility the issuer trustee will issue a payment funding facility note of the fund to Perpetual Limited or any other person entitled to be registered as a noteholder in accordance with the payment funding facility agreement evidencing such funding amount.

Perpetual Limited in its capacity as trustee for SMHL Origination Fund No. 3 has no obligation to provide any funding requested by MEPM. As of the closing date, the payment funding facility will not provide additional liquidity enhancement to the fund because there will be no outstanding payment funding facility notes.

Use of Funding Amounts

The issuer trustee must invest the funding amount in Authorized Investments which are rated "AAA" or "A-1+" by Standard & Poor's, "Prime-1" or "Aaa" by Moody's and "AAA" or "F1+" by Fitch Ratings, or such other rating as any rating agency may approve from time to time, and which mature not later than the Banking Day preceding the applicable Payment Date.

Interest and Principal

Interest payable under the payment funding facility agreement is equal to the net income derived from the investment of the net proceeds, for that payment period, of all outstanding funding amounts less any payments made in respect of a fixed-floating interest rate swap or a threshold rate shortfall as contemplated in the payment funding facility agreement. Interest on payment funding facility notes is payable in the order of priorities as provided in the supplementary bond terms notice relating to the notes as described under the captions "Description of the Offered Notes—Interest Collections—Payment of Interest Collections on Monthly Payment Dates" and "—Payment of Interest Collections on Quarterly Payment Dates" in this prospectus supplement. Principal on payment funding facility notes is payable in the order of priorities as provided in the supplementary bond terms notice relating to the notes as described under the captions "Description of the Offered Notes—Principal Collections—Payment of Principal Collections on Monthly Payment Dates" and "—Payment of Principal Collections on Quarterly Payment Dates" in this prospectus supplement.

Repayment of Payment Funding Facility Notes

If, on any Banking Day, MEPM determines that the amount of payment funding facility notes outstanding in respect of the payment funding facility agreement is greater than the amount agreed from time to time between MEPM and each rating agency, then the issuer trustee must apply so much of the principal outstanding under the payment funding facility agreement so the principal outstanding immediately after the repayment will not cause the rating of the Class A notes or Class B notes to be downgraded or withdrawn by any rating agency. The issuer trustee must apply repayments such that the payment funding facility notes issued earlier in time are repaid first.

Termination

The payment funding facility agreement can only be terminated after either:

•	the total Outstanding Principal Balance of all notes is zero or will be zero following any payments made on the relevant Payment Date; or

•	each rating agency advises MEPM in writing that the payment funding facility is no longer necessary to maintain the ratings of the Class A notes.

Indemnity

The issuer trustee, out of the assets of the fund, indemnifies the noteholder under the payment funding facility agreement and MEPM as manager for SMHL Origination Fund No. 3 against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the noteholder under the payment funding facility agreement or MEPM as manager for SMHL Origination Fund No. 3, as the case may be, or an attorney pays, suffers, incurs or is liable for (including any amount incurred by reason of the liquidation or re-employment of funds) in respect of:

•	any funding amount not being made available for any reason other than any default of the noteholder under the payment funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3; or

•	any repayment or prepayment of a funding amount made on any day other than the relevant Payment Date.

The obligations of the issuer trustee in respect of the indemnity are limited to the funding amounts invested in Authorized Investments as described above.

Assignment and Changes in Lending Office

Neither Perpetual Limited or any person entitled to be registered as a noteholder in accordance with the payment funding facility agreement nor MEPM as manager of SMHL Origination Fund No. 3 may assign any of its rights or transfer by novation any of its rights and obligations under the payment funding facility agreement or any payment funding facility note thereunder without the prior written consent of the other parties and prior written notice of such assignment being given to each rating agency. Further, neither the issuer trustee nor MEPM may assign any of its rights or obligations under the payment funding facility agreement or any payment funding facility note thereunder, the security trust deed or the supplementary bond terms notice relating to the notes without the prior written consent of MEPM as manager of SMHL Origination Fund No. 3, the noteholder or any person entitled to be registered as a noteholder in accordance with the payment funding facility agreement, and each rating agency. The noteholder or any person entitled to be registered as a noteholder in accordance with the payment funding facility agreement may change its lending office at any time and must promptly notify the issuer trustee and MEPM of any such change. If MEPM as manager of SMHL Origination Fund No. 3 or the noteholder or any person entitled to be registered as a noteholder in accordance with the payment funding facility agreement assigns or transfers any of its rights or obligations under the payment funding facility agreement or any payment funding facility note thereunder, the security trust deed or the supplementary bond terms notice relating to the notes or changes its lending office, the issuer trustee is not required to pay any net increases in the aggregate amount of costs, taxes, fees or charges which:

•	are a direct consequence of the transfer or assignment or change of lending office; and

•
the noteholder or any person entitled to be registered as a noteholder in accordance with the payment funding facility agreement or MEPM as manager of SMHL Origination Fund No. 3, as the case may be, or its transferee or assignee was aware of or ought reasonably to have been aware of, at the time of the transfer or assignment or change of lending office.

[Provide financial data for any entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flows supporting any offered notes].

[Provide financial statements for any entity providing liquidity enhancement that is liable or contingently liable to provide payments representing 20% or more of the cash flows supporting any offered notes].

Redemption of the Notes upon an Event of Default

If an event of default occurs under the security trust deed while the Class A notes or Class B notes are outstanding, the security trustee may, in its absolute discretion, subject in some circumstances to the prior written consent of the Voting Secured Creditors in accordance with the provisions of the security trust deed, and will, if so directed by an Extraordinary Resolution of the Voting Secured Creditors enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents—The Security Trust Deed" in this prospectus supplement and "Description of the Transaction Documents—The Security Trust Deed" in the base prospectus.

Optional Redemption of the Notes

At MEPM's direction, the issuer trustee must, having given not more than in the case of Class A notes, 60 nor less than 45 days' notice to the noteholders, in accordance with the applicable conditions of the notes, purchase or redeem all, but not some only, of the notes by repaying the Outstanding Principal Balance of the notes, together, in each case, with accrued interest to (but excluding) the date of repurchase or redemption, on any Quarterly Payment Date falling on or after the earlier of:

•
the Quarterly Payment Date on which the total Outstanding Principal Balance of all notes calculated and expressed in the A$ Equivalent is equal to or less than 10% of the total initial Outstanding Principal Balance of the notes calculated and expressed in the A$ Equivalent; and

•	the Quarterly Payment Date falling in [ , ];

provided that if the aggregate Outstanding Principal Balance of all Class A notes calculated and expressed in the A$ Equivalent on such date of redemption or repurchase has been reduced by Class A Charge Offs which have not been reinstated, the noteholders owning at least 75% of the aggregate Invested Amount of the Class A notes calculated and expressed in the A$ Equivalent must consent to such repurchase or redemption; and provided further that MEPM certifies to the issuer trustee and the Class A note trustee that the issuer trustee will be in a position on such Quarterly Payment Date to discharge all its liabilities in respect of the notes at their Outstanding Principal Balance and any amounts which would be required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced.

Final Maturity Date

The issuer trustee must pay the Outstanding Principal Balance, together with all accrued and unpaid interest in relation to each note on or by the final maturity date. The failure of the issuer trustee to pay the Outstanding Principal Balance, together with all accrued and unpaid interest within 10 Banking Days of the due date for payment will be an event of default under the security trust deed.

Final Redemption of the Notes

Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Outstanding Principal Balance of that note must be finally discharged, upon the first to occur of:

•	the date on which the Invested Amount of the note is reduced to zero;

•	the date on which the note is redeemed as described under "—Redemption of the Notes of Taxation or Other Reasons" or "—Optional Redemption of the Notes";

•	the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

•
the date on which all amounts payable to the Class A noteholders with respect to the enforcement of the security trust deed are, with respect to the Class A notes [(other than any Class A[ ] notes)] received by the Class A note trustee and paid to the principal paying agent [and, with respect to any Class A[ ] notes, paid to the Class A[ ] noteholders] and all amounts payable to the Class B noteholders with respect to the enforcement of the security trust deed are paid to the Class B noteholders;

•
the relevant Payment Date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the fund in accordance with the master trust deed and the supplementary bond terms notice relating to the notes; and

•	the final maturity date.

Residual Interests

[Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1], as residual capital unitholder of the fund will be entitled to receive A$[    ] on a winding up of the fund. [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1], as income unitholder of the fund, will be entitled to receive any residual cash flow from the housing loans. Each of [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1], as residual capital unitholder, may transfer its right to receive a sum of A$[    ], and [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1], as income unitholder, may transfer its right to receive the balance of the residual cash flow the fund (comprising the excess income and balance of the capital of the fund), to any of its affiliates or to any other person or entity.

Termination of the Fund

The fund shall continue until, and shall terminate on its Termination Date. The issuer trustee is not entitled to create any further interests in the fund after the date that is the eightieth anniversary of the date the fund was created.

Reports to Noteholders

No later than two Banking Days prior to each Monthly Payment Date, the depositor will, on behalf of the issuer trustee, prepare and deliver a noteholder report in respect of the Monthly Calculation Period preceding that Monthly Payment Date to the issuer trustee, the principal paying agent, the Class A note trustee. Each noteholder report will contain certain information with respect to the payments and allocations to be made on a Monthly Payment Date in respect of the notes, the Outstanding Principal Balance of the notes following such allocation or payment, as applicable, and certain other information relating to the notes and the housing loans. See "Description of the Offered Notes—Reports to Noteholders" in the base prospectus for a more detailed description of the information that will be contained in each noteholder report.

For so long as the fund is required to file reports with the SEC under the Securities Exchange Act of 1934, the depositor will file each noteholder report with the SEC under cover of Form 10-D. The depositor will also make each noteholder report and, at its option, any additional files containing the same information in an alternative format, available to holders of offered notes and other parties to the note trust deed via the web site maintained by the depositor described under "—Periodic Reporting".

The note trustee and principal paying agent will promptly provide the noteholder's report to each registered noteholder.

Unless and until certificated notes are issued, periodic and annual unaudited reports containing information concerning the fund and the offered notes will be prepared by the depositor and sent to DTC. DTC and its participants will make such reports available to holders of interests in the notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly to each noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

[Specify any additional reports to noteholders not mentioned in the base prospectus and detail information to be included in such reports].

[Insert any arrangements for publication of summary pool performance data on a financial news medium].

Periodic Reporting

The depositor, on behalf of the fund, will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder. For so long as the fund is required to file reports with SEC under the Securities Exchange Act of 1934, the fund's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such web site as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. See "Available Information" in the base prospectus. The SEC file number of the depositor is 000-1186142. The SEC file number of the fund is [     ]-[                                ].

The depositor will also make each Form 10-K, Form 10-D and Form 8-K filed in respect of the fund available via the web site maintained by the depositor at http://www.[     ]. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created.

Description of the Transaction Documents

The Security Trust Deed

General

The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the fund assets in favor of the security trustee subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. The floating charge will secure the issuer trustee's obligations to the noteholders, MEPM, the security trustee, counterparties under the fixed-floating interest rate and currency swaps, the Class A note trustee, the Class A note registrar, the calculation agent, the underwriters, each paying agent, each payment funding facility provider, each redraw funding facility provider, each top-up funding facility provider, the liquidity noteholders and each provider of credit enhancement. These secured parties are collectively known as the "Secured Creditors".

The security trustee will act as trustee on behalf of the Secured Creditors as described under the caption "Description of the Transaction Documents—The Security Trust Deed" in the base prospectus. Under the security trust deed, if there is a conflict between the duties owed by the security trustee to any Secured Creditors or a class of Secured Creditors of the fund, the security trustee will give priority to the interests of the noteholders and the holders of liquidity notes (which, in the case of the holders of Class A notes [(other than the Class A[ ] notes)] will be determined by the Class A note trustee acting on their behalf, and which, in the case of [the holders of any Class A[ ] notes], the holders of the Class B notes and the holders of the liquidity notes will be determined by such holders). In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion (in relation to which, in determining the interests of the holders of Class A notes [(other than the Class A[ ] notes)] the security trustee may rely on a determination of the Class A note trustee), there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders or other Secured Creditors of a fund.

Voting Procedures

For the purposes of "Description of the Transaction Documents—The Security Trust Deed—Voting Procedures" in the base prospectus, if at any meeting of Voting Secured Creditors a poll is demanded, every person who is present will have one vote for every A$100, but not part thereof, of Secured Moneys calculated and expressed in the A$ Equivalent that he holds or in which he is a representative.

Priorities under the Security Trust Deed

Upon an event of default under the security trust deed, the proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth below, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Secured Creditors. Subject to the foregoing, the proceeds from enforcement of the security trust deed will be distributed as follows:

•	first, in payment of all amounts which, to the extent required by law, have priority over payments specified in the balance of these bullet points;

•	second, to pay pari passu:

•	any fees, taxes, other expenses and liabilities due to the issuer trustee, the security trustee or the Class A note trustee;

•	any fees, taxes, other expenses and liabilities due to each paying agent, the calculation agent or the Class A note registrar;

•	the receiver's remuneration;

•	third, to pay all costs, charges and disbursements incurred in the exercise of any power by the security trustee, the Class A note trustee, a receiver or an attorney;

•	fourth, to pay such other Expenses in relation to the fund or the mortgaged property as the receiver or the security trustee thinks fit to pay;

•	fifth, to pay holders of other prior ranking encumbrances of which the security trustee is aware, in order of their priority;

•	sixth, to pay (pari passu and ratably):

•	all Secured Moneys owing to enhancement providers;

•	all Secured Moneys owing to:

•
each Class A[ ] noteholder as calculated and expressed in the A$ Equivalent (determined by MEPM as manager and notified to the security trustee (i) if the US$ currency swap is then in full force and effect, by reference to the exchange rate of US$[   ] = A$[   ], or (ii) if the US$ currency swap is not then in full force and effect, on the basis of quotations from four leading dealers obtained in the manner described under the caption "Description of the Offered Notes—The Currency Swap—Termination Payments" in this prospectus supplement); [and]

•
[each Class A[ ] noteholder as calculated and expressed in the A$ Equivalent (determined by MEPM as manager and notified to the security trustee (i) if the Euro currency swap is then in full force and effect, by reference to the exchange rate of €[   ] = A$[   ], or (ii) if the Euro currency swap is not then in full force and effect, on the basis of quotations from four leading dealers obtained in the manner described under the caption "Description of the Offered Notes—The Currency Swap—Termination Payments" in this prospectus supplement);]

•	[all Secured Moneys owing to each Class A[ ] noteholder;]

•	all Secured Moneys owing to:

•
each US$ currency swap provider as calculated and expressed in the A$ Equivalent (determined by MEPM as manager and notified to the security trustee (i) if the US$ currency swap is then in full force and effect, by reference to the exchange rate of US$[   ] = A$[   ], or (ii) if the US$ currency swap is not then in full force and effect, on the basis of quotations from four leading dealers obtained in the manner described under the caption "Description of the Offered Notes—The Currency Swap—Termination Payments" in this prospectus supplement); [and]

•
[each Euro currency swap provider as calculated and expressed in the A$ Equivalent (determined by MEPM as manager and notified to the security trustee (i) if the Euro currency swap is then in full force and effect, by reference to the exchange rate of €[   ] = A$[   ], or (ii) if the Euro currency swap is not then in full force and effect, on the basis of quotations from four leading dealers obtained in the manner described under the caption "Description of the Offered Notes—The Currency Swap—Termination Payments" in this prospectus supplement);]

•	all Secured Moneys owing to each fixed-floating interest rate swap provider;

•	all Secured Moneys owing to each redraw funding facility provider;

•	all Secured Moneys owing to each top-up funding facility provider;

•	all fees and other amounts owing to MEPM as manager of the fund under the master trust deed;

provided that, if, following the conversion of Secured Moneys owing to the Class A[ ] noteholders or the US$ currency swap provider to US$ [or Secured Moneys owing to the Class A[ ] noteholders or the Euro currency swap provider to Euros], the Class A[ ] noteholders, [the Class A[ ] noteholders] or a currency swap provider would be entitled to an amount greater than the Secured Moneys owing to them as at the relevant date of payment, the excess is to be applied (in the applicable currency) towards payment of the Secured Moneys of the Secured Creditors ranking equally within that Class of Class A noteholders or ranking equally with such currency swap provider.

•	seventh, to pay all Secured Moneys owing to the Class B noteholders;

•	eighth, pari passu and ratably, in payment of or towards satisfaction of all amounts not covered above owing to any other Secured Creditors;

•	ninth, to pay the holders of subsequent encumbrances over the mortgaged property of which the security trustee is aware, in order of their priority; and

•	tenth, the surplus, if any, shall be paid to the issuer trustee to be distributed in accordance with the terms of the master trust deed but shall not carry interest as against the security trustee.

The surplus will not carry interest. If the amount of moneys available for distribution is less than the total amount of Secured Moneys outstanding, the security trustee may invest such moneys in Authorized Investments.

Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Indemnification

The issuer trustee has agreed to indemnify the security trustee and each person to whom duties, powers, trusts, authorities or discretions may be delegated by the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the execution of their respective duties under the security trust deed, except to the extent that they result from the fraud, negligence or willful default on the part of such persons.

Prepayment and Yield Considerations

The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

General

The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, redraws and top-ups, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by ME. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

Prepayments

Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the fund, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

•	refinancing by mortgagors with other financiers;

•	product enhancements which require the loan to be removed from the trust;

•	receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

•	receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

•	repurchase by another fund within the SMHL program as a result of a breach by ME of certain representations, less the principal balance of any related substituted loan, if any;

•	repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

•	receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes.

The prepayment amounts described above are reduced by:

•	Principal Collections used to make payments under the Interest Collections Waterfall;

•	Principal Collections used to fund redraws and top-up loans;

•	repayment of redraw funding facility advances and top-up funding facility advances; and

•	Principal Collections retained in the cash collateral account pursuant to the Principal Collections Waterfall.

Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

•	the degree to which a note is purchased at a discount or premium; and

•	the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the fund's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes. It is important to highlight, however, that borrowers who prepay fixed rate housing loans will be subject to prepayment penalties.

Weighted Average Lives

The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

The model used in this prospectus is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of [    ]% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of such mortgage loans and an additional approximate [    ]% per annum in each month thereafter until the [twelfth] month (inclusive). Beginning in the [twelfth] month and each month thereafter in the life of such mortgage loans until and including the [eighteenth] month, a 100% Prepayment Assumption assumes a constant prepayment rate of [    ]% per annum each month. Beginning in the [nineteenth] month and every month thereafter in the life of such mortgage loans, a 100% Prepayment Assumption assumes a constant prepayment rate of [    ]% per annum each month.

As used in the following tables, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the related Prepayment Assumption (i.e., no prepayments); correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Prepayment Assumption (i.e., a CPR of [    ]% in the first month, increasing by approximately [    ]% until the [twelfth] month and a CPR of [    ]% beginning in month [twelve] and each month thereafter until and including the [eighteenth] month, and a CPR of [    ]% from the [nineteenth] month onward), and so forth.

MEPM does not believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

For the purpose of the following tables, it is assumed that:

•	the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:

Pool Number	Initial Principal Amount (A$)	Gross Interest Rate %*	Original Term to Maturity in Months*	Remaining Term to Maturity in Months*	Original Interest Only Term in Months*	Remaining Interest Only Term in Months*
1
2
3
4
5
6
7
8
9
10
11

* Weighted Average

•	the closing cut-off date is the close of business on [ , ];

•	closing date for the notes is on or about [ , ];

•
payments on the notes are made on the relevant Payment Date, regardless of the day on which payment actually occurs, commencing in [                   ], and are made in accordance with the priorities described in this prospectus supplement and the base prospectus;

•	the housing loans' prepayment rates are equal to the respective percentages of Prepayment Assumption indicated in the tables;

•
payments are scheduled monthly and the scheduled monthly payments of principal and interest on the housing loans will be timely delivered evenly throughout the month with 30 days' interest on the payment, assuming a 360 day year;

•	each Monthly Calculation Period equals 30 days and each Quarterly Calculation Period equals 90 days, assuming a 360 day year;

•	there are no defaults, additional redraws, top-up loans or substitutions with respect to the housing loans other than those accounted for in the Prepayment Assumption;

•	all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

•
[Principal Collections and Interest Collections for the first Monthly Payment Date are Principal Collections and Interest Collections received in full for the month[s] of [                 ] and [                 ] and Principal Collections and Interest Collections for the first Quarterly Payment Date are Principal Collections and Interest Collections received in full for the month[s] of [                 ], [                 ], [                 ] and [                 ];]

•	Principal Collections are distributed according to the rules of distribution set forth in this prospectus supplement;

•	all payments under the swaps are made as scheduled;

•	MEPM does not direct the issuer trustee to exercise its right of optional redemption of the Class A[ ] notes, except with respect to the line titled "Weighted Average Life—To Call (Years)";

•	there are no ongoing fees of the fund;

•	no principal is retained in the cash collateral account of the fund; and

•	the exchange rate is US$[ ] = A$1.00.

It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

•	multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date,

•	summing the results, and

•	dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

[Tables describing the extent to which each class of notes is sensitive to changes in the rate of payment on the pool assets to be included, to the extent material].

Percent of Initial Principal Balance Outstanding at the Following Percentages
of Prepayment Assumption

	Class A[ ] Notes
Percentage of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Payment Date
Initial Percentage	100%	100%	100%	100%	100%	100%
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
[ , ]
Weighted Average Life:
To Call (Years)
To Maturity (Years)
* Indicates a value of less than 0.5% and greater than 0.0%

Use of Proceeds

The net proceeds from the sale of the offered notes, after being exchanged pursuant to the US$ currency swap, will amount to A$[                       ] before commissions and discounts to the underwriters and will be used by the issuer trustee, along with the proceeds of the non-offered notes, to acquire title to the housing loans and related mortgages from [SMHL Origination Fund No. 3] [SMHL Warehousing Trust 2004-1].

[This section may be modified for each series to describe the description of the assets of the fund for that series].

Additional Information

The description in this prospectus supplement of the housing loan pool and the mortgaged properties is based upon the housing loan pool as constituted at the close of business on the closing cut-off date. Prior to the issuance of the offered notes, housing loans may be removed from the housing loan pool as a result of incomplete or defective documentation, or if it determined that the housing loan does not satisfy the characteristics described in this prospectus supplement. A limited number of other housing loans may be added to the housing loan pool prior to the issuance of the offered notes in substitution for removed housing loans. The information in this prospectus supplement will be substantially representative of the characteristics of the housing loan pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and some other characteristics of the housing loans in the housing loan pool may vary. In the event housing loans are removed from or added to the housing loan pool after the date hereof prior to the closing and any material pool characteristics of the actual housing loan pool differ by 5% or more from the description of the housing loan pool in this prospectus supplement, a current report on Form 8-K describing the final housing loan pool will be filed with the Securities and Exchange Commission within four business days of the closing date.

A current report on Form 8-K will be available to purchasers of the offered notes and will be filed by the depositor in respect of the issuing entity, in its own name, together with the note trust deed, supplementary bond terms notice relating to the notes and security trust deed, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes.

[Legal Aspects of the Housing Loans]

[Any legal aspects of the housing loans not covered in the base prospectus will be explained in this section].

Australian Tax Matters

General

For a description of the material Australian tax consequences for holders of the offered notes who are not Australian residents of purchasing, holding and disposing of the offered notes, see "Australian Tax Matters" in the base prospectus.

Taxation of Financial Arrangements

The Australian Government released revised exposure draft legislation in January 2007 dealing with proposed reforms to the taxation of financial arrangements ("TOFA"). The draft measures, which are wide-sweeping in nature, include new rules in relation to the time at which income and expenses arising from financial transactions need to be recognized for tax purposes. The exposure draft contains a wide definition of "financial arrangement", subject to a number of exceptions. In most, but not all situations, gains and losses will be deemed to be on revenue account.

Some key aspects of the TOFA reform package (including how the new rules will interact with the existing tax law) were not included in the exposure draft and are still under development. Further, it is known that the Australian Government is currently considering submissions which had been lodged on the exposure draft and therefore changes to the proposed rules set out in the exposure draft appear likely.

It is proposed in the exposure draft that the new TOFA measures would apply automatically to new financial arrangements from July 1, 2008 unless the taxpayer has made an election for the measures to apply from July 1, 2007. By election, a taxpayer can also apply the new TOFA measures to all existing financial arrangements from the time that the measures first begin to apply to the taxpayer. The new rules should only apply on a mandatory basis to applicable transactions entered into from July 1, 2008.

Accordingly, based on the exposure draft, the proposed TOFA reforms should not have any application unless the issuer trustee elects that they apply or if the issuer trustee starts to have any new financial arrangements from July 1, 2008. If applicable, the new measures may result in timing differences in the tax recognition of income and expenses of the fund when compared to the current applicable tax laws. However, the measures are not expected to alter the position that the income unitholder of the fund (and not the issuer trustee) should be liable for income tax on the taxable income of the fund.

As the reforms are in exposure draft legislation only at this stage, and they are subject to further consultation with taxpayers, you will need to monitor the progress of the TOFA legislation, if and when enacted, to analyze its implications for the transactions proposed in the current arrangement.

[Any current Australian tax reform proposals will be explained in this section].

Certain United States Federal Income Taxation Considerations

The following is a discussion of certain United States federal income tax considerations for initial purchasers of the offered notes who are "U.S. Holders" (as defined below) and who purchase the offered notes at the price set forth on the cover of the prospectus supplement. This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This discussion does not describe all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as offered notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, non-U.S. Holders, and tax-exempt organizations (including private foundations)) or to persons that will hold the offered notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this discussion does not discuss any state, local, or non-United States tax considerations. This discussion is written for investors that will hold the offered notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986. Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the offered notes.

For the purposes of this discussion, a "U.S. Holder" is a beneficial owner of an offered note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

Payments of Interest

Interest payable on the offered notes will be taxable to a U.S. Holder as ordinary income when received or accrued in accordance with the U.S. Holder's method of tax accounting and will constitute foreign source income for United States federal income tax purposes. If any non-United States taxes are withheld in respect of any payments on the offered notes, a U.S. Holder may elect to claim either a deduction or, subject to certain complex limitations, a foreign tax credit for United States federal income tax purposes. If a U.S. Holder elects to claim a foreign tax credit, rather than a deduction, for a particular tax year, such election will apply to all foreign taxes paid by the U.S. Holder in the particular year.

Sale, Redemption, or Retirement of the Offered Notes

A U.S. Holder will generally recognize United States source capital gain or loss upon the sale, redemption, retirement or other disposition of the offered notes in an amount equal to the difference between the amount realized from such disposition, other than any amount attributable to accrued but unpaid interest, and the U.S. Holder's tax basis in the offered notes. Any such gain or loss will generally be long-term if the offered notes have been held for more than one year. The deductibility of a capital loss is subject to limitations.

Exchange Controls and Limitations

Unless the Reserve Bank of Australia has given specific approval under the Banking (Foreign Exchange) Regulations (which may change in the future), payments by an Australian resident to, or transfers to, by the order of or on behalf of:

•	proscribed governments (and their statutory authorities, agencies, entities); and

•	nationals of proscribed countries, proscribed organizations or persons associated with proscribed organizations,

are prohibited.

For the purposes of the above bullet points, persons include certain persons associated with the former government of the Federal Republic of Yugoslavia and certain persons associated with the Government of Zimbabwe.

Under Part 4 of the Charter of the United Nations Act 1945 and the Charter of United Nations (Terrorism and Dealings with Assets) Regulations 2002, restrictions apply to transactions, accounts and assets relating to the Taliban, Usama bin Laden, the Al-Qaida organization and other persons and entities identified and listed in the Commonwealth of Australia Gazette by the Australian Minister for Foreign Affairs as terrorists or sponsors of terrorism. It is also a criminal offence to make assets available to such persons or entities.

The Iraq (Reconstruction and Repeal of Sanctions) Regulations 2003 impose a freeze on the financial resources of the previous Government of Iraq, Saddam Hussein, other senior officials of his regime, and their immediate families, and provide for such resources to be transferred to Iraq and used in that country's reconstruction and rehabilitation.

ERISA Considerations

Subject to the restrictions described under the caption "ERISA Considerations" in the accompanying base prospectus, the offered notes are eligible for purchase by employee benefit plans. By its acquisition of an offered note, each investor shall be deemed to represent and warrant that either (i) it is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a "plan" as described in Section 4975(e)(1) of the Code, any entity whose underlying assets include plan assets of any of the foregoing or any other plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) its purchase and holding of the offered note will not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar applicable law. See "ERISA Considerations" in the accompanying base prospectus.

Ratings of the Notes

The issuance of the Class A[ ] notes, [the Class A[ ] notes] [and] [the Class A[ ] notes] will be conditioned on obtaining a rating of "[AAA]" by Standard & Poor's, "[Aaa]" by Moody's and "[AAA]" by Fitch Ratings. The issuance of the Class B notes will be conditioned on obtaining a rating of "[AA]" by Standard & Poor's, "[Aa2]" by Moody's and "[AA]" by Fitch Ratings. Each rating agency rating the notes will monitor its ratings using its normal surveillance procedures. A rating may be subject to revision or withdrawal at any time by the rating agencies. No transaction party will be responsible for monitoring any changes to the ratings on the notes.

You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the offered notes for you. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the offered notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess Interest Collections after payment of interest on the notes and the fund's expenses, the mortgage insurance policies, the availability of the liquidity reserve, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long-term debt rating is "[AAA]" by Standard & Poor's, "[Aaa]" by Moody's and "[AA+]" by Fitch Ratings. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

Book Entry Registration

[Any additional book entry considerations will be explained in this section].

[General Information]

[Insert any information required for any applicable non-U.S. jurisdictions].

Plan of Distribution

Underwriting

Under the terms and subject to the conditions contained in the underwriting agreement, dated as of [                      ,       ], among ME, the issuer trustee, MEPM and [                             ], as the representative of the several underwriters listed below, the issuer trustee has agreed to sell to the underwriters and each underwriter severally has agreed to purchase from the issuer trustee the following respective principal amounts of the offered notes:

Underwriter	Principal Balance of Class A[ ] Notes (US$)	Principal Balance of Class [insert the name of any other notes offered by this prospectus supplement] Notes (US$)
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

The underwriting agreement provides that the underwriters are obligated to purchase all of the offered notes if any are purchased. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the offered notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

	Selling Concessions	Reallowance Discount
Class A[ ] notes	[ ]%	[ ]%
Class [insert the name of any other notes offered by this prospectus supplement] notes	[ ]%	[ ]%

MEPM estimates that the out-of-pocket expenses for this offering (excluding commissions and discounts to the underwriters) will be approximately US$[                             ]. Certain of these expenses will be reimbursed by the underwriters on the closing date.

The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

The underwriters do not expect discretionary sales by them to exceed [         ]% of the principal balance of the offered notes being offered.

ME and MEPM have agreed to indemnify the underwriters against civil liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in that respect.

The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions;

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by such a broker/dealer member are purchased in a syndicate or covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with ME and its affiliates.

[[                            ] is an affiliate of [                           ], [the fixed-floating interest rate swap provider] [[one of] the currency swap provider[s]]. [Describe any other affiliations between the underwriters and ME and its affiliates].

The underwriters may act through one or more of their affiliates when selling securities outside the United States.

The primary source of information available to investors concerning the offered notes will be the quarterly statements discussed in the base prospectus under "Description of the Offered Notes—Reports to Noteholders" and in this prospectus supplement under "Description of the Offered Notes—Reports to Noteholders," which will include information as to the Outstanding Principal Balance of the offered notes. There can be no assurance that any additional information regarding the offered notes will be available through any other source. In addition, MEPM is not aware of any source through which price information about the offered notes will be available on an ongoing basis. The limited nature of this information regarding the offered notes may adversely affect the liquidity of the offered notes, even if a secondary market for the offered notes becomes available.

Offering Restrictions

The United Kingdom

Each underwriter has severally represented and agreed that:

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer trustee; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

The European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of offered notes to the public in that Relevant Member State, prior to the publication of a prospectus in relation to the offered notes which has been approved by the competent authority in that Relevant Member State, or where appropriate, approved in another Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of offered notes to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	in any other circumstances which do not require publication by MEPM or the issuer trustee on behalf of the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of offered notes to the public" in relation to any offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Australia

No offering circular, prospectus or other disclosure document in relation to any of the offered notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. The offered notes may not be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia except by way of an offer or sale not required to be disclosed pursuant to Chapter 6D of the Corporations Act 2001 (Cth). Each underwriter has severally represented and agreed that it:

•	has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the offered notes;

•	will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the offered notes; and

•	has not distributed and will not distribute any draft, preliminary or definitive prospectus, or any advertisement or other offering material,

in Australia, its territories or possessions:

•
unless the amount payable for the offered notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by MEPM or other person offering the offered notes or any associate of them, which will also include for this purpose the issuer trustee) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth); and

•
unless the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission.

In addition, in order for the issuance of the offered notes to be undertaken in accordance with the public offer test for the purpose of satisfying the exemption from interest withholding tax in section 128FA of the Income Tax Assessment Act 1936 (Cth) (see "Australian Tax Matters" in the base prospectus), each underwriter has made certain representations.

Each underwriter has severally represented and agreed that, in connection with the primary distribution of the offered notes, it will not sell any offered notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect that, as a result of such sale, such offered notes or any interest in such offered notes were being, or would later be acquired (directly or indirectly) by an associate for the purposes of section 128FA of the Income Tax Assessment Act 1936 (Cth) of the issuer trustee or MEPM that is:

•	a non-resident of Australia that does not acquire the offered notes in carrying on a business at or through a permanent establishment in Australia; or

•	a resident of Australia that acquires the offered notes in carrying on a business at or through a permanent establishment outside Australia,

other than in the capacity of a dealer, manager or underwriter in relation to the placement of the offered notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (where those terms have the same meaning as in section 128FA of the Income Tax Assessment Act 1936 (Cth)).

Each underwriter has severally represented and agreed that it must offer the offered notes for which it subscribes for sale within 30 days after the issuance of those offered notes. Such offer must only be by one of the following means (or a combination thereof):

•
as a result of negotiations being initiated publicly by the underwriter in electronic form, or in another form that is used by financial markets for dealing in instruments similar to the offered notes, specifying in such offer the name of the issuer and the price at which the offered notes are offered for sale; or

•	by the underwriter offering those offered notes for sale to at least 10 persons (each an "Investor"), each of whom must be:

•	carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

•	neither known nor suspected by the underwriter to be an associate (within the meaning of section 128FA(8) of the Income Tax Assessment Act 1936 (Cth)) of any of the others; or

•
by the underwriter offering those offered notes for sale to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the offered notes in the past or as likely to be interested in acquiring offered notes.

Singapore

Each underwriter must not distribute or circulate, whether directly or indirectly, the prospectus in Singapore other than to:

•
persons in Singapore under circumstances in which any offer or invitation to subscribe for or purchase, or sale of, offered notes does not constitute an offer, a subsequent offer, invitation or sale to the public in Singapore; or

•
the public (including any person selected by reference to him being a member of the public, or any section of the public whether by selection as customers or in any other manner) or any person in Singapore pursuant to, and in accordance with the conditions of, an exemption within the ambit of Subdivision (4) of Division 1 to Part XIII of the Securities and Futures Act (Chapter 289) of Singapore to whom any offered notes may be offered or sold under such exemption.

Hong Kong

Each underwriter has severally represented and agreed that:

•	it has not offered or sold and will not offer or sell any of the offered notes in Hong Kong, by means of any document, other than:

•	to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under the SFO; or

•
in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the "CO") or which do not constitute an offer to the public within the meaning of the CO; and

•
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to any offered notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to offered notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO.

General

The offered notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and the base prospectus nor any form of application, advertisement or other material, may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws or regulation.

[Selling restrictions to be updated as required. Other country specific selling restrictions to be inserted as required].

Authorization

The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the offered notes. [The issue of the offered notes has been authorized by the resolutions of the board of directors of [Perpetual Trustee Company Limited] being the delegate of Perpetual Limited passed on [                            ,       ].]

Litigation

The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus supplement, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened. [Describe briefly any legal proceedings pending against ME, MEPM or any trustee, or of which any property of the foregoing is the subject, that are material to noteholders. Include similar information as to any such proceedings known to be contemplated by governmental authorities].

Euroclear and Clearstream, Luxembourg

The offered notes have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the following CUSIP numbers, ISINs and Common Codes:

	CUSIP	ISIN	Common Code
Class A[ ] notes
Class [insert the name of any other notes offered by this prospectus supplement] notes

Experts

[The consolidated financial statements of [the fixed-floating interest rate swap provider] and its subsidiaries [included] [incorporated by reference] in this prospectus supplement for the years ended [[December 31] [June 30], [         ], [         ] and [         ]] have been audited by [         ], an independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]

[The consolidated financial statements of [[the] [each] currency swap provider] and its subsidiaries [included] [incorporated by reference] in this prospectus supplement for the years ended [[December 31] [June 30], [         ], [         ] and [         ]] have been audited by [               ], an independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]

Legal Matters

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon some legal matters with respect to the offered notes, including the material U.S. federal income tax matters, for Members Equity Bank Pty Limited and ME Portfolio Management Limited. Corrs Chambers Westgarth, Sydney, Australia, will pass upon some Australian legal matters and the material Australian tax matters, with respect to the offered notes for Members Equity Bank Pty Limited and ME Portfolio Management Limited. [                                      ], [                   ] will pass upon some Australian legal matters for the issuer trustee and the security trustee. Certain legal matters

with respect to the offered notes will be passed upon for the underwriters by [                                 ], [                  ], in its capacity as United States legal counsel to the underwriters.

Glossary

A$ Class A Interest Amount

means, for any Payment Date, the aggregate sum of the amount for each Class A[ ] note [and each Class A[ ] note], in Australian dollars, which is calculated for each Class A[ ] note [and each Class A[ ] note]:

•     on a daily basis at the applicable rate set out in the applicable currency swap relating to such Class A[ ] notes [and Class A[ ] notes], which shall be AUD-BBR-BBSW, as defined in the Definitions of the International Swaps and Derivatives Association, Inc., as of the first day of the Interest Period ending on, but excluding, that Payment Date with a designated maturity of 90 days (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period), plus a margin;

•     on the related A$ Equivalent of the aggregate of the Invested Amount of such Class A[ ] notes [and Class A[ ] notes] as of the first day of the Interest Period ending on, but excluding, that Payment Date; and

•     on the basis of the actual number of days in that Interest Period and a year of 365 days.

See "Description of the Offered Notes—Interest on the Notes—Calculation of Interest Payable on the Notes" in the prospectus supplement.

Approved Bank
means in the case of single currency interest rate transactions, a bank which has a short-term credit rating of at least "[A-1]" by Standard & Poor's, "[P-1]" by Moody's and "[F1]" by Fitch Ratings and in the case of cross currency interest rate transactions, a bank which is located outside Australia which has a short-term credit rating of at least "[A-1]" by Standard & Poor's, "[P-1]" by Moody's and "[F1]" by Fitch Ratings. The Approved Bank must be an entity that each rating agency confirms will not affect the rating of the notes.

Authorized Investments	consist of the following: • housing loans secured by registered mortgages over land;

• cash on hand or at a Bank;

• bonds, debentures or treasury bills of any government of an Australian jurisdiction;

•     debentures of any public statutory body constituted under the law of any Australian jurisdiction where the repayment of the principal is secured and the interest payable on the security is guaranteed by the government of an Australian jurisdiction;

• notes or other securities of any government of an Australian jurisdiction;

•     deposits with, or certificates of deposit, whether negotiable, convertible or otherwise, of, a Bank;

•     bills of exchange which at the time of acquisition have a remaining term to maturity of not more than 200 days, accepted or endorsed by a Bank;

•     securities which are "mortgage-backed securities" within the meaning of the Duties Act 1997 (NSW) or the Duties Act 2000 (Vic) whether or not there is any instrument in respect thereof; and

•     any other assets of a class of assets that are both:

•     within the definition of a "prescribed property" in the Duties Act 1997 (NSW), and

•     declared by order of the Governor in Council of Victoria and published in the Victorian Government Gazette to be assets in a pool of mortgages for the Duties Act 2000 (Vic) or are otherwise included within sub-paragraph (b)(ii) of the definition of "pool of mortgages" of that Act.

As used in this definition, expressions will be construed and, if necessary, read down so that the notes in relation to the fund constitute "mortgage-backed securities" for the purposes of both the Duties Act 1997 (NSW) and the Duties Act 2000 (Vic).

Each investment must be of a type which does not adversely affect the 50% risk weighting expected to be attributed to the notes by the Bank of England (as to which the issuer trustee may rely conclusively on advice from MEPM to that effect).

Benchmark Rate
in relation to an Interest Period means the rate expressed as a percentage per annum calculated by taking the rates appearing on the Reuters Screen page BBSW at approximately 10:10 a.m. Sydney time on (subject to this definition) the first Banking Day of that Interest Period for each bank so quoting (being no fewer than 5) as being the mean buying and selling rate for a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen page BBSW and having a tenor closest to the term of that Interest Period, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to 4 decimal places (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period). If fewer than 5 Banks quote on the Reuters Screen page BBSW the Benchmark Rate for that Interest Period shall be calculated as above by taking the rates otherwise quoted by 5 Banks or 5 institutions otherwise authorized to quote rates on the Reuters Screen page BBSW at or about 10:10 a.m. (Sydney time) for a bill of exchange having a tenor closest to the term of that Interest Period, on application by MEPM for such a bill of the same tenor (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period). If a rate cannot be determined in accordance with the foregoing procedures, then the Benchmark Rate shall mean such rate as is specified in good faith by MEPM at or around that time on that date, having regard, to the extent possible, to comparable indices then available as to the rates otherwise bid and offered for such bills of that tenor around that time.

Calculation Period	see page [ ].

Carry Over Class A Charge Offs
means, at any Cut-Off, in relation to a Class A note, the aggregate of Class A Charge Offs in relation to that Class A note prior to that Cut-Off which have not been reinstated as described in this prospectus supplement.

Carry Over Class B Charge Offs
means, at any Cut-Off, in relation to a Class B note, the aggregate of Class B Charge Offs in relation to that Class B note prior to that Cut-Off which have not been reinstated as described in this prospectus supplement.

Carry Over Redraw Charge Off
means, at any Cut-Off, in relation to a redraw funding facility, the aggregate Redraw Charge Offs in relation to that redraw funding facility prior to that Cut-Off which have not been reinstated as described in this prospectus supplement.

Carry Over Top-up Charge Off
means, at any Cut-Off, in relation to a top-up funding facility, the aggregate Top-up Charge Offs in relation to that top-up funding facility prior to that Cut-Off which have not been reinstated as described in this prospectus supplement.

Class A Charge Offs
means, in relation to a Class A note, the amount of any reduction in the Outstanding Principal Balance of that Class A note as described under "Description of the Offered Notes—Application of Realized Losses" in this prospectus supplement.

Class B Charge Offs
means, in relation to a Class B note, the amount of any reduction in the Outstanding Principal Balance of that Class B note as described under "Description of the Offered Notes—Application of Realized Losses" in this prospectus supplement.

Collections	see page [ ].

Cut-Off	see page [ ].

[EURIBOR	means, in relation to any Interest Period and any Class A[ ] note, the rate of interest determined by the calculation agent as follows:

•     on the second Banking Day before the beginning of each Interest Period (each an "Interest Determination Date"), the rate "EUR-EURIBOR-Telerate" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. (ISDA) incorporating the 2000 ISDA Definitions, as amended from time to time (the ISDA Definitions) being the rate applicable to any Interest Period for three-month (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) deposits in Euros which appears on the Telerate Page 248 as of 11:00 a.m., Brussels time, determined on the Interest Determination Date by the calculation agent.

•     if such rate does not appear on the Telerate Page 248, the rate for that Interest Period will be determined as if the issuer trustee and the Calculation Agent had specified "EUR-EURIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "EUR-EURIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in Euros are offered by the Reference Banks (being four major banks in the Euro-zone interbank market agreed to by the calculation agent and the Euro currency swap provider) at approximately 11:00 a.m., Brussels time, on the Interest Determination Date to prime banks in the Euro-zone interbank market for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the Interest Period and in Representative Amount (as defined in the ISDA Definitions). The calculation agent will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in the Euro-zone interbank market, selected by the calculation agent and the Euro currency swap provider, at approximately 11:00 a.m., Brussels time, on that Interest Determination Date for loans in Euros to leading European banks for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the Interest Period and in a Representative Amount.

•     if no such rates are available in the Euro-zone interbank market, then the rate for such Interest Period will be the most recently determined rate in accordance with this paragraph.

In this definition of EURIBOR, Banking Day means any day which is a TARGET Settlement Day.]

Interest Collections	see page [ ].

Interest Period	see page [ ].

LIBOR	means, in relation to any Interest Period and any Class A[ ] note, the rate of interest determined by the calculation agent as follows:

•     on the second Banking Day before the beginning of each Interest Period (each an "Interest Determination Date"), the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable to any Interest Period for three-month (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) deposits in United States Dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, determined on the Interest Determination Date by the calculation agent.

·     if such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the issuer trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the Reference Banks (being four major banks in the London interbank market agreed to by the calculation agent and the US$ currency swap provider) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the Interest Period and in Representative Amount (as defined in the ISDA Definitions). The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the calculation agent and the US$ currency swap provider, at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in US Dollars to leading European banks for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the Interest Period and in a Representative Amount.

•     if no such rates are available in New York City, then the rate for such Interest Period will be the most recently determined rate in accordance with this paragraph.

In this definition of LIBOR, Banking Day means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

LTV
means in relation to a housing loan, the Outstanding Principal Balance of the loan, divided by the most recent market valuation held at the closing cut-off date of the land secured by the mortgage securing that loan or the most recent valuation as set forth under "Superannuation Members' Home Loans Residential Loan Program—Valuation of Mortgaged Property" in the prospectus supplement.

Monthly Calculation Period	see page [ ].

Monthly Cut-Off	see page [ ].

Monthly Interest Collections Waterfall	see page [ ].

Monthly Interest Period	see page [ ].

Monthly Payment Date	see page [ ].

Monthly Principal Collections Waterfall	see page [ ].

Optional Redemption Date	see page [ ].

Payment Date	see page [ ].

Principal Collections	see page [ ].

Quarterly Calculation Period	see page [ ].

Quarterly Cut-Off	see page [ ].

Quarterly Interest Collections Waterfall	see page [ ].

Quarterly Interest Period	see page [ ].

Quarterly Payment Date	see page [ ].

Quarterly Principal Collections Waterfall	see page [ ].

Realized Loss	see page [ ].

Redraw Charge Off
means, in relation to a redraw funding facility, the amount of reduction of the Redraw Principal Outstanding as described under "Description of the Offered Notes—Application of Realized Losses" in the prospectus supplement.

Redraw Principal Outstanding	means at any time in respect of a redraw funding facility, an amount equal to:

•     all principal drawings under the redraw funding facility which have been used to fund a payment of principal under a loan redraw facility; minus

•     all repayments of principal in respect of such principal drawings; minus

•     the Carry Over Redraw Charge Offs (if any and as the case requires) for the redraw funding facility; plus

•     amounts applied or available to be applied under [the Monthly Interest Collections Waterfall] [and] [the Quarterly] Interest Collections Waterfall to repay the redraw principal outstanding under the redraw funding facility.

Required Cash Collateral
means, on a Payment Date, an amount equal to the higher of:

•     [   ]% of the aggregate Outstanding Principal Balance of the housing loans in the housing loan pool or such other amount as MEPM and the designated rating agencies agree from time to time; and

•     [   ]% of the A$ Equivalent of the aggregate initial Outstanding Principal Balance of the notes or such other amount as MEPM and the designated rating agencies agree from time to time,

in each case disregarding payments and allocation of Realized Losses in respect of the Outstanding Principal Balance to be made on that Payment Date in accordance with the supplementary bond terms notice relating to the notes and the Interest Collections Waterfalls and the Principal Collections Waterfalls.

Suspension Date	means, the date which is 120 days after the giving of a bond issue confirmation certificate.

Top-up Charge Off
means, in relation to a top-up funding facility, the amount of reduction of the Top-up Principal Outstanding as described under "Description of the Offered Notes—Application of Realized Losses" in the prospectus supplement.

Top-up Principal Outstanding	means, at any time in respect of a top-up funding facility, an amount equal to:

•     all principal drawings under the top-up funding facility which have been used to fund a payment of principal under a top up loan; minus

•     all repayments of principal in respect of such principal drawings; minus

•     the Carry Over Top-up Charge Offs (if any and as the case requires) for the top-up funding facility; plus

•     amounts applied or available to be applied under [the Monthly Interest Collections Waterfall] [and] [the Quarterly] Interest Collections Waterfall to repay the top-up principal outstanding under the top-up funding facility.

BASE PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these notes until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these notes in any state where the offer or sale is prohibited.

Subject to completion, dated [                          ,          ]

ME Portfolio Management Limited
(ABN 79 005 964 134)
Depositor, Sponsor and Manager

Mortgage Backed Notes
Issuable in series by separate funds

Each series of notes:

•	will consist of one or more classes of mortgage backed floating rate notes secured over the assets of a fund;

•	may consist of notes denominated in US dollars, Euros, Australian dollars or any other currency specified in the prospectus supplement for a fund;

•	will receive principal and interest only from payments collected on the assets of the related fund;

•	will not be insured or guaranteed by any government agency or instrumentality and will not be the personal obligations of the entity acting as issuer trustee of the fund or any of its affiliates; and

•	will not represent deposits or other liabilities of either Members Equity Bank Pty Limited or any affiliate of Members Equity Bank Pty Limited, including ME Portfolio Management Limited.

Each fund:

•	will own a pool of housing loans secured by first ranking mortgages on owner-occupied and non-owner-occupied residential properties located in Australia;

•
may have rights under insurance policies relating to the housing loans, to amounts on deposit in the fund accounts and income earned on those deposits and to authorized investments of that particular fund; and

•	will include the issuer trustee's rights under the transaction documents for that particular fund.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [                          ,          ]

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS BASE
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT	1
DISCLAIMERS	3
CAPITALIZED TERMS	5
THE ISSUER TRUSTEE, MEMBERS EQUITY BANK PTY LIMITED AND ME
PORTFOLIO MANAGEMENT LIMITED	5
The Issuer Trustee	5
Members Equity Bank Pty Limited - The Servicer and Mortgage Manager	5
ME Portfolio Management Limited - The Depositor, Sponsor and Manager	6
THE ORIGINATORS	7
DESCRIPTION OF THE FUNDS	8
SMHL Program	8
Establishing the Funds	9
Other Trusts	10
DESCRIPTION OF THE ASSETS OF A FUND	11
Assets of a Fund	11
The Housing Loans	12
Transfer and Assignment of the Housing Loans	13
Representations and Warranties Regarding the Housing Loans	14
Breach of Representations and Warranties	17
Substitution of Housing Loans	17
Other Features of the Housing Loans	18
SUPERANNUATION MEMBERS' HOME LOANS RESIDENTIAL LOAN
PROGRAM	19
Origination Process	19
Approval and Underwriting Process	20
Settlement Process	21
Changes to Lending Criteria	21
SMHL Product Types	22
Special Features of the Housing Loans	22
DESCRIPTION OF THE OFFERED NOTES	26
General	26
Classes of Notes	27
Sources of Funding for Payment	27
Payments	27
Form of the Offered Notes	28
Collections	33
Withholding or Tax Deductions	34
Redemption of the Notes for Taxation or Other Reasons	34
Redemption of the Notes upon an Event of Default	35
Optional Redemption of the Notes	35
Final Maturity Date	35
Final Redemption of the Notes	36
Termination of the Fund	36
Prescription	36

i

Voting and Consent of Noteholders	36
Reports to Noteholders	38
CREDIT ENHANCEMENTS	40
Types of Enhancements	40
Subordination	41
Overcollateralization	41
Letters of Credit and Surety Bonds	41
Minimum Principal Payment Agreement	41
Guaranteed Investment Contract	42
DESCRIPTION OF THE TRANSACTION DOCUMENTS	42
Fund Accounts	42
Issuance of Additional Notes	43
Redraws	43
Top-up Loans	43
Liquidity Reserve	44
Interest Rate Swaps	45
Currency Swap(s)	45
Payment Funding Facility	45
Amendments to the Master Trust Deed and the Supplementary Bond Terms Notices	45
The Issuer Trustee	47
The Manager	52
Limits on the Rights of Noteholders	55
The Class A Note Trustee	56
The Security Trust Deed	60
The Mortgage Origination and Management Agreement	70
PREPAYMENT AND YIELD CONSIDERATIONS	81
General	81
Prepayments	82
Weighted Average Lives	82
LEGAL ASPECTS OF THE HOUSING LOANS	82
General	83
Nature of Housing Loans as Security	83
Penalties and Prohibited Fees	88
Bankruptcy and Insolvency	89
Environmental	90
Insolvency Considerations	92
Tax Treatment of Interest on Australian Housing Loans	92
Consumer Credit Code	93
Privacy	94
Anti Money Laundering and Counter Terrorism Financing	94
AUSTRALIAN TAX MATTERS	95
Payments of Principal, Premiums and Interest	95
Profit on Sale	98
Tax Liability of the Issuer Trustee	99
Goods and Services Tax	99

ii

Tax Reform Proposals	101
Consolidation	101
Other Taxes	101
ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA	101
EXCHANGE CONTROLS AND LIMITATIONS	103
ERISA CONSIDERATIONS	103
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	105
LEGAL INVESTMENT CONSIDERATIONS	106
AVAILABLE INFORMATION	106
RATINGS OF THE NOTES	107
PLAN OF DISTRIBUTION	107
LEGAL MATTERS	109
GLOSSARY	110

iii

Important Notice About Information Presented in this Base Prospectus and each Accompanying Prospectus Supplement

Each series of notes will be issued by a separate securitization fund established under the SMHL program, as described below. The issuer trustee with respect to each series will act as trustee of the related fund and, in such capacity, as issuer of the notes for such series under the terms set out in the transaction documents for that series. The prospectus supplement for a series will specify which class(es) of notes will be offered pursuant to this base prospectus and the prospectus supplement for that series and provide details in relation to those notes. This base prospectus and the prospectus supplement for a series will also provide details of all other classes of notes to be issued (if any) for that series.

References in this base prospectus to offered notes are to the class(es) of notes specified in the prospectus supplement for a series as being offered by this base prospectus and the prospectus supplement for that series. References in this base prospectus to non-offered notes, if any, are to all other classes of notes specified in the prospectus supplement for a series to be issued by the issuer trustee for that series which are not being offered by this base prospectus and the prospectus supplement for that series. References in this base prospectus to notes are to both offered notes and, if any, non-offered notes.

We will describe a series of offered notes in two separate documents: (1) this base prospectus, which provides general information, some of which may not apply to that particular series of offered notes; and (2) the prospectus supplement for that series, which describes the specific terms of that series of offered notes.

Neither this base prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this base prospectus and each prospectus supplement. You may obtain copies of these documents for review. See "Available Information" in this base prospectus.

Each prospectus supplement for a series will usually include the following information regarding the related series of notes:

•	the designation of the fund and the issuer trustee for such fund;

•	the currency, principal amount, interest rate, authorized denominations and maturity date of each class of notes;

•	the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the notes;

•	information concerning the pool of housing loans and other assets of the fund;

•	information regarding the risk factors relating to the offered notes; and

•	the particulars of the plan of distribution for the offered notes.

We include cross-references in this base prospectus and in each prospectus supplement to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in each prospectus supplement provide the pages on which these captions are located. You can find definitions of capitalized terms used in this base prospectus and each prospectus supplement under the caption "Glossary" in this base prospectus and in the relevant prospectus supplement.

In this base prospectus the terms "we", "us", "our" and "MEPM" refer to ME Portfolio Management Limited.

Disclaimers

The notes do not represent deposits or other liabilities of either Members Equity Bank Pty Limited or any affiliate of Members Equity Bank Pty Limited, including ME Portfolio Management Limited.

The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

Neither Members Equity Bank Pty Limited nor any affiliate of Members Equity Bank Pty Limited, including ME Portfolio Management Limited, in any way stands behind the capital value and/or the performance of the notes or the assets of the fund or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.

The notes do not represent deposits or other liabilities of Perpetual Limited in any capacity other than in its capacity as trustee of the related fund or any affiliate of Perpetual Limited including Perpetual Trustee Company Limited[,] [and] Perpetual Corporate Trust Limited [and P.T. Limited].

None of Perpetual Limited, any affiliate of Perpetual Limited, Perpetual Trustee Company Limited, Perpetual Corporate Trust Limited, [P.T. Limited,] The Bank of New York (as Class A note trustee, Class A note registrar, calculation agent and principal paying agent), [AIB/BNY Fund Management (Ireland) Limited, as Irish Paying Agent,] nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the fund or the obligations of ME Portfolio Management Limited except to the limited extent provided in the transaction documents for the fund.

None of Members Equity Bank Pty Limited, in its individual capacity and as servicer, an originator and mortgage manager, ME Portfolio Management Limited, in its individual capacity and as depositor, sponsor and manager, SMHL Origination Fund No. 3, in its individual capacity and as an originator, Perpetual Limited, in its individual capacity and as issuer trustee, trustee of SMHL Origination Fund No. 3, [liquidity facility provider,] payment funding facility provider, redraw funding facility provider, top-up funding facility provider and the transferor of housing loans to each fund, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, Perpetual Corporate Trust Limited, in its individual capacity and as back up servicer, [P.T. Limited, in its individual capacity and as liquidity noteholder,] [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1, as liquidity facility provider and liquidity noteholder,] The Bank of New York, as Class A note trustee, Class A note registrar, calculation agent, principal paying agent, [AIB/BNY Fund Management (Ireland) Limited, as Irish Paying Agent,] the fixed-floating interest rate swap provider, the currency swap provider(s), the mortgage insurers or any of the underwriters guarantees the payment of interest or the repayment of principal due on the offered notes.

None of the obligations of ME Portfolio Management Limited, in its individual capacity and as depositor, sponsor and manager, Perpetual Limited, in its individual capacity and as issuer trustee, trustee of SMHL Origination Fund No. 3, [liquidity facility provider,] payment funding facility provider, redraw funding facility provider, top-up funding facility provider and the transferor of housing loans to each fund, Perpetual Trustee Company Limited, in its individual capacity and as security trustee, Perpetual Corporate Trust Limited, in its individual capacity and as back up servicer[,] [or] [P.T. Limited, in its individual capacity and as liquidity noteholder] [or] [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1, as liquidity facility provider and liquidity noteholder], are guaranteed in any way by Members Equity Bank Pty Limited or any affiliate of Members Equity Bank Pty Limited (including ME Portfolio Management Limited), [or] by Perpetual Limited or any affiliate of Perpetual Limited (including Perpetual Trustee Company Limited[,] [or] Perpetual Corporate Trust Limited [or] [P.T. Limited]) [or by Industry Funds Management (Nominees 2) Pty Limited or any affiliate of Industry Funds Management (Nominees 2) Pty Limited (including Super Business Loans Unit Trust No. 1)].

Capitalized Terms

The capitalized terms used in this base prospectus, unless defined elsewhere in this base prospectus, have the meanings set forth in the Glossary starting on page [ ] of this base prospectus.

The Issuer Trustee, Members Equity Bank Pty Limited
and ME Portfolio Management Limited

The Issuer Trustee

Unless otherwise specified in the prospectus supplement for a series, Perpetual Limited will act as the issuer trustee for each series of notes. Perpetual Limited was incorporated as Perpetual Trustees Australia Limited on July 31, 1963 under the Companies Act of New South Wales as a public company. After a name change in 2006, Perpetual Limited now operates as a limited liability public company under the Corporations Act 2001 (Cth). Perpetual Limited's registered office is located at Level 12, 123 Pitt Street, Sydney, NSW, 2000. Perpetual Limited's principal business is the provision of services from financial management for private individuals through to the provision of trustee, custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. They also provide management investment products through their funds management division. Perpetual Limited is an authorized trustee corporation under the Corporations Act 2001 (Cth).

Perpetual Trustee Company Limited, a related body corporate of the issuer trustee, has obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 236643). Perpetual Trustee Company Limited has appointed Perpetual Limited to act as its authorized representative under that license (Authorized Representative No. 264842).

Perpetual Limited has acted as issuer trustee for all of the funds established under the SMHL program since 1994.

The prospectus supplement for a series may provide additional information regarding Perpetual Limited or any other entity identified in that prospectus supplement as the issuer trustee for that series.

The issuer trustee with respect to each series will act as trustee of the related fund and, in such capacity, as issuer of the notes for such series under the terms set out in the transaction documents for that series.

Members Equity Bank Pty Limited - The Servicer and Mortgage Manager

Unless otherwise specified in the prospectus supplement for a series, Members Equity Bank Pty Limited ("ME") will serve as the servicer and mortgage manager of the housing loans acquired by each fund. For further information with respect to the role and responsibilities of ME, see "Description of the Transaction Documents—The Mortgage Origination and Management Agreement" in this base prospectus. For a description of the transfer of the pool assets to each fund, see "Description of the Assets of a Fund—Transfer and Assignment of the Housing Loans" in this base prospectus.

ME was established in October 1999 as a result of a 50/50 joint venture formed to pursue a growth strategy in the provision of consumer finance and other financial services in Australia between AXA Asia Pacific Holdings Ltd and Industry Fund Services Pty Limited ("IFS"), as trustee of the IFBT Unit Trust. In January 2003, IFS purchased the 50% holding from AXA Asia Pacific Holdings Ltd to become 100% owner of ME. Effective January 2007, ME became a wholly-owned subsidiary of IFBT Company Pty Ltd, of which IFS is also a wholly-owned subsidiary. ME operates as a limited liability company under the Corporations Act 2001 (Cth).

ME provides a full service to borrowers, including loan origination and all aspects of loan administration, via the SMHL program and other programs. The general character of ME's business is that of providing banking products to its customers and investment opportunities for its investors. In addition to the SMHL program, ME provides loan origination and loan administration services for residential home loans via the Maxis Home Loans program and the ME Home Loans program and commercial, business banking and structured finance loans via the Super Loans Trust program. ME provides additional products that are held on ME's balance sheet to its customers, including the Members Equity Master Card, personal loans and deposit accounts. ME provides services to investors and to support its loan programs through ME's commercial paper conduit, Mustang, the High Yield Debt Fund and the MEPM Liquidity Fund.

The Australian banking activities of ME come under the regulatory supervision of the Australian Prudential Regulation Authority, which is responsible (with the Reserve Bank of Australia) for the maintenance of overall stability in the Australian financial system. On July 20, 2001, Australian Prudential Regulation Authority granted ME an authority to act as an approved deposit taking institution and approved the use of the word "Bank" when referring to ME. On December 1, 2003, ME obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 229500). This license is necessary for ME to offer 'financial services', such as bank deposit accounts, in Australia.

ME's registered office is Level 16, 360 Collins Street, Melbourne, VIC 3000, Australia. ME maintains an internet web site at the address http://www.membersequity.com.au. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

The prospectus supplement for a series may provide additional information regarding ME.

ME Portfolio Management Limited - The Depositor, Sponsor and Manager

ME Portfolio Management Limited ("MEPM") will be appointed as manager for each fund on the terms set out in the master trust deed and the supplementary bond terms notice relating to the notes.

The manager, ME Portfolio Management Limited ("MEPM"), is a wholly-owned subsidiary of ME. MEPM is a limited liability company incorporated under the Corporations Act 2001 (Cth). MEPM was established in 1994 with the commercial purpose of conducting the fund management and securitization programs for ME's off balance sheet lending programs. A significant portion of MEPM's business activities consists of the management of securitization funds established under the SMHL program. MEPM's other business activities include the management of ME's other residential lending programs, commercial lending activities and funds management activities.

Unless otherwise specified in the prospectus supplement for a series, MEPM will serve as the sponsor and will participate in the structuring of each transaction and the negotiation of transaction documents. MEPM will calculate all income and expenses allocated to each fund in accordance with the allocation of cash flows described in the relevant prospectus supplement. MEPM will also manage all ongoing reporting requirements of each fund as required by the relevant transaction documents and regulations.

There is a mortgage origination and management agreement and a management support deed in place between ME and MEPM as manager of each fund created under the SMHL program. See "Description of the Transaction Documents—The Mortgage Origination and Management Agreement" and "Description of the Transaction Documents—The Manager—The Management Support Deed" in the base prospectus.

On December 2, 2005, MEPM obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 292301). This license is necessary for MEPM to conduct financial services business in Australia.

MEPM's registered office is Level 16, 360 Collins Street, Melbourne, VIC 3000, Australia. For additional information with respect to the role and responsibilities of MEPM, see "Description of the Transaction Documents—The Manager" in this base prospectus.

MEPM will be the depositor for each fund formed under the SMHL program. See "Description of the Funds—Establishing the Funds" in this base prospectus. See also "The Issuing Entity" in the prospectus supplement.

The prospectus supplement for a series may provide additional information regarding MEPM.

The Originators

Unless otherwise specified in the prospectus supplement for a series, ME will serve as an originator of the housing loans acquired by each fund. Under the terms of the master trust deed and the mortgage origination and management agreement, MEPM, as manager of each fund, and Perpetual Limited, as the trustee on behalf of each fund, have appointed ME to originate housing loans for each fund. Under this contractual arrangement, ME is responsible for procuring borrowers to enter into housing loans and arranging and processing each housing loan with the relevant borrower.

Each housing loan originated by ME is funded by originator SMHL Origination Fund No. 3. Since its formation in 1999, SMHL Origination Fund No. 3 has funded each of the loans transferred to the housing loan pool for each securitization fund in the SMHL program. Each housing loan contract is entered into between the borrower and Perpetual Limited, in its capacity as trustee of originator SMHL Origination Fund No. 3.

For a description of the origination activities of ME and SMHL Origination Fund No. 3, see "Superannuation Members' Home Loans Residential Loan Program—Origination Process" in this base prospectus. For further information with respect to the role and responsibilities of ME, see "Description of the Transaction Documents—The Mortgage Origination and Management Agreement" in this base prospectus. For a description of SMHL Origination Fund No. 3, see "Description of the Funds—SMHL Program" in this base prospectus.

Description of the Funds

SMHL Program

The SMHL program was established in July 1994, in consultation with a range of superannuation funds representing a variety of industries. The main objectives of the program were to make home loan finance available on commercial terms and at competitive rates to qualifying borrowers while at the same time providing competitive returns to investors in the funds. This was to be achieved by keeping the distribution costs low by utilizing the superannuation funds as the main avenue of marketing.

The SMHL program was established pursuant to a master trust deed, dated July 4, 1994, as amended from time to time, for the purpose of enabling Perpetual Limited, as trustee of each fund established pursuant to the master trust deed, to finance and own housing loans and to invest in pools of housing loans.

The master trust deed provides for the creation of an unlimited number of funds, including origination funds and securitization funds. The master trust deed establishes the general framework under which funds may be established from time to time. Each fund established under the SMHL program will be separate and distinct from any other fund established under the master trust deed. The assets of a fund will not be available to meet the liabilities of any other fund. The issuer trustee may issue multiple classes of notes in relation to each fund that differ among themselves as to priority of payment and ratings.

Origination funds and warehousing trusts, which are considered origination funds and securitization funds, respectively, under the terms of the master trust deed, are funds in which housing loans are warehoused pending the accumulation of a portfolio of loans for securitization.

Three origination funds, and over 16 securitization funds and 15 private placement funds have been created under the domestic SMHL program. In addition, nine global funds have been created under the SMHL program.

The first of the origination funds, known as SMHL Origination Fund No. 1 closed for subscriptions in December 1994 and raised A$174 million by the issue of bonds to participating superannuation funds. The proceeds of that issue were used primarily to finance the origination of housing loans, on a commercial basis, to members of the superannuation funds which participated in the issue of bonds. A second origination fund, known as SMHL Origination Fund No. 2 closed for subscriptions in December 1995 and raised A$79 million, also by the issue of bonds to participating superannuation funds. Both SMHL Origination Fund No. 1 and SMHL Origination Fund No. 2 ceased originating housing loans as of July 1, 1999.

SMHL Origination Fund No. 3 was created in July 1999, again for the purposes of origination and subsequent securitization of housing loans to members of participating superannuation funds. The vast majority of investors in SMHL Origination Fund No. 1 and SMHL Origination Fund No. 2 transferred their investments into SMHL Origination Fund No. 3. This fund differed from its predecessors in that it was open-ended, allowing for new investment. SMHL Origination Fund No. 3 has raised over A$[       ] million. Perpetual Limited is the trustee of SMHL Origination Fund No. 3 and MEPM, as manager of SMHL Origination Fund No. 3, directs the day to day administration of SMHL Origination Fund No. 3. Under the terms of the master trust deed and the mortgage origination and management agreement, MEPM, as manager of each fund, and Perpetual Limited, as the trustee on behalf of each fund, have appointed ME to originate housing loans to be funded by SMHL Origination Fund No. 3. In addition to funding housing loans originated by ME, SMHL Origination Fund No. 3 may, upon direction of MEPM, repurchase loans from the housing loan pool of a fund (for example, upon extension of certain top-up loans or if MEPM determines that any representation or warranty by ME in the bond issue confirmation certificate with respect to a mortgage forming part of the housing loan pool of a fund is false or misleading within the 120 days after the execution of such bond issue confirmation certificate). SMHL Origination Fund No. 3 may invest in Authorized Investments.

Establishing the Funds

The detailed terms of each fund will be as set out in the master trust deed and the supplementary bond terms notice relating to the notes of that fund. To establish a fund under the master trust deed, the depositor will execute a notice of creation of a securitization fund or origination fund, as applicable, and deposit a sum with Perpetual Limited, in its capacity as issuer trustee of each securitization fund or trustee of each origination fund, as applicable, as the initial assets of the fund.

The transaction documents for each fund, which supplement the general framework under the master trust deed, will do, among other things, the following:

•	specify the details of the series of notes;

•	establish the cash flow allocation;

•	set out the mechanism for the acquisition of the pool of housing loans by the related fund;

•	set out the various representations and warranties of certain parties specific to the housing loans ,which supplement those in the master trust deed;

•	contain the appointment of ME as the initial servicer of the housing loans and the various powers, discretions, rights, obligations and protections of the ME in this role;

•	provide for the beneficial ownership of the fund by one or more unitholders;

•
specify a number of ancillary matters associated with the operation of the related fund and the housing pool such as the rating agency requirements, the arrangements regarding the operation of the collections account, the custody of the title documents in relation to the housing loans, the fees payable to the issuer trustee, MEPM and ME, the termination of the fund and the limitation on the issuer trustee's liability; and

•	amends the master trust deed to the extent necessary to give effect to the specific aspects of that fund and the issue of the notes relating to that fund.

Other Trusts

In addition to each fund, two other trusts will be established in relation to an issue of the notes as follows:

Class A Note Trust

The Class A note trust is created under the terms of the note trust deed for the purpose of facilitating administration of the rights of holders of Class A notes (other than any A$ denominated Class A notes). Unless otherwise specified in the prospectus supplement for a series, The Bank of New York will be appointed as Class A note trustee and will act as trustee of the Class A note trust for the benefit of holders of Class A notes (other than any A$ denominated Class A notes) under the terms of the note trust deed for that series.

Under the terms of the note trust deed, the rights of holders of Class A notes (other than any A$ denominated Class A notes) are held by the Class A note trustee. The Class A note trustee has the power to enforce obligations of the issuer trustee for the benefit of holders of Class A notes (other than any A$ denominated Class A notes) and to vote on behalf of holders of Class A notes (other than any A$ denominated Class A notes), based on their directions, at meetings held under the terms of the master trust deed or the security trust deed, including upon an event of default and enforcement under the security trust deed. For a description of the principal functions, responsibilities, powers, discretions and protections of the Class A note trustee, see "Description of the Transaction Documents—The Class A Note Trustee" and "Description of the Transaction Documents—The Security Trust Deed—The Class A Note Trustee as Voting Secured Creditor" in this base prospectus. Pursuant to the terms of the note trust deed, the Class A note trustee will be entitled to a fee in an amount agreed upon by the Class A note trustee and MEPM as manager of the relevant fund.

Security Trust

The security trust is created under the terms of the security trust deed for the purpose of facilitating administration of the rights of Secured Creditors. Unless otherwise specified in the prospectus supplement for a series, Perpetual Trustee Company Limited will be appointed as security trustee and will act as trustee of the security trust for the benefit of noteholders and all other Secured Creditors under the terms of the security trust deed for that series. The security trustee will hold the charge over the assets of the corresponding fund granted by the issuer trustee under the security trust deed on trust for the benefit of the noteholders, any redraw funding facility providers, any top-up funding facility providers and all other Secured Creditors of that series. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the corresponding fund and the security trustee will be responsible for distributing the proceeds of realization to Secured Creditors in the order prescribed under the security trust deed.

Description of the Assets of a Fund

Assets of a Fund

The assets of a fund may include any or all of the following, as will be specified in the related prospectus supplement:

•	a pool of housing loans assigned to the fund, including all:

•	principal payments paid or payable on the housing loans at any time from and including the closing cut-off date specified in the prospectus supplement; and

•	interest payments paid or payable on the housing loans and all other amounts received or applied by the issuer trustee from and including the closing date specified in the prospectus supplement;

•	rights under any mortgage insurance policies and individual property insurance policies covering the mortgaged properties relating to the housing loans;

•	rights under mortgages and any Collateral Securities in relation to the housing loans;

•
amounts on deposit in the accounts established in connection with the creation of the fund and the issuance of the related notes, including the related collection account, and any instruments in which these amounts are invested;

•	the issuer trustee's rights under the transaction documents for that fund (other than rights it holds personally, including rights of management and delegation); and

•	rights under any form of credit enhancement described in this base prospectus.

The prospectus supplement for each series of offered notes will include information describing the assets of the related fund.

The offered notes will be non-recourse obligations of the related fund. The assets of the fund specified in the prospectus supplement for that series will serve as collateral only for that series of offered notes. Noteholders of a series of offered notes may only proceed against the collateral securing that series of offered notes in the case of a default on that series of offered notes and may not proceed against any assets of ME or any affiliate of ME, including MEPM, or the assets of any other fund.

The Housing Loans

The housing loans included in the assets of a fund will be secured by registered first ranking mortgages on properties located in Australia. The housing loans will be originated by ME on behalf of Perpetual Limited, as trustee of SMHL Origination Fund No. 3, in the ordinary course of its business from, among other things, new loan applications and refinancing of acceptable current SMHL housing loans. Each housing loan will be one of the types of products described under the caption "Superannuation Members' Home Loans Residential Loan Program—SMHL Product Types" in this base prospectus. Each housing loan may have a combination of the features described in the "Superannuation Members' Home Loans Residential Loan Program—SMHL Product Types" in this base prospectus.

The housing loans will be either fixed rate for a specified period of time, then variable rate, variable rate or interest only for a specified period and then fixed or variable rate loans. The mortgaged properties will consist of owner-occupied and non-owner-occupied single family homes, but will not include mobile homes, commercial properties or properties under construction. The housing loans may include a redraw or top-up feature as described in "Description of the Transaction Documents—Redraws" and "Description of the Transaction Documents—Top-up Loans".

The prospectus supplement for each series may provide additional information with respect to the housing loans that are assets of the related fund as of the closing cut-off date specified in the prospectus supplement which may include, among other things, to the extent relevant:

•	the aggregate Outstanding Principal Balance of the housing loans included in the assets of the related fund;

•	the distribution, maximum and average Outstanding Principal Balance of the housing loans;

•	the distribution of interest rates on the housing loans;

•	the percentage by Outstanding Principal Balance as of the closing cut-off date of housing loans that accrue interest at variable or fixed interest rates;

•	the weighted average remaining term-to-stated maturity of the housing loans;

•	the year of maturity of the housing loans;

•	the distribution and weighted average of loan-to-value ratios for the housing loans;

•	the geographic distribution of any mortgaged properties securing the housing loans;

•	the distribution by number and aggregate Outstanding Principal Balance of the types of properties securing the housing loans; and

•	the distribution by number and aggregate Outstanding Principal Balance of the occupancy status of properties securing the housing loans.

If information of the nature described above respecting the housing loans is not known or available at the time the related series of offered notes is initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement for that series and additional information will be set forth in a current report on Form 8-K filed with the Securities and Exchange Commission within four business days after the related closing date.

Transfer and Assignment of the Housing Loans

Perpetual Limited in its capacity as trustee of all the funds established under the SMHL program holds legal title to the housing loans. The housing loans assigned to a fund on the closing date for that fund will be identified in a securitization bond issue direction, which is a written direction under the master trust deed given by MEPM as manager of the relevant fund to Perpetual Limited in its capacity as issuer trustee to issue the notes and the liquidity notes on the closing date. Provided that the issuer trustee has furnished written acceptance of the securitization bond issue direction to MEPM and has entered into the security trust deed, the issuance of the notes by the issuer trustee will result in the designated pool of housing loans and the right to receive collections received on the housing loans being automatically transferred under the terms of the master trust deed:

•	from Perpetual Limited, as trustee for SMHL Origination Fund No. 3 or SMHL Warehousing Trust 2004-1, from which the portfolio of housing loans has been acquired, as the case may be,

•	to the issuer trustee on behalf of the relevant fund,

without any further action by the trustee of the relevant transferor or the issuer trustee. The master trust deed provides that upon the issuance of the notes the issuer trustee, on behalf of the fund, will automatically hold the portfolio of housing loans so acquired for the fund. As a condition to the transfer of the housing loans to the issuer trustee on behalf of the relevant fund, the amount of the proceeds of the issue of the notes as is specified in the securitization bond issue direction, which amount represents the purchase price of the housing loans transferred to the fund, will cease to be held by the issuer trustee on behalf of the fund and will automatically be held by Perpetual Limited, as trustee for SMHL Origination Fund No. 3 or SMHL Warehousing Trust 2004-1, as the case may be.

Thus, the designated housing loans will, under the terms of the master trust deed, automatically cease to be assets of SMHL Origination Fund No. 3 or SMHL Warehousing Trust 2004-1, as the case may be, and become assets of the fund. The specified proceeds of the issue of the notes will become assets of Perpetual Limited, in its capacity as trustee of SMHL Origination Fund No. 3 or SMHL Warehousing Trust 2004-1, as the case may be.

Representations and Warranties Regarding the Housing Loans

Pursuant to the terms of the mortgage origination and management agreement, as amended, and the bond issue confirmation certificate, ME will make various representations and warranties to the issuer trustee and MEPM as of the closing date, unless another date is specified in the prospectus supplement, by reference to the facts and circumstances then existing, and on each date that a substitute housing loan is transferred to the fund, with respect to the housing loans being transferred to the issuer trustee, including, unless otherwise specified in the prospectus supplement, that:

•	ME instructed an Approved Solicitor, in accordance with the Agreed Procedures, to act for Perpetual Limited in relation to that mortgage;

•	before or at the time of settlement of that mortgage, the Approved Solicitor instructed in relation to that mortgage gave a Solicitor's Certificate which complied with the Agreed Procedures;

•
each Mortgage Document relating to that mortgage is and will at all times be, in all material respects, in the form required by the Agreed Procedures, and ME will not agree to any amendment, variation or waiver of any Mortgage Document except as specifically permitted by and in accordance with the mortgage origination and management agreement and the Agreed Procedures;

•	the property which is the subject of the mortgage is insured in accordance with the requirements of the mortgage;

•	the mortgage is covered by an Approved Mortgage Insurance Policy;

•	there is no mortgage, charge, caveat or other security interest affecting the property which is the subject of the mortgage other than the mortgage;

•
the mortgagor is the beneficial owner of the property which is the subject of the mortgage and is or is entitled to be registered as the proprietor or is the legal owner of the property which is the subject of the mortgage;

•	each Mortgage Document relating to that mortgage constitutes valid, binding and enforceable obligations of the mortgagor and the other parties to them (other than Perpetual Limited and MEPM);

•
each Mortgage Document relating to that mortgage has been, or will be, within any applicable statutory time limit, fully stamped in accordance with all applicable laws, and (if required or able to be registered) has been registered or is in registrable form, and there are no impediments to its registration or continued registration;

•	the mortgage is or will be upon registration, a registered mortgage with first priority for all money stated to be secured by it;

•
the mortgagor's application for the housing loan is substantially in the form required by the Agreed Procedures, has been fully investigated by ME in accordance with the Agreed Procedures, and ME is satisfied that all statements and information contained in it are correct in all material respects;

•
in the case of a mortgage entered into in any state or territory of the Commonwealth of Australia before the coming into force in that state or territory of the UCCC, none of the Mortgage Documents relating to that mortgage is a Regulated Mortgage, as defined in Section 5 of the Credit Act 1984 (NSW) or the corresponding legislation of any other Australian jurisdiction;

•
ME is not aware of any circumstances relating to the mortgage, the property which is the subject of the mortgage, the mortgagor or any person (other than the mortgagor) who has executed a Collateral Security in favor of Perpetual Limited which could reasonably be expected to cause a prudent investor to:

•	regard the mortgage as an unacceptable investment;

•	expect the mortgagor to default under the mortgage; or

•	diminish the value or marketability of the property which is the subject of the mortgage from that stated in the Valuation;

•	the Agreed Procedures have been fully complied with in relation to that mortgage;

•
to the best of ME's knowledge, all representations and warranties made by the mortgagor and any person (other than the mortgagor) who has executed a Collateral Security in favor of Perpetual Limited in the Mortgage Documents relating to that mortgage are true;

•
at the time the mortgage was entered into and up to and including the date of the bond issue confirmation certificate, ME has complied in all material aspects with all applicable laws, including without limitation, where applicable, the UCCC, where failure to do so would:

•
adversely affect the amounts recoverable from the borrower or the benefit of the security provided by the mortgage or its coverage under the relevant Approved Mortgage Insurance Policy or would allow the insurer under the relevant Approved Mortgage Insurance Policy to reduce or avoid a claim under the terms of the Approved Mortgage Insurance Policy or at law; or

•	result in any continuing liability under the UCCC to the fund in respect of which the securitization fund bond issue direction referred to in the bond issue confirmation certificate has been given.

•
the performance by ME of its obligations in respect of the mortgage (including any variations, discharge, release administration, servicing and enforcement) up to and including the date of the bond issue confirmation certificate complied in all material aspects with all applicable laws including, where applicable, the UCCC where failure to do so would:

•
adversely affect the amounts recoverable from the borrower or the benefit of the security provided by the mortgage or its coverage under the relevant Approved Mortgage Insurance Policy or would allow the insurer under the relevant Approved Mortgage Insurance Policy to reduce or avoid a claim under the terms of the Approved Mortgage Insurance Policy or at law; or

•	result in any continuing liability under the UCCC to the fund in respect of the Securitization Fund Bond Issue Direction referred to in the bond issue confirmation certificate has been given.

•	the mortgage is denominated in and payable in Australian dollars;

•
except where the relevant mortgage insurer under the applicable Approved Mortgage Insurance Policy otherwise agrees, the principal outstanding at the time the mortgage was entered into did not exceed the maximum principal amount at that time which may be lent without the approval of the relevant mortgage insurer under the applicable Approved Mortgage Insurance Policy;

•	the housing loan secured by the mortgage has been or is fully drawn;

•
the housing loan secured by the mortgage does not represent a direct or indirect obligation of an employee of ME or MEPM who has influence in the setting of interest rates for housing loans by ME or MEPM which has not been disclosed to senior management;

•
nothing has come to the attention of ME which would constitute a material breach of the terms of the relevant Approved Mortgage Insurance Policy by Perpetual Limited, MEPM or ME which would allow the insurer under the relevant Approved Mortgage Insurance Policy to reduce or avoid a claim under the terms of the Approved Mortgage Insurance Policy;

•	no payment from the borrower under the housing loan is in arrears by more than 30 consecutive days;

•	to the best of ME's knowledge and belief no other material event of default has occurred with respect to the mortgage that has not been waived;

•
Perpetual Limited is entitled to enforce in its own name the mortgage and to the extent of its interest and the interest of the mortgagor under any policy of Property Insurance in relation to the property which is the subject of the mortgage, any such policy of Property Insurance;

•	the mortgage and, if necessary any Collateral Security, have been stamped, or have been lodged for stamping accompanied by a bank check, for the full amount secured thereby;

•
the mortgage has been duly registered by, or is in registrable form and will be lodged for registration forthwith upon its stamping with, the Land Titles Office in the state or territory in which the property which is the subject of the mortgage is situated and, if necessary, any Collateral Security has been registered or is in registrable form and will be lodged for registration forthwith upon its stamping;

•	the housing loan is not secured by residential properties under construction; and

•	all components of any housing loan being a split loan will be acquired by the fund.

The prospectus supplement for a series may specify additional representations and warranties to be made by mortgage manager to the issuer trustee and MEPM.

The issuer trustee will not investigate or make any inquiries regarding the accuracy of the representations and warranties given by ME and has no obligation to do so. The issuer trustee will be entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the administration of the fund has actual notice to the contrary.

Breach of Representations and Warranties

If, within 120 days after the execution of the bond issue confirmation certificate, MEPM determines that any representation or warranty by ME in the bond issue confirmation certificate with respect to a mortgage forming part of a fund is false or misleading, MEPM must request the trustee of another fund in the SMHL program, and upon such request, the trustee of that other fund will be obliged to either (at the election of MEPM):

•	repurchase the mortgage; or

•
repurchase the mortgage and purchase a substitute housing loan or purchase a substitute housing loan in accordance with the provisions with respect to the substitution of housing loans detailed under the caption "—Substitution of Housing Loans".

Substitution of Housing Loans

If, within 120 days after the execution of the bond issue confirmation certificate, MEPM determines that any representation or warranty by ME in the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, MEPM may determine to suspend the obligations of the issuer trustee to treat payments representing principal received on the relevant housing loan as principal collections. Any suspended payments of principal ("Suspended Moneys") may be used to fund the purchase of a substitute mortgage from another fund in the SMHL program.

MEPM may only determine to exclude Suspended Moneys from collections and direct the issuer trustee to purchase a substitute housing loan from another fund in the SMHL program under the following conditions:

•	the final payment date on the substitute housing loan is at least one year before the final maturity date of the notes;

•	MEPM has given the rating agencies not less than five Banking Days notice or such shorter period as the rating agencies may agree;

•	MEPM receives confirmation from the rating agencies that the purchase by the issuer trustee of the substitute housing loan will not adversely affect the then current rating of the notes;

•
the issuer trustee receives from MEPM a completed mortgage transfer proposal in relation to the substitute housing loan no later than two Banking Days prior to the date referred to in the mortgage transfer proposal for the purchase of the substitute housing loan;

•
MEPM certifies to the issuer trustee that the proposed substitute housing loan is a housing loan for the purposes of the supplementary bond terms notice relating to the notes, and satisfies the requirements of the clause relating to the substitution of housing loans, as of the transfer date; and

•
prior to or on the transfer date the issuer trustee obtains, or enters into agreements to obtain with effect from the transfer date, as issuer trustee of the fund the benefit of the enhancements and interest hedge (if any) referred to in the mortgage transfer proposal.

If the conditions described above are satisfied, a substitute housing loan will be acquired from another fund in the SMHL program and included in the housing loan pool. The housing loan in respect of which a representation was breached will be removed from the housing loan pool in accordance with the procedures described under the caption "—Breach of Representations and Warranties".

Other Features of the Housing Loans

The housing loans will have the following features unless otherwise specified in the prospectus supplement:

•	Interest will be calculated daily and charged in arrears;

•
Payments will be on a monthly, bi-weekly or weekly basis. Payments will be made by borrowers using a number of different methods, including checks, salary deductions and in most cases automatic transfer.

•	They are governed by the laws of one of the following Australian states or territories:

•	New South Wales;

•	Victoria;

•	Western Australia;

•	Queensland;

•	South Australia;

•	Northern Territory;

•	Tasmania; or

•	the Australian Capital Territory.

The prospectus supplement will provide material information concerning the types and characteristics of the housing loans included in the related fund as of the related closing cut-off date. A current report on Form 8-K will be available on request to holders of the related series of offered notes and will be filed, together with the related note trust deed, supplementary bond terms notice relating to the notes and security trust deed, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes. In the event housing loans are removed from or added to the related housing loan pool after the date of the applicable prospectus supplement prior to the related closing date and any material pool characteristics of the actual housing loan pool differ by 5% or more from the description of the housing loan pool in the applicable prospectus supplement, a current report on Form 8-K describing the final housing loan pool will be filed with the Securities and Exchange Commission within four business days of the related closing date.

Superannuation Members' Home Loans
Residential Loan Program

Set out below is a summary of MEPM's residential loan program. The prospectus supplement for a series may provide additional information regarding MEPM's residential loan program.

Origination Process

The housing loans to be transferred to each fund will be originated for the SMHL program from new loan applications and refinancings of acceptable housing loans. Each portfolio of housing loans will include fully amortizing variable and fixed rate loans which automatically convert to variable rate mortgages at the end of their fixed rate term and interest only loans under which interest only is paid at a variable or fixed rate for a period after which the loan reverts to a principal and interest basis for the balance of the loan term. At the end of the fixed term borrowers may elect to fix their loan for an additional term.

MEPM sources its housing loans through ME's national telemarketing center and mobile lenders. MEPM has extensive relationships with a large range of superannuation funds and unions. Ordinarily, it is a requirement in order to apply for an MEPM mortgage that at least one of the applicants whose name appears on the application form must be a member of a participating superannuation fund or union. As such, MEPM has access to a "captured" client base of both superannuation and union members which has enabled the company to streamline and centralize the origination and administration process and distribute its products at a very competitive cost.

Under the terms of the master trust deed and the mortgage origination and management agreement, MEPM, as manager of each fund, and Perpetual Limited, as the issuer trustee on behalf of each fund, have appointed ME to undertake the origination function in respect of the housing loans of each fund. Under this contractual arrangement, ME is responsible for procuring borrowers to enter into housing loans and arranging and processing each housing loan with the relevant borrower.

Each housing loan represents a contract between the borrower and Perpetual Limited. The lender of record under each housing loan is Perpetual Limited, in its capacity as trustee of the relevant fund in which the housing loan is held. When a housing loan is first originated, Perpetual Limited will hold the loan in its capacity as trustee of SMHL Origination No. 3.

Approval and Underwriting Process

ME processes housing loan applications in accordance with ME's approval policies, the framework of which is derived from traditional mortgage lending principles relating to:

•	capacity/serviceability - ascertaining and confirming an applicant's ability to meet their financial obligations;

•	character - ascertaining and confirming an applicant's willingness to meet their financial obligations; and

•	collateral/security - credit accommodations backed by mortgage secured residential type properties.

These policies are monitored and are subject to continuous review by ME. ME's approval policies are guidelines only and may be changed from time to time. ME, in providing residential loans to borrowers does not divide borrowers into groups of differing credit quality for the purpose of setting standard interest rates for its residential housing loans. The prospectus supplement relating to a series of notes will contain a description of any changes to the underwriting process relating to housing loans to be included in the assets of the fund.

ME's approval policies set out the underwriting criteria that are used in assessing the housing loan applications, determining the suitability of the loan applicants, and evaluating the value and adequacy of the property being used as security for the housing loan. The underwriting criteria includes the following:

•	the individual applicant must be a minimum of 18 years of age;

•	an analysis of the legal capacity of the applicant entering into the loan contract;

•	an analysis of the applicant's employment history/eligible income sources;

•	satisfactory credit checks;

•	satisfactory savings history/loan repayment history; and

•	financial capacity to repay the housing loan.

The prospectus supplement will specify the approval criteria that all loan applications must satisfy in order to be provided with an SMHL program home loan. The approval process includes verifying the borrowers' application details, assessing their debt servicing ability and determining the value of the mortgaged property, in the manner set forth below.

Credit decisions are made by employees of ME who hold varying levels of delegated lending authorities. These delegated lending authorities represent approval limits that are set and monitored by management, and are based upon the level of experience of credit staff. Decisions to recommend and approve loan applications are made within these delegated lending authorities.

Housing loan applications are initially received by ME and then allocated to staff for assessment and approval based upon their approved delegated lending authorities. To the extent that an application is received and is outside the approval authority of a credit officer, then a final decision for approval of the loan is made by credit staff with a higher delegated lending authority.

Loans outside ME's agreed delegated underwriting authority are referred to the applicable mortgage insurer for approval.

Settlement Process

Once ME has approved an application and a formal loan offer has been accepted by an applicant, one of ME's residential credit areas arranges for documentation to be completed by an Approved Solicitor in the relevant state.

The Approved Solicitor prepares the loan security documentation and dispatches the documents to the applicant for execution. Upon return of the executed documents from the applicant, the solicitor certifies that the housing loan security documentation meets ME's security requirements, enabling ME to complete the funding arrangements for settlement.

Upon settlement, the mortgage is registered and the documents stored by Perpetual Limited. A condition of the mortgage is that the mortgagor establish and maintain full replacement property insurance on the related property.

Changes to Lending Criteria

Investors should note that the lending criteria which are described above, are regularly reviewed by ME and as a result of these reviews, may change from time to time.

SMHL Product Types

The following is a description of MEPM's product types.

Standard Variable Rate Loan

The Standard Variable Rate product is the SMHL program's traditional benchmark product. It offers a variable rate of interest which may be adjusted at the discretion of MEPM, with written notice from ME to borrowers, either upward or downward. Adjustments of the variable rate may be made on a monthly basis, or more frequently as determined by MEPM, in line with changes in market interest rates on debt. MEPM considers the Reserve Bank of Australia's official overnight cash rate and other traditional indices for interest on debt when setting the variable interest rate. Standard variable rate loans are convertible to a fixed rate mortgage product at the borrower's request.

Fixed Rate Loan

The SMHL program also provides housing loans which bear a fixed rate of interest as of the closing cut-off date. At the end of that fixed rate period, unless the interest rate is re-fixed at a rate and for a term agreed between the borrower and MEPM, the loans will automatically convert to the standard variable rate of interest. A borrower is permitted to terminate a fixed rate loan before the fixed rate period ends, but may incur economic break costs for such termination.

MEPM will not allow the interest rate on a fixed rate loan to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes.

Special Features of the Housing Loans

A housing loan in any fund may have some or all of the features described in this section. In addition, during the term of any housing loan, MEPM may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

Switching Interest Rates

MEPM will consider requests from borrowers to change from a fixed interest rate loan product to a variable interest rate loan product, or vice versa. MEPM will not allow conversion of a loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate loan product converting to a fixed rate product will be matched by an increase in the fixed-floating interest rate swap to hedge the fixed rate exposure. Economic break costs may apply for fixed rate loans that are prepaid or changed before the end of the fixed interest rate period.

Interest Only Periods

Borrowers may select an interest only period, after which the housing loan reverts to a normal principal and interest basis for the balance of the housing loan term with principal repayments applying upon expiration of the interest only period so that the housing loan is repaid within its original term. The interest rates applicable will be the same for the standard variable rate or fixed rate products described above.

Substitution of Collateral

A borrower may apply to ME to:

•	substitute a different mortgaged property in place of the existing security property securing a housing loan;

•	add a further mortgaged property as security for a loan which results in a reduction of the LTV (as defined in the prospectus supplement for a series); or

•	release a mortgaged property from a mortgage.

If each of the following conditions is satisfied, the substitution may be made, the mortgage securing the existing housing loan will be discharged and the existing housing loan will remain in the housing loan pool, secured by the new mortgage:

•
a new property subject to a mortgage complies with the representations and warranties regarding the housing loans described under the caption "Description of the Assets of a Fund—Representations and Warranties Regarding the Housing Loans" in this base prospectus and any additional representations as may be specified in the prospectus supplement for a fund;

•
ME's credit approval policies, as described under the caption "Superannuation Members' Home Loans Residential Loan Program—Approval and Underwriting Process" in this base prospectus and as may be specified in the prospectus supplement for a fund are satisfied, giving effect to the substitution of the mortgage property;

•	the original borrower(s) remain liable on the related housing loan;

•	the principal outstanding under the housing loan does not increase;

•	the purchase of the new property by the borrower and the grant of a new mortgage over the new property occurs simultaneously with the discharge of the original mortgage; and

•	the new property is acceptable to the mortgage insurer.

A borrower will not be permitted to change the existing mortgage arrangements if:

•
the new property does not comply with the representations and warranties regarding the housing loans described under the caption "Description of the Assets of a Fund—Representations and Warranties Regarding the Housing Loans" in this base prospectus and any additional representations as may be specified in the prospectus supplement for a fund;

•
ME's credit approval policies, as described under the caption "Superannuation Members' Home Loans Residential Loan Program—Approval and Underwriting Process" in this base prospectus and as may be specified in the prospectus supplement for a fund, are not satisfied, giving effect to the substitution of the mortgage property;

•	the principal outstanding under the housing loan will change (i.e., increase); or

•	settlement does not occur simultaneously with discharge.

Redraws

The SMHL program's variable rate housing loans permit borrowers to redraw principal repayments made in excess of scheduled repayments during the period in which the relevant housing loan is charged a variable rate of interest. A redraw represents a re-drawing of principal repayments made by the borrower in excess of scheduled repayments on a borrower's existing housing loan that increases the Outstanding Principal Balance of the housing loan to an amount up to the scheduled amortized principal amount. A redraw is secured by the same mortgage that originally secured the housing loan and becomes part of the housing loan initially drawn by the borrower. Borrowers may request a redraw at any time, but its availability is always at the discretion of ME. The issuer trustee may only permit a redraw on behalf of a fund where the redraw would not result in a downgrading in the rating of any notes of that fund.

The borrower may be required to pay a fee to MEPM in connection with a redraw. This fee does not form part of the assets of the fund. Currently, MEPM does not normally permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the fund.

Top-up Loans

The SMHL program permits borrowers to request an additional advance under their housing loans. If approved and drawn, the additional advance, referred to as a top-up loan, increases the Outstanding Principal Balance of the existing housing loan above the scheduled amortized principal amount of the housing loan. A top-up loan represents a subsequent advance of principal on a borrower's existing housing loan. A top-up loan is secured by the same mortgage that originally secured the housing loan and becomes part of the housing loan initially drawn by the borrower. A top-up loan is to be distinguished from a redraw (described above), which represents a re-drawing of principal repayments made by the borrower in excess of scheduled repayments under a housing loan, and which, if approved and drawn, increases the Outstanding Principal Balance of the housing loan to an amount up to the scheduled amortized principal amount of the housing loan. A top-up loan may be used by the borrower for any purpose.

Each top-up request is subject to ME's loan approval process and is assessed against the approval and underwriting criteria in place at the time the top-up loan is requested. ME will not approve a top-up request unless the value of the property securing the housing loan is sufficient to secure the existing Outstanding Principal Balance of that housing loan plus the additional advance. Borrowers may request a top-up loan at any time, but its availability is always subject to the top-up loan meeting the requirements of ME's approval and underwriting process and the top-up loan being made in accordance with any relevant terms of the applicable mortgage insurance policy. To the extent the top-up request satisfies these requirements, the additional advance remains subject to the discretion of ME.

Where the extension of a top-up loan would not result in a downgrading in the rating of any notes of the fund and the top-up loan and the pool of housing loans, after giving effect to the top-up loan, satisfy the criteria specified in the prospectus supplement for a series, the extension of the top-up loan will not result in the related housing loan being removed from the fund. On the other hand, where a top-up loan and the pool of housing loans, after giving effect to the top-up loan, do not satisfy the criteria specified in the prospectus supplement for a series or where MEPM determines in its discretion that the top-up loan should not be made by the issuer trustee on behalf of the fund, SMHL Origination Fund No. 3 will purchase the housing loan from the fund at its Outstanding Principal Balance, plus accrued and unpaid interest, and provide the top-up loan separately to the applicable borrower. The housing loan will no longer be included in the fund's pool of housing loans. Amounts received by the fund from SMHL Origination Fund No. 3 will be included in the assets of the fund and applied in the order of priorities described in the prospectus supplement for a series.

Ultimate Accounts

Ultimate Accounts are facilities promoted to borrowers under the SMHL programs. A borrower may elect to have their salary or other amounts paid in full or in part into their housing loan account. If the prepayments on the housing loans at anytime exceeds the amortized scheduled balance at that time, borrowers may redraw by using a facility which provides for a check facility, a direct debit and credit facility and a credit card which includes a debit card facility ("Ultimate Account Mark I"). These disbursements are treated as redraws.

Ultimate Account Mark I is no longer offered to borrowers. A new facility is now offered to borrowers ("Ultimate Account Mark II"). The only material differences between each version of Ultimate Accounts is that the credit card in Ultimate Account Mark I is replaced by a debit card in Ultimate Account Mark II.

Westpac Banking Corporation (ABN 33 007 457 141) ("Westpac") in effect acts as the clearing and settlement house for Perpetual Limited in respect of the check facility and the direct debit and credit facility. Checks are drawn by Perpetual Limited on its account with Westpac. Borrowers are appointed as agent of Perpetual Limited to execute checks. The credit card arrangements for Ultimate Account Mark I are provided to Perpetual Limited by Westpac. The debit card arrangements for the Ultimate Account Mark II are provided to Perpetual Limited by ME.

Each of the facilities provided to Perpetual Limited by Westpac and ME are provided to Perpetual Limited as trustee of SMHL Origination Fund No. 3. SMHL Origination Fund No. 3 is reimbursed by the fund under the redraw funding facility in respect of SMHL Origination Fund No. 3's liabilities to Westpac and ME for redraws on the fund's housing loan where the borrower has established an Ultimate Account. If the fund has insufficient principal collections which are available to it and may be utilized to meet the funds obligations on redraws to SMHL Origination Fund No. 3, SMHL Origination Fund No. 3 may under the redraw funding facility lend the fund the shortfall.

Combination or "Split" Housing Loans

MEPM does provide the ability for a borrower to elect to split his/her loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan, even though all the separate loans are all secured by the same mortgage.

If a housing loan is split, each separate loan will remain in the fund as long as each individual loan matures before the final maturity date of the last maturing note. If any loan matures after the final maturity date of the last maturing note, that loan will be removed from the fund and the Outstanding Principal Balance of the loan will be repaid by SMHL Origination Fund No. 3. The other segments of the "split" loan will also be removed from the fund and the Outstanding Principal Balance of the loan will be repaid by SMHL Origination Fund No. 3.

Housing Loan Features and Options

The prospectus supplement for a fund may provide additional information regarding loan features and product types of the housing loans included in the asset pool for a fund. MEPM may from time to time cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

The special features and characteristics of the housing loans are regularly reviewed by MEPM in light of developments in the residential housing loan market and the policies of the mortgage insurer. As a result of these reviews, MEPM may vary a feature or characteristic of the housing loans from time to time with the approval of the mortgage insurer. Any changes made to these features and characteristics would be subject to MEPM's duty not to knowingly take any action that would result in a reduction or withdrawal of the ratings given to the notes by the rating agencies.

Description of the Offered Notes

The following summary, together with the description of the offered notes in the prospectus supplement, describes the material terms of the offered notes for a series except as already described above or in the prospectus supplement for that series. The summary does not purport to be complete and is subject to the terms and conditions of the offered notes and to the provisions of the transaction documents for that series and the prospectus supplement for that series.

The prospectus supplement for a series may provide additional information regarding the terms of the offered notes for that series.

General

The issuer trustee will issue each series of offered notes on the closing date specified in the relevant prospectus supplement pursuant to a securitization bond issue direction from MEPM as manager of the relevant fund to the issuer trustee to issue the offered notes and the terms of the master trust deed and the corresponding supplementary bond terms notice relating to the notes, note trust deed and underwriting agreement. Unless otherwise specified in the relevant prospectus supplement, the laws of New South Wales will govern the offered notes.

Classes of Notes

Each series of notes will be issued in one or more classes. Each class of notes may have different rights to receive or not receive payments of principal and interest on each payment date as specified in the prospectus supplement. The prospectus supplement for each series will outline these classes, their rights and the timing and priority of payments.

Sources of Funding for Payment

The notes of a series will be entitled to payment only from the assets of the fund issuing that series of notes, including the proceeds from the housing loans included in that trust. Noteholders will not be entitled to payments from the housing loans included in any other fund. The notes are not obligations of the issuer trustee in its personal capacity, MEPM or any of their affiliates. The notes will not be guaranteed by any governmental agency.

Noteholders may experience delays in payment on the notes or losses on the notes if delinquent payments or losses on defaulted housing loans are not paid from any credit enhancement arrangements described in this base prospectus in respect of the related fund.

Payments

General

Payments on the notes of each series will be made on each payment date as specified in the prospectus supplement for that series. Payment dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement for that series. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a given series will be described in the prospectus supplement for that series. The rights of noteholders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of noteholders of any other class or classes of notes of such series, as described in the prospectus supplement for that series.

Payments of Interest

Each class of notes of a series will accrue interest from the date and at the interest rate described in the prospectus supplement for that series. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. Interest rates on the notes will represent traditional indices for interest on debt. The prospectus supplement for a series will specify the interest rate or, in the case of a variable rate, the method for determining the interest rate, for each class of notes of that series.

Payments of Principal

Each class of notes of a series will have an Invested Amount which, at any time, will equal the then maximum amount that the noteholders of that class will be entitled to receive in respect of principal out of the housing loans and other assets of the related fund. The initial Invested Amount of each class of a series of notes will be specified in the prospectus supplement for that series. The Invested Amount of a class of notes will be reduced by payments of principal on the notes from time to time. To the extent and in the manner specified in the prospectus supplement, the principal balance of a class of notes may be reduced by allocating losses of principal to their Outstanding Principal Balances that occur in connection with liquidation of housing loans in the related fund. If specified in the prospectus supplement, holders of notes that had previously been allocated a principal charge off may receive payments representing a recovery of that charge off out of excess collections in relation to the relevant pool of housing loans. To the extent a note has been transferred, the holder that receives a payment in respect of a recovery of a principal charge off may be different from the holder who was allocated the principal charge off.

Payments of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related fund. Payments of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same series, or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related fund. Payments of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Payments of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related fund are received.

Unless otherwise specified in the prospectus supplement for a series, payments of principal of any class of notes in each series will be made pari passu and ratably between all of the notes of that class in that series.

Form of the Offered Notes

Book-Entry Registration

Unless otherwise specified in the prospectus supplement for a series, offered notes will be issued in permanent book-entry form. Offered notes will be issued in minimum denominations specified in the prospectus supplement. While the offered notes are in book-entry form, all references in this prospectus to actions by the noteholders will refer to actions taken by The Depository Trust Company ("DTC") upon instructions from its participating organizations and all references in this prospectus to payments, notices, reports and statements to noteholders will refer to payments, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the offered notes in accordance with DTC's procedures.

Noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Cede & Co., as nominee for DTC, will hold the offered notes in its name on the books of DTC. If applicable, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

DTC, the world's largest depository, is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a "banking organization" within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

•	a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities for its participants ("direct participants") and facilitates the clearance and settlement among its direct participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its direct participants' accounts. This eliminates the need for physical movement of securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at http://www.dtcc.com and http://www.dtc.org. For purposes of any electronic version of this prospectus, the preceding uniform resource locators, or URLs, are inactive textual references only. Steps have been taken to ensure that these URL references were inactive at the time the electronic version of this prospectus was created.

Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depository. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depository.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the Banking Day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that Banking Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the Banking Day following settlement in DTC.

Purchases of offered notes held through the DTC system must be made by or through direct participants, which will receive a credit for the offered notes on DTC's records. The ownership interest of each actual purchaser of an offered note ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners of offered notes will not receive written confirmation from DTC of their purchase. Beneficial owners of offered notes are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the holder of the offered notes entered into the transaction. Transfers of ownership interests in the offered notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners of the offered notes. No holder of offered notes will receive certificated notes representing its ownership interest in any offered note unless one of the events described under "—Certificated Notes" occurs.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the beneficial owners of offered notes; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of offered notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote on behalf of the offered notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the Class A note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the offered notes are credited on the record date, identified in a listing attached to the proxy.

Principal and interest payments on the offered notes will be made by the issuer trustee to the principal paying agent and by the principal paying agent to DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the principal paying on the applicable payment date in accordance with their respective holdings shown on DTC's records. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by direct participants to beneficial owners of the offered notes. These payments will be the responsibility of the direct participant and not of DTC, the issuer trustee, the Class A note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to beneficial owners of the offered notes is the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depository for the offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, certificated notes are required to be printed and delivered. See "—Certificated Notes" below.

The foregoing information about DTC has been provided by DTC for informational purposes only.

Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including U.S. dollars.

Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including U.S. dollars.

The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Distributions on the offered notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depository. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder of an offered note on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depository's ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in offered notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Certificated Notes

Notes issued in certificated form are referred to in this prospectus as "certificated notes". Offered notes will be issued as certificated notes, rather than in book-entry form to DTC or its nominees, only if specified in the prospectus supplement or if one of the following events occurs:

•
the principal paying agent advises MEPM in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the class of notes, and MEPM is not able to locate a qualified successor;

•	the issuer trustee, at the direction of MEPM, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

•
after the occurrence of an event of default, the Class A note trustee, at the written direction of holders of offered notes holding a majority of the aggregate Outstanding Principal Balance of the offered notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the holders of the offered notes.

If any of these events occurs, the principal paying agent must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the offered notes of the occurrence of the event and of the availability of certificated notes. DTC will then surrender the offered notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the principal paying agent will authenticate and deliver certificated offered notes of the same aggregate initial Outstanding Principal Balance as those offered notes. Offered notes will be serially numbered if issued in certificated form.

No noteholder will be entitled to receive a certificated note representing its interest, except as described in the preceding paragraph.

Certificated notes will be transferable and exchangeable as described in the prospectus supplement. No service charge will be imposed for any registration of transfer or exchange, but an amount sufficient to cover any tax or other governmental charge may be required. There will be no requirement to register the transfer or exchange of certificated notes within the thirty days preceding a payment date for the certificated notes.

The prospectus supplement for a fund may specify additional provisions regarding certificated notes for that fund.

Collections

Collections in respect of interest, principal and fees on the housing loans will be received during each collection period. Collection periods may be monthly, quarterly, semi-annually or at another interval as specified in the prospectus supplement. The amount of or method for determining collections of interest, principal and fees on housing loans of a given series will be described in the prospectus supplement for that series.

The issuer trustee will receive collections on the housing loans from borrowers in the collections account of the respective fund. ME will independently verify all account activity in respect of the collections account of the fund.

Collections paid into the collections account of a fund will be invested in Authorized Investments (as defined in the prospectus supplement for a series) that will mature on or before the applicable payment date.

Withholding or Tax Deductions

Unless otherwise specified in the relevant prospectus supplement, all payments in respect of the offered notes will be made without any withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law (whether imposed by the United States, Australia or any other jurisdiction) to make any such payment in respect of the offered notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent nor the Class A note trustee will be obligated to make any additional payments to holders of the offered notes with respect to that withholding or deduction.

Redemption of the Notes for Taxation or Other Reasons

Unless otherwise specified in the relevant prospectus supplement, if MEPM satisfies the issuer trustee and the Class A note trustee, immediately before giving the notice to the Class A noteholders of that series as described in this section, that either:

•
on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of notes, the currency swap(s), the payment funding facility, the top-up funding facility or the redraw funding facility any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

•
the total amount payable in respect of interest in relation to the housing loans for a calculation period ceases to be receivable, whether or not actually received by the issuer trustee during such calculation period (provided that this paragraph does not apply to a failure by the issuer trustee to receive any interest in relation to the housing loans merely by reason of the failure by the relevant borrowers to pay that interest in breach of the relevant housing loans);

then the issuer trustee must, when so directed by MEPM, at MEPM's option, provided that the issuer trustee will be in a position on such payment date to discharge, and MEPM will so certify to the issuer trustee and the Class A note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced, redeem all, but not some, of the notes at their then Invested Amounts, together with accrued interest to (but excluding) the date of redemption on any subsequent payment date.

Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The Class A noteholders and the Class B noteholders may by Extraordinary Resolution elect that they do not require the issuer trustee to redeem the notes in the circumstances described in this section. The noteholders must notify MEPM and the issuer trustee of their election not to require the issuer trustee to redeem the notes on or before the 21st day before the next relevant payment date following their receipt of such proposed redemption. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with that class.

Redemption of the Notes upon an Event of Default

Unless otherwise specified in the relevant prospectus supplement, if an event of default occurs under the security trust deed while the notes of the applicable fund are outstanding, the security trustee may, in its absolute discretion, subject in some circumstances to the prior written consent of the Voting Secured Creditors in accordance with the provisions of the security trust deed, and will, if so directed by an Extraordinary Resolution of the Voting Secured Creditors, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their then Unpaid Balance. Accordingly, the security trustee may not be able to realize the full value of the housing loans which may adversely affect the issuer trustee's ability to repay all amounts outstanding in relation to the notes of that fund.

Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents—The Security Trust Deed" in this base prospectus and "Description of the Transaction Documents—The Security Trust Deed" in the prospectus supplement.

Optional Redemption of the Notes

Unless otherwise specified in the prospectus supplement, at MEPM's direction, the issuer trustee must, having given not more than 60 nor less than 45 days' notice to the holders of the offered notes, purchase or redeem all of the notes of a series by repaying the Outstanding Principal Balance of each note, together, in each case, with accrued interest to (but excluding) the date of repurchase or redemption, on any relevant payment date specified in the relevant prospectus supplement falling on or after the date of the occurrence of certain events specified in that prospectus supplement.

Final Maturity Date

Unless previously repurchased or redeemed, the issuer trustee must pay the Outstanding Principal Balance, together with all accrued and unpaid interest in relation to each note on or by the final maturity date specified in the prospectus supplement for that series. The failure of the issuer trustee to pay the Outstanding Principal Balance, together with all accrued and unpaid interest within 10 Banking Days, or such other period as is specified in the prospectus supplement for a series, of the due date for payment, other than amounts due to such subordinated classes of notes as may be specified in the prospectus supplement for that series, will be an event of default under the security trust deed for that series.

Final Redemption of the Notes

Upon final payment being made in respect of any notes of a series following termination of the fund or enforcement of the charge under the security trust deed for that series, those notes will be deemed to be redeemed and discharged in full.

Termination of the Fund

Unless otherwise specified in the prospectus supplement for a series, the fund shall continue until, and shall terminate on its Termination Date as specified in the relevant prospectus supplement. The issuer trustee is not entitled to create any further interests in the fund after the date that is the eightieth anniversary of the date the fund was created.

Prescription

An offered note will be void in its entirety if not surrendered for payment within 10 years of the relevant date in respect of any payment on such offered note, the effect of which would be to reduce the Outstanding Principal Balance of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the relevant paying agent or the Class A note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

Voting and Consent of Noteholders

The note trust deed for a fund contains provisions for each class of relevant offered noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) may take or consent to any action permitted to be taken by such class of noteholders under the relevant note trust deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) calculated and expressed in the A$ Equivalent shall be required to accomplish the following:

•	modification of final maturity date of the Class A notes (other than any A$ denominated Class A notes);

•
reduction or cancellation of the principal payable on the Class A notes (other than any A$ denominated Class A notes) or any alteration of the date or priority of redemption of the Class A notes (other than any A$ denominated Class A notes);

•
alteration of the amount of interest payable on any of the Class A notes (other than any A$ denominated Class A notes) or modification of the method of calculating the amount of interest payable on the Class A notes (other than any A$ denominated Class A notes) or modification of the date of payment of interest payable on the Class A notes (other than any A$ denominated Class A notes);

•	alteration of the currency in which payments on the Class A notes (other than any A$ denominated Class A notes) are to be made;

•
alteration of the required percentage of aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) required to consent to or take action with respect to the Class A notes (other than any A$ denominated Class A notes);

•
sanction of any compromise or arrangement proposed to be made between the issuer trustee and the holders of any Class A notes (other than any A$ denominated Class A notes) with respect to the Class A notes (other than any A$ denominated Class A notes);

•
sanction of any abrogation, modification, compromise or arrangement in respect of the rights of the holders of any Class A notes (other than any A$ denominated Class A notes) against the issuer trustee or against any of its property or against any other person;

•
assent to any modification of the provisions of the note trust deed, the provisions of the Class A notes (other than any A$ denominated Class A notes), including the conditions, or the provisions of any other transaction document proposed by the issuer trustee or the Class A note trustee;

•
discharge or exonerate the Class A note trustee from liability in respect of any act or omission for which the Class A note trustee may have become responsible under the note trust deed or the Class A notes (other than any A$ denominated Class A notes);

•
sanction a scheme or proposal for the exchange, sale or conversion of the Class A notes (other than any A$ denominated Class A notes) or for the cancellation of the Class A notes (other than any A$ denominated Class A notes) in consideration of shares, stock, notes or other obligations or securities;

•	direct the Class A note trustee to direct the security trustee to enforce the security under the security trust deed;

•	override any waiver by the Class A note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed;

•	removal of the current Class A note trustee or appointment of a new Class A note trustee;

•	give any authority or sanction which under the provisions of the note trust deed or the Class A notes (other than any A$ denominated Class A notes), including the conditions;

•
authorize the Class A note trustee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to the approval in writing by such holders; and

•
approve the costs and expenses of the Class A note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the Class A note trustee is entitled to be indemnified.

The voting rights of each holder of Class A notes (including any A$ denominated Class A notes) and the position of the Class A note trustee as a Voting Secured Creditor in relation to amendments and enforcement under the security trust deed will be set out in the security trust deed for a series. See "Description of the Transaction Documents—The Security Trust Deed—Meetings of Voting Secured Creditors", "—Enforcement of the Charge" and "—The Class A Note Trustee as Voting Secured Creditor" in this base prospectus.

Reports to Noteholders

On the Banking Day immediately preceding each relevant payment date, the depositor will, on behalf of the issuer trustee, prepare a noteholder report with respect to the preceding monthly calculation period for the related fund setting forth the information described in the related note trust deed. The depositor will make the report available to each holder of an offered note of record of a series in the manner described in the related prospectus supplement. Except as otherwise provided in the related note trust deed, the information will include the following (as applicable):

•	the applicable cut-off date, interest determination date and payment date;

•	the aggregate amount of payments received with respect to the housing loans, including prepayment amounts;

•	the Collections (as defined in the prospectus supplement for a series);

•	the Interest Collections (as defined in the prospectus supplement for a series);

•	the Principal Collections (as defined in the prospectus supplement for a series);

•	the aggregate of all redraws and top-up loans made during the relevant Calculation Period (as defined in the prospectus supplement for a series);

•	the redraw shortfall, if any;

•	the top-up loan shortfall, if any;

•	the payment shortfall, if any;

•	the principal draw, if any, for the relevant Calculation Period, together with all principal draws made before the start of the Calculation Period and not repaid;

•	the bond factor for each class of notes as of the relevant payment date;

•	charge offs for each class of notes and redraw charge offs and top-up charge offs, if any;

•	all carry over charge offs, if any;

•	the threshold rate;

•	the relevant interest rate on each class of notes, as of the first day of the related Interest Period (as defined in the prospectus supplement for a series);

•	the amount of any fees or expenses paid, with an identification of the general purpose of such fees or expenses and the party receiving such fees or expenses;

•	the amount, if any, of the payment allocable to principal on each class of notes;

•	the amount, if any, of the payment allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal on each class of notes;

•	the outstanding principal amount or notional amount of each class of before and after giving effect to the payment of principal on the relevant payment date;

•	updated pool composition information, including weighted average seasoning and weighted average remaining term;

•
the balance of the cash collateral account as at the relevant payment date and as at the previous payment date and the disposition of funds on deposit in the cash collateral account since such previous payment date;

•	the percentage of the outstanding principal amounts of the Class A notes, after giving effect to payments and allocations on the relevant payment date;

•
in the case of notes benefiting from credit enhancement arrangements or other support as described in this base prospectus, the amount of coverage under such arrangements as of the relevant payment date and, if applicable, a description of any credit enhancement substituted therefor;

•
the aggregate unpaid principal balance of the housing loans, presented with respect to each of fixed rate and variable rate housing loans, after giving effect to the payment of principal on that payment date, and the number of housing loans at the beginning and end of the relevant Calculation Period;

•
based on the most recent reports furnished by the servicer or any subservicer, the number and aggregate principal balances of any housing loans in the related fund that are delinquent (a) 30-59 days, (b) 60-89 days, (c) 90-119 days and (d) 120 or more days, and that are in foreclosure, and any material changes to the information specified in the prospectus supplement with respect to how delinquencies, charge-offs and uncollectible accounts are defined;

•	the amount of any losses on the housing loans during the relevant Calculation Period;

•
information about the amount, terms and general purpose of any advances made or reimbursed during the relevant Calculation Period, including the general use of funds advanced and the general source of funds for reimbursements;

•
any material modifications, extensions or waivers to the terms of the housing loans, fees, penalties or payments during the relevant Calculation Period or that have cumulatively become material over time; and

•
any material breaches of housing loan representations or warranties or covenants in the mortgage origination and management agreement, the supplementary bond terms notice relating to the notes or the bond issue confirmation certificate.

In addition to the information described above, reports to noteholders will contain any other information as is described in the applicable note trust deed, which may include, without limitation, as applicable, information as to liquidity reserve advances, principal draws, redraws, top-up loans, utilizations of payment, redraw and top-up funding facilities and losses borne by the related fund and any other information as may be required under the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

Credit Enhancements

Types of Enhancements

If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of notes in relation to a fund. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. To the extent specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement. Credit enhancement may be in one or more of the following forms:

•	the subordination of one or more classes of the notes of the series;

•	the establishment of one or more reserve funds;

•	overcollateralization;

•	letters of credit;

•	surety bonds;

•	a minimum principal payment agreement; or

•	a guaranteed investment contract.

Subordination

If specified in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Overcollateralization

If specified in the relevant prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization, where the principal and/or interest collections on the housing loans exceeds principal and/or interest payments on the notes for the related payment date. These excess amounts may be deposited into a reserve fund or applied as a payment of principal on the notes. To the extent these amounts are applied as principal payments on the notes, the effect will be to reduce the principal balance of the notes relative to the outstanding balance of the housing loans in a fund. The prospectus supplement for a series will further specify how any funds remaining in the reserve fund will be distributed after termination of the related fund or reduction of the required reserve fund balance to zero.

Letters of Credit and Surety Bonds

If specified in the relevant prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit or surety bonds by a bank or financial institution specified in the prospectus supplement. The maximum obligation of the issuer of the letter of credit or surety bond will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit or surety bond, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by a letter of credit or surety bond for a series of notes will be described in the prospectus supplement.

Minimum Principal Payment Agreement

If specified in the relevant prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity meeting the criteria of each of the applicable rating agencies, under which agreement that entity will provide payments on the notes of the series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the fund for that series are not sufficient to make payments on those notes to the extent specified in the prospectus supplement.

Guaranteed Investment Contract

If specified in the relevant prospectus supplement, the issuer trustee for a series will enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account or in any reserve account of a fund would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuer trustee would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series of notes pursuant to which an agreement is used will contain a description of the terms of such deposit agreement.

Description of the Transaction Documents

The following summary describes the material terms of the transaction documents for a series other than the underwriting agreement and the dealer agreement for that series and except as already described above or in the prospectus supplement for that series. The summary does not purport to be complete and is subject to the provisions of the transaction documents for that series and the prospectus supplement for that series. Unless specified otherwise in the relevant prospectus supplement, the transaction documents, other than the underwriting agreement and the note trust deed for any series of offered notes are governed by the laws of New South Wales, Australia. The underwriting agreement for the offered notes will be governed by the laws of the state of New York. The note trust deed is governed by the laws of New South Wales, Australia and the administration of the trust created under the note trust deed is governed by the laws of the state of New York.

A copy of the master trust deed and the mortgage origination and management agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

Fund Accounts

For each series, the issuer trustee will establish and maintain the fund bank accounts with a Bank. Unless otherwise specified in the prospectus supplement for a series, the accounts for that series will initially be established with Westpac Banking Corporation, which has a short-term rating of "P-1" from Moody's Investors Service Pty Limited ("Moody's"), "A-1+" from Standard & Poor's (Australia) Pty. Ltd. ("Standard & Poor's") and "F1+" from Fitch Australia Pty Ltd ("Fitch Ratings"). Each bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the fund. MEPM may not deal with any fund bank account or the moneys in any fund bank account in any way. The accounts will not be used for any purpose other than for the fund and will be interest bearing accounts.

MEPM shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the fund shall be invested in Authorized Investments (as defined in the related prospectus supplement) and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the fund shall be effected and when and how the same should be effected. Each investment of moneys on deposit in the fund's accounts shall be in Authorized Investments that will mature on or before the applicable payment date.

Issuance of Additional Notes

The issuer trustee may in certain circumstances after the closing date also issue payment funding facility notes, redraw funding facility notes and top-up funding facility notes collateralized by the same pool of housing loans. Any payment funding facility notes, any redraw funding facility notes and any top-up funding facility notes will not be registered in the U.S. or offered by a prospectus supplement or this base prospectus.

Redraws

General

Redraws are described under "Superannuation Members' Home Loans Residential Loan Program—Special Features of the Housing Loans—Redraws" in this base prospectus. The issuer trustee will be reimbursed for redraws as described in the prospectus supplement. Sources available to reimburse the issuer trustee for redraws relating to housing loans included in the assets of a fund will be described in the prospectus supplement and may include collections, drawings under a redraw funding facility, and other sources.

Redraw Funding Facility

If specified in the prospectus supplement, a redraw funding facility provider under a redraw funding facility agreement will provide a redraw funding facility to fund any shortfall between the amount of redraws approved by ME and the amount of collections that represent prepayments of principal received by the issuer trustee. Upon any draw on any redraw funding facility the issuer trustee will issue a redraw funding facility note of the fund to the redraw funding facility provider. The prospectus supplement will set forth the specifics of any redraw funding facility.

Top-up Loans

General

Top-up loans are described under "Superannuation Members' Home Loans Residential Loan Program—Special Features of the Housing Loans—Top-Up Loans" in this base prospectus. The issuer trustee will be reimbursed for top-up loans as described in the prospectus supplement. Sources available to reimburse the issuer trustee for top-up loans relating to housing loans included in the assets of a fund will be described in the prospectus supplement and may include collections, drawings under a top-up funding facility, and other sources.

Top-Up Funding Facility

If specified in the prospectus supplement, one or more top-up funding facility providers under one or more top-up funding facility agreements will provide top-up funding facilities to fund any shortfall between the amount of top-up loans approved by ME and the amount of collections that represent repayments or prepayments of principal received by the issuer trustee. Upon any draw on any top-up funding facility the issuer trustee will issue a top-up funding facility note of the fund to the top-up funding facility provider. The prospectus supplement will set forth the specifics of any top-up funding facility.

Liquidity Reserve

On the closing date for a series, the issuer trustee will establish a liquidity reserve which will be deposited and maintained in the cash collateral account of the fund. The issuer trustee may fund payment shortfalls in the fund for a series from the related liquidity reserve.

Cash Collateral Account

On the closing date for a series, the issuer trustee, at the direction of MEPM, will issue liquidity notes having an initial face value equal to the initial cash collateral account deposit specified in the related prospectus supplement to the liquidity noteholders on the terms set out in a supplementary bond terms notice relating to the liquidity notes. The proceeds of the liquidity notes will be deposited into the cash collateral account as the liquidity reserve.

Unless otherwise specified in the prospectus supplement for a series, the liquidity notes may be repaid from principal collections, but only to the extent that the aggregate Outstanding Principal Balance of all of the notes of the series is zero or will be reduced to zero following any payments made on the relevant payment date.

Following the closing date, the liquidity reserve will be maintained in the cash collateral account at a minimum required level as specified in the related prospectus supplement. If after making all required payments on the relevant payment date, on any relevant payment date the amount on deposit in the cash collateral account exceeds the Required Cash Collateral (as defined in the related prospectus supplement), the issuer trustee must (at the direction of MEPM) on that relevant payment date apply any surplus cash collateral in or towards payments to each liquidity noteholder of amounts payable under or in respect of the liquidity notes or interest payable in respect of each liquidity note in accordance with the supplementary bond terms notice relating to the liquidity notes.

The amounts credited in the cash collateral account must be invested in Authorized Investments (as defined in the prospectus supplement for a series) which are rated "AAA" or "A-1+" by Standard & Poor's and "Prime-1" or "Aaa" by Moody's and "AAA" or "F1+" by Fitch Ratings or such other rating as may be approved by the designated rating agencies and which mature not later than the day preceding the applicable payment date.

Unless otherwise specified in the prospectus supplement for a series, income from Authorized Investments comprised in cash collateral will not constitute collections and must be credited into the cash collateral account.

Interest Rate Swaps

If specified in the prospectus supplement, the issuer trustee will enter into one or more fixed-floating interest rate swaps with one or more fixed-floating interest rate swap providers. The actual swap agreements may vary for each fund depending upon the types of housing loan products included in that fund. The fixed-floating interest rate swaps may be used, among other things, to swap the fixed rate of return on housing loans, if any, to enable the fund to meet its floating rate obligations, under the relevant floating rate notes and other floating rate obligations. The prospectus supplement for each fund will identify the fixed-floating interest rate swaps for that fund and the terms for each fixed-floating interest rate swap.

Currency Swap(s)

If specified in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loans will be denominated in Australian dollars and payable at a specified index and amounts received under any fixed-floating interest rate swaps may be denominated in Australian dollars and payable at a specified index. However, in most instances, and to the extent stated in the prospectus supplement, the payment obligations of the issuer trustee on the offered notes will be denominated in United States dollars or another non-A$ currency and payable at a different specified index. In these cases, to hedge its currency and basis exposure, the issuer trustee may enter into one or more swap agreements with the currency swap provider(s). The actual swap agreements may vary for each series of offered notes. The prospectus supplement for each fund will identify and describe the currency swap(s) and currency swap provider(s) for that series and the terms for each currency swap.

Payment Funding Facility

If specified in the prospectus supplement, a payment funding facility provider under a payment funding facility agreement will provide a payment funding facility to the issuer trustee to fund any shortfall between the amount payable by the issuer trustee to any fixed-floating interest rate swap provider or provider of any other enhancement in respect of termination of that hedge or enhancement and the amount received in respect of these costs from the relevant mortgage. Upon any draw on the payment funding facility the issuer trustee will issue a payment funding facility note of the fund to the payment funding facility provider. The prospectus supplement will set forth the specifics of any payment funding facility.

Amendments to the Master Trust Deed and the Supplementary Bond Terms Notices

The issuer trustee and MEPM, with respect to the master trust deed, and, unless otherwise specified in the prospectus supplement for a series, the issuer trustee, MEPM, the Class A note trustee and the security trustee, with respect to the supplementary bond terms notices for a series, may by way of supplemental deed alter, add to or modify the master trust deed or a corresponding supplementary bond terms notice, so long as such alteration, addition or modification is:

•	to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

•
in the opinion of the issuer trustee, necessary to comply with the provisions of any law or regulation or with the requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government;

•
in the opinion of the issuer trustee, appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is, in the opinion of the issuer trustee, appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the SMHL funds established under the master trust deed;

•	necessary to ensure that the master trust deed is required to be registered with an Australian governmental agency; or

•
in the reasonable opinion of the issuer trustee, neither prejudicial nor likely to be prejudicial to the interest of the noteholders, the holders of the liquidity notes, the holders of any redraw funding facility notes, top-up funding facility notes or payment funding facility notes or any beneficiary of the fund.

Where, in the reasonable opinion of the issuer trustee, a proposed alteration, addition or modification to the master trust deed or a supplementary bond terms notice (other than an alteration, addition or modification as described above) is prejudicial or likely to be prejudicial to the interests of the noteholders, the holders of the liquidity notes, the holders of any redraw funding facility notes, top-up funding facility notes or payment funding facility notes or any beneficiary, such alteration, addition or modification may only be effected by the issuer trustee (i) upon an Extraordinary Resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by the Voting Secured Creditors or by proxy or a written resolution signed by all of the Voting Secured Creditors (provided that where the proposed alteration, addition or modification is prejudicial or likely to be prejudicial to the interests of the holders of Class A notes (other than any A$ denominated Class A notes) taken as a whole, or the holders of any US$ denominated Class A notes taken as a class or the holders of any Euro denominated Class A notes taken as a class, only if sanctioned in writing by the holders of at least 75% of the aggregate Invested Amount of each such class calculated and expressed in the A$ Equivalent, and in any case, with respect to the offered notes, in compliance with the Trust Indenture Act of 1939) or (ii) with the prior written consent of the relevant beneficiary of the fund, as the case may be.

Unless otherwise specified in the prospectus supplement for a series, MEPM must provide a copy of all proposed amendments to the master trust deed and the supplementary bond terms notices to each rating agency at least five Banking Days (or such period as may from time to time be agreed by MEPM with each rating agency) prior to the amendment taking effect.

The Issuer Trustee

General

The issuer trustee is appointed as trustee of each fund on the terms set out in the master trust deed and the supplementary bond terms notice relating to the notes. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the fund in accordance with the transaction documents. MEPM as manager of each fund is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee is not required to take any action unless it receives a direction from MEPM. The issuer trustee will appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served.

The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business insofar as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

Upon the occurrence of an Event of Default of which the issuer trustee becomes actually aware, it must immediately notify the security trustee of the occurrence and provide the security trustee with full and complete details in relation to the Event of Default. In addition, the issuer trustee must promptly (and in any event within five Banking Days) notify the Class A note trustee, all other Secured Creditors and the rating agencies if it becomes actually aware of the occurrence of an Event of Default and provide such parties full details of the Event of Default and any remedial steps being taken in respect of it. For a description of what constitutes an Event of Default under the security trust deed, see "Description of the Transaction Documents—The Security Trust Deed—Events of Default" in this base prospectus.

Under the terms of the master trust deed, each noteholder and each beneficiary:

•	is not entitled to:

•	interfere with or question the exercise or non-exercise by the issuer trustee or MEPM of any right or power in relation to the fund;

•	require transfer to it of any asset of the fund or exercise any rights, powers or privileges in respect of any assets of the fund;

•	negotiate with any mortgagor, the servicer in respect of any mortgage or with any person providing a hedge or an enhancement to the fund;

•
take any proceedings of any nature, including against the issuer trustee, MEPM, the Class A note trustee, the security trustee or any former issuer trustee, manager, Class A note trustee or security trustee or in respect of the fund, except to compel compliance with the transaction documents;

•
the noteholder is only a creditor of the issuer trustee in its capacity as a trustee of the fund to the extent of the notes held by that noteholder and is not entitled to, subject to the security trust deed, any other interest in the fund;

•	any obligations of the issuer trustee to the noteholders are contractual obligations and not fiduciary obligations.

Under the master trust deed:

•
the issuer trustee has no duty, and is under no obligation, to investigate any accounts, management, control or activities of MEPM, ME or any other person or to inquire into or in any manner question or in any manner whatsoever seek to interfere with the management, control or activities of any such person;

•
in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by MEPM or ME.

The issuer trustee will only be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the fund.

Annual Compliance Statement

The issuer trustee will not publish annual reports and accounts. The issuer trustee, or MEPM on its behalf, will deliver to the Class A note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the corresponding note trust deed including compliance with its material obligations under the related transaction documents and whether an event of default or other matter which is required to be brought to the Class A note trustee's attention has occurred.

Delegation

In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to the fund, to any person subject to any restrictions as it thinks fit; provided that the delegate is approved by MEPM and a notice of delegation was given to the rating agencies.

Except for the issuer trustee's own fraud, negligence or willful default, the issuer trustee will not be liable for any loss incurred as a result of any fraud, neglect or breach of duty by such delegate where the appointment of the delegate was made in good faith and using reasonable care, except where the delegate has acted or omitted to act at the express direction of the issuer trustee.

Issuer Trustee Fees and Expenses

The issuer trustee will be entitled to a fee in respect of the respective fund payable in arrears on each relevant payment date specified in the corresponding prospectus supplement for that fund.

The issuer trustee is entitled to be reimbursed out of the assets of the fund for costs, charges and expenses which it may incur in connection with the performance of its obligations in respect of the fund including, among other costs, the auditing of the fund, taxes payable in respect of the fund, legal costs and other amounts in connection with the exercise of any power or discretion or the performance of any obligation in relation to the fund approved by MEPM, but not for general overhead costs and expenses.

These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the fund may be entitled to a tax credit in respect of this increase.

Retirement of the Issuer Trustee for Cause

The issuer trustee is required to retire as trustee of the fund after a direction from MEPM in writing if:

•	an Insolvency Event has occurred and is continuing in relation to the issuer trustee;

•	an Issuer Trustee's Default has occurred and is continuing; or

•
effective control of the issuer trustee changes or the issuer trustee merges or consolidates with another entity without the resulting merged or consolidated entity assuming all issuer trustee's obligation under the transaction document.

If the issuer trustee fails to retire within 30 days from the notice given to it by MEPM, MEPM may, by a deed poll executed by MEPM, remove the issuer trustee from the office of the trustee.

The issuer trustee will bear the costs of its removal. The issuer trustee will indemnify MEPM and the fund for these costs. All costs and expenses of transferring the information and data relating to obligors on the loans, books, records and property (but not the housing loans) of the fund from the outgoing issuer trustee to the new issuer trustee are to be paid out of the assets of the fund.

On the removal or retirement of the issuer trustee, MEPM, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee, provided that the appointment will not have an adverse effect on the rating of the notes. Until the appointment is completed MEPM must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

Voluntary Retirement of the Issuer Trustee

The issuer trustee may voluntarily retire as trustee of the fund if:

•	the issuer trustee gives MEPM and each rating agency not less than three months' (or such other period as MEPM and the issuer trustee may agree) notice in writing of its intention to do so; and

•	before retirement, the issuer trustee appoints a successor trustee who is approved by MEPM (acting reasonably) and whose appointment will not have an adverse effect on the rating of the notes.

The reasonable costs of the issuer trustee's voluntary retirement will be borne by the fund. All costs and expenses of transferring the information and data relating to obligors on the loans, books, records and property (but not the housing loans) of the fund from the outgoing issuer trustee to the new issuer trustee will be paid out of the assets of the fund.

Upon removal or retirement of the issuer trustee, provided the outgoing issuer trustee has paid all costs and expenses due to the new issuer trustee, the outgoing issuer trustee will be released from all further obligations (except that the outgoing issuer trustee will not be released from any existing or antecedent fraud, negligence or willful default on the part of the outgoing issuer trustee or its officers, employees, agents or delegates).

Limitation of the Issuer Trustee's Liability

The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholder, any income unitholder, any residual capital unitholder, MEPM or any other person or for any loss howsoever caused in respect of the fund or to any noteholder, any income unitholder, any residual capital unitholder, MEPM or any other person, except to the extent caused by its fraud, negligence or willful default.

The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of a fund and in no other capacity. A liability arising under or in connection with the transaction documents or the fund is limited to and cannot be enforced against the issuer trustee by any person to a greater extent than the issuer trustee is entitled to recover through its rights of indemnity from the fund. Subject to the following paragraph, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the fund. Noteholders, providers of support facilities and the other parties to the transaction documents may not take action against the issuer trustee in respect of liabilities incurred by it acting as trustee of the fund in any capacity other than as trustee of the fund and may not seek to have the issuer trustee wound-up, or prove in the winding-up of the issuer trustee (except in relation to the assets of the fund).

The limitation will not apply to any obligation or liability of the issuer trustee if such liability arises from the issuer trustee's fraud, negligence or willful default. For these purposes a "willful default" does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the transaction documents, or which is required by law or a proper instruction or direction given to it by the Class A note trustee, a noteholder or Voting Secured Creditors in circumstances where they are authorized to do so.

The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, any income unitholder, any residual capital unitholder and other creditors. These include, but are not limited to, the following:

•
subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by MEPM of its discretions, or for acting on any instructions or directions given to it;

•
the issuer trustee is not liable to any person in respect of any failure to perform or do any act or thing if such act or thing is prohibited by any law or a court judgment or if it becomes impossible or impracticable to carry out any or all of the provisions of the master trust deed, except for its own fraud, negligence or willful default; and

•
the issuer trustee is not liable for any act, omission, misconduct, oversight, error of judgment, forgetfulness or want of prudence of MEPM, ME, the Class A note trustee, any paying agent, any calculation agent, the security trustee or any other delegate or agent or other person appointed by the issuer trustee or MEPM and upon whom the issuer trustee is entitled to rely under the master trust deed (other than a related company of the issuer trustee), any attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or MEPM.

Rights of Indemnity of the Issuer Trustee

The issuer trustee will be indemnified out of the assets of the applicable fund against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to the fund. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from the issuer trustee's fraud, negligence or willful default.

The issuer trustee is also indemnified out of the assets of the applicable fund against certain payments it may be liable to make under the Uniform Consumer Credit Code ("UCCC"). ME also indemnifies the issuer trustee in relation to the liability under the UCCC and the issuer trustee is required to first call on the indemnity from ME before calling on the indemnity from the assets of the fund. See "Legal Aspects of the Housing Loans—Consumer Credit Code" in this base prospectus.

The prospectus supplement for each series may provide additional information regarding the obligations, powers and protections of the issuer trustee and the requirements in relation to the retirement or removal of the issuer trustee and the appointment of a substitute issuer trustee.

The Manager

Powers

MEPM as manager of each fund created under the SMHL program will have full and complete powers of management of each fund, including the administration of assets, borrowings and other liabilities of the fund and the operation of the fund. Subject to the terms of the mortgage origination and management agreement and the standby servicing agreement, MEPM's management powers include the servicing of any assets that are not serviced by the servicer or back up servicer, as the case may be. In addition, MEPM has a number of specific responsibilities including making all necessary determinations to enable the issuer trustee to make the payments and allocations required on each payment date specified in the relevant prospectus supplement in accordance with the supplementary bond terms notice relating to the notes, directing the issuer trustee to make those payments and allocations, keeping books of account, preparing the periodic reports and tax returns of each fund and monitoring support facilities.

MEPM must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business insofar as it relates to the master trust deed and the other transaction documents for each fund in a proper and efficient manner and exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed and the other transaction documents having regard to the interests of noteholders, holders of the liquidity notes, payment funding facility notes, redraw funding facility notes or top-up funding facility notes and the beneficiaries of each fund.

The issuer trustee has no duty to supervise MEPM in the performance of its functions and duties, or the exercise of its discretions.

MEPM has the absolute discretion to recommend Authorized Investments (as defined in the prospectus supplement for a series) to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

Delegation

MEPM may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of MEPM's officers and employees, all acts, matters and things, whether or not requiring or involving MEPM's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as MEPM thinks fit, including the power to sub-delegate, provided that MEPM may not delegate a material part of its duties and obligations in relation to the fund, except as expressly set out in the master trust deed. MEPM remains liable for the acts or omissions of such attorneys or agents to the extent that MEPM would itself be liable.

The Manager's Fees, Expenses and Indemnification

MEPM is entitled to a fee in respect of each fund payable in arrears on each relevant payment date, as specified in the prospectus supplement for that fund.

MEPM is entitled to be indemnified out of the assets of a fund for any liability, cost or expense properly incurred by it in its capacity as manager of a fund, other than general overhead costs and expenses. These liabilities, costs or expenses so properly incurred are included in Expenses.

The fee will be increased to take into account any liability for goods and services tax in respect of the fee. However, the issuer trustee may be entitled to a tax credit in respect of this increase.

Retirement of the Manager for Cause

The manager is required to retire as manager of the fund after a direction from the issuer trustee in writing if:

•	an Insolvency Event has occurred and is continuing in relation to the manager; or

•	a Manager's Default has occurred and is continuing.

If the manager fails to retire within 30 days from the notice given to it by the issuer trustee, the issuer trustee may, by deed poll executed by the issuer trustee, remove the manager from the management of the fund.

The manager shall bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the fund for those costs. The costs of removal of the manager upon an Insolvency Event will be borne by the fund.

On removal or retirement of the manager, the issuer trustee, subject to giving prior notice to the rating agencies and any approval required by law, may appoint a replacement manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided that the appointment will not have an adverse effect on the rating of the notes. Until the appointment is completed the issuer trustee must act as manager and will be entitled to the manager's fee for the period it so acts as manager.

Voluntary Retirement of the Manager

The manager may voluntarily retire as manager of the fund only if:

•	it gives the issuer trustee and each rating agency, a three months' (or such lesser period as the manager and the issuer trustee may agree) notice in writing of its intention to retire; and

•	a new manager acceptable to the issuer trustee and the rating agencies is appointed.

The reasonable costs of the manager's voluntary retirement will be borne by the fund.

Upon the removal or retirement of the manager, provided the outgoing manager has paid all costs and expenses due to the new manager, the outgoing manager will be released from all further obligations (except that the outgoing manager will not be released from any existing or antecedent fraud, negligence or willful default on the part of the outgoing manager or its officers, employees, agents or delegates).

Limitation of the Manager's Liability

MEPM is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to the applicable fund except where arising from any fraud, negligence, willful default or breach of duty by it in its capacity as manager of the fund. Limitations on MEPM's liability are set out in the master trust deed and may also be included in other transaction documents. These include the following limitations:

•	MEPM will be indemnified out of the fund in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the fund;

•
MEPM is not liable to any person in respect of any failure to perform or do any act or thing if such act or thing is prohibited by any law or a court judgment or if it becomes impossible or impracticable to carry out any or all of the provisions of the master trust deed, except for its own fraud, negligence or willful default; and

•
subject to the master trust deed, MEPM is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence the issuer trustee, ME, the Class A note trustee, the security trustee, any paying agent, any calculation agent or any other agent or delegate appointed by the issuer trustee or MEPM or on whom MEPM is entitled to rely under the master trust deed (other than a related company of MEPM), any attorney, auditor, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or MEPM.

The prospectus supplement for each series may provide additional information regarding the obligations, powers and protections of MEPM.

The Management Support Deed

MEPM will not have employees and therefore, pursuant to the management support deed, ME covenants with each of MEPM and the issuer trustee to provide MEPM, at ME's cost (but subject to payment of a fee described below) sufficient resources to enable MEPM to fully and properly perform the obligations, responsibilities and functions undertaken by MEPM under the master trust deed and any transaction document. These resources include computer systems, day-to-day funding requirements, expertise, office space, facilities and personnel. MEPM must pay out of its own funds to ME such fees as are agreed between them from time to time (not exceeding the actual amount of fees received by MEPM, as manager under the master trust deed, including after satisfaction of, or provision for, all fees payable by MEPM to ME) and at all times agreed. A default by MEPM in the payment of those fees will not entitle ME to terminate the management support deed or refuse to perform its obligations under the management support deed.

Limits on the Rights of Noteholders

Apart from the security interest arising under the security trust deed for a series, the noteholders of each series do not own and have no interest in the corresponding fund or any of its assets. In particular, no noteholder is entitled to:

•	an interest in any particular part of the fund or any asset of the fund;

•	require the transfer to it of any asset of the fund;

•	interfere with or question the exercise or non-exercise of the rights or powers of the issuer trustee or MEPM in their dealings with the fund or any assets of the fund;

•	attend meetings or take part in or consent to any action concerning any property or corporation in which the issuer trustee has an interest;

•	exercise any rights, powers or privileges in respect of any asset of the fund;

•
lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of the fund or claiming any estate or interest in any asset of the fund;

•	negotiate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee or with any person providing a support facility to the issuer trustee;

•	seek to wind up or terminate the fund;

•	seek to remove MEPM as manager of the fund, issuer trustee, Class A note trustee or paying agent;

•	interfere in any way with the fund;

•
take proceedings against the issuer trustee, MEPM as manager of the fund, the Class A note trustee or security trustee in respect of the fund or the assets of the fund. This will not limit the right of noteholders to compel the issuer trustee, MEPM and the security trustee to comply with their respective obligations under the master trust deed and the corresponding supplementary bond terms notice relating to the notes, note trust deed and security trust deed, in the case of the issuer trustee and MEPM, and the security trust deed, in the case of the security trustee; or

•	have any recourse to the issuer trustee or MEPM in their personal capacity, except to the extent of fraud, negligence or willful default on the part of the issuer trustee or MEPM respectively.

The Class A Note Trustee

The Bank of New York

Unless otherwise specified in the prospectus supplement for a series, The Bank of New York will be appointed to serve as the Class A note trustee in respect of each fund on behalf of the holders of Class A notes (other than any A$ denominated Class A notes) of a series. The Bank of New York is a New York banking corporation organized under the laws of the state of New York. The principal corporate trust office of the Class A note trustee responsible for the administration of each fund is located at 101 Barclay Street, Floor 21 West, New York, New York 10286. The Bank of New York's principal business activities are the provision of commercial banking and fiduciary, trustee and other commercial services.

The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages.

The prospectus supplement for a series may provide additional information regarding The Bank of New York or any other entity identified in that prospectus supplement as the Class A note trustee for the holders of offered notes of that series.

Delegation

The Class A note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys, provided that the Class A note trustee must within a reasonable time prior to the employment of any agent give notice of such employment to the issuer trustee and the designated rating agencies.

Limitation of the Note Trustee's Liability

The Class A note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the fund against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the Class A note trustee in connection with its execution of the Class A note trust under the note trust deed or of their powers or in respect of any matter in any way relating to the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or willful default by the Class A note trustee.

The principal limitations on the Class A note trustee's liability will be set out in full in the note trust deed for each series. These include that the Class A note trustee will have no liability under or in connection with the transaction documents for a series other than to the extent to which the liability is able to be satisfied out of the property from which the Class A note trustee is actually indemnified for the liability. This limitation will not apply to a liability of the Class A note trustee to the extent that it is not satisfied because, under the transaction documents or by operation of law, there is a reduction in the extent of the Class A note trustee's indemnification as a result of its own fraud, negligence or willful default.

Qualifications of the Note Trustee

The Class A note trustee will at all times be a corporation or association, organized and doing business under the laws of the U.S., any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The Class A note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the U.S., provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the U.S. Neither MEPM, the issuer trustee nor any of their related entities may be approved as Class A note trustee.

Removal of the Note Trustee

The issuer trustee (or MEPM, upon prior notice to the issuer trustee) may remove the Class A note trustee in the following circumstances:

•	if the Class A note trustee becomes insolvent;

•	if the Class A note trustee ceases its business; and

•
if the Class A note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the Class A note trustee does not remedy this failure within 14 days after the earlier of the following:

•	the Class A note trustee becoming aware of this failure; and

•	receipt by the Class A note trustee of written notice with respect to this failure from either the issuer trustee or MEPM; or

•	if the Class A note trustee fails to satisfy any obligation imposed under the Trust Indenture Act of 1939 with respect to the fund or the note trust deed.

The holders of 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) of a series calculated and expressed in the A$ Equivalent may require the issuer trustee to remove the Class A note trustee.

MEPM's and the trustee's costs relating to removal of the Class A note trustee will be borne by the fund.

Voluntary Resignation of the Note Trustee

The Class A note trustee may resign as note trustee of a series at any time, without being responsible for any liabilities incurred by reason of its resignation (except if those liabilities are caused by the Class A note trustee's fraud, negligence or willful default), upon giving not less than three months' written notice to the issuer trustee, MEPM, the security trustee and each rating agency, provided that the period of notice may not expire within 30 days, or such lesser period as may be specified in the prospectus supplement for a series, before a payment date of the Class A notes (other than any A$ denominated Class A notes) as specified in the prospectus supplement for a series.

Any resignation or removal of the Class A note trustee and appointment of a successor Class A note trustee will not become effective until acceptance of the appointment by a successor Class A note trustee and confirmation from each rating agency (such confirmation not to be unreasonably withheld or delayed) that such appointment will not cause a downgrade, qualification or withdrawal of the then current ratings of the notes. MEPM is responsible for obtaining such confirmation from each rating agency.

If the issuer trustee fails to appoint a new Class A note trustee at least one month prior to the proposed removal or retirement of the outgoing Class A note trustee, the Class A note trustee may appoint as a substitute Class A note trustee a corporation or association which is qualified to so act as described under "—Qualifications of the Note Trustee". If no other person can be found to act as the Class A note trustee, the holders of the Class A notes (other than any A$ denominated Class A notes) may appoint a new Class A note trustee from among the holders of the Class A notes (other than any A$ denominated Class A notes).

The prospectus supplement for a series may provide additional information regarding the removal or retirement of the Class A note trustee and the appointment of a substitute Class A note trustee.

Directions by Holders of Offered Notes

Unless otherwise specified in the prospectus supplement for a series, under the note trust deed, the Class A note trustee may seek directions from holders of the Class A notes (other than any A$ denominated Class A notes) from time to time as described below, including following the occurrence of an event of default under the security trust deed.

The Class A note trustee will be protected with respect to any action the Class A note trustee takes or omits to take in good faith in accordance with the direction of at least 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) of a series calculated and expressed in the A$ Equivalent relating to the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred upon it, under the note trust deed.

If the Class A note trustee is entitled under the master trust deed or the security trust deed to vote at any meeting on behalf of the holders of Class A notes (other than any A$ denominated Class A notes), the Class A note trustee shall, upon satisfactory indemnification, be bound to so vote if directed or requested to do so in writing by the holders of at least 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) calculated and expressed in the A$ Equivalent, whether or not solicited and whether or not all holders of Class A notes (other than any A$ denominated Class A notes) have provided such directions, and otherwise in its absolute discretion. See also "Description of the Transaction Documents—The Security Trust Deed—The Class A Note Trustee as Voting Secured Creditor" in this base prospectus.

The Class A note trustee in respect of a fund may waive or authorize any breach or proposed breach of any of the covenants or provisions contained in the Class A notes (other than any A$ denominated Class A notes) or any of the transaction documents by the issuer trustee or determine that any condition, event or act which may constitute an event of default under the note trust deed shall not be so treated. However, the Class A note trustee must not exercise this power in contravention of any express direction by holders of Class A notes (other than any A$ denominated Class A notes) holding at least 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) of a series calculated and expressed in the A$ Equivalent.

Amendments to the Offered Notes and the Note Trust Deed

Unless otherwise specified in the prospectus supplement for a series and subject to the provisions of the security trust deed and supplementary bond terms notice relating to the notes for a series (see "Description of the Transaction Documents—Amendments to the Master Trust Deed and the Supplementary Bond Terms Notices" in this base prospectus), the issuer trustee, MEPM and the Class A note trustee may alter, add to or modify the note trust deed or the terms of the offered notes, so long as such alteration, addition or modification is:

•	to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

•
in the opinion of the Class A note trustee, necessary to comply with the provisions of any law or regulation or with the requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government;

•
in the opinion of the Class A note trustee, appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is, in the opinion of the Class A note trustee, appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the SMHL funds established under the master trust deed; or

•
in the reasonable opinion of the Class A note trustee, neither prejudicial nor likely to be prejudicial to the interest of the holders of the Class A notes (other than any A$ denominated Class A notes).

Where, in the reasonable opinion of the Class A note trustee, a proposed alteration, addition or modification to the note trust deed or the offered notes (other than an alteration, addition or modification as described above) is prejudicial or likely to be prejudicial to the interests of the holders of the Class A notes (other than any A$ denominated Class A notes), such alteration, addition or modification may only be effected by the Class A note trustee, MEPM and the issuer trustee with the prior written consent of the holders of Class A notes (other than any A$ denominated Class A notes) holding at least 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) of a series calculated and expressed in the A$ Equivalent, and in any case, with respect to the offered notes, in compliance with the Trust Indenture Act of 1939.

Unless otherwise specified in the prospectus supplement for a series, MEPM must provide a copy of all proposed amendments to the note trust deed and the offered notes to each rating agency at least 10 Banking Days (or such period as may from time to time be agreed by MEPM with each rating agency) prior to the amendment taking effect.

The Security Trust Deed

Perpetual Trustee Company Limited

Unless otherwise specified in the prospectus supplement for a series, Perpetual Trustee Company Limited will serve as security trustee for each series under a security trust deed. Perpetual Trustee Company Limited was incorporated as Perpetual Trustee Company (Limited) on September 28, 1886 under the Companies Statute of New South Wales as a public company. After a name change in 1971, Perpetual Trustee Company Limited now operates as a limited liability public company under the Corporations Act 2001 (Cth). Perpetual Trustee Company Limited's registered office is located at Level 12, 123 Pitt Street, Sydney, NSW 2000. Perpetual Trustee Company Limited's principal activities are the provision of services as trustee, executor, administrator, attorney and agent and other fiduciary services.

Perpetual Trustee Company Limited has obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 236643).

Perpetual Trustee Company Limited has acted as security trustee for all of the funds established under the SMHL program since 1994.

The prospectus supplement for a series may provide additional information regarding Perpetual Trustee Company Limited or any other entity identified in that prospectus supplement as the security trustee for that series.

General

The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the fund assets of that series in favor of the security trustee subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the fund. Unless otherwise specified in the relevant prospectus supplement, the floating charge will secure the issuer trustee's obligations to the noteholders, MEPM, the security trustee, counterparties under the fixed-floating interest rate and currency swaps, the Class A note trustee, the Class A note registrar, the calculation agent, the underwriters, each paying agent, each payment funding facility provider, each redraw funding facility provider, each top-up funding facility provider, the liquidity noteholders and each provider of credit enhancement. These secured parties, or such other persons as are specified in relevant prospectus supplement, are collectively known as the "Secured Creditors".

Unless otherwise specified in the prospectus supplement for a series, the principal terms of the security trust deed for each series will be as described below.

Nature of the Charge

A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company. In the SMHL program, the charge is not fixed with respect to any assets or class of assets.

A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the fund subject to the floating charge, except in accordance with the master trust deed, the corresponding supplementary bond issue notice or any other related transaction document, and MEPM has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the fund assets, including any housing loan, other than in accordance with the master trust deed, the corresponding supplementary bond issue notice or any other related transaction document, the person acquiring the property will take it free of the floating charge. The floating charge granted over the fund assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the fund without the consent of the security trustee.

The Security Trustee

The security trustee will be appointed to act as trustee on behalf of the Secured Creditors of a fund and will hold the benefit of the charge over the fund's assets in trust for each Secured Creditor on the terms and conditions of the security trust deed for that fund. If there is a conflict between the duties owed by the security trustee to any Secured Creditors or a Class of Secured Creditors of a fund, the security trustee will give priority to the interests of the noteholders and the holders of the liquidity notes, as determined by the noteholders and the holders of the liquidity notes or, in the case of the holders of Class A notes (other than any A$ denominated Class A notes), the Class A note trustee acting on their behalf. The prospectus supplement for a series will specify the priority given to each class of noteholders if there is a conflict between the interests of particular classes of noteholders of the fund.

Duties and Liabilities of the Security Trustee

The security trustee's liability to the Secured Creditors of a fund is limited to the amount the security trustee is entitled to recover through its right of indemnity from the assets held on trust by it under the security trust deed relating to that fund. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or willful default.

Each security trust deed will contain a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

•
the security trustee will not be required to take any steps to ascertain whether an event of default under the security trust deed for a series has occurred in relation to the fund for that series or compliance by the issuer trustee or manager or any other person with the transaction documents or their other activities;

•	the security trustee has no duties or responsibilities except those expressly set out in the security trust deed;

•	any action taken by the security trustee under the security trust deed binds all the Secured Creditors of a fund;

•
the security trustee in its capacity as a Secured Creditor of a fund can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, MEPM, Secured Creditors or acting as trustee for the holders of securities or interests of the issuing trustee as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Secured Creditors of a fund.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will be an event of default under the security trust deed for a series:

•
the issuer trustee fails to pay Secured Moneys within 10 Banking Days of the due date (except in respect of any moneys payable under any payment funding facility, top-up funding facility and redraw funding facility which fall due for payment prior to the date on which the aggregate Outstanding Principal Balance of all notes is zero or payment of interest on Class B notes unless all Class A notes have been repaid);

•
the issuer trustee fails to perform any material obligation (other than the payment of money) and such default has not been remedied within 10 Banking Days of the issuer trustee receiving notice from the security trustee specifying the breach and requiring the same to be rectified;

•	any representation or warranty by the issuer trustee is proved to be untrue in any material respect;

•	the issuer trustee or MEPM breaches any material undertaking or fails to comply with any material condition;

•
an Insolvency Event occurs in relation to the issuer trustee other than for a reconstruction approved by MEPM and the security trustee and provided that each rating agency has confirmed in writing that such reconstruction will not have an adverse effect on the rating of the notes;

•	any encumbrance over any mortgaged property becomes enforceable or any floating security becomes fixed;

•	an investigation into the affairs of the issuer trustee in relation to the fund is directed or commenced under any statute;

•	any secured document is claimed to be void, voidable or unenforceable;

•	the issuer trustee repudiates any secured document to which it is a party;

•	any of the assets of the fund becomes vested or distributed otherwise than in accordance with the relevant supplementary bond terms notices without the prior consent of the security trustee;

•	any material breach of trust in relation to the fund occurs or the issuer trustee loses to a material extent its right of indemnity against the assets of the fund;

•	the assets of the fund are materially diminished as a result of the act or omission of the issuer trustee;

•	without the prior consent of the security trustee, the fund is wound up or the issuer trustee is required to wind-up the fund; and

•	the security created by the charge loses its priority.

Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Secured Creditors and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Secured Creditors, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Secured Creditors at which it shall seek directions from the Voting Secured Creditors by way of Extraordinary Resolution of Voting Secured Creditors regarding the action it should take as a result of that event of default.

Meetings of Voting Secured Creditors

The security trust deed for a series will contain provisions for convening meetings of the Voting Secured Creditors of the corresponding fund to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed.

Neither the security trustee nor MEPM may call a meeting of Voting Secured Creditors while the Noteholder Secured Creditors are the only Voting Secured Creditors unless the Noteholder Secured Creditors for a series otherwise consent.

The security trustee must promptly convene a meeting of the Voting Secured Creditors after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

Voting Procedures

Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Secured Creditor or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the Class A note trustee shall represent each holder of Class A notes (other than any A$ denominated Class A notes) who has directed the Class A note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every A$100 or its equivalent, but not part thereof, of the Secured Moneys calculated and expressed in the A$ Equivalent that he holds or in which he is a representative. Neither Australian law nor the provisions of the master trust deed and supplementary bond terms notice relating to the notes impose any limitations on the right of non-Australian resident holders to vote the offered notes.

A resolution of all the Voting Secured Creditors, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notice in writing which have been signed by all of the Voting Secured Creditors and such instrument shall be effective upon presentation to the security trustee for entry into the records.

Enforcement of the Charge

An Extraordinary Resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by the Voting Secured Creditors of a fund present in person or by proxy or a written resolution signed by all of the Voting Secured Creditors is required to direct the security trustee to do any or all of the following:

•	declare the charge to be immediately enforceable;

•	declare all Secured Moneys immediately due and payable;

•	give notice to convert the floating charge to a fixed charge over any or all of the fund assets; or

•	appoint a receiver over the fund assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

If the Noteholder Secured Creditors for a fund represent 75% or more of the total Secured Moneys calculated and expressed in the A$ Equivalent, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Secured Creditors, including enforcing the charge. Any consent or direction of the Noteholder Secured Creditors for a fund requires the approval of noteholders representing greater than 50% of the Invested Amount of the notes calculated and expressed in the A$ Equivalent.

No Secured Creditor is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

The prospectus supplement for each series may provide additional information regarding the voting percentages applicable to that series of notes.

The Class A Note Trustee as Voting Secured Creditor

The Class A note trustee in respect of a fund may, without the consent of the holders of Class A notes (other than any A$ denominated Class A notes), determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed relating to a fund shall not, or shall not subject to specified conditions, be treated as such. The Class A note trustee in respect of a fund shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) of the series calculated and expressed in the A$ Equivalent. Any such modification, waiver, authorization or determination shall be binding on the holders of the Class A notes (other than any A$ denominated Class A notes) of a series and, if the Class A note trustee so requires, any such modification shall be notified by the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.

If an event of default under the security trust deed relating to a fund occurs and is continuing, the Class A note trustee in respect of the fund shall deliver to each holder of Class A notes (other than any A$ denominated Class A notes) notice of such event of default within 90 days of the date that the Class A note trustee becomes aware of such event of default, provided that, except in the case of a default in payment of interest and principal on the Class A notes, the Class A note trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors determines in good faith that withholding the notice is in the interests of the holders of Class A notes (other than any A$ denominated Class A notes) of a series.

The rights, remedies and discretion of the holders of Class A notes (other than any A$ denominated Class A notes) under the security trust deed relating to a fund, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the Class A note trustee on behalf of the holders of Class A notes (other than any A$ denominated Class A notes), and the security trustee may rely on any instructions or directions given to it by the Class A note trustee as being given on behalf of the holders of Class A notes (other than any A$ denominated Class A notes) without inquiry about compliance with the corresponding note trust deed.

The Class A note trustee in respect of a fund shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the holders of at least 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) of the series calculated and expressed in the A$ Equivalent and then only if the Class A note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Unless otherwise specified in the prospectus supplement for a series, if any of the Class A notes of a series remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A notes, the Class A note trustee in respect of a fund must not vote under the security trust deed to, or otherwise direct the security trustee to enforce the charge created by the security trust deed or to, dispose of the mortgaged property unless either:

•
a sufficient amount would be realized to discharge in full all amounts owing to the Class A noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A notes;

•
the Class A note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Class A note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

•
the Class A note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) of the series calculated and expressed in the A$ Equivalent.

Limitations of Actions by the Security Trustee

The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed relating to a fund without being directed to do so by the Voting Secured Creditors in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors of a fund and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

If the security trustee convenes a meeting of the Voting Secured Creditors of a fund, or is required by an Extraordinary Resolution to take any action under the corresponding security trust deed, and advises the Voting Secured Creditors that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors (other than the Class A note trustee) to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

Priorities under the Security Trust Deed

The prospectus supplement for each series of notes will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Security Trustee's Fees and Expenses

The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee for a fund. Upon the charge becoming enforceable, the security trustee shall be entitled to a fee based on time costs of employees of the security trustee relating to the enforcement of the charge based on the security trustee's usual rates for such employees. Such fee may be retained from the proceeds of the mortgaged property and payable in arrears on the same dates as the issuer trustee's fee under the master trust deed.

These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, the fund may be entitled to a tax credit in respect of this increase.

Indemnification of the Security Trustee

The issuer trustee has agreed to indemnify the security trustee and each person to whom duties, powers, trusts, authorities or discretions may be delegated by the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the execution of their respective duties under the security trust deed, except to the extent that they result from the fraud, negligence or willful default on the part of such persons.

Removal of the Security Trustee

Subject to the appointment of a successor security trustee, the security trustee for a fund may be removed at any time by an Extraordinary Resolution of the Voting Secured Creditors or by MEPM, upon prior notice to each of the rating agencies:

•	upon the commencement of the winding-up or the appointment of a receiver, administrator or analogous person to the security trustee in its personal capacity;

•	if the security trustee ceases business;

•	if the security trustee in its personal capacity enters into a compromise or arrangement with its creditors;

•	if the security trustee fails to remedy any material breach within 14 days after written notice by MEPM;

•	if, without the prior written consent of MEPM, there occurs:

•	a change in the effective control of the security trustee;

•	a change in the effective management of the security trustee such that the security trustee is no longer able to fulfill its duties and obligations; or

•	the establishment of a fund under which a third party becomes a beneficial owner of any of the security trustee's rights under the security trust deed.

The costs of removal of the security trustee will be borne by the fund.

Voluntary Retirement of the Security Trustee

The security trustee for a fund may retire at any time upon giving not less than three months' (or such shorter period as MEPM may agree in writing) notice in writing to the issuer trustee, the Class A note trustee and the rating agencies. The retiring security trustee will be responsible for any costs incurred as a result of a voluntary retirement.

Upon notice of removal or resignation of the security trustee, MEPM may appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Secured Creditors of a fund. The removal or retirement of the security trustee will not become effective until a new security trustee has been appointed and MEPM has received confirmation by each of the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the series of notes.

If the security trustee retires by notice and no new security trustee has been appointed by the expiry of the notice, the retirement of the security trustee will become effective upon expiry of the notice and MEPM will act as interim security trustee until a new security trustee has been appointed and MEPM has received rating agency confirmation.

MEPM will notify the Secured Creditors of the appointment of a new security trustee as soon as practicable.

Amendments to the Security Trust Deed

Unless otherwise specified in the prospectus supplement for a series, the issuer trustee, MEPM, the Class A note trustee and the security trustee may alter, add to or modify the security trust deed (upon the written approval of the Noteholder Secured Creditors, if the proposed alteration, addition or modification is or is likely to be prejudicial to their interests), so long as such alteration, addition or modification is:

•	to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

•
in the opinion of the security trustee, necessary to comply with the provisions of any law or regulation or with the requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government;

•
in the opinion of the security trustee, appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is, in the opinion of the security trustee, appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the SMHL funds established under the master trust deed;

•	in the opinion of the security trustee, neither prejudicial nor likely to be prejudicial to the interests of the Secured Creditors as a whole or any class of Secured Creditors; or

•	such that it does not adversely affect the rating of the notes by each rating agency.

Where, in the reasonable opinion of the security trustee, a proposed alteration, addition or modification to the security trust deed (other than an alteration, addition or modification as described above) is prejudicial or likely to be prejudicial to the interests of the Secured Creditors as a whole or any class of Secured Creditors, such alteration, addition or modification may only be effected by the security trustee and the issuer trustee if sanctioned by an Extraordinary Resolution of the Voting Secured Creditors or the relevant class of Secured Creditors (as the case requires); provided that where the proposed alteration, addition or modification is prejudicial or likely to be prejudicial to the interests of the holders of Class A notes (other than any A$ denominated Class A notes) taken as a whole, or the holders of any US$ denominated Class A notes taken as a class or the holders of any Euro denominated Class A notes taken as a class, only if sanctioned in writing by the holders of at least 75% of the aggregate Invested Amount of each such class calculated and expressed in the A$ Equivalent, and in any case, with respect to the offered notes, in compliance with the Trust Indenture Act of 1939).

Unless otherwise specified in the prospectus supplement for a series, MEPM must provide a copy of all proposed amendments to the note trust deed and the offered notes to each rating agency at least five Banking Days (or such period as may from time to time be agreed by MEPM with each rating agency) prior to the amendment taking effect.

The Mortgage Origination and Management Agreement

Appointment and Obligations of ME under the Mortgage Origination and Management Agreement

The issuer trustee and MEPM as manager of each fund have appointed ME as the servicer, an originator and mortgage manager to exercise various powers and discretions and perform various obligations in relation to the housing loans and the mortgages on the terms set out in the mortgage origination and management agreement, as amended. The principal terms of ME's appointment as servicer, an originator and mortgage manager are as follows.

Management and Servicing of Mortgages

ME is required to manage each mortgage with the same degree of skill and care as would be used by a responsible and prudent mortgagee and in accordance with:

•	the mortgage origination and management agreement;

•	the requirements of any mortgage insurance policy covering the mortgage; and

•	the Agreed Procedures.

ME is authorized to delegate its duties and obligations under the mortgage origination and management agreement to any agent, attorney or delegate. ME will remain liable to the issuer trustee for any acts or omissions of any person appointed as its attorney, agent or delegate, except for the acts or omissions of the Approved Solicitor or the Approved Valuer, provided these persons are appointed in accordance with the Agreed Procedures.

ME must comply with all reasonable directions of the issuer trustee and MEPM as to the performance of ME's obligations. In the absence of such directions, it must use its own judgment, skill and discretion in performance of its obligations.

Enforcement of Mortgages

Collection and Enforcement Procedures

Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each regular installment due date. A borrower may elect to make his or her regular repayments on a monthly, bi-weekly or weekly basis (each, a "regular" repayment) so long as the regular repayment is received on or before its due date (the "installment due date"). Borrowers often select installment due dates to coincide with receipt of their salary or other income. Unless specified otherwise in this base prospectus or in a prospectus supplement for a series, loan repayments in respect of housing loans for each series may be made by checks, salary deductions and automatic transfer.

A housing loan is subject to recovery action in relation to arrears of payment whenever the regular repayment is not paid by the installment due date. However, under the terms of the housing loans, a borrower may make payments in excess of the regular repayments required under the housing loan agreement. The difference between the amount paid by the borrower and the minimum amount that the borrower is required to pay under the housing loan to date is referred to as the "loan prepayment". If, while a borrower has a loan prepayment that is equal to or greater than the amount due, the borrower subsequently fails to make the regular repayment by the installment due date, the housing loan will not be determined to be delinquent. On the installment due date, an amount equal to the payment due will be deducted from the loan prepayment and applied to the housing loan as the payment due. If the borrower continues to not make payments, the loan prepayment will be reduced and applied as a payment due against the housing loan until the loan prepayment is insufficient to cover a due payment. When the loan prepayment is insufficient to cover any amount due, at the close of business on the due date the housing loan will be considered to be delinquent in relation to that shortfall. See "Superannuation Members' Home Loans Residential Loan Program—Special Features of the Housing Loans—Loan Prepayment" in this base prospectus.

ME's collections process identifies all housing loan accounts which are delinquent and produces lists of those housing loans. The collection process allocates overdue loans to designated collection officers within ME who take recovery action in relation to the delinquency.

Recovery action taken by ME in relation to delinquent housing loans will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

•	arrears history;

•	equity in the mortgaged property; and

•	arrangements made with the mortgagor to meet overdue payments.

If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by ME. Recovery action includes ME entering into possession of the mortgaged property and ensuring that the mortgaged property supporting the housing loan is adequately insured and maintained. Recovery action is overseen by ME's collections staff in conjunction with appointed legal advisors where appropriate. A number of recovery procedures are adopted, including the following:

•	voluntary sale of the mortgaged property by the mortgagor;

•	payment arrangements negotiated with mortgagor(s) and/or any guarantor(s);

•	government assistance schemes;

•	mortgagee sale of the mortgaged property;

•	claims on mortgage insurance; and

•	action against the mortgagor personally and/or any guarantor.

ME provides reports with respect to recovery actions in accordance with a reporting framework agreed with the relevant mortgage insurer.

Collection and Enforcement Process

Mortgagors are initially telephoned or notified by mail when their loan falls into arrears. Reminder letters are sent and telephone calls are made to mortgagors in accordance with the procedures agreed from time to time between ME and MEPM within the first 30 days after falling into arrears. If the mortgagor has not made any arrangements to remedy payment of the arrears position after a period of 30 days, ME may serve the requisite notice(s) of default on the mortgagor and/or any guarantor advising them that if the default is not remedied within a specified period (in accordance with the terms of the mortgage and/or applicable state or territory laws), ME is entitled to commence enforcement proceedings without further notice.

Once the requisite notice(s) of default have expired, ME may, through Approved Solicitors, enter into possession of the mortgaged property (or initiate proceedings to obtain vacant possession of in accordance with applicable state or territory laws) and/or initiate proceedings for recovery of arrears, principal, interest and other costs and charges. Service of proceedings in a relevant court of a state or territory is required. Once a mortgagor is served with a proceeding, the mortgagor and/or any guarantor is given, depending on the jurisdiction, a period of between 10 to 42 days to file an appearance to defend the proceeding and thereafter a further period of 30 days or such other period as the court orders to file a defense, failing which ME, in the name of the mortgagee, may apply to the court for default judgment in favor of ME in the name of mortgagee. ME may then apply in the name of the mortgagee for a writ or warrant of possession of the mortgaged property. If granted, a writ or warrant of possession is actioned by a nominated officer of the relevant court, called a sheriff, who will obtain vacant possession of the property and evict any unlawful occupiers. Where appropriate, ME may resort to self help and may also re-enter and take possession of the mortgaged property without an order of the court for possession. Once in possession, a Valuation and appraisals are obtained and a reserve/listing price is set for sale by way of auction or private treaty. The enforcement processes described above assume that the mortgagor has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of ME and the mortgage insurers.

It should also be noted that ME's ability to exercise its power of sale on the mortgaged property is dependent upon compliance with the statutory requirements designated by the relevant state or territory laws relating to the giving of notices. In addition, there may be factors outside the control of ME such as whether the mortgagor opposes the orders for possession and the sale of the mortgaged property. These issues may affect the length of time between the decision of ME to exercise its power of sale and final completion of the sale.

The collection and enforcement procedures may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

Representations and Warranties of ME

ME makes various representations and warranties in relation to each mortgage, including the representations and warranties made pursuant to the mortgage origination and management agreement and the bond issue confirmation certificate set forth under "Description of the Assets of a Fund—Representations and Warranties Regarding the Housing Loans" in this base prospectus.

Upon creation of each fund, ME must certify to the issuer trustee and MEPM with respect to various matters, including confirmation of receipt of a Solicitor's Certificate and that, to the best of its knowledge, all representations and warranties above are true in relation to the mortgages.

Breach of Representations and Warranties

If MEPM determines that any representation or warranty by ME in the mortgage origination and management agreement or the bond issue confirmation certificate with respect to a mortgage forming part of the fund is false or misleading, MEPM must request the trustee of another fund in the SMHL program and, upon such request, the trustee of that other fund will be obligated to either (at the election of MEPM) repurchase the mortgage, repurchase the mortgage and purchase a substitute housing loan or purchase a substitute housing loan, as set forth under "Description of the Assets of a Fund—Breach of Representations and Warranties" in this base prospectus.

Powers under the Mortgage Origination and Management Agreement

The function of servicing the housing loans of a series will be vested in ME and it will be entitled to service the housing loans to the exclusion of the issuer trustee. ME will have the express power to exercise all of the rights, powers and discretions conferred on the issuer trustee as mortgagee of the housing loans pursuant to the loan agreement or by any law governing such agreement. ME must exercise these powers with the same degree of skill and care as would be used by a responsible and prudent mortgagee and in accordance with:

•	the mortgage origination and management agreement;

•	the requirements of any mortgage insurance policy covering the mortgage; and

•	the Agreed Procedures.

Such powers include the powers:

•
to release a borrower from any amount owing where ME has, in accordance with the Agreed Procedures, written-off or determined to write-off that amount or where it is required to do so by a court or other binding authority;

•
subject to the preceding paragraph and in accordance with the Agreed Procedures, to waive any right in respect of the housing loans and their securities, except that ME may not increase the term of a housing loan beyond 30 years, or such other term as may be specified in the prospectus supplement for a series, from its settlement date unless required to do so by law or by the order of a court or other binding authority or if, in its opinion, such an increase would be made or required by a court or other binding authority;

•	to release or substitute any security for a housing loan in accordance with the relevant mortgage insurance policy;

•
to consent to subsequent securities over a mortgaged property for a housing loan, provided that the security for the housing loan retains priority over any subsequent security for at least the principal amount and accrued and unpaid interest on the housing loan plus any extra amount determined in accordance with ME's policies and procedures;

•
to institute litigation to recover amounts owing under a housing loan; however, ME is not required to do so if, based on advice from internal or external legal counsel, it believes that the housing loan is unenforceable or such proceedings would be uneconomical;

•	to take other enforcement action in relation to a housing loan as it determines should be taken; and

•	to compromise, compound or settle any claim in respect of a mortgage insurance policy or a general insurance policy in relation to a housing loan or a mortgaged property for a housing loan.

Actions to be undertaken under the Mortgage Origination and Management Agreement

As part of the servicing arrangements under:

•	the mortgage origination and management agreement;

•	the requirements of any mortgage insurance policy covering the mortgage; and

•	the Agreed Procedures,

ME must exercise all the powers as set out under "—Powers under the Mortgage Origination and Management Agreement" and perform all of the obligations and functions of the issuer trustee, as mortgagee, under the housing loans, including corresponding with borrowers, preparing and sending statements of account to borrowers and enforcing mortgages. ME will undertake, among other things, the following:

•	to make reasonable efforts to collect all moneys due under the housing loans and related mortgages and pay them into the collection account;

•
in accordance with the mortgage origination and management agreement, to take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate;

•
to act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify MEPM when each such claim is made;

•
to notify the issuer trustee and the rating agencies if it becomes actually aware of the occurrence of any default by ME under the mortgage origination and management agreement or the Agreed Procedures or any unremedied breach of a representation or warranty by ME;

•	to obtain and maintain all authorizations, filings and registrations necessary to properly service the housing loans;

•
to not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the principal amount (plus accrued unpaid interest) outstanding on the mortgage loan plus such other amount as ME determines in accordance with ME's procedures manual or its ordinary course of business;

•	to not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a material adverse effect on the relevant fund;

•	to set the interest rate on the housing loans in accordance with the requirements of the supplementary bond issue notice;

•
subject to the provisions of the Privacy Act and its duty of confidentiality to its clients, to promptly make available to MEPM, the auditor of the corresponding fund and the issuer trustee any books, reports or other oral or written information and supporting evidence of which ME is aware that they reasonably request with respect to the fund or the assets of the fund or with respect to all matters in respect of the activities of ME with respect to the housing loans and related mortgages for a series.

Evidence as to Compliance

The servicer is required to deliver to the depositor, on or before September 1 of each year, commencing in [     ]:

•
a report regarding its assessment of compliance during the preceding calendar year ended June 30 with all applicable servicing criteria set forth in Item 1122 of Regulation AB with respect to mortgage-backed securities transactions involving the servicer, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;

•
with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

•	a review of the servicer's activities during the reporting period and of its performance under the mortgage origination and management agreement has been made under such officer's supervision;

•
to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer will cause (i) each other party, if any, participating in the servicing function with respect to more than 5% of the housing loans of a fund to deliver to the depositor, on or before September 1 of each year, commencing in [     ], an assessment of compliance with all applicable servicing criteria set forth in Item 1122 of Regulation AB and an attestation report with respect to itself and (ii) each other servicer or subservicer of at least 10% of the housing loans to deliver to the depositor, on or before September 1 of each year, commencing in [     ], a servicer compliance certificate with respect to its servicing activities.

For so long as the fund for a series is required to report under the Securities Exchange Act of 1934, the servicer will, if requested by the depositor, file all such assessments of compliance, attestation reports and servicer compliance certificates with the SEC as part of a report on Form 10-K filed in respect of the relevant fund. ME's obligation to deliver to the depositor all assessments of compliance, attestation report or servicer compliance certificates described above and, if requested, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before September 30 in each year.

Collections

ME must ensure that all moneys paid or payable in connection with any mortgage or received, receivable or realized in connection with the enforcement of any defaulting mortgage are deposited in an account in the name of the issuer trustee designated by MEPM from time to time. See "Description of the Offered Notes—Collections" in this base prospectus.

Maintenance of Records

ME must keep accounting and other records which correctly record and explain:

•	the origination and settlement of each mortgage;

•	the entering into all Mortgage Documents;

•	all payments made or received in connection with each mortgage;

•	all actions taken in exercise of any power granted to it under the agreement; and

•	the financial position at any time in relation to each mortgage.

All records described above will be property of the issuer trustee. ME must give adequate access to the records to the issuer trustee and MEPM, including producing any books for inspection, taking copies and provision of computer access.

Reports

ME must provide to MEPM periodic reports as required by the Agreed Procedures. It must also notify MEPM promptly upon becoming aware of any event or circumstance which it reasonably considers likely to have material adverse effect on its ability to comply with its obligations under the mortgage origination and management agreement.

Servicing Compensation and Expenses

ME will be entitled to a servicing fee in respect of a fund, payable in arrears on each relevant payment date, as specified in the prospectus supplement for that fund.

ME must pay from such fee all costs and expenses incurred in connection with performing of its obligations under the mortgage origination and management agreement, except for certain specified expenses in connection with, among other things, costs, expenses or disbursements incurred in performance of ME's obligations relating to the enforcement of a housing loan or a mortgage or provisions of the mortgage insurance as described under "—Liability of ME under the Mortgage Origination and Management Agreement", which amounts are recoverable from the assets of the fund.

Liability of ME under the Mortgage Origination and Management Agreement

ME will fully indemnify the issuer trustee and MEPM against all losses, liabilities, costs and expenses incurred by either of them as a result of:

•	any negligence, fraud or breach of duty by ME;

•	any default under or breach by ME of the mortgage origination and management agreement; and

•	any breach by ME of any representations and warranty contained in the mortgage origination and management agreement.

ME will also indemnify the issuer trustee for all stamp duty, taxes, registration and similar fees and charges payable, but not so paid, by a mortgagor on or in connection with a mortgage. The issuer trustee will reimburse ME out of collections from mortgages for all costs, expenses and disbursements:

•	incurred by ME in connection with its obligations following the occurrence of an event of default under a mortgage or any cancellation, termination or lapse of mortgage insurance under a mortgage;

•	incurred by ME in connection with ME's payment of stamp duty, taxes, registration and similar fees and charges payable, but not so paid, by a mortgagor on or in connection with a mortgage; and

•
for all costs, expenses and disbursements incurred by ME, plus interest in respect of such amounts, to the extent that such costs, expenses and disbursements are paid by a mortgagor in accordance with its obligations under the respective mortgage.

Termination of the Mortgage Origination and Management Agreement

MEPM as manager of each fund may, on behalf of the issuer trustee, terminate the mortgage origination and management agreement immediately by notice in writing to ME if:

•
ME breaches any of its obligations under the mortgage origination and management agreement and does not remedy the breach within 10 Banking Days of a notice from the issuer trustee or MEPM of such breach;

•	any representation or warranty made by ME in the mortgage origination and management agreement proves to be untrue in any material respect;

•	an Insolvency Event occurs in relation to ME; or

•	it becomes unlawful for ME to perform the services under the mortgage origination and management agreement in relation to that fund.

ME must provide notice of the occurrence of any of the above events to MEPM and each rating agency.

ME may terminate the mortgage origination and management agreement by giving at least three months' written notice to the issuer trustee and MEPM.

ME indemnifies the issuer trustee and MEPM for losses caused by ME's negligence, fraud, breach of a duty, representation, warranty or agreement in the mortgage origination and management agreement, including a failure to provide three month's notice upon termination of the mortgage origination and management agreement.

Back Up Servicer

Perpetual Corporate Trust Limited

Unless otherwise specified in the prospectus supplement for a series, pursuant to the standby servicing agreement, Perpetual Corporate Trust Limited will serve as back up servicer for each series. Perpetual Corporate Trust Limited was incorporated as ANZ Executors Nominees (NSW) Ltd in 1960 under the Companies (New South Wales) Code (Subsection 72(9)) as a public company. After name changes in 1990 and 2006, Perpetual Corporate Trust Limited now operates as a limited liability public company under the Corporations Act 2001 (Cth). Perpetual Corporate Trust Limited's registered office is located at Level 12, 123 Pitt Street, Sydney, NSW 2000. Perpetual Corporate Trust Limited's principal activities are the provision of services as trustee, executor, administrator, attorney and agent and other fiduciary services.

Perpetual Trustee Company Limited, a related body corporate of the back up servicer, has obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 236643). Perpetual Trustee Company Limited has appointed Perpetual Corporate Trust Limited to act as its authorized representative under that license (Authorized Representative No. 266799).

Perpetual Corporate Trust Limited has acted as back up servicer for all of the funds established under the SMHL program since 2001.

The Back Up Servicer

Under the standby servicing agreement, upon the termination of the mortgage origination and management agreement, the back up servicer will be deemed a party to the mortgage origination and management agreement and will be bound by the applicable terms of, and obliged to perform the duties of the servicer under mortgage origination and management, agreement until the earlier of:

•	the appointment of a replacement servicer; and

•	the termination of the back up servicer under the mortgage origination and management agreement as described under "—Termination of the Mortgage Origination and Management Agreement";

•	the termination of the appointment of the back up servicer upon the appointment of a replacement back up servicer under the standby servicing agreement.

Fees and Expenses of the Back Up Servicer

The back up servicer will be entitled to the servicing fee payable with respect to the general management of mortgages under the mortgage origination and management agreement in arrears on each relevant payment date specified in the corresponding prospectus supplement for that fund.

These fees will be increased to take into account any liability for goods and services tax in respect of the fee. However, MEPM may be entitled to a tax credit in respect of this increase.

Termination of the Back Up Servicer

The back up servicer or MEPM may terminate the standby servicing agreement upon three months' written notice to each party to the standby servicing agreement, provided that before termination of the standby servicing agreement, the issuer trustee appoints a replacement back up servicer and each rating agency confirms that such appointment will not have an adverse effect on the rating of the notes of each fund.

Amendments to the Mortgage Origination and Management Agreement

ME and the issuer trustee may amend the mortgage origination and management agreement with respect to a fund in writing after giving prior notice of the proposed amendment to the relevant rating agencies and the rating agencies have confirmed that the amendment will not result in an adverse effect on the rating of any notes.

Unless otherwise specified in the prospectus supplement for a series, ME, the issuer trustee, MEPM and the Class A note trustee may alter, add to or modify the mortgage origination and management agreement with respect to a fund, so long as such alteration, addition or modification is:

•	to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

•
in the opinion of the issuer trustee, necessary to comply with the provisions of any law or regulation or with the requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government;

•
in the opinion of the issuer trustee, appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is, in the opinion of the Class A note trustee, appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the SMHL funds established under the master trust deed; or

•	in the reasonable opinion of the issuer trustee, neither prejudicial nor likely to be prejudicial to the interest of the holders of the Class A notes (other than any A$ denominated Class A notes).

Where, in the reasonable opinion of the Class A note trustee, a proposed alteration, addition or modification to the mortgage origination and management agreement (other than an alteration, addition or modification as described above) is prejudicial or likely to be prejudicial to the interests of the holders of the Class A notes (other than any A$ denominated Class A notes), such alteration, addition or modification may only be effected by the Class A note trustee, MEPM and the issuer trustee with the prior written consent of the holders of Class A notes (other than any A$ denominated Class A notes) holding at least 75% of the aggregate Invested Amount of the Class A notes (other than any A$ denominated Class A notes) of a series calculated and expressed in the A$ Equivalent, and in any case, with respect to the offered notes, in compliance with the Trust Indenture Act of 1939.

Unless otherwise specified in the prospectus supplement for a series, MEPM must provide a copy of all proposed amendments to the mortgage origination and management agreement to each rating agency at least 10 Banking Days (or such period as may from time to time be agreed by MEPM with each rating agency) prior to the amendment taking effect.

Custody of the Housing Loan Documents

ME must promptly deliver or cause to be delivered to the issuer trustee all Mortgage Documents which come in its possession, except where the issuer trustee consents to ME holding the documents.

Prepayment and Yield Considerations

The following discussions of prepayment and yield considerations is general in nature and reference is made to the discussion in each prospectus supplement for a series regarding prepayment and yield considerations particular to that series.

General

The rate of principal payments and aggregate amount of payments on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, redraws and top-up loans, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by ME. Subject, in the case of fixed rate housing loans, to the payment of any applicable fees and break costs, the housing loans may be prepaid by the mortgagors at any time.

Prepayments

Prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of a fund, will result in early payments of principal amounts on the notes.

Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

•	the degree to which a note is purchased at a discount or premium; and

•	the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the fund's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes. However, borrowers who prepay fixed rate housing loans in Australia are generally subject to prepayment penalties.

There is no assurance that the prepayment of the housing loans included in the related fund will conform to any level of any prepayment standard or model specified in the prospectus supplement.

Weighted Average Lives

The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

Usually greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

Legal Aspects of the Housing Loans

The following discussion is a summary of the material legal aspects of Australian residential housing loans and mortgages in the relevant states and territories of Australia. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable state or territory. Laws may differ between states and territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that state. Purchasers of the offered notes should consult their own legal advisers for advice on the legal aspects of Australian residential housing loans and mortgages.

The prospectus supplement for a series will provide additional information regarding the legal aspects of Australian residential housing loans and mortgages which are considered material for that series or updates to the legal analysis in this section as a result of changes in law or in the interpretation of that law.

General

There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the mortgagee.

Nature of Housing Loans as Security

There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Another form of title is "Crown-leasehold". The housing loans in the proposed housing loan pool are all secured by land that is subject to either Torrens title or Crown-leases which are not subject to the Torrens title system.

Torrens Title

Torrens title land is freehold or leasehold title, interests in which are created by registration in the central land registries of the relevant state or territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most states and territories a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title.

The Torrens title system differs from that in the United States in that it is a statutory based system of indefeasible title by registration with a central land registry. This means that conclusive evidence of a proprietor's title to the land can be ascertained from examination of the register, and upon registration a proprietor's interest is not dependent on his predecessor's title. As a result it is not necessary to investigate the previous chain of title for the property, or obtain title insurance to guarantee valid title. Additionally, under the Torrens title system, transfer of title occurs by way of registration, rather than being effected by a deed.

Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the relative position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other registered dealings to which it is subject. The certificate of title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "stratum title" or "Crown Leasehold".

Strata title

"Strata title" was developed to enable the creation of and dealings with apartment units similar to condominiums in the United States. The rights and obligations of the apartment owners are governed by strata title legislation in the state or territory in which the property is situated. Some parts of the legislation (for example the rules governing the conduct of the building) can be varied for a particular strata scheme when the scheme is first created and registered, or by agreement of the requisite majority of the apartment owners following registration. Each proprietor has title to, and may freely dispose of, their apartment unit. The building itself and the land, and public parts of the building such as stairwells, entrance lobbies and similar, are known as "common property" and are held on a separate title and owned by the "body corporate" or "owners' corporation". All proprietors are members of the body corporate, which manages and administers the strata scheme and levies members for costs of maintenance, insurance and the like. The body corporate can enforce the levy as a debt and has statutory rights enforceable against any assignee of an apartment owner.

Only Torrens title land can be subject to strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the tile in an apartment unit held by a strata proprietor.

Stratum title

"Stratum title" is created by subdividing the land, and the rights and obligations of the apartment owners are created by contract and some parts of them may be registered. Generally such schemes are created to be similar to strata title, with a service company performing the duties of the "body corporate" and all apartment owners being members of the service company. The scheme will usually involve a registered charge to the service company over the apartment to secure payment of the regular levies. Levy payment obligations will usually take priority over the mortgage securing the housing loan.

Community Title

In some jurisdictions there exists the concept of "Community Title"; it incorporates principles and concepts similar to those used in strata title.

Residential Crown Leasehold in the Australian Capital Territory

All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as Crown Leasehold. Dealings with these leases are registered under the Torrens title system. Mortgaged property in that jurisdiction comprises a lease from the Commonwealth and developments on the land are subject to the terms of that lease. Any such lease:

•
cannot have a term exceeding 99 years, although the term can be extended under a straightforward administration process in which the only qualification to be considered is whether the land may be required for a public purpose; and

•	where it involves residential property, is subject to a nominal rent.

As with other Torrens title land, the borrower's leasehold interest in the land is entered in a central register and the borrower may deal with his or her leasehold interest, including granting a mortgage over the property, without consent from the government.

Other Crown-Leasehold

Crown land is land that is the property of the Commonwealth, a state or a territory of Australia. Legislation of the Commonwealth and various states and territories provides for the granting of leasehold interests in Crown land. A Crown-lease is a lease of Crown land granted in accordance with the applicable legislation. The legislation, which is different for each state and territory, strictly circumscribes the capacity of the Crown to grant a Crown-lease.

Depending on the legislation within each state or territory of Australia, leasehold interests in Crown land may be registered under the Torrens system of title or they may not.

Depending on the jurisdiction, a Crown-lease may be granted for a term of years or in perpetuity. Save to the extent that the applicable legislation, or the terms and conditions of the Crown-lease, provide otherwise the basic incidents of a Crown-lease are similar to the incidents of a normal lease. For instance, the lessee will be required to pay a rent, the lessee can only use the property for a specified purpose and the lessor can forfeit the lease in certain circumstances. In some Crown-leases the lessee can be required to carry out improvements to the property. Some Crown-leases contain break clauses which, subject to the payment of compensation, enable the Crown to terminate the lease if the land is needed for a specified purpose.

The specific rights pertaining to, and obligations arising from, a Crown-lease are determined by the relevant legislation and the terms and conditions of the lease.

Duration of Leasehold Interest

In all cases, where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

Native Title

Crown-leasehold property may become subject to native title claims. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown-leases over that property. The extent to which native title exists over property, including property subject to a Crown-lease, depends, among other things, on how that property was previously used by the indigenous claimants asserting native title, the nature and extent of the connection between the land in question and the indigenous claimants, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the Courts have held that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

Taking Security Over Land

The law relating to the granting of securities over real property is made complex by the fact that each state and territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior registered mortgage.

In most states and territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

In Queensland, under the Land Title Act 1994 (Qld), duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgagee is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of Land Act 1893 (WA), duplicate certificates of title are optional at the election of the registered proprietor.

Once the borrower has repaid his or her debt, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

In general, an interest created by a Crown-lease can be mortgaged, subject, however, in some cases, to the consent of the relevant Minister for the Crown. A common control imposed upon a Crown-lease is a requirement that assignment can take place only with the consent of the relevant Minister of the Crown.

In Queensland, mortgagees intending to lodge freehold or leasehold land mortgages for registration are required to take "reasonable steps" to verify the identity of the person executing the instrument. If a mortgagee fails to verify the identity of a mortgagor and it is found that the mortgage was obtain by fraud, the mortgagee may lose its indefeasible title. Further, the mortgagee may not be entitled to compensation by the state of Queensland for the loss of indefeasible title if the loss can be fairly attributed to the mortgagee's failure to verify the identity of the mortgagor. Copies of evidence of identity must be kept by the mortgagee for a period of seven years. If the execution of a mortgage involves fraud against the registered proprietor but "reasonable steps" were taken by the mortgagee to verify the identity of the mortgagor, the mortgagee will retain indefeasibility of title but the amount of costs and interest recoverable when exercising a power of sale may be limited.

Enforcement of Registered Mortgages

Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

•
The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

•	The mortgagee may, in limited circumstances, lease the property to third parties.

•
The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

•
The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is expressed to be the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

•
The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the Mortgage Documents, and is also implied in registered mortgages under the relevant Torrens title legislation in each state or territory. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property. Provided that the mortgagee has not exchanged contracts for the sale of the mortgaged property (or otherwise irrevocably bound itself to sell to a third party), the borrower may always discharge the mortgage by tendering to the mortgagee all monies owed to it.

A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the UCCC is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice in a prescribed form is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Concerning Crown-leases, in some jurisdictions, foreclosure requires the consent of the Minister of the Crown. In Queensland there does not appear to be any power to foreclose. In some jurisdictions there is a restriction upon the period for which possession may be retained by a mortgagee who enters into possession in exercise of its security rights over a Crown-lease. In some jurisdictions there is a specified procedure to be followed where a mortgagee wishes to sell a mortgaged Crown-lease.

Penalties and Prohibited Fees

Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty in the sense that it exceeds a reasonable estimate of the loss resulting from the default. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The UCCC does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), where a company is being wound up, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

The UCCC requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the UCCC may also from time to time prohibit certain fees and charges. The UCCC also requires that establishment fees, early termination fees, prepayment fees and interest rate increases must not be unconscionable otherwise they may be reduced or set aside.

Bankruptcy and Insolvency

The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 (Cth). Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is vested in the trustee in bankruptcy and is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceedings as an unsecured creditor in a number of circumstances, including if it has realized the related mortgaged property and the debt has not been fully repaid in which case it can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

•
the main purpose of the disposition was made to prevent the transferred property from becoming divisible among creditors or to hinder or delay the process of making property available for division among creditors;

•	the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference, priority or advantage to a creditor over other creditors; or

•
the disposition involves a transfer of property in the period beginning 5 years before the commencement of the bankruptcy and ending on the date of the bankruptcy for which consideration of less than market value of the property was given.

The insolvency of a company is governed by the Corporations Act 2001 (Cth). Again, secured creditors generally stand outside the insolvency except in limited circumstances where certain payments owed to employee creditors must be paid in priority to secured creditors' rights under a floating charge component of a mortgage or security. However, a liquidator may avoid a mortgage or other security which is voidable under the Corporations Act 2001 (Cth) if it was registered with the Australian Securities & Investments Commission less than 6 months before the date of the appointment of a liquidator or administrator, or if it was an uncommercial transaction or unfair preference or a transaction for the purpose of defeating, delaying or interfering with the rights of creditors, and that transaction occurred:

•
when the company was insolvent, or an act was done to give effect to the transaction when the company was insolvent, or the company became insolvent because of the transaction or the doing of an act to give effect to the transaction; and

•	within a prescribed period prior to the commencement of the winding up of the company.

In addition, a transaction entered into by the company with, on behalf of, or for the benefit of a director of the company (or a close associate) is voidable against a liquidator of the company if a reasonable person in the company's circumstances would not have entered into the transaction and the transaction was entered into, or an act was done for the purposes of giving effect to the transaction, during the 4 years ending on the day the application for the winding up of the company was filed (if applicable) or after that day but on or before the day when the winding up began. Similarly, a loan to a company in liquidation at extortionate interest or with extortionate charges may be avoided at any time.

The appointment of an administrator to a company will generally give rise to a statutory moratorium which delays enforcement of a mortgage given by a company (unless it is over the whole, or substantially the whole, of the company's assets, in which case the mortgagee may itself appoint an administrator or receiver to the company within 10 business days after the commencement of the administration).

Environmental

Real property in Australia is subject to a range of environmental laws, which deal with issues such as planning regulation and land contamination. Most environmental laws in Australia are state-based, and laws may therefore vary among the various Australian states and territories. Federal laws provide additional regulation in respect of some environmental and planning issues, such as biodiversity conservation and heritage protection.

Planning laws in each state of Australia regulate the way in which land is used and developed and state, regional and local planning policies identify appropriate land uses and impose restrictions on certain types of development. Those policies and laws may require planning approvals, consents, permits, licenses, declarations and orders to be first obtained for the relevant permissible use or development in order for it to be a lawful use. Routinely, conditions are imposed on these authorizations.

If land is used or developed in a manner which is not permissible, if an appropriate planning approval has not been obtained or the conditions of an approval are breached, the unlawful use or development may be restrained and penalties may apply. Proceedings to restrain the unlawful use or development of land will generally be taken by the relevant consent authority, but in some states legislation permits these proceedings to be brought by any person without the need to establish standing.

Most Australian jurisdictions regulate the management of and responsibility for contamination and pollution of land. Liability for the costs associated with the contamination or pollution, such as damage to property, remediation and clean up costs, usually (but not always) rests with the party whose activities are likely to have caused the contamination or pollution. However, in some circumstances, other parties may also bear responsibility at law for contamination or pollution of land, particularly where the party causing the contamination or pollution is unknown, insolvent or cannot be found. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some states, lenders are expressly excluded from the definitions of one or more of these categories. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as a 'notional owner' or person in control of the relevant property.

In addition to statutory liability, potential liability for contamination migrating from the property or pollution affecting others also arises under common law, attracting risk for the owner or occupier.

Owners, occupiers, polluters and others are legally obliged to inform government agencies on becoming aware that their land is contaminated or polluted in certain circumstances. This is so even where the source of the contamination and/or the polluter is unknown. A failure to notify is an offense in most states and territories.

Land which becomes the subject of regulation under pollution or contamination legislation may, in some states, become listed on a public register maintained by the relevant public authority. Such registers disclose certain declarations and orders made in relation to the land, for example, with respect to remediation or clean up obligations, and provide details of the historical contamination or pollution.

Third party rights to enforce contamination and pollution legislation are generally available in Australia, without any need to demonstrate standing.

Land which is contaminated may also become unsuitable for particular (sensitive) land uses. A consent authority will generally need to be satisfied before it can grant a planning approval that the land is suitable for the proposed use. Where land is contaminated, the consent authority may require independent certification of the completion of remedial works before it can grant planning approval for particular land uses. This may result in conditions attaching to the planning approval requiring remedial action or ongoing monitoring of the contamination. A misuse or unreasonable use of power by decision makers, such as where a consent authority fails to properly assess contamination and remediation issues in granting a planning approval, may result in judicial review of the decision making process.

Regulatory authorities usually have power to require persons whom they hold responsible for contaminated or polluted land to investigate and/or clean up the contamination or pollution. Alternatively, a regulatory authority may carry out investigation work or clean up work itself and recover the cost of doing so from other persons held responsible for the contamination or pollution.

The breach of an environmental law may also result in criminal prosecution. Large fines can be imposed on corporations and individuals. Managers and directors of offending corporations can be imprisoned. A company cannot lawfully indemnify directors and managers for these fines and no insurance policy will cover these fines. Generally in Australia, parties responsible for pollution or contamination are also perpetually liable under statute law and cannot contract out of their liability to comply with any clean-up or remediation orders.

In some states of Australia, parent companies can be held responsible for the clean up of pollution or remediation of contamination caused by subsidiaries. Directors may attract personal liability if they wind up a company so that the company does not have the financial resources to comply with clean up or remediation orders or to avoid paying damages awarded by a Court.

Lenders and their directors and managers are not normally exposed to these risks of prosecution, other than where security enforcement results in possession of land.

Many jurisdictions provide for the recovery of costs of investigation and/or clean up as between persons who may be held responsible for the contamination or pollution. In addition, some jurisdictions provide that security interests may be created in favor of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests created over the contaminated land may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the fund.

Insolvency Considerations

The structure of the SMHL program is intended to mitigate insolvency risk. The housing loans and the other assets of the fund are not assets available to the liquidator or creditors of ME or MEPM in the event of an insolvency of ME or MEPM.

Under Australian law it is not possible to declare a bankruptcy or similar proceeding under the Corporations Act 2001 (Cth) with respect to the fund, as it is not a separate legal entity. Such declaration or proceeding would need to be made with respect to the issuer trustee in its capacity as trustee of the fund and such declaration or proceeding would only be in relation to the issuer trustee's rights of indemnity over the assets and liabilities of the fund and not any assets and liabilities of the issuer trustee in its personal capacity (absent any acts outside power or in breach of trust by the issuer trustee or any omission of the issuer trustee in breach of trust).

The assets in a fund are the assets of that fund, and are not the assets of any other fund of which the issuer trustee is trustee, nor are they assets of the issuer trustee in its personal capacity. Accordingly, the assets of a fund will be available to the creditors of that fund only and not to other creditors of the issuer trustee in its personal capacity nor to other creditors of the issuer trustee in its capacity as trustee of any other fund, in the event of an insolvency proceeding affecting the issuer trustee. If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Secured Creditors. See "Description of the Transaction Documents—Security Trust Deed—Enforcement of the Charge" in this base prospectus. Thus, the security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied (provided, however, that under the Corporations Act 2001 (Cth), certain payments owed to employee creditors must be paid in priority to a secured creditor's rights under a floating charge). The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out under the caption "Description of the Transaction Documents—The Security Trust Deed—Priorities under the Security Trust Deed" in this base prospectus. If the proceeds from enforcement of the security trust deed are not sufficient to redeem the offered notes in full, some or all of the offered noteholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans

Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner-occupied properties that generate assessable income to the owner are generally allowable as tax deductions.

Consumer Credit Code

Some or all of the housing loans and related mortgages and guarantees are regulated by the Uniform Consumer Credit Code ("UCCC"). Under that legislation, a borrower may have a right to apply to a court to make orders in relation to the following, among other things:

•	vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

•	annul or reduce a change in the methodology of calculation of any interest rate payable on a housing loan if the change is unconscionable;

•	have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

•	obtain an order for a civil penalty against the issuer trustee, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

•	obtain restitution or compensation from the issuer trustee in relation to breaches of the UCCC in relation to a housing loan.

A person who provides security can also apply to a court in some instances.

Where a systemic contravention affects contract disclosures across multiple housing loans, there is a risk of a representative or class action under which a civil penalty could be imposed in respect of all affected housing loan contracts.

The issuer trustee is liable for compliance with the UCCC. Any order under the UCCC may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes.

In addition, the issuer trustee may be liable for offense penalties for contravention of the UCCC.

The issuer trustee will be indemnified out of the assets of the relevant fund for civil and offense penalties and liabilities it incurs under the UCCC. ME has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by ME to comply with the UCCC in respect of a mortgage. Where the issuer trustee is held liable for breaches of the UCCC, the issuer trustee must seek relief initially under any indemnities provided to it by ME before exercising its rights to recover against any assets of the fund.

ME will give certain representations and warranties that the mortgages relating to the housing loans complied in all material respects with all applicable laws when those mortgages were entered into. In addition, ME has undertaken to comply with the UCCC in carrying out its obligations under the transaction documents. In certain circumstances the issuer trustee may have the right to claim damages from ME where the issuer trustee suffers loss in connection with a breach of the UCCC which is caused by a breach of a relevant representation or undertaking.

Privacy

The collection and handling of personal information (including credit reports) about individuals (including debtors, mortgagors and guarantors) is regulated by the Privacy Act 1988 (Cth). The Act contains, among other things, restrictions on the use and disclosure of personal information. In most cases, if the collection and handling of personal credit information or reports does not comply with the Act, the contravening party is guilty of an offence punishable by a fine. Fines are rare. Contraventions in relation to personal credit information are more likely to result in remedial compliance action having to be taken. In addition, in relation to the mishandling of any personal information, a person may complain to the Privacy Commissioner, who can investigate the complaint and make a determination that can include a declaration that the complainant is entitled to loss and damage suffered by reason of the act or practice the subject of the complaint.

The determination may be enforced by the Federal Court, which can also hear appeals on merits. The Privacy Commissioner has other powers including to investigate certain acts and conduct audits.

Anti Money Laundering and Counter Terrorism Financing

On December 12, 2006 the Anti-Money Laundering and Counter-Terrorism Financing Act ("AML Act") received Royal Assent. The AML Act will supersede the existing Financial Transaction Reports Act 1988 (Cth) ("FTR Act") in phases over a period of two years. A key objective of the legislation is to strengthen Australia's anti-money laundering and counter terrorism financing measures to reflect the recommendations of the international Financial Action Task Force.

The FTR Act has imposed obligations on so-called "cash dealers" who have included most mortgage lenders. Key obligations under the existing FTR Act which will continue until superseded, include:

•	the verification of customer identities and collection of account holder information;

•	the reporting of suspicious transactions, significant cash transactions (being transfers of A$10,000 or more) and international funds transfer instructions; and

•	the retention of records relating to accounts (the concept of "account" has been limited to certain types of transaction account and has not included many fixed sum loans).

The AML Act will have considerably broader application than the FTR Act. It replaces the concept of a cash dealer with the broader concept of a reporting entity. Reporting entities are identified by reference to a list of a multitude of designated services. These include making a loan in the course of carrying on a loans business or the issuing or selling of a security (e.g., a share or debenture) by a company other than a security in the company itself.

The AML Act carries over in modified form many of the obligations which have been imposed on cash dealers under the FTR Act. The AML Act imposes reporting obligations similar to those under the current FTR Act for threshold cash transactions, suspicious matters and international funds transfer instructions. The record keeping obligations will also be carried over but will now apply to all housing loans. Reporting entities will be obliged to develop and comply with an AML program in managing compliance with their AML obligations and in verifying customer identities. The AML Act is to operate subject to AML rules which have yet to be finalized. These will outline more detailed risk-based requirements for verifying customer identities and monitoring customer transactions on an ongoing basis. Contravention of the AML Act attracts civil penalties of fines up to A$11 million and certain criminal penalties of imprisonment for up to 10 years and fines up to A$1.1 million.

The obligations imposed on a reporting entity under the AML Act could affect the services of a reporting entity or the funds it provides and ultimately may result in a delay or decrease in the amounts an investor receives.

Australian Tax Matters

The following statements with respect to Australian taxation are the material tax consequences to United States residents of holding offered notes and non-residents of Australia holding notes and are based on advice received by MEPM from Corrs Chambers Westgarth, on the basis of Australian law as in effect on the date of this prospectus (which is subject to change possibly with retrospective effect). Purchasers of offered notes should consult their own tax advisers concerning the application of the Australian tax laws and the laws of any other taxing jurisdiction of the ownership of or any dealing in the notes to their particular circumstances.

Subject to the discussion in this section, a United States resident holding offered notes and non-residents of Australia holding notes may be subject to Australian tax by virtue of any payment received from the issuer trustee being considered or deemed to be interest, any profit on sale of the note being considered or deemed to be Australian sourced or any payment on transfer of the note being deemed to be interest. The liability of such a noteholder to Australian tax is discussed below.

Payments of Principal, Premiums and Interest

Australian interest withholding tax - general

It is anticipated that the only payments to be made by the issuer trustee in relation to the offered notes will constitute principal or interest for Australian tax purposes. Under existing Australian tax law, non-resident holders of notes or interests in any notes (other than persons holding such securities or interests as part of a business carried on at or through a permanent establishment in Australia) potentially may be subject to Australian interest withholding tax on payments of interest or amounts in the nature of interest. Interest withholding tax is currently levied at the rate of 10% on the gross amount of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 (the "1936 Act")) paid or credited by the borrower.

Interest includes amounts in the nature of interest, amounts paid in substitution for interest and amounts received in exchange for interest in connection with a "washing arrangement". A premium on redemption may be treated as an amount in the nature of interest for this purpose. A washing arrangement is an arrangement under which title to a security is transferred to a resident shortly before an interest payment is made and the sole or dominant purpose of the arrangement is to reduce the amount of withholding tax payable.

Interest that is derived by a non-resident carrying on business in Australia at or through a permanent establishment in Australia is not subject to Australian withholding tax but would be subject to Australian income tax.

Australian interest withholding tax - exemptions

Pursuant to section 128FA of the 1936 Act, an exemption from Australian interest withholding tax applies to interest paid or credited on notes provided all prescribed conditions are met.

These conditions are:

•	the notes constitute debentures or debt interests;

•	the issuer trustee is an eligible unit trust when the notes are issued;

•	the issuer trustee is an eligible unit trust when the relevant interest is paid on the notes; and

•
the notes, or a global bond or note or interests in such a global bond or note, are issued in a manner which satisfies the public offer test as prescribed under section 128FA of the 1936 Act (the "public offer test").

The issuer trustee will seek to issue the offered notes and interests in any offered note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128FA. Among other methods, the public offer test can be satisfied where the issue of the notes resulted from them being offered for issue to at least 10 persons each of whom:

•	was carrying on a business of providing finance, or investing or dealing in securities in the course of operating in financial markets; and

•	was not known, or suspected, by the issuer trustee to be an associate of any other persons covered by this paragraph.

The public offer test will not be satisfied in relation to the issue of a note if, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the note was being, or would later be, acquired directly or indirectly by an associate of the issuer trustee (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the note or a clearing house, custodian, funds manager or responsible entity of a registered scheme) and the associate of the issuer trustee is either:

•	a non-resident and the note is not acquired in carrying on a business at or through a permanent establishment in Australia; or

•	an Australian resident and the note is acquired in carrying on business at or through a permanent establishment in a country outside Australia.

The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate of the issuer trustee and the associate is either:

•	a non-resident and the payment is not received in respect of a note that was acquired in carrying on business at or through a permanent establishment in Australia; or

•	an Australian resident and the payment was received in respect of a note that was acquired in carrying on business at or through a permanent establishment in a country outside Australia; and

the associate does not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

If, for any reason other than the noteholders holding the offered notes in connection with an Australian permanent establishment, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty entitled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia (the "Treaty") and the protocol amending the Treaty would need to be considered. The Treaty and the protocol provide generally that interest which has its source in Australia, and to which a United States resident, as defined in the Treaty and who is entitled to that benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. As Australian interest withholding tax does not exceed this rate, the treaty would generally not operate to limit the amount of withholding tax in these circumstances.

However, we note that under the protocol, interest derived by a resident of the United States, which is a government body (including a body exercising governmental functions), a bank performing central banking functions or a financial institution unrelated to and dealing wholly independently with the payer may not be subject to tax in Australia.

Where an offered noteholder who is a resident of a country other than the United States derives interest income not exempt from withholding tax, the application of the relevant Double Tax Agreement, if any, between the country of residence and Australia would need to be considered.

Tax file numbers

There is a requirement under the 1936 Act that an issuer of securities such as the offered notes withhold an amount on account of tax at the highest marginal rate of tax (currently 46.5%) from payments of income on the securities in some circumstances. This requirement does not apply if the investor in the securities has quoted or is taken to have quoted an Australian tax file number ("TFN") to the issuer of the security.

In the case of a non-resident deriving interest income on the offered notes (other than at or through a permanent establishment in Australia), the non-resident will not be subject to these rules if:

•	section 128FA of the 1936 Act applies to exempt the payment of interest from withholding tax; or

•	section 128FA of the 1936 Act does not apply and the issuer trustee is required to withhold an amount of tax under the interest withholding tax provisions.

In the case of a non-resident deriving interest income on the offered notes at or through a permanent establishment in Australia, the requirement to withhold tax at the rate of 46.5% will apply unless the non-resident quotes a TFN or is able to rely on a relevant exemption from quoting a TFN.

Profit on Sale

Income tax

Under existing Australian law, non-resident holders of offered notes who are United States residents entitled to the benefits of the Treaty will not be subject to Australian income tax (other than withholding tax in some circumstances) on "business profits" derived from the sale or disposal of the offered notes unless the gain on the disposal of such notes is attributable to a permanent establishment of the offered noteholder in Australia.

To the extent that an offered noteholder who is a United States resident derives income to which the "business profits" article of the Treaty does not apply and to which no other article applies, then that income will only be subject to tax in Australia if it has an Australian source.

The source of any profit on the disposal of the offered notes will depend on the factual circumstances of the actual disposal. Where these notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and any payment is made outside Australia and the seller and the purchaser are non-residents of Australia and do not have a business carried on at or through a permanent establishment in Australia, the profit should not have an Australian source.

Similar consequences would arise to offered noteholders who are residents of countries with which Australia has concluded a comprehensive Double Tax Agreement.

An offered noteholder who is not a resident of a country with which Australia has concluded a comprehensive Double Tax Agreement will only be subject to income tax (other than withholding tax) on income which is sourced in Australia.

Withholding tax

There are specific withholding tax rules that can apply in some circumstances to treat a portion of the sale price of notes as interest for withholding tax purposes. If an amount is deemed to be interest under these provisions, this interest is not currently covered by the exemption in section 128FA of the 1936 Act. These rules would apply to deem part of the sale proceeds to be interest if the offered notes are sold to an Australian resident in connection with a "washing arrangement" as described above. If the exemption from withholding tax is available it is unlikely that a sale of an offered note by an offered noteholder would be in connection with a washing arrangement.

Tax Liability of the Issuer Trustee

General

Under Australian income tax law, the beneficiary of a trust estate (and not the trustee) is subject to tax on the income of the trust that is determined for tax law purposes ("taxable income") in the same proportion to which they are presently entitled to the amount of income of the trust that is determined for trust law purposes ("trust law income"). If there is an amount of trust law income of the fund in a year and the income unitholder of the fund is presently entitled to that income (as the terms of the master trust deed contemplate), the issuer trustee will not pay Australian income tax on any taxable income of the fund in that year. Instead, the income unitholder of the fund will pay tax on this amount.

The issuer trustee, however, may have a liability to pay goods and services tax ("GST").

Goods and Services Tax

General

If an entity, such as the issuer trustee, makes a taxable supply it will have to pay GST equal to (generally) one-eleventh of the consideration (inclusive of GST) received for the supply. However, GST is not payable if an entity makes a GST-free supply or an input taxed supply. GST-free supplies include supplies that are for consumption outside Australia. Input taxed supplies include most financial supplies. GST-free characterization prevails over input taxed characterization in the event of overlap.

An entity may also incur a GST liability in respect of the acquisition (rather than supply) of services from outside Australia where the supply to the entity is not "connected with Australia" and is not wholly for a "creditable purpose" (the "reverse charge" provisions).

To the extent that the supplies made by an entity are taxable supplies or GST-free supplies the entity can obtain a credit for the GST component of the cost of goods and services acquired to make those supplies.

To the extent that the supplies made by an entity are "input taxed", the entity may not be entitled to a full credit (or in some circumstances, any credit) for the GST component of the cost of goods and services acquired to make those supplies.

Application to offered noteholders

On the basis of the current GST legislation, a disposal of an offered note or receipt of interest by a holder of such offered note will not give rise to a GST liability to the noteholder.

Application to the issuer trustee

The issue of the offered notes, the issue of the other classes of notes and the provision of credit under the mortgages will not be taxable supplies by the issuer trustee. The supply of the notes will, in general, be an input taxed supply. The issue of the offered notes may be a GST-free supply. As such, the issuer trustee should not incur a GST liability on these supplies. However, some of the acquisitions made by the issuer trustee may give rise to a GST liability under the reverse charge provisions.

Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies. If a supply is taxable, the supplier has the primary obligation to account for GST in respect of that supply and must rely on a contractual provision to recoup that GST from the issuer trustee. Various fees paid by the issuer trustee, including the manager's fee, the issuer trustee's fee and the security trustee's fee will be in consideration of a taxable supply and will be increased to take into account the supplier's GST liability.

GST may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, we understand that it is a condition of the loan contracts associated with the mortgages held by the fund that the borrower must maintain full replacement value property insurance at all times during the loan term.

In respect of certain specified costs and expenses, the issuer trustee may be entitled to a partial credit for the GST component of those costs and expenses (including any GST liability arising under the reverse charge provisions) to the extent those costs are incurred in making financial supplies. The issuer trustee would be entitled to a full credit for the GST component of its costs and expenses to the extent those costs are incurred in making GST-free supplies. If the issuer trustee is not entitled to a full credit for the increase in any costs and expenses that is attributable to GST, the overall fund expenses will increase, resulting in a decrease in the funds available to the fund to pay noteholders.

Supplies of other person's property made by the issuer trustee to third parties in satisfaction of debts (e.g., if it exercised its power of sale in respect of a property) are taxable supplies if, had the debtor made the supply, the supply would have been a taxable supply. The issuer trustee will have to account for GST out of the sale proceeds. The issuer trustee may or may not be able to increase the sale price to cover this liability. If a sale price cannot be increased to recover GST the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan.

In many circumstances, the supply of residential premises to be used predominantly for residential accommodation will not be a taxable supply and will not give rise to a GST liability to the issuer trustee. However, a GST liability may arise in respect of the supply of premises that are commercial residential premises (e.g., a hostel or boarding house) or new residential premises (e.g., if the issuer trustee is making the first supply of the premises, or the first supply after substantial renovation or demolition and replacement).

Any GST liability accruing to the issuer trustee when enforcing the housing loans will decrease the funds available to the fund to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of GST arising in the circumstances described above will depend on the terms of the relevant policy.

Tax Reform Proposals

While it had been proposed by the Australian Government several years ago that certain trusts would be taxed as if they were companies (i.e., the trustee, rather than the beneficiary, would be subject to tax on the taxable income of the trust), this proposal has since been abandoned subject to a qualification that the Government may re-visit the reform of the taxation of trusts in certain circumstances. Although the form of any future changes in law has not been decided, it would seem that the fund does not fall within the class of trust with which the Government is mainly concerned.

Legislation has been introduced which provides for withholding obligations on certain payments that are made to foreign residents or received on behalf of foreign residents. The type of payments affected can be prescribed by regulation but, to date, the categories of payments prescribed do not include the types of payments to be made by the issuer trustee, which are already subject to the existing withholding rules. Since these obligations are expected to apply only to amounts outside the existing withholding taxes where non-residents are currently subject to Australian taxation, they should not adversely impact the payments made in relation to the transaction.

Consolidation

The fund will not qualify as a wholly owned subsidiary of a head company provided that all of the beneficial interests in the fund will not be owned, directly or indirectly, by a single holding company. Accordingly, the fund cannot be a member of a consolidated group for the purposes of the consolidation rules.

Other Taxes

No stamp duty, issue, registration or similar taxes are payable in Australia in connection with the issue of the offered notes. Furthermore, a transfer of, or agreement to transfer, offered notes executed outside of Australia will not be subject to Australian stamp duty.

Enforcement of Foreign Judgments in Australia

Each of MEPM and Perpetual Limited is an Australian company incorporated with limited liability under the Corporations Act 2001 (Cth). The issuer trustee and MEPM have been advised by Corrs Chambers Westgarth that there is doubt as to whether the courts of Australia would recognize the jurisdiction of the U.S. courts in respect of judgments obtained in those courts in actions against the issuer trustee or MEPM or such directors, officers and employees, and as to whether Australian courts would enforce judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws. The issuer trustee and MEPM have also been advised that there is doubt as to whether Australian courts would admit original actions brought under the U.S. securities laws. In addition, certain remedies available under the U.S. federal or state laws may not be admitted or enforced by Australian courts on the basis of being contrary to Australian public policy. However, MEPM has been advised by Corrs Chambers Westgarth (and using terms as understood under Australian law) that, under the current Australian law, an unsatisfied monetary judgment obtained against MEPM from any state court of the state of New York or any federal court in the U.S. located in the Southern District of New York (the "New York Court") for a breach of an obligation under the transaction documents (the "New York Judgment"), may, subject to compliance with the rules and procedures of the relevant Commonwealth or state court in Australia (the "Australian Court"), be the subject of an action pursuant to the Australian common law against MEPM for the purposes of enabling a corresponding judgment to be obtained and enforced in an Australian Court (the "Corresponding Australian Judgment"). However, the New York Judgment may not be recognized, and the Australian action to obtain the Corresponding Australian Judgment may be the subject of a temporary or permanent stay, if the New York Judgment is, among other things (as interpreted or applied by an Australian Court):

•	not for a fixed or readily ascertainable sum;

•	in respect of taxes or any revenue law (including for any fiscal penalty) or a fine or other penalty;

•	obtained:

•	by fraud;

•	contrary to notions of natural justice or public policy under the laws of Australia;

•
without limiting the bullet point immediately above, in circumstances where MEPM did not receive notice of the proceedings in sufficient time to enable it to defend the proceedings before the New York Court;

•	in circumstances where the New York Court's jurisdiction is not recognized under the Australian rules of private international law;

•	in circumstances where the New York Court lacked jurisdiction according to the applicable law in the United States;

•	not clear in respect of the identity of the parties to which it applies;

•	in favor of a person other than the applicant for enforcement or recognition;

•	not final and conclusive (for example, it is subject to a dismissal, reversal, setting aside or stay of execution);

•	in respect of a cause of action or issues previously adjudicated upon; or

•	of a nature or type which the Australian Court refuses to enforce as a matter of public policy under the laws of Australia.

Recognition and enforcement of the New York Judgment may also be the subject of a temporary stay in certain circumstances additional to those described above.

On the hearing of an action to enforce the New York Judgment in Australia, the Australian Court will not re-examine the New York Judgment on its merits, although:

•
if there is a defense (or, arguably material evidence) not available before the New York Court or (arguably) if the judgment was based on a clear or perverse mistake as to the facts or application of Australian law, these factors may be permitted to be raised in defense of enforcement; and

•
the defendant may be permitted to raise in those or separate proceedings any counterclaim which it might have raised had the action originally been brought before the Australian Courts unless the subject of the counterclaim was in issue and was decided or stayed by the New York Court.

MEPM expressly submits to the jurisdiction of New York state and United States federal courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. MEPM has appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

All of the directors and executive officers of MEPM and certain experts named in this prospectus reside outside the United States, in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. MEPM has been advised by Corrs Chambers Westgarth that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

Exchange Controls and Limitations

The prospectus supplement for a series will specify any Australian foreign exchange controls and limitations that apply to payments by an Australian resident.

ERISA Considerations

Subject to the considerations discussed in this section and in the prospectus supplement for a series, the offered notes are eligible for purchase by employee benefit plans.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans that are subject to ERISA, as well as individual retirement accounts, Keogh Plans and certain other plans subject to Section 4975 of the Code, and entities that hold plan assets of such employee benefit plans, plans or accounts (each, a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

Some transactions involving the fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased offered notes if assets of the fund were deemed to be assets of the Benefit Plan. Under ERISA and regulations issued by the United States Department of Labor, the assets of the fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if a Benefit Plan acquires an "equity interest" in the fund and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The offered notes are expected to be treated as indebtedness under local law. Accordingly, if the notes are not deemed to have any "substantial equity features," purchases of the offered notes with assets of a Benefit Plan should not be treated as equity investments and, therefore, the assets of the fund should not be deemed to be assets of the investing Benefit Plans. In this regard there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described under the caption "Description of Offered Notes—Application of Realized Losses" would constitute a "substantial equity feature". The regulation, however, does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features that are incidental to the instrument's primary fixed obligation. Therefore, while there can be no assurances in this regard, it appears, at the time of their issuance, that the offered notes should be treated as debt without substantial equity features for purposes of the regulation and that the offered notes should not constitute equity interests in the fund for purposes of the regulation. These conclusions are based, in part, upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt characterization of the offered notes could change (i.e., they could be treated as equity) after their issuance if, for instance, the fund incurs losses or there is a change in the ratings of the offered notes. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the offered notes are treated as a debt interest for purposes of the regulation, the acquisition or holding of the offered notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the fund, the issuer trustee, ME, MEPM, the Class A note trustee, any holder of 50% or more of any equity interests in the fund, any of the swap providers, the underwriters or the security trustee or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchaser and holding of offered notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire an offered note. Included among these exemptions are:

•	Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

•	Prohibited Transaction Class Exemption 95-60, regarding transactions effected by insurance company general accounts;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

•	Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

There can be no assurance that any of these, or any other exemption, will be available with respect to any transaction involving the offered notes. By your acquisition of an offered note, you shall be deemed to represent and warrant that either (x) you are not a Benefit Plan or any other plan that is subject to a law that is substantially similar to Title I of ERISA of Section 4975 of the Code or (y) your purchase, holding and disposition of the offered note will not result in a non-exempt prohibited transaction under ERISA, the Code or any substantially similar applicable law.

Benefit Plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other laws that are substantially similar to ERISA or the Code.

If you are a plan fiduciary considering the purchase of any of the offered notes, you should consult your tax and legal advisors regarding whether the assets of the fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. The non-offered notes are not eligible for purchase by Benefit Plans.

The prospectus supplement for a series may provide additional information regarding ERISA considerations for that series.

Incorporation of Certain Documents by Reference

The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that relates to any fund relating to the offered notes. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to a fund will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of offered notes include, as applicable, an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, certain material transaction documents and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 as may be required in connection with the related fund.

The depositor will provide or cause to be provided without charge to each person to whom this base prospectus and prospectus supplement is delivered in connection with the offering of one or more classes of the offered notes, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related offered notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to: ME Portfolio Management Limited, Level 16, 360 Collins Street, Melbourne, VIC 3000, Australia, telephone: + 613 9605 6000.

The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an internet web site, and if the depositor decides to provide information through such means, the applicable prospectus supplement accompanying this base prospectus will disclose the specific internet address where such information is posted.

Legal Investment Considerations

The offered notes will not constitute "mortgage related securities" for purposes of the U.S. Secondary Mortgage Market Enhancement Act of 1984, because the originators of the housing loans were not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the offered notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the offered notes as legal investments for you.

Available Information

The depositor and each issuing entity are subject to some of the information requirements of the Securities Exchange Act of 1934, and, accordingly, the depositor and each issuing entity will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity with the SEC pursuant to the Securities Exchange Act of 1934 can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The SEC file number of the depositor is 000-1186142. A separate SEC file number will be assigned for each issuing entity. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity with the SEC pursuant to the Securities Exchange Act of 1934 will also be posted to the internet website maintained by the depositor at http://www.[                                                                ] as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and base prospectus from the underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and base prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and base prospectus.

See "Description of the Offered Notes—Reports to Noteholders" in the prospectus supplement.

Ratings of the Notes

Unless specified otherwise in a prospectus supplement for a series, each class of notes of a series offered by this base prospectus and the corresponding prospectus supplement will be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the issuer trustee; and

•	identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

Plan of Distribution

The issuer trustee may sell the offered notes in any of three ways:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement for a series will set for the terms of the offering of that series of offered notes including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered notes and the proceeds to the issuer trustee from the sale;

•	any underwriting discounts and other items constituting underwriters' compensation; and

•	any discounts and commissions allowed or paid to dealers.

Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If any offered notes of any series are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the notes. The offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of offered notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any offered notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the offered notes if any are purchased.

The prospectus supplement for any series of offered notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee and dealers for the offered notes of that series.

The issuer trustee anticipates that the offered notes will be sold to institutional and retail investors. Purchasers of offered notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with re-offers and sales by them of offered notes. Offered noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

There is currently no secondary market for the offered notes. The issuer trustee does not intend to make a secondary market for the offered notes. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue.

Legal Matters

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon some legal matters with respect to the offered notes for Members Equity Bank Pty Limited and ME Portfolio Management Limited. Corrs Chambers Westgarth, Sydney, Australia, will pass upon some Australian legal matters and upon the material Australian tax matters, with respect to the offered notes for Members Equity Bank Pty Limited and ME Portfolio Management Limited.

Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the related underwriters and specific U.S. federal income tax matters.

Glossary

A$ Equivalent
means:

•  in relation to an amount denominated or to be denominated in US$, the amount converted to and denominated in A$ at the rate of exchange set forth in the US$ currency swap for the exchange of United States dollars for Australian dollars;

•  [in relation to an amount denominated or to be denominated in Euros, the amount converted to and denominated in A$ at the rate of exchange set forth in the Euro currency swap for the exchange of Euros for Australian dollars;] [and]

•  in relation to an amount denominated in A$, the amount of A$.

Agreed Procedures
means the practices and procedures relating to the origination, management and servicing of housing loans from to time agreed between MEPM and Perpetual Limited. Such Agreed Procedures may not be amended unless each rating agency has confirmed that it will not withdraw or downgrade any credit rating assigned by it to the notes as a result as such amendment.

Approved Mortgage Insurance Policy

means the mortgage insurance policy maintained by Perpetual Limited to cover certain losses incurred in connection with mortgages originated in accordance with the mortgage origination and management agreement.

Approved Solicitor	means a solicitor or other person approved to act for Perpetual Limited in relation to settling mortgages as contemplated by the mortgage origination and management agreement.

Approved Valuer	means a person approved to act for Perpetual Limited in valuing properties which are the subject of any mortgage.

Bank	means:

• for the purposes of the definition of Banking Day:

•  a corporation authorized under the Banking Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under any Act of the Parliament of an Australian jurisdiction to carry on the general business of banking;

•  [a person authorised under the Banking Act 1987 (UK) to carry on a deposit taking business;] or

•  a banking institution or trust company organised or doing business under the laws of the United States of America or any of its states; and

•  in any other case, a corporation authorized under the Banking Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian jurisdiction to carry on the general business of banking.

Banking Day
means any day, other than a Saturday, Sunday or public holiday on which Banks are open for business in [London,] New York, Sydney and Melbourne [and on which the Trans-European Automated Real-Time Gross-Settlement Express Transfer (TARGET) System or any successor to it is open (a "TARGET Settlement Day")].

Benefit Plan
means a pension, profit-sharing or other employee benefit plan that is subject to ERISA, as well as individual retirement accounts, Keogh Plans and other "plans" subject to Section 4975 of the Code, and entities that hold plan assets of such employee benefit plans, plans or accounts.

Collateral Security
means, in relation to a mortgage, each guarantee, indemnity or other mortgage, charge, caveat or other security interest executed in favor of Perpetual Limited or held by Perpetual Limited as further security for the money secured by that mortgage.

ERISA	means the U.S. Employee Retirement Income Security Act of 1974, as amended.

Expenses	in relation to a fund means all costs, charges, liabilities and expenses incurred by the issuer trustee or MEPM in the operation of the fund, including the following:

• any amounts payable or incurred by the issuer trustee or MEPM under any enhancement or hedge;

• any amounts (other than fees) payable by the issuer trustee or MEPM to a mortgage manager under its corresponding mortgage origination and management agreement;

•  any amounts payable under or incurred by the issuer trustee or MEPM under the purchase agreement or the security trust deed or otherwise in relation to the issue of the notes;

•  any fees and other amounts payable to the manager;

•  any fees and expenses payable to the auditor;

•  any fees and expenses charged from time to time by or in relation to a securities system or any stock exchange to the issuer trustee's account;

•  any costs of postage and printing of all checks, accounts, statements, notices, note registration confirmations and other documents required to be posted to the beneficiaries or noteholders of the fund;

•  any costs of any valuation of the fund or of any asset of the fund;

•  any expenses incurred in connection with the bank accounts of the issuer trustee in relation to the fund and bank fees (including but not limited to account keeping fees) and other bank or government charges (including but not limited to bank account debits tax) incurred in connection with the keeping of, or the transaction of business through, the internal accounts and bank accounts of the issuer trustee and their management;

•  any fees, charges and amounts which are paid or payable to any person appointed or engaged by the issuer trustee or MEPM to the extent that the fees, charges and amounts would be payable or reimbursable to the issuer trustee or MEPM under any other provision of this definition or under the master trust deed if the services performed by the person so appointed or engaged had been carried out directly by the issuer trustee or MEPM and to the extent that those fees, charges and amounts are reasonable in amount and properly incurred;

•  the amount of any indemnity from the fund claimed by the issuer trustee or MEPM;

•  reasonable in amount and properly incurred legal costs and disbursements incurred by MEPM and the issuer trustee in relation to settling and executing any transaction document and any subsequent consent, agreement, approval, waiver or amendment thereto or in relation to any matter of concern to MEPM or the issuer trustee in relation to a transaction document or the fund provided that the basis of incurring any such costs and disbursements by the issuer trustee has been approved in advance by MEPM;

•  any costs incurred by MEPM or the issuer trustee in, or in connection with, the retirement or removal of the issuer trustee or MEPM respectively under the master trust deed and the appointment of any person in substitution to the extent that those costs are reasonable in amount and properly incurred;

•  any fees and expenses under or in connection with any transaction document payable to DTC, the Class A note trustee, the paying agents, the Class A note registrar and any calculation agent (for which the issuer trustee is not personally liable under the transaction documents), any securities systems and any stock exchange;

•  any amount specified as an "Expense" in any transaction document; and

•  any other costs, charges, expenses, fees, liabilities, taxes (including stamp duties), imposts and other outgoings properly incurred by the issuer trustee or MEPM in exercising their respective powers, duties and obligations under the transaction document (other than the notes), provided that:

•  general overhead costs and expenses of the issuer trustee and MEPM (including, without limitation, rents and any amounts payable by the issuer trustee or MEPM (as applicable) to its employees in connection with their employment) incurred directly or indirectly in connection with the business of the issuer trustee or MEPM (as applicable) or in the exercise of its rights, powers and discretions or the performance of its duties and obligations in relation to the fund; and

•  any fees payable by MEPM under the management support deed, other than as contemplated in the sixteenth bullet point under the definition of Expenses, shall not constitute Expenses.

Extraordinary Resolution
means a resolution passed at a duly convened meeting of Voting Secured Creditors by a majority consisting of not less than 75% of the votes cast thereat or a resolution in writing by all Voting Secured Creditors.

Financial Default
means any failure by the issuer trustee:

•  to pay within 10 Banking Days of the due date:

•  the issuer trustee's fee;

•  any amount payable under any hedge or enhancement;

•  any amount of interest or principal due on the notes;

•  the manager's fee.

Insolvency Event	means with respect to any person (and, in the case of the issuer trustee, excluding in its personal capacity) the happening of the following events:

• an application or order is made for the bankruptcy, winding up or dissolution of the person other than a frivolous or vexatious application or an application which is not stayed within 21 days;

•  a resolution is passed, or steps are taken to pass a resolution, for the winding up or dissolution of the person, otherwise than for the purpose of an amalgamation or reconstruction while solvent on terms previously approved by the security trustee;

• the person is otherwise wound up or dissolved or made bankrupt;

•  a liquidator, provisional liquidator, official manager, administrator, receiver, receiver and manager, trustee in bankruptcy or any similar official is appointed to the person or any of the assets of the person, but in the case of a receiver or receiver and manager only, in respect of the assets of the fund, or any steps are taken for any such appointment and such appointment is not revoked within 21 days;

• the person suspends payment of its debts generally;

• the person is, or becomes unable to pay its debts when they are due or is, or becomes, unable to pay its debts within the meaning of the Corporations Act 2001 (Cth);

• the person enters into, or resolves to enter into, any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them;

• the person ceases or threatens to cease, to carry on business;

• a notice under section 601AB(3) of the Corporations Act 2001 (Cth) is given to, or in respect of, the person;

• the person is, or becomes, or under the Corporations Act 2001 (Cth) is presumed to be, insolvent;

• the person takes any steps to obtain, or is granted protection from its creditors or any class of them, under applicable legislation;

• anything analogous or having substantially similar effect, to any of the above occurs under or in respect of any existing or future law.

Invested Amount	means at any time in relation to a note, an amount equal to • the initial Outstanding Principal Balance of the note; minus • all repayments of principal made in relation to the note.

Issuer Trustee's Default
means the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the fund and the issuer trustee fails or neglects after 10 days' notice from MEPM to remedy that breach.

Manager's Default
means MEPM or any replacement manager breaches any obligation or duty imposed on such manager under the master trust deed, any other transaction document or any other deed, agreement or arrangement entered into by such manager under the master trust deed in relation to the fund or any representation given by such manager in any transaction document in relation to the fund is or becomes not true, and the breach is not remedied within 30 days' notice being given by the issuer trustee to such manager.

Material Adverse Effect	means a material adverse effect on the ability of the Class A note trustee to perform its obligations under the note trust deed.

Mortgage Document
means in relation to a mortgage:

•  that mortgage;

•  each Secured Agreement relating to that mortgage;

•  each Collateral Security relating to that mortgage;

•  each Property Insurance relating to that mortgage;

•  each enhancement, to the extent it relates to that mortgage;

•  each hedge, to the extent it relates to that mortgage;

•  each mortgage insurance policy; and

•  any other document or agreement which is agreed between Perpetual Limited and/or MEPM and ME to be a Mortgage Document for the purposes of the mortgage origination and management agreement.

Noteholder Secured Creditors
means:

•  the Class A note trustee, acting on behalf of the holders of Class A notes (other than any A$ denominated Class A notes);

•  the holders of any A$ denominated Class A notes; and

•  the Class B noteholders.

Outstanding Principal Balance
•  means at any time in relation to a note an amount equal to:

•  the initial Outstanding Principal Balance of the note; minus

•  all repayments of principal made in relation to that note; minus

•  the Carry Over Class A Charge Offs or the Carry Over Class B Charge Offs (each as defined in the prospectus supplement for a series), if any and as the case requires, for the note; plus

•  amounts applied or available to be applied under the Monthly Interest Collections Waterfall or the Quarterly Interest Collections Waterfall (each as defined in the prospectus supplement for a series) to reinstate those Carry Over Class A Charge Offs or the Carry Over Class B Charge Offs, if any and as the case requires, for the note,

•  means at any time in relation to a housing loan, the then outstanding principal under the housing loan which includes any redraws or top-up loans made prior to the time of such determination.

Property Insurance	means, in relation to a mortgage, all insurance policies which a mortgagor maintains, or is required to maintain under that mortgage.

Secured Agreement	means, in relation to a mortgage, any document or agreement under which any money secured by that mortgage is or may become outstanding.

Secured Creditor	see page [ ].

Secured Moneys
means, all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Secured Creditor for any reason whatever under or in connection with a transaction document.

Solicitor's Certificate
means, in relation to a mortgage, a certificate from an Approved Solicitor addressed to Perpetual Limited and MEPM as to certain matters relating to the origination of that mortgage and the property which is the subject of the mortgage.

Suspended Moneys	see page [ ].

Termination Date
in relation to the fund means the earliest of the following dates in relation to the fund:

•  the date upon which the fund terminates by operation or statute or by the application of general principles of law;

•  the Banking Day immediately following the date upon which the issuer trustee pays in full all moneys due or which may become due, whether contingently or otherwise, to the noteholders in respect of the notes and the issuer trustee and MEPM agree that no further notes are proposed to be issued by the issuer trustee in relation to the fund; or

• if a Financial Default occurs before the notes are paid in full, the date appointed by the Noteholder Secured Creditors as the Termination Date pursuant to the master trust deed.

UCCC	means the Consumer Credit (Queensland) Code and the equivalent legislation in each other state and territory in Australia.

Unpaid Balance
means at any time an amount equal to:

•  the aggregate initial Outstanding Principal Balance of the housing loans; minus

•  all repayments of principal in respect of such housing loans which have not been redrawn.

U.S.	means United States of America.

Valuation	means, in relation to a mortgage, a valuation of the property which is the subject of that mortgage, prepared by an Approved Valuer.

Voting Secured Creditors
means:

•  with respect to enforcement of the security trust deed, for so long as the Secured Moneys of the Noteholder Secured Creditors are 75% or more of the total Secured Moneys calculated and expressed in the A$ Equivalent, the Noteholder Secured Creditors alone;

•  at any other time:

•  the Class A note trustee, or, if the Class A note trustee fails to act on behalf of the holders of Class A notes (other than any A$ denominated Class A notes) within a reasonable time and such failure is continuing, the holders of Class A notes (other than any A$ denominated Class A notes) to the extent permitted by Australian law; and

•  each other Secured Creditor (other than the holders of any U.S. dollar-denominated and Euro-denominated Class A notes), including the holders of any A$ denominated Class A notes.

(THIS PAGE INTENTIONALLY LEFT BLANK.)

(THIS PAGE INTENTIONALLY LEFT BLANK.)

SMHL GLOBAL FUND [       ]-[   ]

Dealer Prospectus Delivery Obligations

Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee	US	$184,200.00
Printing and Engraving		$150,000.00
Legal Fees and Expenses		$1,220,000.00
Trustee Fees and Expenses		$168,000.00
Rating Agency Fees		$1,020,000.00
Accounting Fees and Expenses		$173,000.00
Miscellaneous		$60,000.00
Total		$2,975,200.00

*	All amounts, except the SEC Registration Fee, are estimates of expenses incurred in connection with the issuance and distribution of the notes.

Item 15.  Indemnification of Directors and Officers.

Pursuant to Part 31 of the Articles of Association of the registrant: every officer (including each director), Auditor or agent of the Registrant shall be indemnified out of the property of the Registrant against any liabilities incurred by that person as an officer, Auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or in connection with any application in relation to any such proceedings in which relief is granted under the Corporations Act 2001 (Cth) to that person by the Court. However, the right of indemnity against the Registrant may, in certain circumstances, be limited by the Corporations Act 2001 (Cth).

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*
3.1	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-127004).
3.2	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-127004).
4.1.1	Master Trust Deed (incorporated by reference to Exhibit 4.1.1 to Registration Statement No. 333-127004).
4.1.2	Amending and Restating Deed to the Master Trust Deed (incorporated by reference to Exhibit 4.1.2 to Registration Statement No. 333-127004).
4.1.3	Supplemental Deed to the Master Trust Deed.*
4.2	Form of Notice of Creation of a Securitization Fund.*
4.3	Form of Supplementary Bond Terms Notice - Class A Notes and Class B Notes.*
4.4	Form of Supplementary Bond Terms Notice - Liquidity Notes.*

4.5	Form of Security Trust Deed.*
4.5.1	Form of Nomination Notice - Security Trust Deed.*
4.6	Form of Note Trust Deed.*
4.7	Form of Securitization Fund Bond Issue Direction.*
5.1	Opinion of Corrs Chambers Westgarth as to legality of the Notes.*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.*
8.2	Opinion of Corrs Chambers Westgarth as to certain tax matters.*
10.1	Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-127004).
10.2	Deed of Novation of the Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.2 to Registration Statement No. 333-127004).
10.3	Deed of Amendment of the Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.3 to Registration Statement No. 333-127004).
10.4
Amending Deeds of the Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.4 to Registration Statement No. 333-117983 and Exhibit 10.4 to Registration Statement No. 333-127004).

10.5	Amending Deeds of the Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.5 to Registration Statement No. 333-134196).
10.6	Amending Deeds of the Mortgage Origination and Management Agreement.*
10.6.1	Form of Nomination Notice - SMHL Mortgage Origination and Management Agreement.*
10.7	Standby Servicing Agreement (incorporated by reference to Exhibit 10.6 to Registration Statement No. 333-134196).
10.8	Form of Fixed-Floating Interest Rate Swap Agreement.*
10.9	Management Support Deed (incorporated by reference to Exhibit 10.6 to Registration Statement No. 333-127004).
10.9.1	Amending Deed to the Management Support Deed (incorporated by reference to Exhibit 10.6.1 to Registration Statement No. 333-127004).
10.10	Form of Payment Funding Facility.*
10.11	Form of Cross Currency Swap Agreement.*
10.12	Form of Redraw Funding Facility Agreement.*
10.13	Form of Top-up Funding Facility Agreement.*
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereof).*
23.2	Consent of Corrs Chambers Westgarth (included in Exhibits 5.1, 8.2 and 99.1 hereof).*
24.1	Power of Attorney (included on signature pages of the Registration Statement).*
25.1	Statement of Eligibility of Note Trustee.*
99.1	Opinion of Corrs Chambers Westgarth as to Enforceability of U.S. Judgments under Australian Law.*

*  Filed with the initial filing of this Registration Statement.

Item 17.  Undertakings.

(a) Undertakings pursuant to Rule 415:

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that:

(A)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

(B)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Undertaking in respect of incorporation by reference of subsequent Exchange Act documents:

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking in respect of indemnification:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Undertakings pursuant to Rule 430A:

The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Undertaking pursuant to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f) Undertaking in respect of incorporation by reference of subsequent Exchange Act documents by third parties:

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Undertaking in respect of information provided through an Internet web site:

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement I.B.5 of Form S-3 will be met by the time of the sale of securities hereunder, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on the 17th day of April, 2007.

ME PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Nicholas Vamvakas
Name: Nicholas Vamvakas
Title: Head of Financial Markets

By:	/s/ Paul Garvey
Name: Paul Garvey
Title: Manager - Capital Markets

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons acting in the following capacities for ME Portfolio Management Limited and on the dates indicated.

Signature	Title	Date

* Anthony Stewart Wamsteker	Chief Executive Officer, Director (principal executive officer)	April 17, 2007

* Chris J. Weaver	Chief Financial Officer (principal financial and accounting officer)	April 17, 2007

* Brian John Pollock	Director	April 17, 2007

* Anna Christina Booth	Director	April 17, 2007

* Garry Arthur Weaven	Director	April 17, 2007

Each of the undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to the Registration Statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

By: /s/ Nicholas Vamvakas

Name: Nicholas Vamvakas
Title: Attorney-in-fact

By: /s/ Paul Garvey

Name: Paul Garvey
Title: Attorney-in-fact

SIGNATURE OF AGENT FOR SERVICE OF PROCESS

Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to this Registration Statement and signs this Amendment No. 1 to the Registration Statement solely in such capacity.

CT CORPORATION SYSTEM

By:	/s/ Kathryn A. Widdoes Name: Kathryn A. Widdoes
Title: Assistant Secretary

Address: CT Corporation System 111 Eighth Avenue 13th Floor New York, New York 10011 Telephone: (212) 590-9100

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*
3.1	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-127004).
3.2	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-127004).
4.1.1	Master Trust Deed (incorporated by reference to Exhibit 4.1.1 to Registration Statement No. 333-127004).
4.1.2	Amending and Restating Deed to the Master Trust Deed (incorporated by reference to Exhibit 4.1.2 to Registration Statement No. 333-127004).
4.1.3	Supplemental Deed to the Master Trust Deed.*
4.2	Form of Notice of Creation of a Securitization Fund.*
4.3	Form of Supplementary Bond Terms Notice - Class A Notes and Class B Notes.*
4.4	Form of Supplementary Bond Terms Notice - Liquidity Notes.*
4.5	Form of Security Trust Deed.*
4.5.1	Form of Nomination Notice - Security Trust Deed.*
4.6	Form of Note Trust Deed.*
4.7	Form of Securitization Fund Bond Issue Direction.*
5.1	Opinion of Corrs Chambers Westgarth as to legality of the Notes.*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.*
8.2	Opinion of Corrs Chambers Westgarth as to certain tax matters.*
10.1	Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-127004).
10.2	Deed of Novation of the Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.2 to Registration Statement No. 333-127004).
10.3	Deed of Amendment of the Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.3 to Registration Statement No. 333-127004).
10.4
Amending Deeds of the Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.4 to Registration Statement No. 333-117983 and Exhibit 10.4 to Registration Statement No. 333-127004).

10.5	Amending Deeds of the Mortgage Origination and Management Agreement (incorporated by reference to Exhibit 10.5 to Registration Statement No. 333-134196).
10.6	Amending Deeds of the Mortgage Origination and Management Agreement.*
10.6.1	Form of Nomination Notice - SMHL Mortgage Origination and Management Agreement.*
10.7	Standby Servicing Agreement (incorporated by reference to Exhibit 10.6 to Registration Statement No. 333-134196).
10.8	Form of Fixed-Floating Interest Rate Swap Agreement.*
10.9	Management Support Deed (incorporated by reference to Exhibit 10.6 to Registration Statement No. 333-127004).
10.9.1	Amending Deed to the Management Support Deed (incorporated by reference to Exhibit 10.6.1 to Registration Statement No. 333-127004).
10.10	Form of Payment Funding Facility.*
10.11	Form of Cross Currency Swap Agreement.*

10.12	Form of Redraw Funding Facility Agreement.*
10.13	Form of Top-up Funding Facility Agreement.*
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereof).*
23.2	Consent of Corrs Chambers Westgarth (included in Exhibits 5.1, 8.2 and 99.1 hereof).*
24.1	Power of Attorney (included on signature pages of the Registration Statement).*
25.1	Statement of Eligibility of Note Trustee.*
99.1	Opinion of Corrs Chambers Westgarth as to Enforceability of U.S. Judgments under Australian Law.*

*  Filed with the initial filing of this Registration Statement.